As filed with the Securities and Exchange Commission on April 9, 2009
Registration No. 333-152435

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________

DEEP DOWN, INC.
(Exact name of registrant as specified in its charter)

Nevada	3533	75-2263732
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number	(I.R.S. Employer Identification No.)

8827 W. Sam Houston Parkway N., Suite 100
Houston, Texas 77040
(Address of principal executive offices)

Ronald E. Smith, President
Deep Down, Inc.
8827 W. Sam Houston Parkway N., Suite 100
Houston, Texas 77040
(Name and address of agent for service)

(281) 517-5000
(Telephone number, including area code of agent for service)

Copy to:

Robert L. Sonfield, Jr., Esq.
Sonfield & Sonfield
770 South Post Oak Lane
Houston, Texas 77056
Telephone: (713) 877-8333
Facsimile: (713) 877-1547
Email: Robert@sonfield.com

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value	57,142,857 Shares	$0.135	$7,714,286	$303

(1)
Pursuant to Pursuant to Rule 415 of the Securities Act of 1933, as amended, or the  Securities Act, this registration statement also registers such additional  shares of common stock of the Registrant as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or other capital adjustments.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based upon the average of the high and low sale prices of the Company’s common stock as reported on the OTC Electronic Bulletin Board on April 8, 2009.

(3)	An amount in excess of registration fee has been previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance  with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed.  The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL___, 2009

PRELIMINARY PROSPECTUS
 57,142,857 Shares

Common Stock
The Selling Shareholders identified in this Prospectus from time to time are offering for sale 57,142,857 shares of our outstanding common stock.  These shares were issued to the Selling Shareholders pursuant to a private placement on June 5, 2008, and issued pursuant to an exemption provided by Rule 506 of the Securities Act of 1933, as amended. The term “Selling Shareholders” also covers persons to whom the original Selling Shareholders transfer their shares, including transferees, donees, pledgees, or other successors.

The methods of sale of the common stock offered by this Prospectus are described under the heading “Plan of Distribution” on page 72. We will receive none of the proceeds from the sale of any of the common stock to which this Prospectus relates. See “Use of Proceeds from the Offering” on page 20.

The prices at which the Selling Shareholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, at negotiated prices, or prices determined from time to time by the Selling Shareholders.  See “Plan of Distribution” on page 72.

Sales of our common stock are reported on the Over-The-Counter Bulletin Board under the symbol “DPDW.” On April 8, 2009, the last reported sale price of our common stock was $0.13 per share.

A current Prospectus must be in effect at the time of the sale of the shares of common stock discussed above. The Selling Shareholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

Each Selling Shareholder or dealer selling the common stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, as amended, Selling Shareholders may be deemed underwriters.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Investing in our common stock involves a high degree of risk.  You should carefully read and consider the “Risk Factors” beginning on page 10.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 9, 2009.

ABOUT THIS PROSPECTUS

This Prospectus is part of a Registration Statement on Form S-1 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration or continuous offering process. Under this shelf process, certain Selling Shareholders may from time to time sell the shares of common stock described in this Prospectus in one or more offerings.

You should rely only on the information contained or incorporated by reference in this Prospectus. Neither we nor the Selling Shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information appearing in this Prospectus is accurate only as of the date on the front cover of this Prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operation and prospects may have changed since these dates.

TABLE OF CONTENTS
Preliminary Prospectus	2
About This Prospectus	3
Preliminary Prospectus Summary	4
The Offering	5
Summary Historical and Unaudited Pro Forma Financial Information	7
Risk Factors	10
Special Note About Forward-Looking Statements	20
Use of Proceeds	20
Market For Common Equity and Related Stockholder Matters	21
Description of Capital Stock	23
Unaudited Pro Forma Financial Information	25
Selected Historical Financial Information	32
Management’s Discussion and Analysis of Financial Condition and Results of Operations	34
Description of Business	50
Description of Property	59
Patents, Trademarks and Copyrights	60
Directors, Executive Officers, Promoters and Control Persons	60
Security Ownership of Certain Beneficial Owners and Management	63
Executive Compensation	64
Certain Relationships and Related Transactions	67
Changes in and Disagreements With Accountants on Accounting and Financial Matters	67
Interest of Named Experts and Counsel	67
Legal Proceedings	67
Experts	68
Shares Available for Future Sale	68
Selling Shareholders	69
Plan of Distribution	72
Legal Matters	74
Where You Can Find More Information	74
Index to Financial Statements	F-1
PART II
Information Not Required in Prospectus	II-1
Item 13. Other Expenses of Issuance and Distribution	II-1
Item 14. Indemnification of Directors and Officers	II-1
Item 15. Recent Sales of Unregistered Securities	II-2
Item 16. Exhibits and Financial Statement Schedules	II-5
Item 17. Undertakings	II-7
SIGNATURES	II-9
EXHIBITS	II-10

PRELIMINARY PROSPECTUS SUMMARY

This summary highlights key aspects of our business that are described in more detail in our reports filed with the Securities and Exchange Commission.  This summary does not contain all of the information that you should consider before making a future investment decision with respect to our securities.  You should read this entire Prospectus carefully, including the “Risk Factors,” the combined audited financial statements and the notes thereto, and the documents incorporated by reference.

Unless the context indicates otherwise, all references in this registration statement to “Deep Down,” “the Company,” “we,” “us” and “our” refer to Deep Down, Inc. and its wholly-owned subsidiaries.

Our Company

Deep Down, Inc., a Nevada corporation (“Deep Down”), is the parent company to its wholly-owned subsidiaries: Deep Down, Inc., a Delaware corporation (“Deep Down Delaware”), ElectroWave USA, Inc., a Nevada corporation (“ElectroWave”), since its acquisition effective April 2, 2007, Mako Technologies, LLC, a Nevada limited liability company (“Mako”), since its acquisition effective December 1, 2007, Flotation Technologies, Inc., a Maine corporation (“Flotation”), since its acquisition effective May 1, 2008, and Deep Down International Holdings, LLC since its formation in February 2009.

We provide services to the offshore energy industry to support deepwater exploration, development and production of oil and gas and other maritime operations.  We are primarily a service company and produce custom engineered products that assist us in fulfilling service objectives for specific projects on a contractual basis.  We design and manufacture a broad line of deep water equipment, surface equipment and offshore rig equipment that are used by major integrated, large independent and foreign national oil and gas companies in offshore areas throughout the world.  We also manufacture monitoring and control systems used by offshore energy and other maritime operations.  Our products are often initially developed in direct response to customer requests for solutions to critical problems in the field.  We also serve the growing offshore petroleum and maritime industries with technical management and support services.  Set forth below is a more detailed description of important services and products we provide.

Our goal is to provide superior products and services designed to provide safer, more cost-effective solutions in a quicker timeframe for our clients.  We believe there is significant demand for, and brand name recognition of, our established products due to the technological capabilities, reliability, cost effectiveness, timely delivery and operational timesaving features of these products. Since our formation, we have introduced many new products that continue to broaden the market currently served by us.

We market our products and services primarily through our offices in Houston, Texas, Biddeford, Maine and Morgan City, Louisiana. Our sales representatives travel worldwide to the major international energy and maritime markets.  We generally manufacture and fabricate our products at our facilities, although we also work with third parties who provide manufacturing and fabrication support through their own facilities in the Houston, Texas metroplex.

All 57,142,857 shares of common stock offered herein were sold pursuant to a private offering of our common stock in June 2008 to thirty-five (35) accredited investors pursuant to an exemption from registration provided by Rule 506 of the Securities Act of 1933, as amended (the “Act”).

Company Information

Our executive offices are located at 8827 W. Sam Houston Parkway N., Suite 100, Houston, Texas 77040 and our telephone number is (281) 517-5000.  Our website address is located at http://www.deepdowncorp.com/.  The information on our website is not incorporated by reference and does not form any part of this Prospectus or the registration statement of which this Prospectus is a part.

Risks Affecting Us

We are subject to a number of risks that you should consider before you decide to purchase our common stock. Those risks are discussed more fully under the heading “Risk Factors” on page 10.

THE OFFERING

The table below summarizes our shares of common stock outstanding connected with and after this offering.

Common stock offered for resale to the public by the Selling Shareholders(1):	57,142,857 shares
Common stock outstanding after this offering (2):	179,700,630 shares
Use of proceeds from this offering:	We will not receive any proceeds from the resale of our common stock in this offering (see “Use of Proceeds” on page 20).
Over-The-Counter Bulletin Board Trading Symbol:	DPDW
Risk factors
See “Risk Factors” beginning on page 10 and the other information included in this Prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our common stock.

(1) All 57,142,857 shares of common stock offered herein were sold pursuant to a private offering of our common stock in June 2008 to thirty-five (35) accredited investors pursuant to an exemption from registration provided by Rule 506 of the Act.

(2) The number of shares of our common stock outstanding after this offering is based on the number of shares outstanding as of April 8, 2009 and excludes:

•	200,000 shares of our common stock issuable upon exercise of a warrant issued in connection with our acquisition of Flotation,

•	Shares of our common stock issuable upon the exercise of 438,812 other outstanding exercisable warrants, and

•	Common shares in an amount equal to 15% of the total number of shares outstanding reserved for issuance under our stock purchase plan.

Company History

Deep Down, Inc., ("Deep Down") or (the "Company") (OTCBB: DPDW), a publicly traded Nevada corporation, originated on December 14, 2006, through a reverse merger with MediQuip Holdings, Inc. (“MediQuip”), a publicly traded Nevada corporation.  Deep Down, Inc., the operating company, was originally a Delaware corporation founded in 1997, but had been acquired in a series of transactions on November 21, 2006, by Subsea Acquisition Corporation (“Subsea”).

On June 29, 2006, Subsea, a Texas corporation, was formed by three shareholders with the intent to acquire offshore energy service providers. On November 21, 2006, Subsea acquired all the common stock of Strategic Offshore Services Corporation (“SOS”), a Texas corporation, for 3,000 shares of Subsea’s Series F preferred stock and 1,000 shares of Series G preferred stock from two common shareholders (who were also shareholders of Subsea).  Since the entities were under common control, and SOS did not constitute a business, the Company was charged compensation expense to shareholders for the fair value of both series of preferred stock totaling $3.3 million.

Consistent with the provisions of SFAS 141 “Business Combinations,” the successor company’s financial statements contain the operating results of Subsea since its inception on June 29, 2006, plus the operating results of Deep Down, Inc. from November 21, 2006 (its acquisition date by Subsea). The predecessor company’s financial statements are presented in accordance with Rule 310(a) of Regulation S-B, and contain the operating results of Deep Down, Inc. from January 1, 2006 to November 20, 2006. Per Rule 405 of Regulation C, the term “predecessor” means a person the major portion of the business and assets of which another person acquired in a single succession, or in a series of related successions in each of which the acquiring person acquired the major portion of the business and assets of the acquired person.

Additionally, on November 21, 2006, Subsea acquired Deep Down, Inc., ("Deep Down Delaware") a Delaware corporation founded in 1997. Under the terms of this transaction, all of Deep Down Delaware’s shareholders transferred ownership of all of Deep Down Delaware’s common stock to Subsea in exchange for 5,000 shares of Subsea’s Series D preferred stock and 5,000 shares of Subsea’s Series E preferred stock resulting in Deep Down Delaware becoming a wholly-owned subsidiary of Subsea. On the same day, Subsea then merged with Deep Down Delaware, with the surviving company operating as Deep Down, Inc. This transaction was accounted for as a purchase, with Subsea being the accounting acquirer based on a change in voting control.

On December 14, 2006, after divesting its Westmeria Healthcare Limited subsidiary, MediQuip acquired all 9,999,999 outstanding shares of Deep Down Delaware's common stock and all 14,000 outstanding shares of Deep Down Delaware preferred stock in exchange for 75,000,000 shares of common stock and 14,000 shares of preferred stock of MediQuip.  The shares of preferred stock of MediQuip were issued with the same designations, rights and privileges as the Deep Down Delaware preferred stock existing immediately prior to such transaction.  As a result of the acquisition, the shareholders of Deep Down Delaware obtained ownership of a majority of the outstanding voting stock of MediQuip.  MediQuip changed its name to Deep Down, Inc. as part of the transaction, and Deep Down, Inc. continued as a Nevada corporation following consummation of the acquisition. The merger was accounted for as a reverse merger whereby Deep Down was the accounting acquirer resulting in a recapitalization of Deep Down’s equity.

On April 2, 2007, Deep Down acquired substantially all of the assets of ElectroWave USA, Inc., a Texas corporation for a total purchase price of $0.2 million. Deep Down formed a wholly-owned subsidiary, ElectroWave USA, Inc. ("ElectroWave") a Nevada corporation, to complete the acquisition.  Located in Channelview, Texas, ElectroWave offers design, assembly, installation and commissioning of electronic monitoring and control systems for the energy, military, and commercial business markets. This was not a "significant" acquisition; therefore, no pro forma results are included for this acquisition in this Prospectus.

Effective December 1, 2007, Deep Down acquired all of the common stock of Mako Technologies, Inc. ("Mako") for a total purchase price of $11.3 million including transaction fees forming a wholly-owned subsidiary to complete the transaction.  Located in Morgan City, Louisiana, Mako serves the offshore petroleum and marine industries with technical support services, and equipment vital to offshore petroleum production, through rentals of its remotely operated vehicles (“ROV”), topside and subsea equipment and support systems used in diving operations, maintenance and repair operations, offshore construction and environmental and marine surveys.

On June 5, 2008, Deep Down completed the acquisition of Flotation for a total purchase price of $23.9 million. Deep Down also purchased related technology from an entity affiliated with the selling shareholders. Deep Down effectively dated the acquisition for accounting purposes as of May 1, 2008 and consummated the closing on June 6, 2008. Flotation engineers, designs and manufactures deepwater buoyancy systems using high-strength FlotecTM syntactic foam and polyurethane elastomers from its facilities in Biddeford, Maine.

In February 2009, we formed Deep Down International Holdings, LLC, a Nevada limited liability company and wholly-owned subsidiary of the Company, for the purpose of holding securities for foreign companies organized or acquired by Deep Down. Deep Down International Holdings, LLC currently has no assets or operations.

Our current operations are the result of the acquisitions of Deep Down, ElectroWave, Mako and Flotation.  In addition to our strategy of continuing to grow and strengthen our operations, including by expanding our services and products in accordance with our customers’ demands, we intend to continue to seek strategic acquisitions of complementary service providers, product manufacturers and technologies that are focused primarily on supporting offshore deepwater exploration, development and production of oil and gas reserves and other maritime operations.

SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following tables present summary historical and unaudited pro forma financial information for Deep Down and its wholly-owned subsidiaries as of the dates and for the periods indicated. The historical consolidated successor financial data as of and for the years ended December 31, 2008 and 2007, and the period from inception, June 29, 2006, through December 31, 2006, and the predecessor financial data for the period from January 1, 2006 through November 20, 2006, are derived from our audited consolidated financial statements appearing elsewhere in this Prospectus.

The following summary unaudited pro forma financial data for the twelve months ended December 31, 2007 and 2006, respectively, gives effect to (1) our acquisition of Flotation, (2) the issuance of common stock to the sellers of Flotation in connection with such acquisition, and (3) the issuance of 600,000 incentive common stock purchase options to employees of Flotation. The historical results of Deep Down for the twelve months ended December 31, 2007 includes the acquisition of Mako on December 1, 2007 and one month of operating results. The summary unaudited pro forma financial data for the twelve months ended December 31, 2007 and 2006, respectively, gives effect to (1) the amortization of Mako intangibles, and (2) the interest expense generated by the debt issued to Prospect in order to finance the Mako acquisition.  For further information on the pro forma assumptions and data refer to pages 26-32 in this Prospectus.

The following summary unaudited pro forma financial data for the twelve months ended December 31, 2008 includes all these transactions in the historical results of Deep Down, including eight months of results for Flotation operations since its acquisition was effective May 1, 2008. Therefore, only the four months of Flotation operations ending April 30, 2008 and the related Flotation pro forma entries are included as pro forma assumptions. For further information on the pro forma assumptions and data refer to pages 26-32 in this Prospectus.

The summary unaudited pro forma financial information is based on our historical consolidated financial statements and the historical combined financial statements of Flotation and Mako as indicated. The pro forma adjustments are based on information and assumptions we believe are reasonable. The unaudited pro forma financial information is presented for informational purposes only and does not purport to represent what our results of operations or financial position would have been had the transactions reflected occurred on the dates indicated or to project our financial position as of any future date or our results of operations for any future period.

You should read the summary financial information presented below for the years ended December 31, 2008, 2007 and 2006, respectively, in connection with financial statements and footnotes, which are presented elsewhere in this Prospectus. This information is only a summary and should be read together with “Unaudited pro forma condensed combined financial statements”, “Management’s discussion and analysis of financial condition and results of operations,” our historical consolidated financial statements and the related notes contained elsewhere in this prospectus supplement and the other information contained in this Prospectus. For more details on how you can obtain our SEC reports incorporated by reference in this Prospectus, see “Where You Can Find More Information” in the accompanying Prospectus.

Selected Historical and Unaudited Pro Forma Consolidated Financial Data

	Historical				Pro forma (6)
	Predecessor	Successor	Successor	Successor
	Company	Company	Company	Company
	For the 324-Day
	Period from	Inception
	January 1, 2006 to	June 29, 2006 -	Year Ended	Year Ended	Year Ended December 31,	Year Ended December 31,	Year Ended December 31,
	November 20,	December 31,	December 31,	December 31,	2006	2007	2008
	2006 (1)	2006 (2)	2007 (3)	2008 (4)	(unaudited)	(unaudited)	(unaudited)
Results of operations data:
Revenues	$7,843,102	$978,047	$19,389,730	$35,769,705	$13,772,600	$38,294,120	$41,711,177
Cost of sales	4,589,699	565,700	13,306,086	21,686,033	6,678,326	23,722,283	25,691,212
Gross profit	3,253,403	412,347	6,083,644	14,083,672	7,094,274	14,571,837	16,019,965

Total operating expenses	2,255,254	3,627,788	4,425,800	15,575,519	8,882,822	10,238,501	16,846,114

Operating income (loss)	998,149	(3,215,441)	1,657,844	(1,491,847)	(1,788,548)	4,333,336	(826,149)

Total other income (expense)	(141,130)	(62,126)	(335,662)	(3,873,418)	(1,160,488)	(694,460)	(3,930,753)
Income (loss) from continuing operations	857,019	(3,277,567)	1,322,182	(5,365,265)	(2,949,036)	3,638,876	(4,756,902)

Income tax benefit (expense)	-	(22,250)	(369,673)	1,042,372	(169,203)	(1,296,768)	817,278
Net income (loss)	$857,019	$(3,299,817)	$952,509	$(4,322,893)	$(3,118,239)	$2,342,108	$(3,939,624)

Basic earnings (loss) per share		$(0.04)	$0.01	$(0.03)	$(0.02)	$0.02	$(0.02)
Weighted-average shares outstanding		76,701,569	73,917,190	142,906,616	144,935,755	142,133,381	168,682,522

Diluted earnings (loss) per share		$(0.04)	$0.01	$(0.03)	$(0.02)	$0.01	$(0.02)
Weighted-average shares outstanding		76,701,569	104,349,455	142,906,616	144,935,755	172,565,646	168,682,522

EBITDA (5)	$1,137,456	$(3,188,280)	$4,086,631	$398,514	$27,108	$9,571,283	$1,509,418

Cash flow data:
Cash provided by (used in):
Operating activities	$559,273	$(56,242)	$(3,006,136)	$(202,412)
Investing activities	(282,559)	101,497	(1,358,429)	(30,963,148)
Financing activities	(307,381)	(32,893)	6,558,323	31,454,804

Balance sheet data (at period end):
Cash and cash equivalents	$101,597	$12,462	$2,581,220	$2,631,319
Working capital	857,179	932,929	6,548,723	9,307,682
Total assets	2,993,656	10,129,563	36,051,689	63,696,043
Total liabilities	2,062,298	6,358,489	19,043,929	9,860,769
Total debt	1,201,241	1,168,348	11,693,995	2,101,387
Total temporary equity	-	7,070,791	4,419,244	-
Stockholders' equity (deficit)	931,358	(3,299,717)	12,588,516	53,835,274

See accompanying notes to unaudited pro forma combined condensed financial statements.

(1)
The predecessor company’s financial statements are presented in accordance with Rule 310(a) of Regulation S-B, and contain the operating results of Deep Down, Inc. (Delaware) from January 1, 2006 to November 20, 2006. Per Rule 405 of Regulation C, the term “predecessor” means a person the major portion of the business and assets of which another person acquired in a single succession, or in a series of related successions in each of which the acquiring person acquired the major portion of the business and assets of the acquired person.  See the full discussion of the Company’s history in the Management’s Discussion and Analysis section of this Prospectus on page 34.

(2)
Consistent with the provisions of SFAS 141 “Business Combinations,” the successor company’s financial statements contain the operating results of Subsea since its inception on June 29, 2006, plus the operating results of Deep Down, Inc. from November 21, 2006 (its acquisition date by Subsea).

(3)
Historical successor company results of operations for the year ended December 31, 2007 include the historical results of ElectroWave and Mako from the dates of their acquisitions in April 2007 and December 2007, respectively.

(4)
Historical successor company results of operations for the year ended December 31, 2008 include the results of ElectroWave and Mako for the full twelve months, and eight months of results of operations for Flotation since its acquisition was effective May 1, 2008.

(5)
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a non-GAAP financial measure. Deep Down uses EBITDA as an unaudited supplemental financial measure to assess the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis; its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate EBITDA in a similar manner; and the ability of Deep Down assets to generate cash sufficient for Deep Down to pay potential interest costs. Deep Down also understands that such data are used by investors to assess the Company's performance. However, the term EBITDA is not defined under generally accepted accounting principles and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with generally accepted accounting principles. When assessing Deep Down’s operating performance or liquidity, investors should not consider this data in isolation or as a substitute for net income, cash flow from operating activities, or other cash flow data calculated in accordance with generally accepted accounting principles.

The following is a reconciliation of net income (loss) to EBITDA:

	Historical				Pro forma (6)
	Predecessor	Successor	Successor	Successor
	Company	Company	Company	Company
	For the 324-Day
	Period from	Inception
	January 1, 2006 to	June 29, 2006 -	Year Ended	Year Ended	Year Ended December 31,	Year Ended December 31,	Year Ended December 31,
	November 20,	December 31,	December 31,	December 31,	2006	2007	2008
	2006 (1)	2006 (2)	2007 (3)	2008 (4)	(unaudited)	(unaudited)	(unaudited)
EBITDA Reconciliation:
Net income (loss)	$857,019	$(3,299,817)	$952,509	$(4,322,893)	$(3,118,239)	$2,342,108	$(3,939,624)
Tax expense (benefit)	-	22,250	369,673	(1,042,372)	169,203	1,296,768	(817,278)
Interest	141,130	62,126	2,337,485	3,400,673	1,225,035	3,480,742	3,458,008
Depreciation and amortization expense	139,307	27,161	426,964	2,363,106	1,751,109	2,451,665	2,808,312
EBITDA	$1,137,456	$(3,188,280)	$4,086,631	$398,514	$27,108	$9,571,283	$1,509,418

(6)
Pro forma results reflect the combined condensed results of Mako and Flotation assuming the respective purchases took place on January 1, 2006.  The pro forma results reflect only successor company consolidated financial information (for the year ended December 31, 2006 this means the period from inception June 29, 2006 to December 31, 2006). The predecessor financial information is not included. See the detailed unaudited pro forma statements included in the “Unaudited Pro Forma Financial Information” of this Prospectus beginning on page 25.

RISK FACTORS

If you purchase our common stock, you will be taking on a high degree of financial risk.  In deciding whether or not to purchase our common stock, you should carefully consider the following discussion of risks, together with the other information contained in this Prospectus.  The occurrence of any of the following risks could materially harm our business and financial condition and our ability to raise additional capital in the future.  In that event, the market price of our common stock could decline and you could lose part or all of your investment.

Risks Related to Our Business

We derive most of our revenues from companies in the offshore oil and gas industry, a historically cyclical industry with levels of activity that are significantly affected by the levels and volatility of oil and gas prices.

We derive most of our revenues from customers in the offshore oil and gas exploration, development and production industry.  The offshore oil and gas industry is a historically cyclical industry characterized by significant changes in the levels of exploration and development activities. Oil and gas prices, and market expectations of potential changes in those prices, significantly affect the levels of those activities.  Worldwide political, economic and military events have contributed to oil and gas price volatility and are likely to continue to do so in the future. Any prolonged reduction in the overall level of offshore oil and gas exploration and development activities, whether resulting from changes in oil and gas prices or otherwise, could materially and adversely affect our financial condition and results of operations in our segments within our offshore oil and gas business.

Some factors that have affected and are likely to continue affecting oil and gas prices and the level of demand for our services and products include the following:

●	worldwide demand for oil and gas;

●	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels and pricing;

●	the level of production by non-OPEC countries;

●	domestic and foreign tax policy;

●	laws and governmental regulations that restrict exploration and development of oil and gas in various offshore jurisdictions;

●	advances in exploration and development technology;

●	the political environment of oil-producing regions;

●	the price and availability of alternative fuels; and

●	overall economic conditions.

Our business involves numerous operating hazards that may not be covered by insurance. The occurrence of an event not fully covered by insurance could have a material adverse effect on our financial condition and results of operations.

Our products are used in potentially hazardous drilling, completion and production applications that can cause personal injury, product liability and environmental claims. A catastrophic occurrence at a location where our equipment and/or services are used may expose us to substantial liability for personal injury, wrongful death, product liability or commercial claims. To the extent available, we maintain insurance coverage that we believe is customary in the industry. Such insurance does not, however, provide coverage for all liabilities, and we cannot assure you that our insurance coverage will be adequate to cover claims that may arise or that we will be able to maintain adequate insurance at rates we consider reasonable. The occurrence of an event not fully covered by insurance could have a material adverse effect on our financial condition and results of operations.

We may lose money on fixed-price contracts.

A portion of our business consists of designing, manufacturing, selling and installing equipment for major projects pursuant to competitive bids, and is performed on a fixed-price basis. Under these contracts, we are typically responsible for all cost overruns, other than the amount of any cost overruns resulting from requested changes in order specifications. Our actual costs and any gross profit realized on these fixed-price contracts will often vary from the estimated amounts on which these contracts were originally based.  This may occur for various reasons, including:

●	errors in estimates or bidding;

●	changes in availability and cost of labor and materials; or

●	variations in productivity from our original estimates.

These variations and the risks inherent in our projects may result in reduced profitability or losses on projects. Depending on the size of a project, variations from estimated contract performance could have a significant impact on our operating results.

Our business could be adversely affected if we do not develop new products.

Technology is an important component of our business and growth strategy, and our success as a company depends to a significant extent on the development and implementation of new product designs and improvements. Whether we can continue to develop systems and services and related technologies to meet evolving industry requirements and, if so, at prices acceptable to our customers will be significant factors in determining our ability to compete in the industry in which we operate. Many of our competitors are large multinational companies that may have significantly greater financial resources than we have, and they may be able to devote greater resources to research and development of new systems, services and technologies than we are able to do.

Loss of our key management or other personnel could adversely impact our business.

We depend on the services of our executive management team, including Ronald E. Smith, Robert E. Chamberlain, Jr. and Eugene L. Butler. The loss of any of these officers could have a material adverse effect on our operations and financial condition. In addition, competition for skilled machinists, fabricators and technical personnel among companies that rely heavily on engineering and technology is intense, and the loss of qualified employees or an inability to attract, retain and motivate additional highly skilled employees required for the operation and expansion of our business could hinder our ability to conduct research activities successfully and develop and produce marketable products and services. While we believe that our wage rates are competitive and that our relationship with our skilled labor force is good, a significant increase in the wages paid by competing employers could result in a reduction of our skilled labor force, increases in the wage rates paid by us, or both. If either of these events were to occur, in the near-term, the profits realized by us from work in progress would be reduced and, in the long-term, our production capacity and profitability could be diminished, and our growth potential could be impaired.   Additionally, if we were to lose the services of our officers for any reason, we could face substantial costs and expenses to locate individuals with similar capabilities and/or may not be able to find suitable candidates to fill the vacancies left by such individuals, either of which could have a material adverse effect on our results of operations.

We may not be successful in integrating business that we acquire.

The successful integration of acquired businesses is important to our future financial performance.  We may not achieve the anticipated benefits from any acquisition unless the operations of the acquired business are successfully combined with ours in a timely manner. The integration of our acquisitions will require substantial attention from our management.  The diversion of the attention of our management, and any difficulties encountered in the transition process, could have a material adverse effect on our operations and financial results.  The difficulties of integration may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures.  There can be no assurance that there will not be substantial costs associated with such activities or that there will not be other material adverse effects of these integration efforts. In addition, the process of integrating the various businesses could also cause the interruption of, or a loss of momentum in, the activities of some or all of these businesses, which could have a material adverse effect on our operations and financial results. There can be no assurance that we will realize any of the anticipated benefits from our acquisitions.  The acquisition of oil service companies that are not profitable, or the acquisition of new facilities that result in significant integration costs and inefficiencies, could also adversely affect our profitability.

Our current and anticipated future growth has placed, and will continue to place, significant demands on our management, operational and financial resources.  Our ability to manage our growth effectively will require us to continue to improve our operational, financial and management information systems and to continue to attract, train, motivate, manage and retain key employees.  We may not be able to manage our expanded operations effectively.

We may not be successful in implementing our strategy or in responding to ongoing changes in the oil service industry which may require adjustments to our strategy.  If we are unable to implement our strategy successfully or do not respond timely and adequately to ongoing changes in the healthcare industry, our business, financial condition and results of operations will be materially adversely affected.

If we undertake international operations, it will involve additional risks not associated with our domestic operations.

If we become involved in international operations, the effect on our business from the risks we described will not be the same in all countries and jurisdictions.  By way of example, recently there has been political instability and civil unrest in Indonesia and West Africa and general economic downturns in Asia and Brazil.  However, the specific risks associated with our operations in foreign areas will include risks of:

●	multiple, conflicting, and changing laws and regulations, export and import restrictions, and employment laws;

●	regulatory requirements, and other government approvals, permits, and licenses;

●	potentially adverse tax consequences;

●	political and economic instability, including wars and acts of terrorism; political unrest, boycotts, curtailments of trade, and other business restrictions;

●	expropriation, confiscation or nationalization of assets;

●	renegotiation or nullification of existing contracts;

●	difficulties and costs in recruiting and retaining individuals skilled in international business operations;

●	foreign exchange restrictions;

●	foreign currency fluctuations;

●	foreign taxation;

●	the inability to repatriate earnings or capital;

●	changing political conditions;

●	changing foreign and domestic monetary policies;

●	regional economic downturns; and

●
foreign governmental regulations favoring or requiring the awarding of contracts to local contractors or requiring foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction that may harm our ability to compete.

Our offshore oilfield operations involve a variety of operating hazards and risks that could cause losses.

Our operations are subject to the hazards inherent in the offshore oilfield business.  These include blowouts, explosions, fires, collisions, capsizing and severe weather conditions.  These hazards could result in personal injury and loss of life, severe damage to or destruction of property and equipment, pollution or environmental damage and suspension of operations. We may incur substantial liabilities or losses as a result of these hazards.  While we maintain insurance protection against some of these risks, and seek to obtain indemnity agreements from our customers requiring the customers to hold us harmless from some of these risks, our insurance and contractual indemnity protection may not be sufficient or effective to protect us under all circumstances or against all risks.  The occurrence of a significant event not fully insured or indemnified against or the failure of a customer to meet its indemnification obligations to us could materially and adversely affect our results of operations and financial condition.

Laws and government regulations may add to our costs or adversely affect our operations.

Our business is affected by changes in public policy and by federal, state, local and foreign laws and regulations relating to the energy industry.  Oil and gas exploration and production operations are affected by tax, environmental and other laws relating to the petroleum industry, by changes in those laws and changes in related administrative regulations. It is also possible that these laws and regulations may in the future add significantly to our operating costs or those of our customers or otherwise directly or indirectly affect our operations.

Environmental laws and regulations can increase our costs, and our failure to comply with those laws and regulations can expose us to significant liabilities.

Risks of substantial costs and liabilities related to environmental compliance issues are inherent in our operations. Our operations are subject to extensive federal, state, local and foreign laws and regulations relating to the generation, storage, handling, emission, transportation and discharge of materials into the environment.  Permits are required for the operation of various facilities, and those permits are subject to revocation, modification and renewal. Governmental authorities have the power to enforce compliance with their regulations, and violations are subject to fines, injunctions or both. In some cases, those governmental requirements can impose liability for the entire cost of cleanup on any responsible party without regard to negligence or fault and impose liability on us for the conduct of or conditions others have caused, or for our acts that complied with all applicable requirements when we performed them.  It is possible that other developments, such as stricter environmental laws and regulations, and claims for damages to property or persons resulting from our operations, would result in substantial costs and liabilities.  Our insurance policies and the contractual indemnity protection we seek to obtain from our customers may not be sufficient or effective to protect us under all circumstances or against all risks involving compliance with environmental laws and regulations.

Provisions recently added to our corporate documents and Nevada law could delay or prevent a change in control of our Company, even if that change would be beneficial to our shareholders.

The Board of Directors and a majority of the shareholders recently approved amendments to our articles of incorporation and bylaws that, along with Nevada law could delay or prevent a change in control of our company, even if that change would be beneficial to our shareholders.  The provisions are designed to discourage any tender offer or other attempt to gain control of the Company in a transaction that is not approved by our Board of Directors, by making it more difficult for a person or group to obtain control of the Company in a short time and then impose its will on the remaining stockholders, including:

Classified Board of Directors and Removal of Directors.  Our Board of Directors is divided into three classes which shall be as nearly equal in number as possible.  The directors in each class serve for terms of three years, with the terms of one class expiring each year.  Each class currently consists of approximately one-third of the number of directors.  Each director will serve until his successor is elected and qualified.  A director may not be removed except for cause by the affirmative vote of the holders of 75% of the outstanding shares of capital stock entitled to vote at an election of directors.

Advance Notice Requirements for Nomination of Directors and Proposal of New Business at Annual Stockholder Meetings.  Any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a stockholder meeting must submit written notice not less than 30 or more than 60 days in advance of the meeting.

Supermajority Voting Requirement for Amendment of Certain Provisions of the Articles of Incorporation.  Specified provisions contained in the articles of incorporation and bylaws may not be repealed or amended except upon the affirmative vote of the holders of not less than seventy-five percent of the outstanding stock entitled to vote.  This requirement exceeds the majority vote that would otherwise be required by Nevada law for the repeal or amendment of the articles or bylaws.

We may be unable to successfully compete with other manufacturers of drilling and production equipment.

Several of our primary competitors are diversified multinational companies with substantially larger operating staffs and greater capital resources than ours and which have been engaged in the manufacturing business for a much longer time than us. If these competitors substantially increase the resources they devote to developing and marketing competitive products and services, we may not be able to compete effectively. Similarly, consolidation among our competitors could enhance their product and service offerings and financial resources, further intensifying competition.

The loss of a significant customer could have an adverse impact on our financial results.

Our principal customers are major integrated oil and gas companies, large independent oil and gas companies and foreign national oil and gas companies. Offshore drilling contractors and engineering and construction companies also represent a portion of our customer base. During the last 12 months, our top 5 customers represented approximately 41% of total revenues, with our largest customer accounting for more than 20% of our total revenues. While we are not dependent on any one customer or group of customers, the loss of one or more of our significant customers could, at least on a short-term basis, have an adverse effect on our results of operations.

Our customers’ industries are undergoing continuing consolidation that may impact our results of operations.

The oil and gas industry is rapidly consolidating and, as a result, some of our largest customers have consolidated and are using their size and purchasing power to seek economies of scale and pricing concessions. This consolidation may result in reduced capital spending by some of our customers or the acquisition of one or more of our primary customers, which may lead to decreased demand for our products and services. We cannot assure you that we will be able to maintain our level of sales to a customer that has consolidated or replace that revenue with increased business activity with other customers. As a result, the acquisition of one or more of our primary customers may have a significant negative impact on our results of operations or our financial condition. We are unable to predict what effect consolidations in the industry may have on price, capital spending by our customers, our selling strategies, our competitive position, our ability to retain customers or our ability to negotiate favorable agreements with our customers.

Increases in the cost of raw materials and energy used in our manufacturing processes could negatively impact our profitability.

During 2006, 2007, and 2008, commodity prices for items such as nickel, molybdenum and heavy metal scrap that are used to make the steel alloys required for our products increased significantly, resulting in an increase in our raw material costs. Similarly, energy costs to produce our products have increased significantly. If we are not successful in raising our prices on products, our margins will be negatively impacted.

Future capital needs.

Our growth and continued operations could be impaired by limitations on our access to the capital markets. There can be no assurance that capital from outside sources will be available, or if such financing is available, it may involve issuing securities senior to the common stock or equity financings which are dilutive to holders of the common stock.

We depend on third party suppliers for timely deliveries of raw materials, and our results of operations could be adversely affected if we are unable to obtain adequate supplies in a timely manner.

Our manufacturing operations depend upon obtaining adequate supplies of raw materials from third parties. The ability of these third parties to deliver raw materials may be affected by events beyond our control. Any interruption in the supply of raw materials needed to manufacture our products could adversely affect our business, results of operations and reputation with our customers.

If we are not able to adequately protect our intellectual property, we may not be able to compete effectively.

Our success depends, to a significant degree, upon the protection of our proprietary technologies. While we currently own one U.S. patent and there are no foreign counterparts relating to our products and techniques and have applied for five U.S. patents and there are no foreign counterparts related to our products and techniques, we will need to pursue additional protections for our intellectual property as we develop new products or techniques and enhance existing products or techniques. We may not be able to obtain appropriate protections for our intellectual property in a timely manner, or at all. Our inability to obtain appropriate protections for our intellectual property may allow competitors to enter our markets and produce or sell the same or similar products.

If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our proprietary rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings.

We also rely on trade secrets and contract law to protect some of our proprietary technology. Nevertheless, our unpatented trade secrets and know-how may not be effectively protected.

Moreover, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

DrilsysTM, ElectrowaveTM, MudsysTM , AquasoxTM , MorayTM, SeastaxTM , Quick-Loc®, Flotec®, Proteus TM and Flotect TM are our registered trademarks.

In 1995, the U.S. Patent and Trademark Office adopted changes to the U.S. patent law that made the term of issued patents 20 years from the date of filing rather than 17 years from the date of issuance, subject to specified transition periods. Beginning in June 1995, the patent term became 20 years from the earliest effective filing date of the underlying patent application. These changes may reduce the effective term of protection for patents that are pending for more than three years. In addition, as of January 1996, all inventors who work outside of the United States are able to establish a date of invention on the same basis as those working in the United States. This change could adversely affect our ability to prevail in a priority of invention dispute with a third party located or doing work outside of the United States. While we cannot predict the effect that these changes will have on our business, they could have a material adverse effect on our ability to protect our proprietary information. Furthermore, the possibility of extensive delays in the patent issuance process could effectively reduce the term during which a marketed product is protected by patents.

We may need to obtain licenses to patents or other proprietary rights from third parties. We may not be able to obtain the licenses required under any patents or proprietary rights, or they may not be available on acceptable terms. If we do not obtain required licenses, we may encounter delays in product development or find that the development, manufacture or sale of products requiring licenses could be foreclosed. We may, from time to time, support and collaborate in research conducted by universities and governmental research organizations. We may not be able to acquire exclusive rights to the inventions or technical information derived from these collaborations, and disputes may arise over rights in derivative or related research programs conducted by us or our collaborators.

If we infringe on the rights of third parties, we may not be able to sell our products, and we may have to defend against litigation and pay damages.

If a competitor were to assert that our products infringe on its patent or other intellectual property rights, we could incur substantial litigation costs and be forced to pay substantial damages. Third-party infringement claims, regardless of their outcome, would not only consume significant financial resources, but would also divert our management’s time and attention. Such claims could also cause our customers or potential customers to purchase competitors’ products or defer or limit their purchase or use of our affected products until resolution of the claim. If any of our products are found to violate third-party intellectual property rights, we may have to re-engineer one or more of our products, or we may have to obtain licenses from third parties to continue offering our products without substantial re-engineering. Our efforts to re-engineer or obtain licenses could require significant expenditures and may not be successful.

Limitation on remedies, indemnification

The Company’s Bylaws provide that the officers and directors will only be liable to the Company for acts or omissions that constitute actual fraud, gross negligence or willful and wanton misconduct. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company. Such an indemnification payment might deplete the Company’s assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the 1933 Act and the rules and regulations hereunder is against public policy and therefore unenforceable.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13(a)-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Deep Down; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of Deep Down are being made only in accordance with authorizations of management and directors of Deep Down, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Deep Down’s assets that could have a material effect on the financial statements.

Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2008 and identified material weaknesses. Based upon that evaluation, our principal executive officer and principal financial officer concluded that, as of December 31, 2008, our disclosure controls and procedures were not effective to ensure that information required to be disclosed in reports filed under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the required time periods and is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. This determination was in response to the SEC comment letter received February 26, 2009, in which the SEC stated that they require that we present the audited predecessor financial statements for Deep Down, Inc. for the period January 1, 2006 through November 20, 2006, in accordance with Rule 310(a) of Regulation S-B. Management remediated this on March 31, 2009 by presenting the amounts reported in Form 10-K/A for December 31, 2007 with the predecessor audited financial information for Deep Down from January 1, 2006 to November 20, 2006.

Additionally, we did not maintain effective controls over the control environment.  Specifically, we have not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and directors.  Further, the Board of Directors does not currently have any independent members and no director qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-B.  We did not maintain the following controls: sufficient policies and procedures over the administration of an accounting and fraud risk policy, sufficient documentation on the review and follow-up on the remediation of deficiencies, and a sufficient segregation of duties to decrease the risk of inappropriate accounting. Management has also determined that we did not maintain effective controls over the accuracy of revenue recognition. Specifically, there was not sufficient review, supervision, and monitoring in regards to projects accounted for under the percentage-of-completion method. (See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Controls and Procedures  — Changes in Internal Control Over Financial Reporting” on page 48). Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Risks Related to this Offering

We have accrued penalties since we failed to timely obtain effectiveness of this Registration Statement.

In connection with the private placement of our common stock in June 2008 (the “Private Placement”), we entered into a registration rights agreement with the purchasers in the Private Placement (the “Registration Rights Agreement”) pursuant to which the purchasers have certain demand registration rights. We filed our original Registration Statement on Form S-1 on July 21, 2008. Pursuant to the Registration Rights Agreement, we were obligated to have the Registration Statement declared effective by September 3, 2008 (the “Required Effective Date”), or we would be required to pay damages to the purchasers in the Private Placement for each day following the Required Effective Date, until but excluding the date the Commission declares the Registration Statement effective. Deep Down has evaluated this obligation under the Registration Rights Agreement for liability treatment under FASB Statement No. 5, “Accounting for Contingencies” (“SFAS 5”) and Financial Statement Staff Position (FSP) EITF 00-19(2) “Accounting for Registration Payment Arrangements” and determined that the registration rights meet the definition of a liability under the authoritative guidance and has reserved $1.2 million in potential damages under the terms of the Private Placement for the 90-day period September 4 to December 4, 2008, when we obtained a legal opinion allowing the removal of the related stock’s restrictive legends.

Risks Related to the Securities Market and Ownership of our Common Stock

Our stock price has been and will likely continue to be volatile and you may be unable to resell your shares at or above the price you paid.

The market price of our common stock could be subject to significant fluctuations.  Among the factors that could affect our stock price are:

●	quarterly variations in our operating results;

●	changes in revenue or earnings estimates or publication of research reports by analysts;

●	failure to meet analysts’ revenue or earnings estimates;

●	speculation in the press or investment community;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	actions by institutional stockholders;

●	general market conditions; and

●	domestic and international economic factors unrelated to our performance.

The stock markets in general and the markets for energy stocks in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. In particular, we cannot assure you that you will be able to resell your shares at any particular price, or at all.

Shares eligible for sale in the future could negatively affect our stock price.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock or the perception that these sales could occur.  This might also make it more difficult for us to raise funds through the issuance of securities.  As of April 8, 2009, we had outstanding 179,700,630 shares of common stock, of which 48,012,375 shares are freely tradable or covered by a current registration statement, and 57,142,857 shares will be freely tradable under this Prospectus.  The remaining 74,545,398 shares of common stock outstanding are “restricted securities” as defined in Rule 144 and are held by our “affiliates” (as that term is defined in Rule 144 under the Securities Act).  These restricted securities may be sold in the future pursuant to registration statements filed with the SEC or without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

As of April 8, 2009, there were an aggregate of 12,400,000 shares of common stock issuable upon exercise of outstanding stock options and an aggregate of 638,812 shares of stock issuable upon exercise of outstanding warrants.

We may register additional shares in the future in connection with acquisitions, compensation or otherwise.  We have not entered into any agreements or understanding regarding any future acquisitions and cannot ensure that we will be able to identify or complete any acquisition in the future.  Sales of shares of common stock in the public markets or through Rule 144 may have an adverse effect on prevailing market prices for our common stock.

We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.

Our certificate of incorporation authorizes us to issue, without the approval of our shareholders, one or more classes or series of preferred stock having such preferences, powers and relative, participating, optional and other rights, including preferences over our common stock respecting dividends and distributions, as our Board of Directors may determine.  The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock.

If we are late in filing our quarterly or annual reports with the SEC, we may be de-listed from the OTC Electronic Bulletin Board.

We are not registered on any public stock exchange. Sales of our shares are quoted by market on the OTC Electronic Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their periodic filings (Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K) with the SEC. Broker-dealers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing of periodic reports during that time.  Pursuant to the OTCBB rules relating to the timely filing of periodic reports with the SEC, the securities of any OTCBB issuer which fails to file a quarterly or annual report on a timely basis three times during any twenty-four (24) month period are not eligible for quotation on the OTCBB.  Such removed issuer would not be re-eligible for quotation by broker-dealers for a period of one-year, during which time any subsequent late filing would reset the one-year period of removal from OTCBB quotation.  If we are late in our filings three times in any twenty-four (24) month period and our common stock is no longer eligible for quotation on the OTCBB, our securities may become worthless and we may be forced to curtail or abandon our business plan.  It will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur significant increased costs as a result of Section 404 of the Sarbanes Oxley Act, and our management will be required to devote substantial time to new compliance initiatives.

Moving forward, we anticipate incurring significant legal, accounting and other expenses in connection with our status as a fully reporting public company. The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and new rules subsequently implemented by the SEC have imposed various new requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. In particular, we are required to perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act at the end of each fiscal year. For fiscal year 2008, Section 404 required us to obtain a report from our independent registered public accounting firm attesting to the assessment made by management.  Our testing, and the subsequent testing by our independent registered public accounting firm, revealed deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in the future in a timely manner, or if we or our independent registered public accounting firm continue to identify deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses and are not remediated, the market price of our stock could decline.

Investors may face significant restrictions on the resale of our common stock due to federal regulations of penny stocks.

Our common stock is subject to the requirements of Rule 15(g)-9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The penny stock disclosures require a broker-dealer to deliver, prior to any transaction, a disclosure schedule explaining the penny stock market and the risks associated with it; disclosure of commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for our common stock; and sending monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks. Such requirements could severely limit the market liquidity of the securities, the pricing of our common stock, and the ability of purchasers to sell their securities in the secondary market.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. These statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those projected. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in this Prospectus or incorporated by reference.

Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons; including the factors described under the heading “Risk Factors” beginning on page 10.

You should not unduly rely on these forward-looking statements, which speak only as of the date on which it is made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this Prospectus or to reflect the occurrence of unanticipated events. You should review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this Prospectus. The reports we file from time to time with the SEC are available to the public over the Internet at the SEC’s website http://www.sec.gov.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Selling Shareholders’ shares of common stock registered herein.

MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Our common stock trades publicly on the OTC Bulletin Board under the symbol “DPDW.” The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities. The OTCBB securities are traded by a community of market makers that enter quotes and trade reports. This market is extremely limited and any prices quoted may not be a reliable indication of the value of our common stock.

Prior to the reverse merger with MediQuip on December 14, 2006, no public market in our common stock existed. See the discussion of the reverse merger under Corporate History under “Description of Business.” Beginning December 14, 2006, our common stock was quoted on the OTC Bulletin Board. These quotes represent inter-dealer quotations, without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.  The following table sets, for the periods indicated, the high and low sales prices for our common stock as reported by the OTC Bulletin Board.

	High	Low
Fiscal Year 2009:
March 31, 2009	$0.19	$0.08
Fiscal Year 2008:
December 31, 2008	$0.62	$0.11
September 30, 2008	$0.95	$0.44
June 30, 2008	$1.27	$0.68
March 31, 2008	$1.24	$0.35
Fiscal Year 2007:
December 31, 2007	$2.35	$0.76
September 30, 2007	$0.94	$0.51
June 30, 2007	$0.78	$0.27
March 31, 2007	$0.42	$0.16
Fiscal Year 2006:
December 31, 2006	$0.85	$0.13

Holders

As of March 31, 2009, there were 1,084 holders of record of our common stock and approximately 1,084 beneficial owners.

Dividend Policy

To date, we have not paid any cash dividends and our present policy is to retain earnings for working capital use.  Under the terms of our credit agreement with Whitney Bank, we are restricted from paying cash dividends on our common stock, unless no default under the credit agreement exists at the time of or would arise after giving effect to any such distribution. We intend to retain operating capital for the growth of the company operations.

Equity Compensation Plan Information

The following table sets forth the outstanding equity instruments as of April 8, 2009:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)

Equity compensation plans approved by securityholders	12,400,000 (1)	$0.66	11,005,000 (1)
Equity compensation plans not approved by security holders	638,812 (2)	$0.78	N/A
TOTAL	13,038,812	$0.67	11,005,000
____________
(1)           Represents 12,400,000 shares of common stock that may be issued pursuant to options granted as of April 8, 2009 and approximately 11,005,000 additional awards available for future grant under the 2003 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (the “Plan”). Shares available for grant are net of 1,200,000 restricted shares that were granted under the Plan to executives and employees on February 14, 2008 which vest on February 14, 2010, and 2,350,000 restricted shares that were granted on March 23, 2009 which vest on March 23, 2011, respectively, provided such respective recipient remains employed with the Company on such date. These restricted shares are included in the shares outstanding as of April 8, 2009.  Under the Plan, the total number of shares subject to grants and awards is 15% of issued and outstanding shares of common stock.

(2)           Represents 638,812 shares of common stock underlying warrants approved by the Company’s Board of Directors, including 320,000 warrants granted to a consultant as part of our prior $6.5 million borrowing facility entered into on August 6, 2007, plus an additional 118,812 warrants granted to a consultant as part of the additional $6.0 million advanced under the amendment to that same borrowing facility effective December 31, 2007, plus an additional 200,000 warrants issued on June 5, 2008 in connection with the purchase of Flotation.  See Note 11 to our consolidated financial statements for the year ended December 31, 2008 included in this Prospectus with regard to material terms of such warrants.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 490,000,000 common shares, $0.001 par value, and 10,000,000 of all series of preferred stock, $0.01 par value.

Common Stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

In May 2008, the Board of Directors amended the Bylaws and approved amendments to our Articles of Incorporation subject to shareholder approval, which was obtained on May 16, 2008.  The amendments are designed to discourage any tender offer or other attempt to gain control of Deep Down in a transaction that is not approved by our Board of Directors, by making it more difficult for a person or group to obtain control of Deep Down in a short time and then impose its will on the remaining stockholders, including:

Classified Board of Directors and Removal of Directors.  Our board of directors is divided into three classes which shall be as nearly equal in number as possible.  The directors in each class serve for terms of three years, with the terms of one class expiring each year.  Each class currently consists of approximately one-third of the number of directors.  Each director will serve until his successor is elected and qualified.  A director may not be removed except for cause by the affirmative vote of the holders of seventy-five percent of the outstanding shares of capital stock entitled to vote at an election of directors.

Advance Notice Requirements for Nomination of Directors and Proposal of New Business at Annual Stockholder Meetings.  Any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a stockholder meeting must submit written notice not less than 30 or more than 60 days in advance of the meeting.

Supermajority Voting Requirement for Amendment of Certain Provisions of the Certificate of Incorporation.  Specified provisions contained in the articles of incorporation and bylaws may not be repealed or amended except upon the affirmative vote of the holders of not less than seventy-five percent of the outstanding stock entitled to vote.  This requirement exceeds the majority vote that would otherwise be required by Nevada law for the repeal or amendment of the articles or bylaws.

Preferred Stock

Series E and G Classified as Liabilities

The Series E and G redeemable exchangeable preferred stock (“Series E” and “Series G”) had a face value and liquidation preference of $1,000 per share, no dividend preference, and were exchangeable at the holder’s option into 6% Subordinated Notes due three years from the date of the exchange. These shares carried voting rights equal to 690 votes per share. The Series E and G preferred stock were valued based on the discounted value of their expected future cash flows, using a discount rate of 20%.  Deep Down evaluated the Series E and G preferred stock and classified them as debt instruments from the date of issuance due to the fact that they were exchangeable at the option of the holder thereof into Notes.  The difference between the face value of the Series E and G preferred stock and the discounted book value recorded on the balance sheet, or original issue discount, was deemed to be non-cash interest expense from the date of issuance through the term of the Stock.

Deep Down was accreting this original issue discount using the effective interest method.  Interest expense related to the accretion of the original issue discount totaled $113,589, $1,644,990 and $48,179 for the years ended December 31, 2008, 2007 and 2006 respectively.

On March 31, 2008, 500 shares of the Series E preferred stock were exchanged into a 6% Subordinated Debenture in an outstanding principal amount of $500,000.  The Series E had a face value and liquidation preference of $1,000 per share, no dividend preference, and were exchangeable at the holder’s option into a 6% debenture due three years from the date of the exchange. Upon exchange into the Debenture, Deep Down recorded $113,589 in interest expense for the accretion of the Series E up to face value. See additional discussion of the Subordinated Debenture in Note 7 to our consolidated financial statements for the year ended December 31, 2008 included in this Prospectus.

In February 2007, Deep Down redeemed 250 shares of Series E preferred stock held by its CEO at the face value of $1,000 per share for a total of $250,000.  Deep Down accreted the remaining discount of $72,799 attributable to such shares on the date of redemption as interest expense.

In May 2007, Deep Down executed a Securities Redemption Agreement with the former CFO of Deep Down to redeem 4,000 shares of Series E preferred stock at a discounted price of $500 per share for a total of $2,000,000.  The discount of $500 per share from the face value of $1,000 was accounted for as a substantial modification of debt, thereby generating a gain on extinguishment of debt which is reflected in other income.  Deep Down accreted the remaining discount of $1,017,707 attributable to such shares on the date of redemption as interest expense.

On September 13, 2007, Deep Down redeemed 2,250 shares of Series E preferred stock owned by the CEO and director, and his wife, a Vice-President and director of Deep Down.  The Series E preferred stock was redeemed for 2,250,000 shares of common stock at the closing price of $0.66 totaling $1,473,750.  Since the shareholders are related parties, no accretion interest was recorded related to the redemption.  The difference between the carrying value of the Series E shares of $1,685,463 and the common stock market value was recorded to Paid in Capital.

Additionally, in October 2007, Deep Down redeemed 1,250 shares of Series E preferred stock at the face value of $1,000 per share for a total of $1,250,000. The Series E preferred shares were redeemed for 1,213,592 shares of common stock at the closing price of $1.03.  Deep Down accreted the remaining discount of $260,520 attributable to such shares on the date of redemption and recorded it as interest expense.

All Series G preferred shares were cancelled and exchanged during the first quarter of 2007. Accordingly, there is no future discount accretion relating to the Series G preferred shares.  See “Series F and G Cancellation and Issuance of Additional Series E” below.

Series F and G Cancellation and Issuance of Additional Series E

On March 20, 2007, Deep Down finalized the terms of an agreement with a former non-employee director who surrendered 25,000,000 shares of common stock for $250,000 in cash. The market value of those shares was $7,250,000. Additionally, he surrendered 1,500 shares of Series F convertible preferred stock with a value of $1,325,773 and 500 shares of Series G exchangeable preferred stock with a value of $357,615 to Deep Down for cancellation in exchange for 1,250 shares of Series E exchangeable preferred stock valued at $945,563. The Series E Preferred Stock was valued based on the discounted value of its expected future cash flows, using a discount rate of 20%.  The difference between the values of the preferred shares surrendered and the newly issued shares was $737,826 which is reflected in paid in capital on the accompanying consolidated balance sheet. In addition, he also kept 500 shares of Series E exchangeable preferred stock he previously owned and agreed to tender his resignation from the Board.

On March 20, 2007, Deep Down issued 2,000 shares of Series E exchangeable preferred stock to John C. Siedhoff, then Chief Financial Officer, and director, valued at $1,512,901 for the surrender of his ownership of 1,500 shares of Series F convertible preferred stock valued at $1,325,773 and 500 shares of Series G exchangeable preferred stock valued at $357,616, which were returned to the transfer agent for cancellation.  The Series E Preferred Stock was valued based on the discounted value of its expected future cash flows, using a discount rate of 20%.  The difference between the values of the surrendered shares and the newly issued shares was $170,489 which is reflected in paid in capital on the accompanying consolidated balance sheet. Deep Down has treated this as a modification of a share-based payment in accordance with the provisions of SFAS No. 123(R), “Share-Based Payments”.

Series C Preferred Stock

The Series C shares had a face value and a liquidation preference of $12.50 per share, a cumulative dividend of 7% payable at the conversion date, and were convertible into shares of common stock determined by dividing the face amount by a conversion price of $0.0625. These shares carried no voting rights.  All of the Series C shares were converted in the fourth quarter of fiscal 2007 to 4,400,000 shares of Deep Down’s common stock.

As a result of the above transactions, as of the filing of this Registration Statement, there are no outstanding shares of Preferred Stock.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial statements are based on the historical financial statements of Deep Down, Mako and Flotation after giving effect to the acquisitions of Mako Technologies, Inc. and Flotation Technologies, Inc., respectively.

The unaudited pro forma combined condensed statements of operations for the twelve months ended December 31, 2008 are presented as if the acquisition of Flotation had taken place on January 1, 2008 by combining the historical results of Flotation Technologies, Inc. and Deep Down. The unaudited pro forma combined condensed statements of operations for the twelve months ended December 31, 2007 and December 31, 2006, respectively, are presented as if the acquisition of Mako Technologies, Inc. and Flotation Technologies, Inc. had each taken place on January 1, 2006. The proforma statements do not contain the predecessor company financial information for Deep Down, Inc. from January 1, 2006 to Novermber 20, 2006. The historical balance sheet of Deep Down as of December 31, 2008 includes the acquisitions of both Mako and Flotation as of that date and is thus not presented with the pro forma financial information, but is included with the historical audited financial statements elsewhere in this Prospectus.

Purchase of Mako Technologies, Inc.

Effective December 1, 2007, Deep Down purchased 100% of the common stock of Mako for $11.3 million.  Pursuant to the agreement and plan of merger, two installments were paid to the former Mako shareholders. The first installment of $2.9 million in cash and 6,574,074 restricted shares of common stock of Deep Down, valued at $0.76 per share ($5.0 million), were paid on January 4, 2008. The second installment of 2,802,969 restricted shares of common stock of Deep Down, valued at $0.70 per share ($2.0 million), was issued on March 28, 2008. The final cash payment of $1.2 million which was paid on April 11, 2008, was included in the “Payable to Mako shareholders” on the historical consolidated balance sheets at December 31, 2007. The total purchase price of $11.3 million included $0.2 million of transaction expenses.

The first payment to the shareholders of Mako was reflected on the consolidated balance sheet as of December 31, 2007 due to the certainty of payment and the intention of all the parties to complete this payment prior to fiscal year end.  The second payment of $3.2 million was reflected as a payable to shareholders due to the timing of payments in the subsequent fiscal year. The financing with Prospect was also reflected as of December 31, 2007 since the funds were generally used to pay the shareholders of Mako. The net proceeds from Prospect of $5.6 million are offset by the first cash payment to shareholders of Mako of $2.9 million resulting in a balance of $2.7 million reflected as “Receivable from Prospect,” on the consolidated balance sheet at December 31, 2007.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Cash and cash equivalents	$280,841
Accounts receivable	1,411,420
Construction in progress	279,590
Prepaid expenses	179,583
Property, plant and equipment, net	2,994,382
Intangibles	4,371,000
Goodwill	5,354,840
Total assets acquired	$14,871,656

Accounts payable and accrued expenses	904,709
Deferred tax liability	1,840,563
Long term debt	819,384
Total liabilities assumed	$3,564,656
Net assets acquired	$11,307,000

Upon finalization of final tax returns, Deep Down determined that $1.8 million of the purchase price was to be allocated to a deferred tax liability due to the difference in the tax balance sheet and book balance sheet related to the intangible and fixed assets.

The allocation of the purchase price has been finalized upon the receipt of management’s review of final amounts and final tax returns.

The acquisition of Mako was accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) 141, “Business Combinations” (“SFAS 141”) since Deep Down acquired substantially all of the assets, certain liabilities, employees, and business of Mako.

Purchase of Flotation Technologies, Inc.

On June 5, 2008, Deep Down completed the acquisition of Flotation, pursuant to the Stock Purchase Agreement entered into on April 17, 2008. Deep Down purchased Flotation from three individual shareholder members of the same family and purchased related technology from an entity affiliated with the selling shareholders. Deep Down assumed effective control and dated the acquisition for accounting purposes on May 1, 2008. As such, the consolidated statements of operations include the operating results of Flotation from May 1, 2008 to December 31, 2008.

The acquisition of Flotation has been accounted for using the purchase method of accounting in accordance with SFAS 141 since Deep Down acquired substantially all of the assets, certain liabilities, employees, and business of Flotation.

The purchase price of Flotation was $23.9 million and consisted of $22.1 million cash and 1,714,286 shares of common stock valued at $0.83 per common share plus transaction costs of $0.3 million. In addition, warrants to purchase 200,000 shares of common stock at $0.70 per share were issued to an entity affiliated with the selling shareholders for the acquisition of the related technology. The warrants are exercisable at any time from June 3, 2009 through September 3, 2011 and include piggyback registration rights with respect to the underlying shares of common stock. Deep Down valued the warrants at $0.1 million based on the Black-Scholes option pricing model. The purchase price may be adjusted upward or downward, dependant on certain working capital targets. Both parties are in preliminary negotiations concerning this adjustment and as of the current date, there has been no agreement as to the adjustment.

Deep Down sold 57,142,857 shares to accredited investors on June 5, 2008, for approximately $37.1 million in net proceeds, at a price of $0.70 per share. Deep Down used $22.1 million in proceeds from this private placement to fund the cash requirement of the Flotation acquisition.

Deep Down also issued 600,000 incentive common stock purchase options to employees of Flotation for their continued services with an exercise price of $1.15 per share. The employee options vest one-third of the original amount each year and may be exercised in whole or in part after vesting. Deep Down valued the options at $0.3 million based on the Black-Scholes option pricing model, and will recognize the related compensation cost ratably over the requisite service period and not in the purchase price of the transaction.

The table below reflects the breakdown of the purchase price as noted above:

Summary of purchase price:
Cash	$22,100,000
Certain transaction costs	296,904
Fair market value of common stock	1,422,857
Fair market value of warrants issued	121,793
Total purchase price	$23,941,554

The purchase price of $23.9 million was in exchange for all of the outstanding capital stock of Flotation. The acquisition price was allocated to the assets acquired and liabilities assumed based upon their estimated fair values with the excess being recorded in goodwill.  The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition on May 1, 2008:

Cash and cash equivalents	$235,040
Accounts receivable	2,105,519
Construction in progress	871,183
Prepaid expenses	15,904
Property, plant and equipment, net	4,907,752
Intangibles	14,797,000
Goodwill	2,141,469
Total assets acquired	$25,073,867

Accounts payable and accrued liabilities	1,132,313
Total liabilities assumed	$1,132,313
Net assets acquired	$23,941,554

Deep Down obtained an independent valuation of the assets and liabilities as of the purchase date of May 1, 2008. Based on the independent valuation, the fair value of the property, plant and equipment was increased by approximately $1.2 million and will be depreciated over estimated useful lives of three to forty years using the straight-line method.

Deep Down has estimated the fair value of Flotation’s identifiable intangible assets as follows:

	Estimated Fair Value	Useful Life (in years)
Trademarks	$2,039,000	40
Technology	11,209,000	25
Non-compete covenant	879,000	3
Customer relationship	670,000	25
	$14,797,000

The allocation of the purchase price was based on preliminary unaudited estimates.  Estimates and assumptions are subject to change upon the receipt of management’s review of audited final amounts and final tax returns.  This final evaluation of net assets acquired will be offset by a corresponding change in goodwill and is expected to be complete within one year of the purchase date.

Deep Down is currently in arbitration with the former stockholders of Flotation Technologies, Inc. regarding the proper calculation of the “Cash Price Adjustment” pursuant to the Stock Purchase Agreement by and between Deep Down, Flotation Technologies, Inc. and its stockholders dated April 17, 2008.  Any purchase price adjustment will be allocated to the goodwill balance once the preliminary estimates are finalized within the one-year time frame.

Unaudited pro forma condensed combined financial statements

The unaudited pro forma combined condensed financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations that actually would have been achieved had each acquisition been consummated as of that time, nor is it intended to be a projection of future results.

The unaudited pro forma results were as follows:
Unaudited Pro Forma Combined Condensed Statements of Operations
For the Year Ended December 31, 2008

	Historical
		Four Months			Combined
		April 30,	Flotation		Condensed
		2008	Pro Forma		Pro Forma
	Deep Down (1)	Flotation	Entries		Results

Revenues	$35,769,705	$5,941,472	$-		$41,711,177
Cost of sales	21,686,033	4,005,179	-		25,691,212
Gross profit	14,083,672	1,936,293	-		16,019,965

Total operating expenses	15,575,519	968,179	302,416	(d/e)	16,846,114

Operating income (loss)	(1,491,847)	968,114	(302,416)		(826,149)

Total other expense	(3,873,418)	(57,335)	-		(3,930,753)
Income (loss) from continuing operations	(5,365,265)	910,779	(302,416)		(4,756,902)

Benefit from (provision for) income taxes	1,042,372	-	(225,094)	(f)	817,278
Net income (loss)	$(4,322,893)	$910,779	$(527,510)		$(3,939,624)

Basic earnings (loss) per share	$(0.03)				$(0.02)
Weighted-average shares outstanding	142,906,616				168,682,522

Diluted earnings (loss) per share	$(0.03)				$(0.02)
Weighted-average shares outstanding	142,906,616				168,682,522

See accompanying notes to unaudited pro forma combined condensed financial statements.

(1)
The historical results of Deep Down for the year ended December 31, 2008 contain eight months of results for Flotation operations since its acquisition was effective May 1, 2008, thus the four months ending April 30, 2008 are presented as pro forma. The weighted-average shares outstanding used in computing basic and diluted per share amounts give effect to the 2,802,969 Mako shares issued on March 28, 2008 and the total of 58,857,143 common shares of Deep Down issued in June 2008, of which such amount 57,142,857 were issued in connection with the Private Placement and 1,714,286 were issued to Flotation’s prior shareholders, as if all these shares were issued January 1, 2008. Taxes are calculated on the pro forma entries at Deep Down’s estimated combined effective rate of 37%.

Unaudited Pro Forma Combined Condensed Statement of Operations
For the Year Ended December 31, 2007

	Historical
		Mako
	Deep Down	Eleven	Flotation					Combined
	Year Ended	Months Ended	Year Ended	Mako		Flotation		Condensed
	December 31,	November 30,	December 31,	Pro Forma		Pro Forma		Pro Forma
	2007	2007	2007	Entries		Entries		Results

Revenues	$19,389,730	$5,494,388	$13,410,002	$-		$-		$38,294,120
Cost of sales	13,306,086	2,298,597	8,117,600	-		-		23,722,283
Gross profit	6,083,644	3,195,791	5,292,402	-		-		14,571,837

Total operating expenses	4,425,800	2,455,728	2,001,047	448,679	(a)	907,247	(d/e)	10,238,501

Operating income (loss)	1,657,844	740,063	3,291,355	(448,679)		(907,247)		4,333,336

Total other income (expense)	(335,662)	(65,702)	766,477	(1,059,573)	(b)	-		(694,460)
Income (loss) from continuing operations	1,322,182	674,361	4,057,832	(1,508,252)		(907,247)		3,638,876

Benefit from (provision for) income taxes	(369,673)	(319,432)	-	558,053		(1,165,716)	(f)	(1,296,768)
Net income (loss)	$952,509	$354,929	$4,057,832	$(950,199)		$(2,072,963)		$2,342,108

Basic earnings per share	$0.01							$0.02
Weighted-average shares outstanding	73,917,190						(c/g)	142,133,381

Diluted earnings per share	$0.01							$0.01
Weighted -average shares outstanding	104,349,455						(c/g)	172,565,646

See accompanying notes to unaudited pro forma combined condensed financial statements.

Unaudited Pro Forma Combined Condensed Statement of Operations
For the Year Ended December 31, 2006

	Historical
	Deep Down
	Inception	Mako	Flotation
	June 29, 2006 -	Year Ended	Year Ended	Mako		Flotation		Combined
	December 31,	December 31,	December 31,	Pro Forma		Pro Forma		Pro Forma
	2006	2006	2006	Entries		Entries		Results

Revenues	$978,047	$6,414,979	$6,379,574	$-		$-		$13,772,600
Cost of sales	565,700	2,413,551	3,699,075	-		-		6,678,326

Gross profit	412,347	4,001,428	2,680,499	-		-		7,094,274

Total operating expenses	3,627,788	2,222,567	1,635,752	489,468	(a)	907,247	(d/e)	8,882,822

Operating income (loss)	(3,215,441)	1,778,861	1,044,747	(489,468)		(907,247)		(1,788,548)

Total other expense	(62,126)	(31,765)	(7,024)	(1,059,573)	(b)	-		(1,160,488)
Income (loss) from continuing operations	(3,277,567)	1,747,096	1,037,723	(1,549,041)		(907,247)		(2,949,036)

Income tax (expense) benefit	(22,250)	(671,822)	-	573,145		(48,276)	(f)	(169,203)
Net income (loss)	$(3,299,817)	$1,075,274	$1,037,723	$(975,896)		$(955,523)		$(3,118,239)

Basic earnings (loss) per share	$(0.04)							$(0.02)
Weighted-average shares outstanding	76,701,569						(c/g)	144,935,755

Diluted earnings (loss) per share	$(0.04)							$(0.02)
Weighted-average shares outstanding	76,701,569						(c/g)	144,935,755

See accompanying notes to unaudited pro forma combined condensed financial statements.

The Unaudited Pro Forma Combined Condensed Statements include the following pro forma assumptions and entries for Mako (net of estimated taxes at Deep Down’s estimated combined effective rate of 37%):

(a)	Amortization of the intangible assets at a rate of $40,789 per month for the respective periods. One month is included in the historical Deep Down total for the year ended December 31, 2007.

(b)
Represents cash interest plus amortization of deferred financing costs and debt discounts for the Credit Agreement.  Interest is payable at 15.5% on the outstanding principal, and the related fees are amortized using the effective interest method over the four-year life of the loan.

(c)	A total of 9,377,043 shares were issued for the total transaction. These pro forma amounts give effect as if shares were issued January 1, 2006.

The Unaudited Pro Forma Combined Condensed Statements include the following pro forma assumptions and entries for Flotation:

(d)	Recognition of stock-based compensation from employee stock options issued in connection with the acquisition of Flotation. Deep Down estimated $7,343 per month for the respective time periods.

(e)	Amortization of the intangible assets at a rate of $68,261 per month based on the lives in the table above.

(f)
Represents estimated income tax accruals for the historical income plus all pro forma adjustments for the respective periods at Deep Down’s estimated combined effective rate of 37%. Flotation was an S-Corp, and as such did not accrue income taxes in its historical financial statements.

(g)
A total of 58,857,143 common shares of Deep Down were issued; 57,142,857 in connection with the Private Placement, and 1,714,286 to Flotation shareholders. These pro forma amounts give effect as if shares were issued January 1, 2006.

SELECTED HISTORICAL FINANCIAL INFORMATION

The following tables present summary historical financial information for Deep Down and its wholly-owned subsidiaries as of the dates and for the periods indicated. The historical consolidated financial data for the years ended December 31, 2008 and 2007 and the predecessor and successor historical consolidated financial data for the periods indicated for the year ended December 31, 2006 are derived from our audited consolidated financial statements appearing elsewhere in this Prospectus.

	Historical
	Predecessor	Successor	Successor	Successor
	Company	Company	Company	Company
	For the 324-Day
	Period from
	January 1, 2006	Inception
	to	June 29, 2006 -	Year Ended	Year Ended
	November 20,	December 31,	December 31,	December 31,
	2006 (1)	2006 (2)	2007 (3)	2008 (4)
Results of operations data:
Revenues	$7,843,102	$978,047	$19,389,730	$35,769,705
Cost of sales	4,589,699	565,700	13,306,086	21,686,033

Gross profit	3,253,403	412,347	6,083,644	14,083,672

Total operating expenses	2,255,254	3,627,788	4,425,800	15,575,519

Operating income (loss)	998,149	(3,215,441)	1,657,844	(1,491,847)

Total other income (expense)	(141,130)	(62,126)	(335,662)	(3,873,418)
Income (loss) from continuing operations	857,019	(3,277,567)	1,322,182	(5,365,265)

Income tax benefit (expense)	-	(22,250)	(369,673)	1,042,372
Net income (loss)	$857,019	$(3,299,817)	$952,509	$(4,322,893)

Basic earnings (loss) per share		$(0.04)	$0.01	$(0.03)
Weighted-average shares outstanding		76,701,569	73,917,190	142,906,616

Diluted earnings (loss) per share		$(0.04)	$0.01	$(0.03)
Weighted-average shares outstanding		76,701,569	104,349,455	142,906,616

EBITDA (5)	$1,137,456	$(3,188,280)	$4,086,631	$398,514

Cash flow data:
Cash provided by (used in):
Operating activities	$559,273	$(56,242)	$(3,006,136)	$(202,412)
Investing activities	(282,559)	101,497	(1,358,429)	(30,963,148)
Financing activities	(307,381)	(32,893)	6,558,323	31,454,804

Balance sheet data (at period end):
Cash and cash equivalents	$101,597	$12,462	$2,581,220	$2,631,319
Working capital	857,179	932,929	6,548,723	9,307,682
Total assets	2,993,656	10,129,563	36,051,689	63,696,043
Total liabilities	2,062,298	6,358,489	19,043,929	9,860,769
Total debt	1,201,241	1,168,348	11,693,995	2,101,387
Total temporary equity	-	7,070,791	4,419,244	-
Stockholders' equity (deficit)	931,358	(3,299,717)	12,588,516	53,835,274

See accompanying notes to unaudited pro forma combined condensed financial statements.

(1)
The predecessor company’s financial statements are presented in accordance with Rule 310(a) of Regulation S-B, and contain the operating results of Deep Down, Inc. from January 1, 2006 to November 20, 2006. Per Rule 405 of Regulation C, the term “predecessor” means a person the major portion of the business and assets of which another person acquired in a single succession, or in a series of related successions in each of which the acquiring person acquired the major portion of the business and assets of the acquired person.  See the full discussion of the Company’s history in the Management’s Discussion and Analysis section of this Prospectus on page 34.

(2)
Consistent with the provisions of SFAS 141 “Business Combinations,” the successor company’s financial statements contain the operating results of Subsea since its inception on June 29, 2006, plus the operating results of Deep Down, Inc. from November 21, 2006 (its acquisition date by Subsea).

(3)
Historical successor company results of operations for the year ended December 31, 2007 include the historical results of ElectroWave and Mako from the dates of their acquisitions in April 2007 and December 2007, respectively.

(4)
Historical successor company results of operations for the year ended December 31, 2008 include the results of ElectroWave and Mako for the full twelve months, and eight months of results of operations for Flotation since its acquisition was effective May 1, 2008.

(5)
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a non-GAAP financial measure. Deep Down uses EBITDA as an unaudited supplemental financial measure to assess the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis; its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate EBITDA in a similar manner; and the ability of Deep Down assets to generate cash sufficient for Deep Down to pay potential interest costs. Deep Down also understands that such data are used by investors to assess the Company's performance. However, the term EBITDA is not defined under generally accepted accounting principles and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with generally accepted accounting principles. When assessing Deep Down’s operating performance or liquidity, investors should not consider this data in isolation or as a substitute for net income, cash flow from operating activities, or other cash flow data calculated in accordance with generally accepted accounting principles.

The following is a reconciliation of net income (loss) to EBITDA:

	Historical
	Predecessor	Successor	Successor	Successor
	Company	Company	Company	Company
	For the 324-Day
	Period from
	January 1, 2006	Inception
	to	June 29, 2006 -	Year Ended	Year Ended
	November 20,	December 31,	December 31,	December 31,
	2006 (1)	2006 (2)	2007 (3)	2008 (4)
EBITDA Reconciliation:
Net income (loss)	$857,019	$(3,299,817)	$952,509	$(4,322,893)
Tax expense (benefit)	-	22,250	369,673	(1,042,372)
Interest	141,130	62,126	2,337,485	3,400,673
Depreciation and amortization expense	139,307	27,161	426,964	2,363,106
EBITDA	$1,137,456	$(3,188,280)	$4,086,631	$398,514

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those financial statements appearing elsewhere in this prospectus supplement. This discussion contains forward-looking statements that involve significant risks and uncertainties. As a result of many factors, such as those set forth under “Risk Factors” and elsewhere in this prospectus supplement, our actual results may differ materially from those anticipated in our forward-looking statements.

History

Deep Down, Inc., a publicly traded Nevada corporation, originated on December 14, 2006, through a reverse merger with MediQuip Holdings, Inc. (“MediQuip”), a publicly traded Nevada corporation.  Deep Down, Inc., the operating company, was originally a Delaware corporation founded in 1997, but had been acquired in a series of transactions on November 21, 2006, by Subsea Acquisition Corporation (“Subsea”).

On June 29, 2006, Subsea, a Texas corporation, was formed by three shareholders with the intent to acquire offshore energy service providers. On November 21, 2006, Subsea acquired all the common stock of Strategic Offshore Services Corporation (“SOS”), a Texas corporation, for 3,000 shares of Subsea’s Series F preferred stock and 1,000 shares of Series G preferred stock from two common shareholders (who were also shareholders of Subsea).  Since the entities were under common control, and SOS did not constitute a business, the Company was charged compensation expense to shareholders for the fair value of both series of preferred stock totaling $3.3 million.

Consistent with the provisions of SFAS 141 “Business Combinations,” the successor company’s financial statements contain the operating results of Subsea since its inception on June 29, 2006, plus the operating results of Deep Down, Inc. from November 21, 2006 (its acquisition date by Subsea). The predecessor company’s financial statements are presented in accordance with Rule 310(a) of Regulation S-B, and contain the operating results of Deep Down, Inc. from January 1, 2006 to November 20, 2006. Per Rule 405 of Regulation C, the term “predecessor” means a person the major portion of the business and assets of which another person acquired in a single succession, or in a series of related successions in each of which the acquiring person acquired the major portion of the business and assets of the acquired person.

Additionally, on November 21, 2006, Subsea acquired Deep Down, Inc., a Delaware corporation founded in 1997. Under the terms of this transaction, all of Deep Down, Inc.’s shareholders transferred ownership of all of Deep Down Inc.’s common stock to Subsea in exchange for 5,000 shares of Subsea’s Series D preferred stock and 5,000 shares of Subsea’s Series E preferred stock resulting in Deep Down Inc. becoming a wholly-owned subsidiary of Subsea. On the same day, Subsea then merged with Deep Down, Inc., with the surviving company operating as Deep Down, Inc. This transaction was accounted for as a purchase, with Subsea being the accounting acquirer based on a change in voting control.

On December 14, 2006, after divesting its Westmeria Healthcare Limited subsidiary, MediQuip acquired all 9,999,999 outstanding shares of Deep Down common stock and all 14,000 outstanding shares of Deep Down preferred stock in exchange for 75,000,000 shares of common stock and 14,000 shares of preferred stock of MediQuip.  The shares of preferred stock of MediQuip were issued with the same designations, rights and privileges as the Deep Down preferred stock existing immediately prior to such transaction.  As a result of the acquisition, the shareholders of Deep Down obtained ownership of a majority of the outstanding voting stock of MediQuip.  MediQuip changed its name to Deep Down, Inc. as part of the transaction, and Deep Down, Inc. continued as a Nevada corporation following consummation of the acquisition. The merger was accounted for as a reverse merger whereby Deep Down was the accounting acquirer resulting in a recapitalization of Deep Down’s equity.

On April 2, 2007, Deep Down acquired substantially all of the assets of ElectroWave USA, Inc., a Texas corporation for a total purchase price of $0.2 million. Deep Down formed a wholly-owned subsidiary, ElectroWave USA, Inc., a Nevada corporation, to complete the acquisition.  Located in Channelview, Texas, ElectroWave offers design, assembly, installation and commissioning of electronic monitoring and control systems for the energy, military, and commercial business markets. This was not a "significant" acquisition; therefore, no pro forma results are included for this acquisition in this Prospectus.

Effective December 1, 2007, Deep Down acquired all of the common stock of Mako Technologies, Inc. for a total purchase price of $11.3 million including transaction fees.  Deep Down formed a wholly-owned subsidiary, “Mako”, to complete the acquisition.  Located in Morgan City, Louisiana, Mako serves the offshore petroleum and marine industries with technical support services, and equipment vital to offshore petroleum production, through rentals of its remotely operated vehicles (“ROV”), topside and subsea equipment and support systems used in diving operations, maintenance and repair operations, offshore construction and environmental and marine surveys.

On June 5, 2008, Deep Down completed the acquisition of Flotation for a total purchase price of $23.9 million. Deep Down also purchased related technology from an entity affiliated with the selling shareholders. Deep Down effectively dated the acquisition for accounting purposes as of May 1, 2008 and consummated the closing on June 6, 2008. Flotation engineers, designs and manufactures deepwater buoyancy systems using high-strength FlotecTM syntactic foam and polyurethane elastomers from its facilities in Biddeford, Maine.

In February 2009, we formed Deep Down International Holdings, LLC, a Nevada limited liability company and wholly-owned subsidiary of the Company, for the purpose of holding securities for foreign companies organized or acquired by Deep Down. Deep Down International Holdings, LLC currently has no assets or operations.

Our current operations are the result of the acquisitions of Deep Down, ElectroWave, Mako and Flotation.  In addition to our strategy of continuing to grow and strengthen our operations, including by expanding our services and products in accordance with our customers’ demands, we intend to continue to seek strategic acquisitions of complementary service providers, product manufacturers and technologies that are focused primarily on supporting offshore deepwater exploration, development and production of oil and gas reserves and other maritime operations.

Recent Events

On March 5, 2009, the Company’s wholly-owned subsidiary, Flotation, obtained loan proceeds in the principal amount of approximately $1.8 million pursuant to a loan agreement Flotation and the Company entered into with TD Bank, N.A. (“TD Bank”) as of February 13, 2009.  This loan agreement provides a further commitment to Flotation for advancement of principal in the amount of $0.3 million.  Loans under the loan agreement are generally secured by Flotation’s operational premises in Biddeford, Maine under a mortgage and security agreement and a collateral assignment of leases and rents.  In connection with the loan agreement, TD Bank required that the Company enter into a debt subordination agreement that subordinated any debt Flotation owes to the Company other than accounts payable between them arising in the ordinary course of business.  Furthermore, as part of the loan agreement, TD Bank required a “negative pledge” that prohibits Flotation and the Company from granting security interests in Flotation’s personal property, other than such security interests granted in respect of the Company’s primary facility for borrowed money (as currently held with Whitney National Bank (“Whitney Bank”)).  The Company is obligated to repay proceeds funded on March 5, 2009 based on a schedule of monthly installments of approximately $13,000, with an initial payment on March 13, 2009 and a final payment of all remaining outstanding and unpaid principal and accrued interest in February 2016. However, upon advancement of additional principal amounts available under the loan agreement, TD Bank will recalculate the monthly installments to an amount that will fully amortize the then outstanding principal balance over a 20-year amortization schedule.

In connection with such loan for Flotation, the Company entered into a second amendment of its existing credit facility with Whitney Bank to permit such loan and the security and other arrangements relating to Flotation’s loan agreement.  The terms of the second amendment also included a guarantor’s consent and agreement, to be signed by each of the Company’s subsidiaries as guarantors of the obligations of the Company under such existing credit facility, that Whitney required as a condition to the effectiveness of the second amendment.  Additionally, Whitney Bank required that Deep Down International Holdings, LLC, a Nevada limited liability company and wholly owned subsidiary of the Company formed in February 2009, enter into joinder agreements for the guaranty and security agreement arrangements generally required of the Company’s subsidiaries under the existing credit facility.  Deep Down International Holdings, LLC currently has no material assets or operations.

Critical Accounting Policies

The accompanying discussion and analysis of our financial condition and results of operations is based upon our audited consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. See Note 1 “Nature of Business and Summary of Significant Accounting Policies” of our consolidated financial statements included in this Prospectus for additional details. The following discussion addresses our most critical accounting policies, which are those that require significant judgment and use of assumptions.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest.  The allowance for doubtful accounts on trade receivables is our best estimate of the probable amount of credit losses in our existing accounts receivables.  A considerable amount of judgment is required in assessing the realization of receivables.  Relevant assessment factors include the credit worthiness of the customers and prior collection history.  Account balances are charged off against the allowance after all reasonable means are exhausted and the potential for recovery is considered remote.  The allowance requirements are based on the most current facts available and are re-evaluated and adjusted on a regular basis and as additional information is received.  We do not expect to have any off-balance sheet credit exposure related to our customers.

Consolidation

The accompanying audited financial statements include the results of Deep Down and all of its wholly-owned subsidiaries, including Deep Down Delaware since its inception on June 29, 2006, ElectroWave since its acquisition on April 2, 2007, Mako since its acquisition on December 1, 2007 and Flotation since its acquisition on May 1, 2008.  All significant intercompany balances and transactions have been eliminated.

Long-Lived Assets

We evaluate long-lived assets for impairment whenever changes in circumstances indicate that the carrying amount of the asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset.  If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts exceed the fair values of the assets.  Assets to be disposed are reported at the lower of carrying values or fair values, less costs of disposal. We found no significant adjustments during our review of fixed assets.

Stock-Based Compensation

We account for stock-based compensation issued to employees and non-employees as required by SFAS No. 123(R) “Share-Based Payment”. Under these provisions, we record expense ratably over the requisite service period based on the fair value of the awards determined at the grant date utilizing the Black-Scholes pricing model for options and warrants.  We first granted stock options in April 2007, and thus do not have extensive history upon which to evaluate our estimates. For the year ended 2008, we estimated forfeitures to be 0%. We expect to increase our forfeiture estimate in future periods as we accumulate our history with regard to forfeitures.

Key assumptions used in the Black-Scholes model for both stock options and warrant valuations include (1) expected volatility (2) expected term (3) discount rate and (4) expected dividend yield. Since we do not have a sufficient trading history to determine the volatility of our own stock, we based our estimates of volatility on a representative peer group consisting of companies in the same industry, with similar market capitalizations and similar stage of development.  Additionally, Deep Down continues to use the simplified method related to employee option grants as allowed by Staff Accounting Bulletin (“SAB”) 110, “Share-Based Payments”.

The fair value of each stock option or warrant grant is estimated on the date of the grant using the Black-Scholes model and is based on the following key assumptions for the year ended December 31, 2008:

Dividend yield	0%
Risk free interest rate	2.52%
Expected life of options	2 years
Expected volatility	51.7% - 61.3%
Revenue Recognition

We generally recognize revenue once the following four criterion are met:  (i) persuasive evidence of an arrangement exists, (ii) delivery of the equipment has occurred or services have been rendered, (iii) the price of the equipment or service is fixed and determinable and (iv) collectability is reasonably assured.  For certain fabrication projects, revenue is recognized upon shipment or when customer-specific contract elements (“milestone(s)”) are met.   Fabrication and sale of equipment billings are contingent upon satisfaction of a significant condition of sale milestone, including but not limited to, factory acceptance testing and customer approval, and recognized upon transfer of title to the customer.  Service revenue is recognized as the service is provided.

From time to time, we enter into large fixed price contracts which we determine that recognizing revenues for these types of contracts is appropriate using the percentage-of-completion method under Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts” (“SOP 81-1”), which compares the percentage of costs incurred to date to the estimated total costs for the contract.  This method is preferred because management considers total costs the best available measure of progress.

Total costs include all direct material and labor costs plus all indirect costs related to contract performance, such as supplies, equipment repairs, employee travel and supervisor time. Selling, general and administrative costs are charged to expense as incurred.  Provisions for estimated losses on uncompleted contracts (if any) are made in the period in which such losses are determined.  Changes in job performance, job conditions, and total contract values may result in revisions to costs and income and are recognized in the period in which the revisions are determined.  Unapproved change orders are accounted for in revenue and cost when it is probable that the costs will be recovered through a change in the contract price. In circumstances where recovery is considered probable but the revenues cannot be reliably estimated, costs attributable to change orders are deferred pending determination of contract price.

Costs and estimated earnings in excess of billings on uncompleted contracts arise when revenues are recorded on a percentage-of-completion basis but cannot be invoiced under the terms of the contract. Such amounts are invoiced upon completion of contractual milestones. Billings in excess of costs and estimated earnings on uncompleted contracts arise when milestone billings are permissible under the contract, but the related costs have not yet been incurred. All contract costs are recognized currently on jobs formally approved by the customer and contracts are not shown as complete until virtually all anticipated costs have been incurred and the items are shipped to the customer.

In accordance with industry practice, assets and liabilities related to costs and estimated earnings in excess of billings on uncompleted contracts, as well as billings in excess of costs and estimated earnings on uncompleted contracts, have been classified as current. The contract cycle for certain long-term contracts may extend beyond one year, thus collection of amounts related to these contracts may extend beyond one year.

All intercompany revenue balances and transactions were eliminated in consolidation.

Goodwill and Intangible Assets

Goodwill represents the cost in excess of the fair value of net assets acquired in business combinations. SFAS No. 142, “Goodwill and Other Intangible Assets” (SFAS 142), prescribes the process for impairment testing of goodwill on an annual basis or more often if a triggering event occurs. Goodwill is not amortized, and there were no indicators of impairment at December 31, 2008.

We evaluated the carrying value of goodwill during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include a significant adverse change in legal factors or in business or the business climate or unanticipated competition. When evaluating whether goodwill is impaired, we compare the fair value of the business to its carrying amount, including goodwill. The fair value of the reporting unit is estimated using the income or discounted cash flows method. If the carrying amount of the business exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of the reporting unit’s goodwill to its carrying amount.

Our intangible assets consist of assets acquired in the purchases of the Mako and Flotation subsidiaries and is comprised of customer lists, non-compete covenants with key employees and trademarks related to Mako’s ROVs and to Flotation’s processes, materials and technology.  We amortize the intangible assets over their useful lives ranging from three to forty years on a straight-line basis.

Income Taxes

We have adopted the provisions of SFAS No. 109, “Accounting for Income Taxes" which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes,” by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. If a tax position is more likely than not to be sustained upon examination, then an enterprise would be required to recognize in its financial statements the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. We have determined that there was no FIN 48 tax liability at December 31, 2008.

Results of Operations

Fiscal Year Ended December31, 2008 Compared to Fiscal Year Ended December 31, 2007

Revenue

	2008	2007	Change	%
Revenues	$35,769,705	$19,389,730	$16,379,975	84.5%

Revenues increased by approximately $16.4 million, or 84.5% to $35.8 million for the year ended December 31, 2008 from approximately $19.4 million for the previous year. This increase in revenue was primarily attributable to strong demand for our services and equipment from our customers in the oil and gas industry and the impact of the inclusion of our acquisitions of Mako and Flotation, which accounted for $17.3 million of the increase. The remainder of the change in revenue is due to not repeating some large construction projects that we billed in fiscal 2007, since they had low gross margins and did not meet our criteria for continuing orders.

Cost of Sales
	2008	2007	Change	%
Cost of sales	$21,686,033	$13,306,086	$8,379,947	63.0%
Gross Margin	$14,083,672	$6,083,644	$8,000,028	131.5%
Gross Margin %	39%	31%	49%

Gross profit was $14.1 million for the year ended December 31, 2008 compared to $6.1 million for the previous year, reflecting an overall improvement in gross profit margin from 31% to 39%. Gross margins were positively impacted by the inclusion of our acquisitions of Flotation and Mako, which had slightly better margins than the rest of the Company operations.

Selling, General and Administrative Expenses

Selling, general and administrative expenses (“SG&A”) included rent, utilities, general office expenses, insurance, personnel and other costs necessary to conduct business operations.  SG&A for the year ended December 31, 2008 was $14.3 million compared to $4.3 million for the same period last year for an increase of $10.0 million. The acquisitions of Mako and Flotation represented $3.8 million of the increase. Bad debt increased by $1.4 million due to the write off of certain accounts, one of which filed for bankruptcy protection. Personnel and related costs (not included in the Mako and Flotation amount) increased by $2.3 million due to expansion of our businesses requiring more personnel and the related requirements to administer a public company and comply with reporting requirements. Additionally, we paid approximately $2.0 million more than the prior year in professional, accounting and legal fees to support our various initiatives during fiscal 2008 relating to the filing of a registration statement and to support the referenced acquisitions. Stock-based compensation related to employee stock options and restricted stock was approximately $0.6 million in the current fiscal year compared to approximately $0.2 million for the comparable prior year period.

Depreciation and amortization expense

	2008	2007	Change	%
Depreciation	$1,314,138	$398,611	$915,527	229.7%
Amortization	1,048,968	28,353	1,020,615	3599.7%
Depreciation and amortization	$2,363,106	$426,964	$1,936,142	453.5%

Depreciation and amortization expense for the year ended December 31, 2008 was $2.4 million compared to $0.4 million for the year ended 2007 due mainly to the acquisitions of Mako and Flotation, though Flotation has only eight months of depreciation expense since it was acquired May 1, 2008. Fixed assets acquired in the Mako and Flotation subsidiaries totaled $7.9 million. A total of $1.1 million of the depreciation expense is recorded as cost of sales related to revenue-producing assets, compared to $0.3 million for the previous year. In addition, amortization of intangible assets for the year ended December 31, 2008 was $1.0 million compared to approximately $28,000 for the year ended 2007. For the year ended December 31, 2008 we recorded eight months of amortization for Flotation intangible assets plus a full year of Mako intangible assets, whereas only one month of Mako amortization was included for 2007.

We depreciate our assets using the straight-line method over the estimated useful lives of the respective assets. Buildings are depreciated between ten and thirty six years, and leasehold improvements are amortized over the shorter of the assets' useful lives or lease terms. We depreciate equipment from two to seven years, computers and electronics from two to four years, and furniture and fixtures from two to seven years.  Deep Down’s intangible assets consist of $19.2 million in specifically identified intangible assets acquired in the purchase of the Flotation and Mako subsidiaries, including customer relationships, non-compete covenants, trademarks and various technology rights. We are amortizing the intangible assets over their estimated useful lives on the straight-line basis between three and forty years.

Interest Expense

Interest expense for the year ended December 31, 2008 was approximately $3.5 million compared to approximately $2.4 million for the prior year.  In connection with the early payoff of our credit agreement with Prospect in June 2008, we accelerated the remaining deferred financing costs totaling approximately $0.7 million and recorded this charge to interest expense. Additionally, approximately $1.5 million in debt discounts were accelerated and recorded as interest expense. We paid cash interest related to such credit agreement totaling approximately $0.9 million for the year ended December 31, 2008 compared to approximately $0.5 million in the prior year. For the prior year, approximately $1.6 million of the total interest related to accretion on the redemption of Series G and Series E Preferred Stock.

Gain/(loss) on debt extinguishment

In connection with the early payoff of our credit agreement with Prospect in June 2008, early termination fees of approximately $0.4 million were recognized as a loss on early extinguishment of debt. During the year ended December, 31, 2007, we executed a Securities Redemption Agreement with our former chief financial officer to redeem 4,000 shares of Series E exchangeable preferred stock at a discounted price of $500 per share for a total of $2.0 million.  The discount of $500 per share from the face value of $1,000 was accounted for as a substantial modification of debt, thereby generating a gain on extinguishment of debt of $2.0 million.

Net Income (loss)

Net loss was approximately $4.3 million for the year ended December 31, 2008 as compared to net income of approximately $1.0 million for the prior year. This is due primarily to the costs incurred with private placement of stock and the related registration statement penalty costs of approximately $1.2 million, the costs associated with the acquisition of Flotation, and a approximately $1.4 million increase to bad debt expense to increase reserves and write off a large receivable from a customer in Louisiana that filed for bankruptcy.

EBITDA

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a non-GAAP financial measure. We use EBITDA as an unaudited supplemental financial measure to assess the financial performance of our assets without regard to financing methods, capital structures, taxes or historical cost basis; our liquidity and operating performance over time in relation to other companies that own similar assets and that we believe calculate EBITDA in a similar manner; and the ability of our assets to generate cash sufficient for us to pay potential interest costs. We also understand that such data are used by investors to assess our performance. However, the term EBITDA is not defined under generally accepted accounting principles and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with generally accepted accounting principles. When assessing our operating performance or liquidity, investors should not consider this data in isolation or as a substitute for net income, cash flow from operating activities, or other cash flow data calculated in accordance with generally accepted accounting principles.

EBITDA decreased by approximately $3.7 million to $0.4 million for the year ended December 31, 2008 from approximately $4.1 million for the previous year. This decrease includes one-time charges of approximately $1.4 million for increased bad debt expense, and in connection with the acquisition of Flotation and the registration statement, approximately $1.2 million in professional fees plus approximately $1.2 million in accrued penalties associated with the delay in the approval of the registration statement.

The following is a reconciliation of net income (loss) to EBITDA for the years ended December 31, 2008 and 2007:

	2008	2007	Change	%
Net income (loss)	$(4,322,893)	$952,509	$(5,275,402)	(553.8%	)
Add back interest expense	3,511,177	2,430,149	1,081,028	44.5%
Deduct interest income	(110,504)	(92,664)	(17,840)	19.3%
Add back depreciation and amortization	2,363,106	426,964	1,936,142	453.5%
Add back tax expense (benefit)	(1,042,372)	369,673	(1,412,045)	(382.0%	)
EBITDA	$398,514	$4,086,631	$(3,688,117)	(90.2%	)

Fiscal Year Ended December31, 2007 Compared to the period from Inception, June 29, 2006 to December 31, 2006

Pro forma Results of Operations

As discussed in “History” above on page 34, on November 21, 2006, Subsea, a company formed on June 29, 2006, acquired Deep Down, Inc., which was founded in 1997. The transaction was accounted for as a purchase according to SFAS 141, “Business Combinations”, as there was a change of control.

As a result, the audited successor financial results disclosed elsewhere in this Prospectus contain the operating results of Subsea since its inception on June 29, 2006, plus the operating results of Deep Down, Inc. from November 21, 2006 (its acquisition date by Subsea). Management believes this stub period does not give a full view of the operations of Deep Down and, therefore, present pro forma results of operations. The following presentation and discussion of the unaudited pro forma consolidated results of operations has been prepared as if the acquisition of Deep Down had occurred at January 1, 2006. The unaudited pro forma amounts for the year ended December 31, 2006 contain the operating results of Subsea since its inception on June 29, 2006, plus the operating results of Deep Down, Inc. from November 21, 2006 to December 31, 2006, plus the predecessor operating results of Deep Down, Inc. from January 1, 2006 to November 20, 2006, plus the pro forma adjustment of approximately $0.375 million interest expense related to the accretion of the Series E Preferred Stock. The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisition been consummated as of that time, nor is it intended to be a projection of future results.

Deep Down, Inc.
Pro forma Statements of Operations

	Historical Results	Unaudited Pro forma
	Year Ended	Year Ended
	December 31, 2007	December 31, 2006

Revenues	$19,389,730	$8,821,149
Cost of sales	13,306,086	5,155,399

Gross profit	6,083,644	3,665,750

Operating expenses:
Selling, general & administrative (2)	4,284,553	5,710,324
Depreciation	141,247	166,468

Total operating expenses	4,425,800	5,876,792

Operating income	1,657,844	(2,211,042)

Other income (expense):
Gain on disposal of assets	1,823	-
Gain on debt extinguishment	2,000,000	-
Interest income	92,664	-
Interest expense (1)	(2,430,149)	(578,335)

Total other income	(335,662)	(578,335)

Income from continuing operations	1,322,182	(2,789,377)

Income tax expense	(369,673)	(22,250)
Net income (loss)	$952,509	$(2,811,627)

Basic earnings per share	$0.01	$(0.04)
Weighted-average shares outstanding	73,917,190	75,862,484

Diluted earnings per share	$0.01	$(0.04)
Weighted-average shares outstanding	104,349,455	75,862,484

(1)
 Includes approximately $1.6 million and $0.4 million, respectively, interest expense from the accretion of the Series E preferred shares. For the year ended December 31, 2006, approximately $0.37 million represents pro forma accretion.

(2)	The 2006 proforma amount includes approximately $3.3 million historical compensation expense from the issuance of Series F and G preferred shares during 2006.

Revenues

	2007	Pro forma 2006	Change	%

Revenues	$19,389,730	$8,821,149	$10,568,581	119.8%

Revenues increased by approximately $10.6 million, or 119.8% to $19.4 million for the twelve months ended December 31, 2007 from approximately $8.8 million for the comparable period in 2006. This increase was due primarily to a significant increase in the Company’s core operations at its Deep Down Delaware subsidiary, including increased revenue from the delivery of loose tube steel flying leads; new products such as launch and retrieval systems and an active heave compensated in-line winch system, winch system refurbishments, and increased acceptance of newly developed installation procedures utilizing our rapid deployment cartridges and subsea deployment baskets.  In addition, we experienced increased levels of service activity related to installations and recoveries of various subsea equipment.  These results were further augmented by ElectroWave revenue of approximately $3.2 million for the nine months since acquisition and Mako revenue of $0.8 million for the one month since acquisition.

Cost of sales

	2007	Pro forma 2006	Change	%

Cost of sales	$13,306,086	$5,155,399	$8,150,687	158.1%

As a percentage of revenues, cost of sales increased to approximately 67.1% in 2007 from approximately 58.4% in 2006. Gross margins were impacted by increased engineering and other costs associated with new product development, including our new line of Proteus™ custom-engineered active heave compensated in-line winches, deep water rated (4000 meter) launch and retrieval systems, and other products in development. Management expects gross margins on these products to increase on future orders.  Management also expects overall margins to increase as a result of its recent acquisition of Mako’s rental and service operations.

Selling, general and administrative expenses

	2007	Pro forma 2006	Change	%
Selling, general and administrative	$4,284,553	$5,710,324	$(1,425,771)	(25.0%	)
Stock based compensation expense	(187,394)	(3,340,792)	3,153,398	(94.4%	)
Selling, general and administrative	$4,097,159	$2,369,532	$1,727,627	72.9%

Selling, general and administrative expenses include rent, utilities, general office expenses, insurance, personnel and other costs necessary to conduct business operations.  Stock-based compensation expense of approximately $0.2 million in fiscal 2007 relates to stock option grants during fiscal 2007 to various consultants and employees, and the $3.3 million stock-based compensation expense for fiscal 2006 related to the Series F and G Preferred Stock which was issued in exchange for the acquisition of 100% of the common stock of Strategic Offshore Services Corporation.  See further discussion of the fiscal 2006 transaction in History above.

After adjusting for the stock based compensation expense, selling, general and administrative expenses for the year ended December 31, 2007 was approximately $4.0 million, up approximately $1.7 million from $2.4 million for the comparable period in 2006.  The increase is primarily the result of an increased engineering staff to focus on the development of new products and quality control, increased administrative personnel, increased sales staff, and increased costs of functioning as a public company and pursuing acquisitions. As a percentage of revenues, selling, general and administrative expenses decreased to approximately 22% in 2007 from approximately 26.9% in 2006.

For fiscal 2007, the consolidated selling, general and administrative expenses were as follows: $1.7 million administrative payroll and benefits, $0.2 million insurance cost, $0.8 million in accounting, legal and expenses related to public company reporting requirements, $0.1 million in advertising and sales related expenses, $0.9 million in rental, utility and general office expenses and $0.1 million in property and sales taxes.

Depreciation and amortization expense

	2007	Pro forma 2006	Change	%
Depreciation	$398,610	$166,468	$232,142	139.5%
Amortization	28,354	-	28,354	-
Depreciation and amortization	$426,964	$166,468	$260,496	156.5%

Depreciation increased by approximately $0.3 million, or 162.% to $0.4 million for the twelve months ended December 31, 2007 from approximately $0.2 million for the comparable period in 2006.  A total of $0.29 million of the depreciation expense is recorded as cost of sales related to revenue-producing assets for the year ended December 31, 2007.  During fiscal 2007, we acquired approximately $3.2 million in fixed assets through the acquisition of the Mako subsidiary in December 2007 and approximately $45,500 in fixed assets in the acquisition of ElectroWave in April, 2007.  Additionally, we purchased approximately $0.8 million in fixed assets during fiscal 2007, including a 100-ton mobile gantry crane valued at $0.5 million, under a capital lease.

We depreciate our assets using the straight-line method over the estimated useful lives of the respective assets. Buildings are amortized over 36 years, and leasehold improvements are amortized over the shorter of the assets' useful lives or lease terms. Equipment lives range from two to seven years, computers and electronic lives are from two to three years, and furniture and fixtures are two to seven years.  Deep Down’s intangible assets consist of $4.4 million in specifically identified intangible assets acquired in the purchase of the Mako subsidiary on December 1, 2007, specifically Mako’s customer list, a non-compete covenant and trademarks related to Mako’s ROVs.  We are amortizing the intangible assets over their estimated useful lives on the straight line basis between five and twenty five years.

Interest expense

	2007	Pro forma 2006	Change	%
Cash interest expense	$594,667	$155,077	$439,590	283.5%
Amount related to amortization of debt discounts and deferred financing costs	190,491	-	190,491	-
Amount related to accretion	1,644,991	423,258	1,221,733	288.6%
Total interest expense	$2,430,149	$578,335	$1,851,814	320.2%

Interest expense increased by approximately $1.9 million to $2.4 million for the twelve months ended December 31, 2007 from approximately $0.5 million for the comparable period in 2006.

During fiscal 2006, in conjunction with the reverse merger with Subsea, Deep Down determined that the Series E and Series G Preferred Stock was more like debt than equity due to their “redeemable exchangeable” nature into notes.  The fair value calculated for the Series E and G Preferred Stock issued in exchange for 100% of the Deep Down Delaware common stock and Strategic Offshore Services Corporation using a 20% discount rate which was significantly greater than the 6% interest on the three-year term note into which those preferred shares were exchangeable. Deep Down has been accreting the difference between the determined value and the face value of $1000 per share for which we are obligated as interest expense. During fiscal 2007, we redeemed all of the Series G Preferred Stock in exchange for 3,250 shares of Series E Preferred Stock. Additionally, a total of 7,750 shares of Series E Preferred Shares were redeemed, which generated non-cash interest expense of $1.6 million, plus approximately $42,000 of non-cash interest expense on the 500 shares of Series E Preferred Stock which remain outstanding at December 31, 2007.  The amount of discount associated with the Series E Preferred stock outstanding at December 31, 2007 is $0.1 million.

On August 6, 2007, Deep Down entered into a $6.5 million secured Credit Agreement with Prospect and received an advance of $6.0 million on that date.  The Credit Agreement provides for a 4-year term, an annual interest rate of 15.5%, with the ability to defer up to 3.0% of interest through a PIK (paid-in-kind) feature and principal payments of $0.25 million per quarter beginning September 30, 2008, with the remaining balance outstanding due August 6, 2011. Interest payments are payable monthly, in arrears, on each month end commencing on August 31, 2007.  Interest paid through December 31, 2007 was $0.4 million.  Deep Down paid the full 15.5% and did not exercise the PIK feature for the monthly periods through December 2007.

On December 21, 2007, Deep Down entered into an amendment to the Credit Agreement (the “Amendment”) to provide the funding for the cash portion of the purchase of Mako. The total commitment available under the Amendment was increased to $13.0 million, and the quarterly principal payments increased to $0.25 million, with the payment dates remaining the same. The interest terms and loan covenants also remained substantially the same under the Amendment. Deep Down was advanced an additional $6.0 million on January 4, 2008 under terms of the Amendment.

Terms of the Credit Agreement also include a detachable warrant to purchase up to 4,960,585 shares of common stock at an exercise price of $0.507 per share.  The warrant has a five-year term and becomes exercisable on the two-year anniversary of the original financing, August 6, 2009.  The proceeds of the debt were allocated to the warrants based on its estimated relative fair value at the measurement date of when the final agreement was signed and announced and reflected as a discount to the debt. The relative fair market value of these warrants was $1.5 million and is being amortized as interest expense. Interest expense associated with the fair market value of the warrant was $0.1 million during 2007.

Additionally, in connection with the initial advance in August 2007, Deep Down pre-paid $0.2 million in points to the lender which was treated as a discount to the note.  The discount associated with the value of the warrants and the pre-paid points are being amortized into interest expense over the life of the note agreement using the effective interest method.  A total of $0.1 million has been amortized into interest expense through December 31, 2007.

In connection with the second advance in January 4, 2008, Deep Down pre-paid $0.2 million in points to the lender which was treated as a discount to the note.

Deep Down capitalized a total of $0.6 million in deferred financing costs related to the original amounts borrowed under the Credit Agreement.  Of this amount, $0.4 million was paid in cash to various third parties related to the financing, and the remainder of $0.1 million represents the Black Scholes valuation of warrants issued to one of these third party vendors.  The warrant is a detachable warrant to purchase up to 320,000 shares of common stock at an exercise price of $0.75 per share (calculated as the volume weighted average closing price of the common stock for the ten days immediately preceding the closing of the Credit Agreement which took place on August 6, 2007).  The warrant has a five-year term and becomes exercisable on the two-year anniversary of the original financing, August 6, 2009.  The assumptions used in the Black Scholes model included (1) expected volatility of 52.7%, (2) expected term of 3.5 years, (3) discount rate of 5% and (4) zero expected dividends.  The deferred financing cost is being amortized using the effective interest method over the term of the note.  A total of $0.1 million of deferred financing cost was amortized into interest expense through December 31, 2007.

In connection with the second advance under the Credit Agreement on January 4, 2008, Deep Down capitalized an additional $0.3 million in deferred financing costs.  Of this amount, $0.2 million was paid in cash to various third parties related to the financing, and the remainder of $45,946 represents the Black Scholes valuation of warrants issued to one of these third party vendors.  The detachable warrant was granted to purchase up to 118,812 shares of common stock at an exercise price of $1.01 per share.  The warrant has a five-year term and is immediately exercisable.  The fair value of the warrant was estimated to be $45,946 based on the Black Scholes pricing model.  The assumptions used in the model included (1) expected volatility of 61.3%, (2) expected term of 2.5 years, (3) discount rate of 3.2% and (4) zero expected dividends.  Provisions in the warrant agreement allow for a cashless exercise provision, not to exceed 2% of outstanding common stock at the time of exercise.

Net Income (loss)

 Net income increased by approximately $3.8 million to $1.0 million for the twelve months ended December 31, 2007 as compared to a loss of approximately $2.8 million for the comparable period in 2006 due to the items discussed above.

EBITDA

	2007	Pro forma 2006	Change	%
Net income (loss)	$952,509	$(2,811,627)	$3,764,136	133.9%
Tax expense	369,673	22,250	347,423	-
Interest	2,337,485	578,335	1,757,327	303.9%
Depreciation and amortization expense	426,964	166,468	260,496	156.5%
EBITDA	$4,086,631	$(2,044,574)	$6,129,382	299.8%

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a non-GAAP financial measure. Deep Down uses EBITDA as an unaudited supplemental financial measure to assess the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis; its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate EBITDA in a similar manner; and the ability of Deep Down assets to generate cash sufficient for Deep Down to pay potential interest costs. Deep Down also understands that such data are used by investors to assess the Company's performance. However, the term EBITDA is not defined under generally accepted accounting principles and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with generally accepted accounting principles. When assessing Deep Down’s operating performance or liquidity, investors should not consider this data in isolation or as a substitute for net income, cash flow from operating activities, or other cash flow data calculated in accordance with generally accepted accounting principles. EBITDA increased by approximately $6.1 million to $4.1 million for the twelve months ended December 31, 2007 from approximately $(2.0) million for the comparable period in 2006.

Capital Resources and Liquidity

We believe that the liquidity we derived from the Private Placement and cash flows attributable to our operations is more than sufficient to fund our capital expenditures, debt maturities and other business needs. We generated our liquidity and capital resources primarily through operations and available capital markets. At December 31, 2008, long-term debt was $2.1 million, of which $0.4 million was current.

Notwithstanding the foregoing, on November 11, 2008, we entered into a $2.0 million revolving credit agreement (the “Revolver”) with Whitney Bank as lender.  On December 18, 2008, we amended the Revolver and added an additional $1.2 million to the credit agreement as a term loan.  We expect that such financing will sufficiently support our working capital needs. At December 31, 2008, we have not drawn any amounts available under the Revolver. The $1.2 million term loan was used to pay 75% of the new Super Mohawk 21 ROV which was delivered in January 2009. See Note 7 to the consolidated financial statements included in this Prospectus.

Our credit agreement with Whitney Bank provides for letters of credit, which we executed an irrevocable transferrable standby letter of credit with a customer for $1.1 million on February 10, 2009. The letter of credit was executed as a guarantee of performance by Deep Down and its subsidiaries on a long-term contract, allows partial and multiple drawings, and expires August 31, 2009 with an automatic one-year extension period unless cancelled 90 days in advance of the expiration date.

On March 5, 2009, Flotation, obtained loan proceeds in the principal amount of approximately $1.8 million pursuant to a loan agreement Flotation and the Company entered into with TD Bank as of February 13, 2009. This loan agreement provides a further commitment to Flotation for advancement of principal in the amount of $0.3 million. In connection with the loan agreement, TD Bank required that the Company enter into a debt subordination agreement that subordinated any debt Flotation owes to the Company other than accounts payable between them arising in the ordinary course of business.  Furthermore, as part of the loan agreement TD Bank required a “negative pledge” that prohibits Flotation and the Company from granting security interests in Flotation’s personal property, other than such security interests granted in respect of the Company’s primary facility for borrowed money (as currently held with Whitney Bank).  See Note 15 to the consolidated financial statements included in this Prospectus for further information on this loan agreement.

In connection with such loan for Flotation, the Company entered into a second amendment of its existing credit facility with Whitney Bank.  The terms of the second amendment included a guarantor’s consent and agreement, to be signed by each of the Company’s subsidiaries as guarantors of the obligations of the Company under such existing credit facility, that Whitney Bank required as a condition to the effectiveness of the second amendment. Additionally, Whitney Bank required that Deep Down International Holdings, LLC enter into joinder agreements for the guaranty and security agreement arrangements generally required of the Company’s subsidiaries under the existing credit facility.

As of December 31, 2008, our cash and cash equivalents were $2.6 million, which includes restricted cash of $0.1 million.  Cash and cash equivalents were $2.6 million including restricted cash of $0.4 million as of December 31, 2007.  Management believes that we have adequate capital resources when combined with our cash position and cash flow from operations to meet current operating requirements for the 12 months ending December 31, 2009.

On June 5, 2008, we sold 57,142,857 shares of Deep Down’s common stock in the Private Placement at a price of $0.70 per share, for a total purchase price of $40.0 million and net proceeds to us of approximately $37.1 million. We used $22.1 million of the net proceeds to fund the cash portion of the Flotation purchase, and used approximately $12.5 million to repay outstanding debt, interest and early termination fees on June 12, 2008. We retained the balance from the Private Placement to be used for working capital purposes. In connection with the Registration Rights Agreement associated with the Private Placement and under guidance of SFAS 5, we have reserved $1.2 million in potential damages for the 90-day period from September 4 to December 4, 2008. See Legal Proceedings on page 67 in this Prospectus with regard to the Registration Rights Agreement.

On January 4, 2008, in accordance with the terms of the purchase of Mako, the original shareholders of Mako received the first cash installment of $2.9 million, and on April 11, 2008 they received the final cash installment of $1.2 million pursuant to the securities redemption and shareholder payable agreement.

Cash Flow from Operating Activities

For the year ended December 31, 2008, cash used in operating activities was $0.2 million as compared to $3.0 million for the prior year. Our working capital balances vary due to delivery terms and payments on key contracts, costs and estimated earnings in excess of billings on uncompleted contracts, and outstanding receivables and payables. We used some of the operating cash flow to reduce accounts payable and accrued liabilities by $0.3 million compared to an increase of $1.0 million in 2007. Billings in excess of costs on uncompleted contracts increased by $2.1 million for 2008 mostly related to a large job that will be completed during 2009. Additionally, we recorded the following non-cash charges during 2008: amortization of deferred financing costs and debt discount related to the extinguishment of long-term debt totaling $2.6 million, share-based compensation of $0.6 million, bad debt expense of $1.5 million and depreciation and amortization of $2.4 million. In fiscal 2007, we had a gain on extinguishment of debt of $2.0 million related to the redemption of preferred stock at a discount, recognition of a sales type lease receivable of $0.9 million, an increase of finished goods of $0.5 million, depreciation and amortization of $0.4 million and amortization of deferred financing costs, debt discounts and accretion on preferred stock totaling $1.8 million.

Cash Flow from Investing Activities

For the year ended December 31, 2008, cash used in investing activities was $31.0 million as compared to $1.4 million for the prior year. The majority of the 2008 activity related to the cash paid to Flotation shareholders totaling $22.1 million offset by cash acquired, which was funded by the net proceeds of the Private Placement as discussed above. Additionally, in accordance with the terms of the purchase of Mako, we made the final cash payment to the original Mako shareholders in the amount of $4.2 million plus some adjustments to purchase price expenses. The restricted cash balance of $0.37 million as of December 31, 2007 was released in connection with the payoff of the Credit Agreement, offset by the increase in restricted cash of $0.1 million required under a letter of credit entered into during fiscal year 2008. We used $4.8 million for equipment purchases for the year ended December 31, 2008 as compared to $0.8 million for the prior year period.

Cash Flow from Financing Activities

For the year ended December 31, 2008, cash provided by financing activities was $31.5 million compared to $6.6 million for the prior year period. During the year ended December 31, 2008, we completed the foregoing described Private Placement for net proceeds of $37.1 million. In June 2008, we paid approximately $12.5 million to Prospect to pay the balance due under its Credit Agreement and related interest and early termination fees. In January 2008, in accordance with the terms of the purchase of Mako, we paid $0.9 million of notes payable plus accrued interest of $2,664, and received proceeds from Prospect totaling $5.6 million. During the third quarter of 2008, we received the balance due under the sales lease receivable, bringing the annual receipts to $0.6 million.

For the year ended December 31, 2007, net cash provided from financing activities was $6.6 million.  This was primarily due to long-term debt issuances totaling $6.2 million, which was offset by payments on long term debt of $2.8 million. Additionally, we received proceeds from the issuance of common stock net of expenses of $4.0 million.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Inflation and Seasonality

We do not believe that our operations are significantly impacted by inflation. Our business is not seasonal in nature.

Quantitative and Qualitative Disclosures About Market Risk

Financial market risks relating to our operations result primarily from changes in interest rates. We hold no securities for purposes of trading. Our cash and cash equivalents representing bank deposits at December 31, 2008 are not restricted as to withdrawal except for $135,855 related to a letter of credit for a vendor. Interest earned on our cash equivalents is sensitive to changes in interest rates. We have no variable rate debt outstanding as of December 31, 2008. The $2.0 million Revolver with Whitney Bank has a LIBOR-based interest rate. Outstanding amounts under the Revolver generally will bear interest at rates based on the British Bankers Association LIBOR Rate for dollar deposits with a term of one month plus an applicable rate of 2.00% to 3.00% based on the leverage ratio of Deep Down.

Controls and Procedures

Evaluation of Disclosure Controls and Procedures

We carried out an evaluation, under the supervision and with the participation of our management, including our Principal Executive Officer and Principal Financial Officer, of the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)).  Based upon that evaluation, our Principal Executive Officer and Principal Financial Officer concluded that, as of the end of the period covered in this Prospectus, our disclosure controls and procedures were not effective to ensure that information required to be disclosed in reports filed under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the required time periods and is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. This determination was in response to the SEC comment letter received February 26, 2009, in which the SEC stated that they require that we present the audited predecessor financial statements for Deep Down, Inc. for the period from January 1, 2006 through November 20, 2006, in accordance with Rule 310(a) of Regulation S-B. We remediated this on March 31, 2009 by supplementing the amounts reported in Form 10-KSB for December 31, 2007 with the predecessor audited financial information for Deep Down, Inc. from January 1, 2006 to November 20, 2006.

Our management, including our Principal Executive Officer and Principal Financial Officer, does not expect that our disclosure controls and procedures or our internal controls will prevent all error or fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.  Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs.  Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected.

Management’s Report on Internal Control Over Financial Reporting.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) under the Securities Exchange Act, as amended.  Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2008. In making this assessment, our management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.  We have identified the following material weaknesses.

1.
As of December 31, 2008, we did not maintain effective controls over the control environment.  Specifically, we have not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and directors.  Further, the Board of Directors does not currently have any independent members and no director qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-B.  We did not maintain the following controls: sufficient policies and procedures over the administration of an accounting and fraud risk policy, sufficient documentation on the review and follow-up on the remediation of deficiencies, and a sufficient segregation of duties to decrease the risk of inappropriate accounting. Since these entity level programs have a pervasive effect across the organization, management has determined that these circumstances constitute a material weakness.

2.
Management has determined that we did not maintain effective controls over the accuracy of revenue recognition. Specifically, there was not sufficient review, supervision, and monitoring in regards to projects accounted for under the percentage-of-completion method.

Because of these material weaknesses, management has concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2008, based on the criteria established in "Internal Control-Integrated Framework" issued by the COSO.

Changes in Internal Control Over Financial Reporting.

In our efforts to continuously improve our internal controls, management has taken steps to enhance the following controls and procedures subsequent to December 31, 2008 as part of our remediation efforts in addressing the material weaknesses above:

●
Management is in the process of implementing a new system-wide accounting and management software program to address the revenue recognition and gross margin analysis of projects accounted for under the percentage-of-completion method.

●	Management has prepared an Employee Handbook and Code of Conduct and plans to circulate these documents throughout the organization and obtain signed acknowledgements from employees.

●	Management has prepared an Employee Handbook and Code of Conduct and plans to circulate these documents throughout the organization and obtain signed acknowledgements from employees.

●	Management has increased documentation around certain authorization and review controls.

This Registration Statement on Form S-1 includes an attestation report of the Company’s independent registered public accounting firm regarding internal control over financial reporting which was included in the Company's annual report filed on Form 10-K as of December 31, 2008.

DESCRIPTION OF BUSINESS

See Management’s Discussion and Analysis of Financial Condition and Results beginning on page 35 for information relating to our History and Recent Events.

Segments.  For the fiscal years ended December 31, 2008,  2007 and 2006, the operations of Deep Down’s subsidiaries have been aggregated into a single reporting segment under the provisions of SFAS 131 “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”). We determined that the operating segments of Delaware, ElectroWave, Mako and Flotation (as of their respective acquisition dates) may be aggregated into a single reporting segment because aggregation is consistent with the objective and basic principles of paragraph 17 of SFAS 131. While the operating segments have different product lines, they are very similar with regards to the five criteria for aggregation. They are all service-based operations revolving around our personnel’s expertise in the deep water industry, and any equipment is produced to a customer specified design and engineered using Deep Down personnel’s expertise, with installation as part of our service revenue to the customer. Additionally, the segments have similar customers and distribution methods, and their economic characteristics were similar with regard to their gross margin percentages for the fiscal years ended December 31, 2008 and 2007.

Our Services and Products

Services.  We provide a wide variety of project engineering and management services, including the design, installation and retrieval of subsea equipment and systems, connection and termination operations, well commissioning services as well as construction support and ROV equipment rentals.  We pride ourselves on the ability to collaborate with the engineering departments of oil and gas operators, installation contractors and subsea equipment manufacturers to find the quickest, safest, and most cost-effective solutions to address all manner of issues in the subsea world.  We also provide various products in connection with the use of our installation, retrieval, storage and management services.

Offshore Project Management.  Our installation management team specializes in deepwater subsea developments. We are often contracted by our customers to assist with the preparation and evaluation of subsea development bids and requests for quotes.  Our experience comes from working with installation contractors, oil and gas operators, controls suppliers, umbilical manufacturers and other subsea equipment manufacturers, who often hire us to help ensure that a project progresses smoothly, on time and on budget.

Project Engineering.  Our engineers have experience ranging from the initial conceptual design phases through manufacturing and installation, and concluding with topside connections and commissioning.  Our experience provides us with a level of “hands on” and practical understanding that has proven to be indispensable in enabling us to offer customer solutions to the many problems encountered both subsea and topside.  Because of our wide knowledge base, our engineering team is often hired by oil and gas operators, installation contractors and subsea equipment manufacturers to provide installation management and engineering support services.  Our engineering team has been involved in most of the innovative solutions used today in deepwater subsea systems.  We specialize in offshore installation engineering and the writing of practical installation procedures.  We deal with issues involving flying leads, compliant umbilical splices, bend stiffener latchers, umbilical hardware, hold-back clamps, and the development of distribution system components.  We are heavily involved in the fabrication of installation aids to simplify offshore executions, and offer hydraulic, fiber optic, and electrical testing services and various contingency testing tools.

Installation Support and Management.  Our installation management services are centered on the utilization of standardized hardware, proven, well-tested installation techniques, and an experienced, consistent team that has proven to be safe and skilled in all aspects of the installation process.  We pride ourselves on supporting installation contractors through our installation management and engineering services, installation aids and equipment, and our offshore installation support services, including spooling operations, offshore testing, and flying lead installation support. Many installation contractors find it beneficial to utilize our services to help reduce on-board personnel since our specialized technicians can perform multiple tasks. We have designed and fabricated many different installation tools and equipment over the years.  We have been involved in the design of the following equipment to help make installations run as smoothly as possible:  steel flying leads, steel flying lead deployment systems, umbilical hardware and termination systems, umbilical bell mouths, lay chutes, rapid deployment cartridges, horizontal drive units, mud mats, flying lead installation and parking frames, umbilical termination assembly stab & hinge over systems, and numerous other pieces of offshore equipment.  Our team has vast experience with the installation of flexible and rigid risers and flowlines, umbilicals, flexible and rigid jumpers, steel tube and thermoplastic hose flying leads, pipeline end terminations (“PLETs”) and manifolds.  In addition, we provide an extensive array of installation aids, including steel flying lead installation systems, a 5-ton Caterpillar® tensioner, a 10-foot radius lay chute with work platform, many varieties of buoyancy, clump weights, VIV strakes, mud mats, dual tank skids, gang boxes, work vans, pumping and testing skids, control booths, fluid drum carriers, crimping systems, load cells,  300 and 340-ton under-rollers, a 200-ton carousel, UTA running and parking deployment frames, termination shelters, pipe straightners, ROV hooks and shackles, stackable SeaStax® tanks, baskets, and boxes, and ballgrab rental rigging.

Spooling Services.  Our experienced personnel are involved in the operation of spooling equipment on many projects, including operations for other companies to run their spooling equipment.  We have developed a very efficient (in both time and cost) system for spooling, utilizing our horizontal drive units, under-rollers, tensioners, carousels and rapid deployment cartridges.

Pull-In Operations.  We are involved in the pull-in operations for most of the major umbilical projects in the Gulf of Mexico.  Our familiarity with offshore systems is important, and our pull-ins run smoothly because the same engineers who plan the pull-in operations are also involved in supervising the offshore operations.  Our offshore servicemen comprise the topside umbilical support team and are familiar with the umbilical termination hardware.  These same servicemen are often involved in terminating the umbilicals at the manufacturers’ yard several weeks prior to the installation.  Everything is thoroughly tested prior to installation, including winches at the rental contractor’s yard and after set-up on the platform. Load cells are tested onshore, and the same load cells are used to test the system offshore. This eliminates variables and validates the condition of the pull-in system.  We then perform pull-ins under more controlled conditions with increased confidence, resulting in safer operations.

Terminations.  Deep Down and members of its team have been involved in umbilical terminations since 1988.  The Company’s team was involved with the designs for the armored thermo plastic umbilicals at Multiflex, the first steel tube umbilical in the Gulf of Mexico for the Shell Popeye® umbilical, and the standardization of many steel tube umbilical terminations.  We have also pioneered the concept of the compliant Moray® section that enables a traditional helically wound umbilical to be used for direct well step outs, or long field flying leads.  Our management believes we are the only company that can terminate umbilicals provided by any manufacturer with the same termination system.

Testing Services.  Umbilical manufacturers, control suppliers, installation contractors, and oil and gas operators utilize our services to perform all aspects of testing, including initial Factory Acceptance Testing (“FAT”), Extended Factory Acceptance Testing (“EFAT”) and System Integration Testing (“SIT”), relating to the connecting of the umbilical termination assemblies, the performing of installations, and the completion of the commissioning of the system thereafter.  To execute these services, we have assembled a variety of personnel and equipment to ensure that all testing operations are done in the safest and time-efficient manner, ensuring a reduced overall project cost.  We also work hard to utilize the most detailed digital testing and monitoring equipment to ensure that the most accurate data is provided to our clients.  We have been hired to perform coiled tubing flushing, cleaning, and hydro testing, umbilical filling, flushing, pressure, flow rate, and cleanliness testing, load out monitoring and testing, installation monitoring, post installation testing, system commissioning, umbilical intermediate testing, and umbilical termination assembly cleanliness, flow, and leak testing.  We believe we have one of the best filling, flushing and testing teams in the business. Deep Down employs a variety of different pumping systems to meet industry needs and offers maximum flexibility.  Our philosophy is to flush through the maximum number of lines at the highest flow rate possible to maximize efficiency.  We have assembled a comprehensive list of offshore pumping units and an assortment of chemical pumping skids.  Our equipment can be used to pump all of the standard offshore water-based chemicals as well as all offshore commissioning fluids such as Methanol and diesel.  The Company has been involved in the design, procurement, testing, installation, and operation of the testing equipment.  Deep Down’s engineers and service technicians can also assist in writing the testing procedures and sequences from simple FAT to very extensive multiple pressures and fluids testing up to full system SIT procedures.

System Integration Testing.  We have led the offshore industry move into the digital age with our use of digital transducers to provide much greater levels of accuracy compared to information gathered from conventional chart recorders. We have a wide variety of digital pressure transducers, flow meters, and temperature gauges. We have two wire data systems (4 port and one 16 port) as well as 25 individual digital pressure and temperature recorders that are often employed for installation monitoring activities. In addition to these units, the Company also has three desks set up with data systems that are capable of tracking from 4 to 15 individual sensors simultaneously. These capabilities, in combination with subsea handling equipment, experienced personnel, and a fully-equipped facility, render Deep Down ideal for managing SIT operations.

Commissioning.  We have been involved in most of the topside connections and commissioning (the removal of inert fluids used during the umbilicals’ transportation and installation) projects in the Gulf of Mexico since its formation in 1997.  Our commissioning team is often identified early in the project and participates in all aspects of planning and risk assessment for the project.  Due to the limited time associated with project commissioning, it is extremely important to perform detailed planning and engineering prior to arrival at the offshore production platform location to reduce any possible shut in or down time.  Our engineers and technicians work closely with the project managers and production platform engineers to help ensure that all aspects of the installation or retrieval project, including potential risks and dangers, are identified, planned for, and eliminated prior to arrival on the production platform.  Due to the different requirements for testing and commissioning of subsea systems, we have an assortment of pumps and equipment to deploy to ensure a safe and efficient commissioning program.  We have experience handling all types of commissioning fluids, including asphaltine dispersants, diesel, methanol, xylene, corrosion inhibitors, water-based control fluids, oil-based control fluids, 100% glycol, paraffin inhibitors, and alcohol.

Storage Management.  Our facility in Channelview covers more than 50,000 square feet of internal high quality warehousing capacity and 300,000 square feet of external storage and is strategically located in Houston's Ship Channel area.  Our warehouse is designed to provide clients with flexible and cost effective warehousing and storage management alternatives.  Our professional and experienced warehouse staff, combined with the very latest in information technology, results in a fully integrated warehousing package designed to deliver effective solutions to client needs. Among other capabilities, we are capable of providing long-term specialized contract warehousing; long and short-term storage; modern materials handling equipment; undercover loading areas; quality security systems; integrated inventory management; packing and repacking; computerized stock controls; and labeling.

Products.  We provide installation support equipment and component parts and assemblies for subsea distribution systems.  We believe the key to successful installations of hardware is to design the subsea system by considering installation issues first, working backwards to the design of the hardware itself.  This is why we have been instrumental in the development of hardware and techniques to simplify deepwater installations.  We design, manufacture, fabricate, inspect, assemble, test and market subsea equipment, surface equipment and offshore rig equipment that are used by major integrated, large independent and foreign national oil and gas companies in offshore areas throughout the world.  Our products are used during oil and gas exploration, development and production operations on offshore drilling rigs, such as floating rigs and jack-ups, and for drilling and production of oil and gas wells on offshore platforms, tension leg platforms and moored vessels such as floating production storage and offloading vessels (“FPSO”).  We have significant involvement in umbilical and steel flying lead installations in the Gulf of Mexico and throughout the world.  A few of our major product lines are highlighted below.

Flying Leads.  We have developed a method to pull individual steel tubes, hoses, or electrical cables to create a loose steel tube flying lead or short umbilical.  We can manufacture steel flying leads up to 10,000 feet in length with any J-plate desired, with or without electrical cables included.  We have built flying leads with up to 14 tubes.  Additional electrical lines and fiber optic cables can be added to produce any combination required for the transportation of various fluids, chemicals or data.  The flying leads are then fitted with our terminations and Morays® that are attached to the multiple quick connection plate, and finished off with our elastomeric bend limiters.  The non-helix wound design allows for our flying leads to be very installation friendly with minimal-bending stiffness.  A Moray® is the termination head on the flying lead and connects the tubing assembly to the junction plate.  A compliant Moray® consists of a 20-foot flexible flying lead with an electro-hydraulic Moray® that is connected to a full-sized umbilical with the installation tension being applied through an armor pot and slings extending by the compliant section.

Umbilical Hardware.  Our operational team has been involved in more umbilical installations than probably any other team in the industry.  Our blend of experiences with drilling contractors, umbilical manufacturers, subsea engineers and installation contractors has been effective in positioning us to act on behalf of oil and gas operators to ensure key hardware installation is performed in the most efficient and safe manner.  This breadth of experiences gives us a unique perspective when fabricating and designing terminations for umbilical manufacturers.  Our designs are often much lighter in weight and smaller than the typical hardware that has been created and used in the past by our competitors.  Our engineering team has designed and fabricated bending restrictors, armor pots, split barrels, tubing fittings and unions, hinging umbilical splices and topsides terminations with our unique threaded welded fittings, the compliant umbilical splice, and the bend stiffener latcher.  Our umbilical hardware has enabled our clients to use installation friendly techniques for deploying hardware on the ocean floor.

Bend Limiters.  We offer both electrometric and steel bend limiters.  Steel bend limiters are typically utilized for steel tube umbilicals and have been designed with a simple and reliable hinged attachment system which significantly decreases installation time.  Electrometric bend limiters are typically provided for small diameter umbilicals or flying leads, as well as for their compliant umbilical section, which turns a traditional umbilical into a ROV-friendly, installable flying lead.  Due to our ability to design and manufacture bend limiters in-house, delivery time is greatly reduced.

Compliant Splice.  We have created a unique method of converting spare umbilicals into actual production umbilicals by splicing spare umbilicals together to produce any length required.  This methodology is achieved through our Compliant Splice, which is a patent-pending termination system that eliminates the burdens of dealing with umbilical splices during installation.  This design is capable of housing both electrical and fiber optic Fiber Termination Assemblies while still allowing for the splice to be spooled up onto a reel or carousel. This allows oil and gas operators to save significant costs through utilization of existing capital investments in spare umbilicals, which reduces field development costs and delivery time.   An optional mud mat is used to assist in carrying the splice over the chute and functions to keep the splice out of the mud for easy inspection.

SeaStax®.  SeaStax®  embodies our concept for offshore storage and space management to help optimize available deck space on offshore installation vessels, drilling rigs and production platforms.  The key philosophy behind SeaStax® is to take common offshore items and store them in a standard-sized container to allow for the storage system to be stackable and interchangeable in subsurface conditions.  The current system utilizes newly-designed 550 gallon tote tanks, baskets, and tool boxes that are all inter-changeable and stackable.  Using common dimensions and designs allows a variety of different items to all be commonly stored and stacked, to minimize required storage area.  The stacking philosophy can be applied to other custom applications if required. In order to maximize accessibility and to reduce maintenance, a variety of options are available such as galvanizing, ladders, and drip pans.

 Installation Aids.  To help our clients and to meet our own internal needs, we have developed an extensive array of installation aids, including steel flying lead installation systems, a 5-ton Caterpillar® tensioner, a 10-foot radius lay chute with work platform, many varieties of buoyancy, clump weights, VIV strakes, mud mats, dual tank skids, gang boxes, work vans, pumping and testing skids, control booths, fluid drum carriers, crimping systems, load cells,  300 and 340-ton under-rollers, a 200-ton carousel, UTA running and parking deployment frames, termination shelters, pipe straightners, ROV hooks and shackles, stackable SeaStax® tanks, baskets, and boxes, and ballgrab rental rigging.

Services and Products from Acquisitions

Through our acquisitions of Flotation, Mako and ElectroWave, we have further increased our service and product offerings.  Several of such increased offerings are described below.

Flotation

Flotation engineers, designs and manufactures deepwater buoyancy systems using high-strength FlotecTM syntactic foam and polyurethane elastomers.  Flotation’s  product offerings include distributed buoyancy for flexible pipes and umbilicals, drilling riser buoyance modules, CoreTecTM drilling riser buoyancy modules, ROVitsTM buoyancy, Hydro-Float mooring buoys, StablemoorTM low-drag ADCP deployment solution, Quick-Loc™ cable floats, HardballTM umbilical floats, Flotec™ cable and pipeline protection, InflexTM polymer bend restrictors, and installation buoyancy of any size and depth rating.

The majority of Flotation’s product offerings are made with FlotecTM syntactic foam, a product composed of hollow glass microballoons, combined with epoxy resin and a catalyst. These microballoons or microspheres are very small, 20-120 microns in diameter, and provide the buoyancy to syntactic foam.  The microballoons give syntactic foam its light weight, low thermal conductivity and resistance to compressive stress that far exceeds other types of foams.  The microballoons come in different densities and strengths which are required for greater depth applications. In some applications, the liquid syntactic foam resulting from the combination of ingredients is poured into high-density polyethylene shells that form the flotation device and encase and protect the syntactic foam from damage.

Because of historic purchaser dissatisfaction with Flotation’s principal competitor, the Company was asked by oil companies to provide buoyancy products to the oil and gas exploration and production sector.  The most significant step for Flotation to take in order to get into the oil business was to secure an ISO 9001:2000 registration for its manufacturing operation.  Receipt of those certificates allowed oil and gas clients to place their first orders with Flotation Technologies.

Flotation’s drilling riser product is marketed under the name CoreTec™. Flotation also manufactures polyurethane products, including bend restrictors, impact protection, drill riser auxiliary clamps and other custom-designed products, including some buoyancy products with macrospheres. While the overwhelming majority of Flotation‘s revenue comes from buoyancy products for the petroleum production sector, Flotation also serves the oceanographic and military markets.

Mako

Located in Morgan City, Louisiana, Mako serves the growing offshore petroleum and marine industries with technical support services and products vital to offshore petroleum production.  Mako’s offerings are primarily, through rentals of its remotely operated vehicles ("ROV"), topside and subsea equipment, and support systems used in diving operations, maintenance and repair operations, offshore construction, and environmental/marine surveys.

Diving and Offshore Construction Equipment Rental.  We employ a permanent staff of highly qualified technicians and mechanics to maintain and refurbish Mako’s equipment in between rentals. We carry a wide array of equipment to service the diving industry, including water blasting equipment, breathing air dive compressors, hot water units with feed pumps, man rider winches, hydraulic tools and hose reels, underwater video units, sonar units, magnetic gradiometers, dive radios, lift bags, volume tanks, decompression chambers, hot water pressure washers, and saturation systems.

ROV Equipment Rental.  We provide the latest ROV tooling technology as part of Mako’s rental fleet.  Mako's ROV tooling rental fleet is constantly growing, with the addition of tools as they are requested by our customers.  We have, as part of Mako’s rental inventory, a 2,000-foot depth-rated inspection / light work class remotely-operated vehicle (ROV) complete with a control van and launch / recovery system.  We also have, as part of Mako’s inventory, a 300-meter depth-rated Seaeye Falcon and a 1,500-meter depth rated Seaeye Lynx observation class ROV.  Our services include platform inspection (Level I, II and III, jack-up and template), platform installation and abandonment, surveys (environmental, pipeline existing and as built, oceanographic, nuclear and hydroelectric), search and recovery, salvage, subsea intervention (hot stab operations, torque tool, well, pipeline commissioning, and stack landings), telecommunication cable inspections (existing and as built), research (fisheries, scientific and marine archeology), anchor handling (mooring and anchor chain monitoring), ROV consulting and project management, ROV pilots and technicians, and underwater cinematography.  We provide an extensive line of ROV tools, ROV clamps and ROV-friendly hooks and shackles that are state-of-the-art in design.

Marine Surveys.  Mako provides the offshore industry with a responsive marine survey service.  Mako’s surveyors have extensive experience in the marine industry, and provide a reliable and timely service, encompassing on-and-off hire surveys, damage surveys, engine surveys, loading / securing of cargo (warranty), trip and tow, suitability surveys, valuation surveys, hull audio gauging, owner representatives, and regulatory vessel compliance.

ElectroWave

We offer products and services in the fields of electronic monitoring and control systems for the energy, military, and commercial business sectors.  We design, manufacture, install, and commission integrated Programmable Logic Controller (“PLC”) and Supervisory Control and Data Acquisition (“SCADA”) based instrumentation and control systems, including ballast control and monitoring, drilling instrumentation, vessel management systems, marine advisory systems, machinery plant control and monitoring systems, and closed circuit television systems.  We can take projects from conceptual/system design through installation, commissioning, and support. Our understanding of system requirements and our ability to quickly understand our customer’s needs allows us to produce quality products and services on time and on budget.

We have supplied equipment on drilling production rigs operating throughout the world, including Abu Dhabi, Angola, Australia, Azerbaijan, Brazil, Congo, Dubai, Egypt, Equatorial Guinea, India, Indonesia, Kuwait, Mexico, Nigeria, Norway, Russia, the United Kingdom, United States, Vietnam, and other areas. ElectroWave is also a supplier of integrated marine systems for ships with design, manufacture, and delivery of machinery plant control and monitoring systems and/or alarm monitoring systems for 3 Molinari Class Staten Island ferries, a United States Coast Guard ice breaker, one of the world’s largest hopper dredges, and other vessels.

Below are some of ElectroWave’s major products:

Drillers Display System.  We have two proprietary drillers display systems.  One of the proprietary systems was provided by one of our customers and is installed only on that customer’s rigs.  The other proprietary drillers display system was developed internally and is installed in rigs worldwide. Drillers display systems allow the driller to keep an eye on all the important parameters required for monitoring activity. Viewing of mud pits, trip pits, flow rates, weight on bit, hook load, and other activities are available to the driller at a glance. Logging software provides data analysis at a whole new level, bringing more efficient drilling operations and increased production from each working rig.  Our two largest customers for ElectroWave’s drillers display systems are Transocean Offshore and Diamond Offshore Drilling.

Machinery Plant Control System.  The Machinery Plant Control and Monitoring Systems (MPCMS) allow the operators of a vessel to reduce manning requirements by integrating all of the machinery controls and monitoring systems into one. The MPCMS can reduce the number of crew on one vessel by more than 50%, allowing the vessel owner to save personnel expenses or allocate personnel to more critical areas.  ElectroWave's largest MPCMS system consists of over 5,000 points, consisting of hard wired sensors, contacts, and data over industrial protocols such as Ethernet, Modbus, and Profibus.  We have integrated systems such as fire, flooding, ballast, fueling, bridge, propulsion, engines, HVAC, deck machinery, air systems, emergency generators, lighting, and more, into one system.  An entire vessel can now almost be operated from one station by a very minimal crew.  Our MPCMS is currently in use on the United States Coast Guard Ice Breaker Mackinaw.

Ballast Console.  ElectroWave designs replacement ballast control consoles for a number of customers. The consoles they are replacing have fallen out of service and are typically only partially functioning. ElectroWave first sends out a technician to perform a "site survey" during which our technician will take copious notes about the existing installation, all of the wiring, and any manuals that exist for the system. Our team then brings this information back to our facility where we design replacement consoles that fit exactly where the old console was, reducing hot work and re-wiring.  After designing a new console, drawings are sent to the rig managers, electricians, and company electricians for verification. After drawings are verified, the console is released for production. Upon receiving the console at our factory, our electricians (some of which are ex-rig electricians) wire the console to match the old system wiring. After through testing at our factory, the console is shipped to the customer where it is installed by our field service personnel. The new console is wired to operate exactly like the old system to reduce re-training of ballast control officers and rig hands. After the console is commissioned, our technicians will provide any support and training necessary before leaving the site.  We have installed ballast control systems that are full touch screen capable, operating over 80 valves and more than 30 tanks.

CCTV System.  ElectroWave has tackled some very difficult Closed-circuit Television (“CCTV”) security and monitoring requirements.  Post-911, the New York Department of Transportation (NYDOT) wanted cameras to watch every available compartment of their three new ferries. ElectroWave stepped up to the challenge and provided NYDOT one of the most sophisticated CCTV systems available on passenger transportation ferries. A system of cameras, coupled with digital video recording, allow post-event tracing and security on one of the most-used transportation devices in New York.  CCTV is more than just security, many (if not all) oil rigs have CCTV systems installed to keep an eye on the safety of those working on the rig.  Cameras watch unmanned spaces, machinery spaces, and potential hazard zones for trouble. This helps to keep the manning requirement on the rigs to a minimum while allowing for a safer working environment.  ElectroWave typically provides Pelco camera systems, but is capable of integrating existing camera systems into new CCTV installations. ElectroWave has also developed hardware and software in-house to allow the use of Pan/Tilt/Zoom (“P/T/Z”) cameras from hazardous locations where PTZ keyboards cannot be installed.

Manufacturing

Our manufacturing facilities are in Channelview, Texas, a suburb of Houston, where we conduct a broad variety of processes, including machining, fabrication, inspection, assembly and testing. Our Manufactured Systems Division is devoted to the design, manufacturing, testing, and commissioning of heavy equipment used in both on- and offshore operations in a variety of markets and industries.

Our manufacturing plant is ISO 9001 and American Petroleum Institute certified.  We maintain our high standards of product quality through the use of quality assurance specialists who work with product manufacturing personnel throughout the manufacturing process and inspect and document equipment as it is processed through the Company's manufacturing facility.  We have the capability to manufacture various products from each of our product lines at our major manufacturing facility and believe that this localized manufacturing capability is essential in order to compete with our major competitors.  We maintain valuable relationships with several other companies that own additional fabrication facilities in and around Houston, Texas.  These other companies provide excellent subcontract manufacturing support on an as-needed basis.  Our manufacturing process includes heat treatment, machining, fabrication, inspection, assembly and testing.

We have designed, developed, and assembled our own continuous liquid syntactic foam production machine.  This machine allows Flotation to produce the large volume of foam required to make the 7-14 foot long drilling pipe flotation risers that appear to be in high demand for offshore drilling in very deep waters such as those in Brazil.  These drill pipe risers will operate effectively in water depths of up to 4,000 meters (13,000 feet).   Flotation has foam that is capable of operating in water depths of up to 7,000 meters (23,000 feet).  Flotation’s drilling riser buoyancy design is unique in the industry, and a patent application has been filed.

Customers

Demand for our deep water services, surface equipment and offshore rig equipment is substantially dependent on the condition of the oil and gas industry to invest in substantial capital expenditures as well as continual maintenance and improvements on its offshore exploration, drilling and production operations. The level of these expenditures is generally dependent upon various factors such as expected prices of oil and gas, exploration and production costs of oil and gas, the level of offshore drilling and production activity.  The prevailing view of future oil and gas prices are influenced by numerous factors affecting the supply and demand for oil and gas.  These factors include worldwide economic activity, interest rates, cost of capital, environmental regulation, tax policies, and production levels and prices set and maintained by producing nations and OPEC.  Capital expenditures are also dependent on the cost of exploring for and producing oil and gas, the sale and expiration dates of domestic and international offshore leases, the discovery rate of new oil and gas reserves in offshore areas and technological advances. Oil and gas prices and the level of offshore drilling and production activity have historically been characterized by significant volatility.

Our principal customers are major integrated oil and gas companies, large independent oil and gas companies, foreign national oil and gas companies, subsea equipment manufacturers and subsea equipment installation contractors involved in offshore exploration, development and production.  Offshore drilling contractors, engineering and construction companies, the military and other companies involved in maritime operations represent a smaller customer base.

We are not dependent on any one customer or group of customers. The number and variety of our products required in a given period by a customer depends upon their capital expenditure budget as well as the results of competitive bids. Consequently, a customer may account for a material portion of revenues in one period and may represent an immaterial portion of revenues in a subsequent period. While we are not dependent on any one customer or group of customers, the loss of one or more of our significant customers could, at least on a short-term basis, have an adverse effect on the results of our operations.

Marketing and Sales

We market our products and services throughout the world directly through our sales personnel in our Houston, Texas, Biddeford, Maine and Morgan City, Louisiana offices. We periodically advertise in trade and technical publications of our customer base.  We also participate in industry conferences and trade shows to enhance industry awareness of our products and services.  Our customers generally order products and services after consultation with us on their project.  Orders are typically completed within two weeks to three months depending on the type of product or service.  Larger and more complex products may require four to six months to complete.  Our customers select our products and services based on the quality, reliability and reputation of the product or service, price, timely delivery and advance technology.  For large drilling and production system orders, we engage our project management team to coordinate customer needs with engineering, manufacturing and service organizations, as well as with subcontractors and vendors.  Our profitability on projects is dependent on performing accurate and cost-effective bids as well as performing efficiently in accordance with bid specifications.  Various factors can adversely affect our performance on individual projects that could potentially adversely affect the profitability of a project.

Product Development and Engineering

The technological demands of the oil and gas industry continue to increase as offshore exploration and drilling operations expand into deeper and more hostile environments.  Conditions encountered in these environments include well pressures of up to 15,000 psi, mixed flows of oil and gas under high pressure that may also be highly corrosive, and water depths in excess of 5,000 feet.  We are continually engaged in product development activities to generate new products and to improve existing products and services to meet our customers’ specific needs.  We also focus our activities on reducing the overall cost to the customer, which includes not only the initial capital cost but also operating costs associated with its products.

We have an established track record of introducing new products and product enhancements.  Our product development work is conducted at our facilities in Channelview, Texas and in the field.  Our application engineering staff also provides engineering services to customers in connection with the design and sales of our products.  Our ability to develop new products and maintain technological advantages is important to our future success.

We believe that the success of our business depends more on the technical competence, creativity and marketing abilities of our employees than on any individual patent, trademark or copyright.  Nevertheless, as part of our ongoing product development and manufacturing activities, our policy is to seek patents when appropriate on inventions concerning new products and product improvements.  All patent rights for products developed by employees are assigned to us.

Competition

The principal competitive factors in the petroleum drilling and production and maritime equipment markets are quality, reliability and reputation of the product, price, technology, the ability to provide quality service and timely delivery.  We face significant competition from other manufacturers of exploration, production and maritime equipment.  Several of our primary competitors are diversified multinational companies with substantially larger operating staffs and greater capital resources and have a longer history in the manufacturing of these types of equipment.  We compete principally with Dynacon, FMC, Halliburton Product Pipeline Services, Kvaerner, Norson, Ocean Works, Oceaneering, VFL, and Halliburton Product Pipeline Services on our umbilical services; Dynacon, Ocean Works and Odem on our Launch and Recovery Systems; and Entech, Technip, Manatec and Pegasus on our installation management services.

Flotation’s principal competitors in the polyurethane area are Trelleborg AB, Balmoral Group, Dunlaw Engineering Ltd., ABCO Industries Limited, and Whitefield Plastics Corporation.  Flotation’s principal competitor in the syntactic foam is Trelleborg AB. CRP Group was acquired by Trelleborg AB in January 2006 and now operates worldwide as Trelleborg Offshore, with North American operations under the name Trelleborg Offshore, Inc.  Other competitors include Cumming Corp., located in Massachusetts; Matrix Composites & Engineering Ltd., located in Australia; Balmoral Group, located in Scotland; Syntech Materials, Inc., located in Virginia; and Marine Subsea Group, located in Norway.

Employees

We had approximately 169 employees as of April 8, 2009.  Our employees are not covered by collective bargaining agreements and we consider our employee relations to be good.  Our operations depend in part on our ability to attract a skilled labor force.  While we believe that our wage rates are competitive and that our relationship with our skilled labor force is good, a significant increase in the wages paid by competing employers could result in a reduction of our skilled labor force, increases in the wage rates that we pay or both.

Governmental Regulations

A significant portion of our business activities are subject to federal, state, local and foreign laws and regulations and similar agencies of foreign governments.  The technical requirements of these laws and regulations are becoming increasingly expensive, complex and stringent.  These regulations are administered by various federal, state and local health and safety and environmental agencies and authorities, including the Occupational Safety and Health Administration of the U.S. Department of Labor and the U.S. Environmental Protection Agency.  From time to time, we are also subject to a wide range of reporting requirements, certifications and compliance as prescribed by various federal and state governmental agencies.  Expenditures relating to such regulations are made in the normal course of our business and are neither material nor place us at any competitive disadvantage. We do not currently expect compliance with such laws will require us to make material expenditures.

We are also affected by tax policies, price controls and other laws and regulations generally relating to the oil and gas industry, including those specifically directed to offshore operations.  Adoption of laws and regulations that curtail exploration and development drilling for oil and gas could adversely affect our operations by limiting demand for our services or products.

Increased concerns about the environment have resulted in offshore drilling in certain areas being opposed by environmental groups, and certain areas have been restricted.  To the extent that new or additional environmental protection laws that prohibit or restrict offshore drilling are enacted and result in increased costs to the oil and gas industry in general, our business could be materially affected.  In addition, these laws may provide for "strict liability" for damages to natural resources or threats to public health and safety, rendering a party liable for the environmental damage without regard to negligence or fault on the part of such party.  Sanctions for noncompliance may include revocation of permits, corrective action orders, administrative or civil penalties and criminal prosecution.  Certain environmental laws provide for joint and several strict liabilities for remediation of spills and releases of hazardous substances.  In addition, companies may be subject to claims alleging personal injury or property damage as a result of alleged exposure to hazardous substances, as well as damage to natural resources.  Such laws and regulations may also expose us to liability for the conduct of or conditions caused by others, or for our acts that were in compliance with all applicable laws at the time such acts were performed.  Compliance with environmental laws and regulations may require us to obtain permits or other authorizations for certain activities and to comply with various standards or procedural requirements.

We cannot determine to what extent our future operations and earnings may be affected by new legislation, new regulations or changes in existing regulations.  We believe that our facilities are in substantial compliance with current regulatory standards.  Based on our experience to date, we do not currently anticipate any material adverse effect on our business or consolidated financial position as a result of future compliance with existing environmental laws and regulations controlling the discharge of materials into the environment.  However, future events, such as changes in existing laws and regulations or their interpretation, more vigorous enforcement policies of regulatory agencies, or stricter or different interpretations of existing laws and regulations, may require additional expenditures which may be material.

DESCRIPTION OF PROPERTY

Our principal corporate offices were relocated to 8827 W. Sam Houston Parkway N., Suite 100, Houston, TX  77040 on February 21, 2009. The lease term began on that date and includes an allowance for leasehold improvements by the landlord, plus a charge for monthly common area expenses (“CAM charges”) on a pro-rata basis of the total building expenses (including insurance, security, maintenance, property taxes and utilities) beginning on the sixth month of the lease term. Monthly lease cost ranges from $12,177 to $14,391 plus CAM charges, due to a rent escalation clause over the term of the 89-month lease.

Our operating facilities for Deep Down and ElectroWave continue to be located at 15473 East Freeway, Channelview, Texas 77530.  We lease the Channelview property, which consists of approximately 8 acres of land that houses 60,000 square feet of manufacturing space and 7,000 square feet of office space.  We lease all buildings, structures, fixtures and other improvements from JUMA, LLC, a related party. The base rate of $15,000 per month is payable to JUMA, LLC through August 31, 2013, together with all costs of maintaining, servicing, repairing and operating the premises, including insurance, utilities and property taxes.

Mako leases its property and buildings from Sutton Industries at a base rate of $7,300 per month.  Mako is located at 125 Mako Lane, Morgan City, LA 70380.  The 5-year lease term commenced on June 1, 2006, and includes an additional 5-year renewal option at the end of the initial term.

In connection with the purchase of Flotation, Deep Down acquired the operating facilities and administrative offices located at 20 Morin Street, Biddeford, Maine 04005 for a fair market value of $3.3 million. The facility consists of 3.61 acres of land, including a 46,925 square-foot light industrial manufacturing facility and administrative offices. Additionally, in October 2008, Flotation entered into a 60-month lease for 18,000 square feet of warehouse space within a 107,000 square foot warehouse located at 26 Morin Street, Biddeford, Maine and purchased a three-quarter acre parcel, which are both adjacent to Flotation’s operating facility.

We believe that our current space is suitable, adequate and of sufficient capacity to support our current operations.

PATENTS, TRADEMARKS AND COPYRIGHTS

The Company currently holds one patent covering riser tensioner sensor assembly.  An additional five patents have been applied for and are in process.  Trademarked names of the Company include DRILSYS TM, ELECTROWAVE TM, MUDSYS TM , AQUASOX TM , MORAY TM and SEASTAX TM , QUICK-LOC®, FLOTEC®, and PROTEUS™.

We also obtained all the rights to the following inventions, including all provisional applications in connection with the acquisition of Flotation:

●	Drilling Riser Buoyancy Produced with Plastic Shell (inventors Timothy H. Cook, Fred Maguire and David Capotosto);

●	Drilling Riser Auxiliary Claim with Integral Mux Clamp (inventors Timothy H. Cook, Fred Maguire and David Capotosto);

●	Clam for Holding Distributed Buoyancy Modules (inventors David Capotosto and William Stewart); and

●	Hinged Distributed Buoyancy Module (inventors Timothy H. Cook and David Capotosto).

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of our directors and executive officers as of December 31, 2008. There are no other persons who can be classified as a promoter or controlling person in relation to us. Our officers and directors are as follows:

Name	Age	Position Held With The Company
Robert E. Chamberlain, Jr.	49	Chairman of the Board, Chief Acquisitions Officer and Director
Ronald E. Smith*	50	President, Chief Executive Officer and Director
Eugene L. Butler	67	Chief Financial Officer and Director
Mary L. Budrunas*	57	Vice-President, Corporate Secretary and Director
Bradley M. Parro	51	Vice-President
_________________________
* Ronald E. Smith and Mary L. Budrunas are husband and wife.

Robert E. Chamberlain, Jr., Chairman of the Board, Chief Acquisitions Officer, and Director. Mr. Chamberlain has served as Chairman and Director of the Company since December 2006.  Mr. Chamberlain has a B.S. in Chemical Engineering and a B.S. in Biomedical Engineering from Northwestern University's Technological Institute and an MBA from Northwestern University's Kellogg Graduate School of Management. Mr. Chamberlain served as Vice President with Solomon Brothers Inc. (1986 to 1992), where his responsibilities included mergers, acquisitions, leveraged buyouts, merchant banking, divestitures, corporate finance, capital raises, restructurings and new product development in both the private and public markets. From 1992 through 1995, Mr. Chamberlain served as Vice President for Laidlaw Securities and Dickinson & Co. where he was responsible for generating public and private equity transactions. Since 1995, Mr. Chamberlain has assisted small emerging growth companies gain access to the capital markets and develop well articulated strategic objectives through consulting companies he controlled. Most recently, Mr. Chamberlain served as Chairman, CEO, CFO and Director of a publicly-traded energy company involved in the development of oil and gas opportunities, primarily in the Barnett Shale of Texas.

Ronald E. Smith, President, Chief Executive Officer and Director . Mr. Smith co-founded Deep Down in 1997 and has served as President and Director of the Company since December 2006. Mr. Smith graduated from Texas A&M University with a Bachelor of Science degree in Ocean Engineering in 1981. Mr. Smith worked both onshore and offshore in management positions for Ocean Drilling and Exploration Company (ODECO), Oceaneering Multiflex, Mustang Engineering and Kvaerner before founding Deep Down. Mr. Smith’s interests include all types of offshore technology, nautical innovations, state of the art communications, diving technology, hydromechanics, naval architecture, dynamics of offshore structures, diving technology and marketing of new or innovative concepts. Mr. Smith is directly responsible for the invention or development of many innovative solutions for the offshore industry, including the first steel tube flying lead installation system.

Eugene L. Butler, Chief Financial Officer and Director.   Mr. Butler has served as Chief Financial Officer with Deep Down, Inc. since June 2007.  Mr. Butler was Managing Director of CapSources, Inc., an investment banking firm specializing in mergers, acquisitions and restructurings, from 2002 until 2007. Prior to this, he has served in various capacities as a director, president, chief executive officer, chief financial officer and chief operating officer for Weatherford International, Inc., a $2 billion multinational service and equipment corporation serving the worldwide energy market, from 1974 to 1991.  He was elected to Weatherford’s Board of Directors in May of 1978, elected president and chief operating officer in 1979, and president and chief executive officer in 1984.  He successfully developed and implemented a turnaround strategy eliminating debt and returning the company to profitability during a severe energy recession.  Mr. Butler also expanded operations into international markets allowing Weatherford to become a major worldwide force with its offshore petroleum products and services.  Mr. Butler graduated from Texas A&M University in 1963, and served as an officer in the U.S. Navy until 1969 when he joined Arthur Andersen & Co.  Mr. Butler is distinguished by numerous medals and decorations, including the Bronze Star with combat “V” and the Presidential Unit Citation for his service with the river patrol force in Vietnam.

Mary L. Budrunas, Vice-President,  Corporate Secretary and Director.  Ms. Budrunas, co-founder of Deep Down, Inc. along with current chief executive officer Ronald E. Smith, has served as Vice-President and director of the Company since December 2006.  Ms. Budrunas is responsible for the Company’s administrative functions, including human resources and accounting.  Ms. Budrunas has more than 30 years of logistical management experience in manufacturing, fabrication, and industrial sourcing in the oil and gas industry. Prior to Ms. Budrunas co-founding Deep Down in 1997, she managed the purchasing efforts of many projects over a 10-year period for Mustang Engineering, and previously directed procurement for a large petroleum drilling and production facility project in Ulsan, Korea.

Bradley M. Parro, Vice President.  Mr. Parro has served as Vice President since May 2008.  Prior to this, he was the Managing Director for Continental Shelf Associates where he was responsible for business development for the company’s Houston, Texas office.  From 1998 through 2004, he served in various executive capacities, including chief financial officer, chief operating officer and chief executive officer of PetroCom, LLC, a $30 million wireless communications company serving the offshore oil and gas industry.  He also held the position of chief financial officer for oilfield service providers Ceanic Corporation (formerly NASDAQ: DIVE) and Perry Tritech, Inc.  His experience includes mergers and acquisitions, corporate restructuring, equity and sub-debt placement, strategic planning and execution and executive financial and operational management.  Mr. Parro has a Bachelor of Science degree in finance from the University of Illinois at Urbana-Champaign and a Master of Business Administration degree from Loyola University of Chicago.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies. Our Board of Directors has determined that no director qualifies as an independent audit committee financial expert as defined in Item 407(d) (5) (ii) of Regulation S-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent shareholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company or written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements were not met during fiscal year 2008.  There were two Form 4 filings due on April 1, 2008, required by Mary Budrunas and Ron Smith for conversions of Series D Preferred Stock into common stock on March 28, 2008, representing 16,627,005 and 6,652,871 shares of common stock, respectively. These Form 4 filings have not been completed. Additionally, there were two Form 3 filings that were filed late during the year ended December 31, 2008. The first was required by Bradley M. Parro, to report the issuance of 350,000 stock options granted on May 1, 2008.  The second was required by Jacob Marcell, to report the issuance of 7,032,781 shares of common stock granted on January 22, 2008. A total of three Form 4 filings were filed late for the reporting of issuance of 1,000,000 stock options and 350,000 shares of restricted common stock to each of Ron Smith, Robert Chamberlain and Eugene Butler. These Form 4 filings were due on February 19, 2008 and filed on February 28, 2008.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 8, 2009, concerning the beneficial ownership of shares of common stock of the Company by (i) each person known by the Company to beneficially own more than 5% of the Company’s common stock; (ii) each Director; (iii) the Company’s Named Executive Officers; and (iv) all directors and executive officers of the Company as a group. To the knowledge of the Company, all persons listed in the table have sole voting and investment power with respect to their shares, except to the extent that authority is shared with their respective spouse under applicable law.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)		Percent of Common Stock Outstanding
Ronald E. Smith (2)	45,713,209		25.4%
Mary L. Budrunas (2)	45,713,209		25.4%
Robert E. Chamberlain, Jr.(3)	26,441,708		14.7%
Eugene L. Butler (4)	3,433,333		*
All directors and officers as a group (4 persons)	75,588,250	(5)	41.4%
* - Less than 1%

(1)
A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the percentage of any other person. The amounts and percentages are based upon 179,700,630 shares of common stock outstanding as of April 8, 2009.

(2)
Mr. Smith and Ms. Budrunas are husband and wife. Shares include 26,216,871 shares owned directly by Mr. Smith and 18,413,005 shares owned directly by Ms. Budrunas. Shares include 350,000 shares of restricted stock issued to Mr. Smith on February 14, 2008 which become fully vested on the second anniversary of the grant, February 14, 2010, plus 333,333 shares of Deep Down’s common stock that Mr. Smith has the right to acquire by exercise of stock options which vested prior to April 8, 2009. Shares also include 750,000 shares of restricted stock issued to Mr. Smith on March 23, 2009 which become fully vested on the second anniversary of the grant, March 23, 2011.

(3)
Shares include 350,000 shares of restricted stock issued to Mr. Chamberlain on February 14, 2008 which become fully vested on the second anniversary of the grant, February 14, 2010, plus 333,333 shares of Deep Down’s common stock that Mr. Chamberlain has the right to acquire by exercise of stock options which vested prior to April 8, 2009. Shares also include 750,000 shares of restricted stock issued to Mr. Chamberlain on March 23, 2009 which become fully vested on the second anniversary of the grant, March 23, 2011.

(4)
Shares include 350,000 shares of restricted stock issued to Mr. Butler on February 14, 2008 which become fully vested on the second anniversary of the grant, February 14, 2010, plus 1,333,333 shares of Deep Down’s common stock that Mr. Butler has the right to acquire by exercise of stock options which vested prior to April 8, 2009 and 1,000,000 options which will vest on May 31, 2009. Shares also include 750,000 shares of restricted stock issued to Mr. Butler on March 23, 2009 which become fully vested on the second anniversary of the grant, March 23, 2011.

(5)	Shares include 2,999,999 shares of Deep Down’s common stock that executive officers and directors have the right to acquire by exercise of stock options.

Disclosure regarding our equity compensation plans as required by this item is incorporated by reference to the information set forth under the section entitled “Market for Common Equity and Related Stockholder Matters” above.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation earned in the years ended December 31, 2008, 2007 and 2006 by our Chief Executive Officer and our two highest compensated executive officers other than our CEO (collectively, our “Named Executive Officers” or “NEOs”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total

Ronald E. Smith	2008	$250,000	$175,000	$64,313	$14,172	$12,000	$515,485
President, Chief Executive	2007	$250,000	$19,231	$-	$-	$-	$269,231
Officer and Director	2006	$27,110	$1,710	$-	$-	$-	$28,820
Robert E. Chamberlain, Jr.	2008	$225,000	$175,000	$64,313	$14,172	$32,440	$510,925
Chairman of the Board, Chief	2007	$180,000	$-	$-	$-	$20,265	$200,265
Acquisitions Officer and Director	2006	$16,670	$-	$-	$-	$-	$16,670
Eugene L. Butler	2008	$225,000	$175,000	$64,313	$220,272	$28,204	$712,789
Chief Financial Officer and	2007	$105,000	$-	$-	$120,225	$14,568	$239,793
Director	2006	$-	$-	$-	$-	$-	$-

(1)           “Stock Awards” and “Option Awards” are quantified in the table according to the amount included in 2008 and 2007 share-based compensation expense for the equity awards granted to each NEO through the end of 2008 as determined in accordance with SFAS 123(R). No stock awards were issued prior to 2007. No stock awards or option awards granted to NEOs were forfeited during 2008 and 2007. For a discussion of the assumptions and methodologies used to value the stock and option awards reported in the table above, see Note 10 “Stock-Based Compensation” to our consolidated financial statements included in this report. All options are for the purchase of our common stock. Stock awards are grants of restricted stock representing time-vesting shares.

On March 23, 2009, we granted an aggregate of 4,450,000 stock options to executives and employees, and an aggregate of 2,350,000 shares of restricted common stock to executives. The respective amounts granted to executives are not included in the table above as the grants occurred after December 31, 2008.  See the Narrative Disclosure to Summary Compensation Table below for specific grant information for each NEO.

(2)           The amounts in the “All Other Compensation” column for 2008 were attributed to the following:

●	Mr. Smith: Amounts included for the year ended 2008 consisted of a vehicle allowance ($1,000 per month).
●
Mr. Chamberlain: Amounts included for the year ended 2008 consisted of a vehicle allowance ($1,000 per month) and $20,440 for reimbursement for federal and state payroll withholdings customarily withheld for an employee.

●
Mr. Butler: Amounts included for the year ended 2008 consisted of a vehicle allowance ($1,000 per month) and $16,204 for reimbursement for federal and state payroll withholdings customarily withheld for an employee.

Narrative Disclosure to Summary Compensation Table

All of the compensation described in the foregoing table, other than those amounts shown in the “Bonus”, “Stock Awards” and “Option Awards” columns, was paid to the NEOs pursuant to agreements with Deep Down.

Mr. Smith has an employment agreement to serve as our President and Chief Executive Officer.  Mr. Smith’s employment agreement provides for an annual base salary of $250,000, which was increased to $345,000 effective January 1, 2009, plus a vehicle allowance of $1,000 per month.  The term of Mr. Smith’s employment agreement is through August 6, 2010, and is subject to further automatic renewals for annual periods up to an additional two years.

Mr. Chamberlain serves as our Chairman of the Board and Chief Acquisitions Officer pursuant to a consulting agreement we have with Strategic Capital Services, Inc. (“Strategic”).  The consulting agreement with Strategic provides that we pay Mr. Chamberlain an annual base salary of $180,000, which was increased to $225,000 effective as of January 1, 2008 and to $310,000 effective as of January 1, 2009. Additionally, Mr. Chamberlain receives a vehicle allowance of $1,000 per month and reimbursement for federal and state payroll withholdings customarily withheld for an employee, which are included in the “All Other Compensation” column. The consulting agreement with Strategic for Mr. Chamberlain’s services has an initial term through August 6, 2010, and is subject to further automatic renewals for annual periods up to an additional two years.

Effective May 31, 2007, we hired Mr. Butler as our Chief Financial Officer and provided for his compensation under an employment agreement.  This employment agreement provided that Mr. Butler receive an annual base salary of $180,000.  The agreement also provided that he receive an aggregate of options to purchase 3,000,000 shares of our common stock. These options will vest over three years, with substantially one-third vesting on the first, second and third anniversary of the date of grant. The per share exercise price of $0.515 for such options was determined by the closing market price of the common stock on the date of grant.  Effective August 6, 2007, Mr. Butler’s employment agreement was replaced by a consulting agreement between Deep Down and Eugene L. Butler & Associates.  We increased compensation payable to Mr. Butler to $225,000 effective as of January 1, 2008 and to $310,000 effective as of January 1, 2009. Additionally, Mr. Butler receives a vehicle allowance of $1,000 per month and reimbursement for federal and state payroll withholdings customarily withheld for an employee, which are included in the “All Other Compensation” column. The consulting agreement for Mr. Butler’s services has an initial term through August 6, 2010, and is subject to automatic renewals for annual periods up to an additional two years.

The amounts included in the “Bonus” column of the foregoing table represent specific cash bonuses paid to the NEOs.  In June 2008, Messrs. Smith, Chamberlain and Butler were each awarded and paid a cash performance bonus in the amount of $100,000. Additionally, Deep Down awarded Messrs. Smith, Chamberlain and Butler with cash performance bonuses of $75,000 relating to fiscal year 2008 (the amounts were paid in January 2009). The amount included in the 2007 “Bonus” column of $19,168 for Mr. Smith represents offshore bonuses that are paid by the Company in respect of time the Company requires of its employees to spend offshore.

The amounts included for 2008 in the “Stock Awards” and the “Option Awards” columns above reflect awards to purchase 1,000,000 shares of our common stock and grants of 350,000 restricted shares of our common stock provided to each of Messrs. Smith, Chamberlain and Butler on February 14, 2008. In each case, the awards and grants were made under our 2003 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan. The options vest over three years and have an exercise price of $1.50. Each of the grants of restricted shares of our common stock is scheduled to vest in its entirety on February 14, 2010, provided that the officer continues to be employed with Deep Down through the vesting date.

On March 23, 2009, we granted 750,000 restricted shares of our common stock to each of Messrs. Smith, Chamberlain and Butler. Each of the grants of restricted shares of our common stock is scheduled to vest in its entirety on March 23, 2011, provided that the officer continues to be employed with Deep Down through the vesting date. Additionally, on that same date, we granted to Mr. Butler an option award to purchase 2,000,000 shares of our common stock. Such options vest over three years and have an exercise price of $0.124. The respective options and stock granted to executives are not included in the table above as the grants occurred after December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End

The following tables present information regarding the outstanding equity awards held by each of the NEOs as of December 31, 2008. See footnotes (2), (3) and (4) of the Beneficial Ownership Table on page 63 and the Narrative Disclosure to Summary Compensation Table on page 65 for options and restricted stock granted during fiscal year 2009.  The tables below do not include the stock and option awards on March 23, 2009 which are discussed more fully in the Narrative Disclosure to Summary Compensation Table on page 65, since they occurred after December 31, 2008.

Option Awards
	Option Grant	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration
Name	Date	Exercisable (#)	Unexercisable (#)		($/Sh)	Date
Ronald E. Smith	2/14/2008	-	1,000,000	(1)	1.50	2/14/2013
Robert W. Chamberlain	2/14/2008	-	1,000,000	(1)	1.50	2/14/2013
Eugene L. Butler	2/14/2008	-	1,000,000	(1)	1.50	2/14/2013
	5/31/2007	1,000,000(2)	2,000,000	(2)	0.52	8/31/2010

(1)
These options will vest over three years, with substantially one-third vesting on the first, second and third anniversary of the date of grant, provided that the officer continues to be employed with Deep Down through each vesting date.

(2)
The remaining unvested portion of this option award is scheduled to vest in equal installments on May 31, 2009 and May 31, 2010, provided that Mr. Butler continues to be employed with Deep Down through each vesting date.

Stock Awards
	Award	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested
Name	Grant Date	(#) (2)	($) (1)
Ronald E. Smith	2/14/2008	350,000	56,000
Robert W. Chamberlain	2/14/2008	350,000	56,000
Eugene L. Butler	2/14/2008	350,000	56,000

(1)	The market value is calculated by multiplying the number of shares by the closing price of our common stock of $ 0.16 on December 31, 2008.
(2)	This restricted stock award is scheduled to vest in its entirety on February 14, 2010, provided that the officer continues to be employed with Deep Down through the vesting date.

Option Exercises and Stock Vested During the Year Ended December 31, 2008

There were no options exercised by NEOs during the year ended December 31, 2008. All of the restricted stock issued on February 14, 2008 becomes fully vested on February 14, 2010.

Compensation of Directors

The directors of the Company are all also executive officers of the Company and as directors do not receive any additional compensation for their performance of services as directors.  The Company may agree to provide compensation to directors in the future.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

We lease all buildings, structures, fixtures and other improvements at our Channelview, Texas location from JUMA, LLC, a company owned by Ronald E. Smith, CEO and a director of Deep Down and Mary L. Budrunas, a vice president and a director of Deep Down. The base rate of $15,000 per month is payable to JUMA, LLC through August 31, 2013, together with all costs of maintaining, servicing, repairing and operating the premises, including insurance, utilities and property taxes.

On March 28, 2008, Deep Down redeemed 4,500 shares of Series D preferred stock owned by Ronald Smith and Mary Budrunas.  The Series D preferred shares were redeemed for 23,279,876 shares of common stock.

None of the Company’s Directors are independent. Under the NASDAQ® standards for “independence”, none of our directors would qualify as independent generally or with respect to any specific independence requirements for any committee member. However, as the Company is not traded on the NASDAQ®, the Company is not required to comply with NASDAQ® independence requirements at this time.  At such time, if ever, as the Company is traded on NASDAQ® or any alternative exchange, which requires director independence, the Company plans to take steps at that time to comply with such independence requirements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL MATTERS

None.

INTEREST OF NAMED EXPERTS AND COUNSEL

The validity of the common stock offered by this Prospectus is being passed upon for us by Sonfield & Sonfield, Houston, Texas, who does not hold any interest in the Company, contingent or otherwise.

LEGAL PROCEEDINGS

We are from time to time involved in legal proceedings arising in the normal course of business. As of the date of this Prospectus, we are currently not involved in any pending, material legal proceedings except as noted below.

Deep Down is currently in arbitration with the former stockholders of Flotation Technologies, Inc. regarding the proper calculation of the “Cash Price Adjustment” pursuant to the Stock Purchase Agreement by and between Deep Down, Flotation Technologies, Inc. and its stockholders dated April 17, 2008.

In connection with the Private Placement in June 2008, Deep Down entered into the Registration Rights Agreement with the purchasers in the Private Placement (the “Registration Rights Agreement”) pursuant to which the purchasers have certain demand registration rights. Deep Down filed a Registration Statement on Form S-1 on July 21, 2008. Pursuant to the Registration Rights Agreement, Deep Down was obligated to have the Registration Statement declared effective by September 3, 2008 (the “Required Effective Date”), or the Company would be required to pay damages to the purchasers in the Private Placement for each day following the Required Effective Date, until but excluding the date the Commission declares the Registration Statement effective. Deep Down has evaluated this obligation under the Registration Rights Agreement for liability treatment under SFAS 5, Accounting for Contingencies, and EITF 00-19(2) Accounting for Registration Payment Arrangements and determined that the registration rights meet the definition of a liability under the authoritative guidance and has reserved $1.2 million in potential damages under the terms of the Private Placement for the 90-day period from September 4 to December 4, 2008, when we obtained a legal opinion allowing the removal of the related stock’s restrictive legends under Rule 144.

EXPERTS

The consolidated financial statements of Deep Down, Inc. as of and for the years ended December 31, 2008 and 2007 included in this Prospectus have been included in reliance on the report dated March 12, 2009 of Malone & Bailey PC, an independent registered public accounting firm, given on the authority of such firm as experts on accounting and auditing. Additionally, the consolidated financial statements of Deep Down, Inc. as of December 31, 2007 and 2006, and for the year ended December 31, 2007 and for the period from June 29, 2006 (inception) to December 31, 2006 (Successor) and the 324 day period from January 1, 2006 to November 20, 2006 (Predecessor) included in this Prospectus have been included in reliance on the report dated March 31, 2008, except for Note 14 with regards to the predecessor financial statements of Deep Down, Inc. which is dated March 30, 2009 of Malone & Bailey PC.

In addition, the historical financial statements of Flotation Technologies, Inc. included in this prospectus have been included in reliance on the report dated June 16, 2008 of Bruzgo & Kremer, LLC, an independent public accounting firm, given on the authority of such firm as experts on accounting and auditing.

Further, the financial statements of Mako Technologies, Inc. as of and for the period ended September 30, 2007 and as of and for the year ended December 31, 2006, included in this prospectus have been included in reliance on the report dated March 17, 2008 of Malone & Bailey PC, an independent registered public accounting firm, given on the authority of such firm as experts on accounting and auditing.

SHARES AVAILABLE FOR FUTURE SALE

As of April 8, 2009, we had outstanding 179,700,630 shares of our Common Stock, of which 48,012,375 shares are freely tradable or covered by a current registration statement and 57,142,857 shares will be freely tradable under this Prospectus.  The remaining 74,545,398 shares of our Common Stock outstanding are “restricted securities” as defined in Rule 144 and are held by our “affiliates” (as that term is defined in Rule 144 under the Securities Act). These restricted securities may be sold in the future pursuant to registration statements filed with the SEC or without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

As of April 8, 2009, there were an aggregate of 12,400,000 shares of our Common Stock issuable upon exercise of outstanding stock options and an aggregate of 638,812 shares of stock issuable upon exercise of outstanding warrants.

We may register additional shares in the future in connection with acquisitions, compensation or otherwise. We have not entered into any agreements or understanding regarding any future acquisitions and cannot ensure that we will be able to identify or complete any acquisition in the future.  Sales of shares of common stock in the public markets or through Rule 144 may have an adverse effect on prevailing market prices for our common stock.

Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the Company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding common stock.  Under new rules adopted by the Commission, unregistered resales of restricted securities of reporting companies are able to be made by non-affiliates and affiliates after such securities have been held for six (6) months (assuming the issuer remains current in its SEC periodic reporting obligations for an additional six months, and subject to any affiliates complying with certain volume limitations and other resale requirements as set forth in Rule 144), and after one (1) year by affiliates and non-affiliates of non-reporting companies, subject to certain requirements under Rule 144, as it has been amended (including that there is current public information regarding the issuer for sales by affiliates and that other volume limitations are complied with for sales of affiliates, as described in greater detail in Rule 144).

SELLING SHAREHOLDERS

On June 5, 2008, in a private placement we sold 57,142,857 shares of our common stock to the thirty-five (35) Selling Shareholders listed below.  Under the securities purchase agreement that we entered into with the investors, we agreed to register for resale to the public under the Securities Act of 1933 the shares sold.

We are registering the shares to permit the Selling Shareholders to resell them in the manner contemplated under the “Plan of Distribution” beginning on page 69.  When we refer to “Selling Shareholders” in this Prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, successors, and others who later come to hold any of the Selling Shareholders’ interests in shares of our common stock other than through a public sale.

The shares offered by this Prospectus may be offered from time to time by the Selling Shareholders.  They may sell some, all or none of their shares.  We do not know how long the Selling Shareholders will hold the shares before selling them.  We currently have no agreements, arrangements or understandings with the Selling Shareholders regarding the sale of any of the shares.

The following table sets forth the name of each Selling Shareholder, the number of shares owned by each Selling Shareholder before this offering, the number of shares that may be offered under this Prospectus, and the number of shares of our common stock owned by the Selling Shareholders after this offering is completed.  The number of shares in the column “Number of Shares Being Offered” represents all of the shares that a Selling Shareholder may offer under this Prospectus.  The number of shares in the column “Shares Owned after the Offering” assumes the sale of all of the shares offered by the Selling Shareholder under this Prospectus.

The ownership of shares reported in the table below is based upon information provided by each Selling Shareholder and SEC Form 4s, SEC Schedules 13D and 13G, and other public documents filed with the Securities and Exchange Commission.  Unless otherwise noted, none of the share amounts set forth below represents more than 5% of our outstanding common stock as of April 8, 2009.  The percentages of shares owned after the offering are based on 179,700,630 shares of our common stock outstanding as of April 8, 2009.

None of the Selling Shareholders have, or within the past three years has had, any position, office or other material relationship with us.

Based on the information provided to us by the Selling Shareholders, none of the Selling Shareholders is, or is affiliated with, a broker-dealer other than Crestview Capital Master, L.L.C., D.E. Shaw Valence Portfolios, L.L.C., Dean O’Connor, Ernest J. Dahlman, III, IOU Limited Partnership, Jefferies & Co., OGI Associates and Schottenfeld Group, LLC.  Each of the Selling Shareholders has represented to us that he or it had no agreements or understanding, directly or indirectly, with any person to distribute the securities.

The Selling Shareholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares since the date on which the information in the table is presented. Information about the Selling Shareholders may change over time.

Name		Shares of Common Stock Owned Prior to Offering	Number of Shares Being Offered	(#)%
Amended and Restated Declaration of Trust of Morton A. Cohen, Dated May 9, 2005	(a)	142,857	142,857	142,857	*
Andrew Steven Codispoti	(b)	71,429	71,429	71,429	*
Aquanaut Master Fund LTD.	(c)	1,428,571	1,428,571	1,428,571	*
BlackGold Capital Master Fund L.P.	(d)	1,428,571	1,428,571	1,428,571	*
Calm Waters Partnership	(e)	3,571,429	3,571,429	3,571,429	2.0%
Capital Structure Opportunities, LP	(f)	102,000	102,000	102,000	*
Cardinal Bear LLC	(g)	1,071,429	1,071,429	1,071,429	*
Clarion Capital Corporation	(h)	428,572	428,572	428,572	*
Clarion World Offshore Fund, Ltd.	(i)	142,857	142,857	142,857	*
Crestview Capital Master, LLC	(j)	357,143	357,143	357,143	*
D.E. Shaw Valence Portfolios, L.L.C.	(k)	7,142,857	7,142,857	7,142,857	4.0%
Dubuque Bank & Trust	(l)	2,857,143	2,857,143	2,857,143	1.6%
Dean O'Connor (1)	(m)	50,000	50,000	50,000	*
Ernest J. Dahlman, III (2)	(n)	93,239	93,239	93,239	*
Greg Imbruce	(o)	500,000	500,000	500,000	*
Hare & Co.	(p)	38,750	38,750	38,750	*
Invenio Partners	(q)	285,714	285,714	285,714	*
IOU Limited Partnership	(r)	2,071,428	2,071,428	2,071,428	1.2%
Jacobe Partners, L.P.	(s)	428,571	428,571	428,571	*
Jefferies & Co.	(t)	10,999	10,999	10,999	*
Mac & Co.	(u)	106,570	106,570	106,570	*
Millennium Partners, L.P.	(v)	7,857,143	7,857,143	7,857,143	4.4%
Newland Master Fund, LTD	(w)	3,000,000	3,000,000	3,000,000	1.7%
OGI Associates, LLC	(x)	2,071,429	2,071,429	2,071,429	1.2%
PENFIRN Co F/B/O: Roge Partners Fund	(y)	428,571	428,571	428,571	*
PENFIRN Co F/B/O: Roge Select Opportunities Fund	(z)	428,571	428,571	428,571	*
Penn Capital Management - Oppenheimer Capital Structure Opportunities Master Fund, LTD	(aa)	167,000	167,000	167,000	*
Perella Weinberg Partners Oasis Master Fund L.P.	(bb)	5,000,000	5,000,000	5,000,000	2.8%
Peter Kaltmon	(cc)	74,300	74,300	74,300	*
Schottenfeld Group LLC	(dd)	1,000,000	1,000,000	1,000,000	*
Tracy W. Krohn	(ee)	5,714,286	5,714,286	5,714,286	3.2%
UBS O'Connor LLC F/B/O: O'Connor Pipes Corporate Strategies Master Limited	(ff)	1,428,571	1,428,571	1,428,571	*
Wexford Catalyst Trading Limited	(gg)	1,785,715	1,785,715	1,785,715	*
Wexford Spectrum Trading Limited	(hh)	5,357,142	5,357,142	5,357,142	3.0%
Stamatis Molaris	(ii)	500,000	500,000	500,000	*
		57,142,857	57,142,857	57,142,857	31.8%
* Less than 1%

(1) Mr. O’Connor is an employee of Dahlman Rose & Company, LLC, the placement agent in the Company’s private placement of the shares of common stock being registered for resale by the Selling Shareholders hereby.
(2) Mr. Dahlman is President of Dahlman Rose & Company, LLC, the placement agent in the Company’s private placement of the shares of common stock being registered for resale by the Selling Shareholders hereby.
(3) No amounts are in the excess of 5% based on 179,700,630 shares outstanding on April 8, 2009. See the Plan of Distribution for further information.

(a) Amended and Restated Declaration of Trust of Morton A. Cohen, dated May 9, 2005 represented by Morton A. Cohen, of 3690 Orange Place Suite 400, Beachwood, OH 44122, has voting and investment control of these shares.
(b) Andrew Steven Codispoti, of 142 W. 57th. St. 18th Floor, New York, NY, 10019, has voting and investment control of these shares. The security holder is a registered broker-dealer and member of FINRA.
(c) Aquanaut Master Fund, Ltd. represented by Magnus Fyhr, of 700 Louisiana # 4260, Houston, TX 77002, has investment and voting control of these shares.
(d) BlackGold Capital Master Fund, L.P. represented by Adam Flikerski and Erik Dybesland, of 1400 Post Oak Blvd., Ste. 300, Houston, TX, 77056 has voting and investment control of these shares.

(e) Calm Waters Partnership, represented by Richard S. Strong, Managing Partner, of 115 S. 84th. St., Suite 200, Milwaukee, WI, 53214, has voting and investment control of these shares.
(f) Capital Structures Opportunities, L.P. c/o Penn Capital Management represented by Eric Green, of the Libertyview Building, 457 Haddonfield Road Suite 210, Cherry Hill, NJ, 08002, has voting and investment control of these shares. (see notes o, t, u, aa and cc).
(g) Cardinal Bear LLC represented by Michael Baxter, member, of 11111 Santa Monica Blvd. Suite 1100, Los Angeles, CA, 90025, has voting and investment control of these shares.
(h) Clarion Capital Corporation represented by Morton A. Cohen, Chairman, of 3690 Orange Place Suite 400, Beachwood, OH 44122 has voting and investment control of these shares.
(i) Clarion World Offshore Fund, Ltd. represented by Morton A. Cohen, Chairman, of 3690 Orange Place Suite 400, Beachwood, OH 44122, has voting and investment control of these shares.
(j) Crestview Capital Master, LLC represented by Stewart Flink, Robert Hoyt and Daniel Warsh, of 95 Revere Drive Suite A, Northbrook, IL, 60062, has voting and investment control over these shares. The security holder is a registered broker-dealer and member of FINRA.
(k) D.E. Shaw Valence Portfolios, L.L.C., represented by David Quint, Senior Vice President, of 120 W 45th St., 39th Floor, New York, NY, 10036 has voting and investment control of these shares. The selling security holder is under common control with D.E. Shaw & Co, L.P., a registered broker-dealer and member of FINRA.
(l) Dubuque Bank and Trust (DBTCO), represented by Tom Peckosh and/or Sarah Reicks, of P.O. Box 747, Dubuque, IA, 52004-0747, has voting and investment control of these shares.
(m) Dean O’ Connor represented by Dean O’Connor, Dahlman Rose & Co., of 420 East 54th Street, Apt. 25C, New York, NY, 10022, has voting and investment control of these shares. The security holder is a registered broker-dealer and member of FINRA.
(n) Ernest J. Dahlman, III represented the Robert Brinberg of Dahlman Rose & Company, LLC, of 142 West 57th St, 18th Floor, New York, NY 10019, has voting and investment control of these shares. The security holder is a registered broker-dealer and member of FINRA.
(o) Greg Imbruce of 93 Rockledge Drive, Stanford, CT, 06902, has voting and investment control of these shares. (see notes f, t, u, aa and cc).
(p) Hare & Co. c/o Penn Capital Management represented by, Greg Imbruce of 93 Rockledge Drive, Stanford, CT, 06902, has voting and investment control of these shares.
(q) Invenio Partners represented by Norman Cohen, Portfolio Manager, of 142 West 57th Street 18th Floor, New York, NY, 10019, has voting and investment control of these shares.
(r) IOU Limited Partnership, represented by George A. Weiss (Weiss Investment Management, LLC), of One State Street 20th Floor, Hartford, CT 06103, has voting and investment control of these shares. The selling security holder is a registered broker-dealer and member of FINRA. (see note x)
(s) Jacobe Partners, L.P. represented by Jacobe Management, L.P., of 510 Bering Dr. Suite 220, Houston, TX, 77057, has voting and investment control of these shares.
(t) Jefferies & Co. c/o Penn Capital Management represented by Eric Green, of the Libertyview Building, 457 Haddonfield Road Suite 210, Cherry Hill, NJ, 08002, has voting and investment control of these shares.  (see notes f, o, u, aa and cc)
(u) Mac & Co. c/o Penn Capital Management represented by Eric Green, of the Libertyview Building, 457 Haddonfield Road Suite 210, Cherry Hill, NJ, 08002, has voting and investment control of these shares
(see notes f, o, t , aa and cc)
(v) Millenium Partners, L.P., represented by Terry Feeney of 666 Fifth Avenue 8th Floor, New York, NY 10103, has voting and investment control of these shares.
(w) Newland Master Fund, Ltd., represented by Ken Brodkewitz and Mike Vermut, of 350 Madison Ave. 11th Floor, New York, NY,10017  has voting and investment control over these shares.
(x) OGI Associates, LLC, represented by George A. Weiss ( Weiss Investment Management, LLC), of One State Street 20th Floor, Hartford, CT 06103, has voting and investment control of these shares. The selling security holder is a registered broker-dealer and member of FINRA. (see note r)
(y) PENFIRN Co. F/B/O: Roge Partners Fund represented by R.W. Roge & Co., Inc., of 1620 Dodge St. Stop 1060, Omaha, NE, 68197, has voting and investment control of these shares.
(z) PENFIRN Co. F/B/O: Roge Select Opportunities Fund represented by R.W. Roge & Co., Inc. of 1620 Dodge St. Stop 1060, Omaha, NE, 68197, has voting and investment control of these shares.
(aa) Oppenheimer Capital Structure Opportunities Master Fund, LTD. c/o Penn Capital Management represented by Eric Green, of the Libertyview Building, 457 Haddonfield Road Suite 210, Cherry Hill, NJ, 08002, has voting and investment control of these shares. (see notes f, o, t, u and cc)
(bb) Perella Weinberg Partners Oasis Master Fund L.P. represented by Rod Parsley, of 767 Fifth Avenue. 4th Floor, New York, NY, 10153, has voting and investment control over these shares.

(cc) Peter Kaltmon C/O Penn Capital Management represented by Eric Green, of the Libertyview Building, 457 Haddonfield Road Suite 210, Cherry Hill, NJ, 08002, has voting and investment control of these shares  (see notes f, o, t, u and aa)
(dd) Schottenfeld Group, LLC, represented by Lucas Rosen, member, of 800 Third Ave, New York, NY 10022, has voting and investment control of these shares. The selling security holder is a registered broker-dealer and member of FINRA.
(ee) Tracy W. Krohn, represented by Tracy W. Krohn, of 9 Greenway Plaza, Suite 300, Houston, TX, 77046, has voting and investment control of these shares.
(ff) UBS O’Connor LLC F/B/O: O’Connor Pipes Corporate Strategies Master Limited, of One North Wacker Dr. 32nd Floor, Chicago, IL, 60606, states that the security holder is a fund which cedes investment control to UBS O’Connor LLC. The investment manager has voting and investment control of these shares.
(gg) Wexford Capital, LLC represented by Charles E. Davidson and Joseph Jacobs, managing members, of 411 West Putnam Avenue, Greenwich, CT, 06830, have voting and investment control of these shares.
(hh) Wexford Spectrum Trading Limited, represented by Charles E. Davidson and Joseph Jacobs, managing members, of Wexford Capital, LLC, of 411 West Putnam Avenue, Greenwich, CT 06830,have voting and investment control of these shares.
(ii) Stamatis Molaris  c/o Fortis Banque (Suisse) SA, represented by R. Stephani, nominee holder, Bd des Philosophes 20, CH-1205 Geneva.

PLAN OF DISTRIBUTION

We are registering shares of common stock to permit the resale of such common stock by the holders from time to time after the date of this Prospectus.  We will not receive any of the proceeds from the sale by the Selling Shareholders of the shares of common stock.  We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the shares of common stock are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions.  The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions other than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	pursuant to Rule 144 under the Securities Act;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the Selling Shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the shares of common stock or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.  The Selling Shareholders may also sell shares of common stock short and deliver shares of common stock covered by this Prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The Selling Shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the shares of common stock issuable upon conversion of the convertible notes owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time pursuant to this Prospectus or any amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this Prospectus.  The Selling Shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus.

The Selling Shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the 1933 Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act.  At the time a particular offering of the shares of common stock is made, a Prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares of common stock have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The Selling Shareholders may choose not to sell any or may choose to sell less than all of the shares of common stock registered pursuant to the registration statement, of which this Prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the 1934 Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Shareholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses in compliance with state securities or “blue sky” laws; provided, however, that a Selling Shareholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the Selling Shareholders against liabilities, including some liabilities under the 1933 Act, in accordance with the registration rights agreements, or the Selling Shareholders will be entitled to contribution.  We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the 1933 Act, that may arise from any written information furnished to us by the Selling Shareholder specifically for use in this Prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this Prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the common stock offered by this Prospectus is being passed upon for us by Sonfield & Sonfield, Houston, Texas.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public at the SEC’s website at http://www.sec.gov. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549 or from us at no cost by request to our address or telephone below.

Our website is located at http://www.deepdowncorp.com.  The contents of our website are not part of this Prospectus and should not be relied upon as though they were a part of it.

We have filed with the Commission a registration statement, which contains this Prospectus, on Form S-1 under the Securities Act of 1933.  The registration statement relates to the common stock offered by the Selling Shareholders.  This Prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement.  Please refer to the registration statement and its exhibits and schedules for further information about us and the common stock.  Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement.

INDEX TO FINANCIAL STATEMENTS
Deep Down, Inc.

Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-36
Consolidated Balance Sheets as of December 31, 2007 and 2006	F-37
Consolidated Statements of Operations for the Year Ended December 31, 2007 and for the Period Since Inception (June 29, 2006) to December 31, 2006 (Successor) and for the period from January 1, 2006 to November 20, 2006 (Predecessor)
F-38
Consolidated Statements of Changes in Stockholders’ Equity for the Year Ended December 31, 2007 and For the Period Since Inception (June 29, 2006) to December 31, 2006 (Successor) and for the period from January 1, 2006 to November 20, 2006 (Predecessor)
F-39
Consolidated Statements of Cash Flows For the Year Ended December 31, 2007 and for the Period Since Inception (June 29, 2006) to December 31, 2006 (Successor) and for the period from January 1, 2006 to November 20, 2006 (Predecessor)
F-40
Notes to Consolidated Financial Statements	F-42

Flotation Technologies, Inc.

Reviewed Financial Statements of Flotation Technologies, Inc. for the three month interim period ended March 31, 2008 and Unaudited Financial Statements for the three month interim period ended March 31, 2007
F-66
Audited Financial Statements and Supplemental Information of Flotation Technologies, Inc. for the years ended December 31, 2007 and 2006	F-79

Mako Technologies, Inc.

Audited Financial Statements of Mako Technologies, Inc. for the Nine months ended September 30, 2007 and the Year Ended December 31, 2006	F-94

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Deep Down, Inc.
Houston, Texas

We have audited the accompanying consolidated balance sheets of Deep Down, Inc. (the "Company") as of December 31, 2008 and 2007 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2008 and 2007.  These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company, as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years ended December 31, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 12, 2009, expressed an adverse opinion.

/s/  MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

March 12, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON INTERNAL CONTROL OVER FINANCIAL REPORTING

To the Board of Directors and Shareholders of Deep Down, Inc., Houston, Texas

We have audited Deep Down, Inc.’s (“the Company”)  internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). Deep Down, Inc.’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

Management excluded from its assessment of the effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting, the disclosure controls and procedures and internal controls of the Flotation business. Management was unable to assess the effectiveness of the disclosure controls and procedures and internal control over financial reporting of the Flotation businesses because of the integration of the business. Management expects to update its assessment of the effectiveness of the disclosure controls and procedures and internal control over financial reporting to include the Flotation businesses as soon as practicable. The business accounts for approximately 32% of the consolidated revenue of Deep Down, and approximately 43% of consolidated assets.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. The following material weaknesses have been identified and included in management’s assessment:

•	Management has determined that the Company did not maintain an effective entity level control environment. Specifically:
o
The Company has not yet implemented all the necessary policies and procedures to ensure that they have an effective control environment based on criteria established in the COSO framework. Specifically, the Company needs to fully implement controls to help prevent or detect the circumvention of controls by employees or management. The Company also needs to perform a formal risk profile and analysis of the Company.

o	The Company did not maintain sufficient policies and procedures over the administration of an accounting and fraud risk policy.
o	The Company did not maintain sufficient documentation on the review and follow up on the remediation of deficiencies.
o	The Company did not maintain a sufficient segregation of duties to decrease the risk of inappropriate accounting.

•
Management has determined that the Company did not maintain effective controls over the accuracy of revenue recognition. Specifically, there was not sufficient review, supervision, and monitoring in regards to projects accounted for under the percentage-of-completion method.

These material weaknesses were considered in determining the nature, timing and extent of audit tests applied in our audit of the fiscal year 2008 consolidated financial statements and this report does not affect our report dated March 12, 2009 on those financial statements.

In our opinion, because of the effect of the material weaknesses described above on the achievement of the objectives of the control criteria, Deep Down, Inc. has not maintained effective internal control over financial reporting as of December 31, 2008, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Deep Down, Inc. as of December 31, 2008 and 2007, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years ended December 31, 2008 and 2007 and our report dated March 12, 2009 expressed an unqualified opinion thereon.

/s/ Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

March 12, 2009

Deep Down, Inc.
Consolidated Balance Sheets

	December 31, 2008	December 31, 2007
ASSETS
Cash and cash equivalents	$2,495,464	$2,206,220
Restricted cash	135,855	375,000
Accounts receivable, net	10,772,097	7,190,466
Prepaid expenses and other current assets	633,868	720,886
Inventory	1,224,170	502,253
Costs and estimated earnings in excess of billings on uncompleted contracts	707,737	-
Work in progress	137,940	749,455
Deferred tax asset	216,900	75,810
Receivable from Prospect, net	-	2,687,333
Total current assets	16,324,031	14,507,423
Property and equipment, net	13,799,196	5,368,961
Other assets, net	457,836	1,211,514
Intangibles, net	18,090,680	4,369,647
Goodwill	15,024,300	10,594,144
Total assets	$63,696,043	$36,051,689

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities	$4,318,394	$3,569,826
Billings in excess of costs and estimated earnings on uncompleted contracts	2,315,043	188,030
Payable to Mako shareholders	-	3,205,667
Current portion of long-term debt	382,912	995,177
Total current liabilities	7,016,349	7,958,700
Long-term debt, net of accumulated discount of $0 and $1,703,258 respectively	1,718,475	10,698,818
Deferred tax liabilities	1,125,945	-
Series E redeemable exchangeable preferred stock, par value $0.01, face value and liquidation
preference of $1,000 per share, no dividend preference, authorized 10,000,000 aggregate shares of all series of preferred stock, -0- and 500 issued and outstanding, respectively	-	386,411
Total liabilities	9,860,769	19,043,929
Temporary equity:
Series D redeemable convertible preferred stock, $0.01 par value, face value and liquidation
preference of $1,000 per share, no dividend preference, authorized 10,000,000 aggregate shares of all series of preferred stock, -0- and 5,000 issued and outstanding, respectively	-	4,419,244
Total temporary equity	-	4,419,244
Stockholders' equity:
Common stock, $0.001 par value, 490,000,000 shares authorized, 177,350,630
and 85,976,526 shares issued and outstanding, respectively	177,351	85,977
Additional paid-in capital	60,328,124	14,849,847
Accumulated deficit	(6,670,201)	(2,347,308)
Total stockholders' equity	53,835,274	12,588,516
Total liabilities and stockholders' equity	$63,696,043	$36,051,689

See accompanying notes to consolidated financial statements.

Deep Down, Inc.
Consolidated Statements of Operations
For the Years Ended December 31, 2008 and 2007

	For the Twelve Months Ended
	December 31,
	2008	2007

Revenues	$35,769,705	$19,389,730
Cost of sales	21,686,033	13,306,086
Gross profit	14,083,672	6,083,644
Operating expenses:
Selling, general & administrative	14,290,440	4,284,553
Depreciation and amortization	1,285,079	141,247
Total operating expenses	15,575,519	4,425,800
Operating income (loss)	(1,491,847)	1,657,844
Other income (expense):
Gain (loss) on debt extinguishment	(446,412)	2,000,000
Interest income	110,504	92,664
Interest expense	(3,511,177)	(2,430,149)
Other (expense) income	(26,333)	1,823
Total other expense	(3,873,418)	(335,662)
Income (loss) before income taxes	(5,365,265)	1,322,182
Benefit from (provision for) income taxes	1,042,372	(369,673)
Net income (loss)	$(4,322,893)	$952,509
Earnings (loss) per share:
Basic	$(0.03)	$0.01
Weighted-average common shares outstanding	142,906,616	73,917,190
Diluted	$(0.03)	$0.01
Weighted-average common shares outstanding	142,906,616	104,349,455

See accompanying notes to consolidated financial statements.

Deep Down, Inc.
Statements of Changes in Stockholders' Equity
For the Years Ended December 31, 2008 and 2007

					Additional
	Common Stock		Series C Preferred Stock		Paid-in	Accumulated
	Shares (#)	Amount ($)	Shares (#)	Amount ($)	Capital	Deficit	Total

Balance at December 31, 2006	82,870,171	$82,870	22,000	$22	$(82,792)	$(3,299,817)	$(3,299,717)

Net income	-	-	-	-	-	952,509	952,509
Shares repurchased	(25,000,000)	(25,000)			(225,000)		(250,000)
Redemption of Series E Preferred Stock	3,463,592	3,464			3,840,314		3,843,778
Redemption of Series C Preferred Stock	4,400,000	4,400	(22,000)	(22)	(4,378)		-
Stock issued for debt payment	543,689	544			559,456		560,000
Stock issued for acquisition of a business	6,574,074	6,574			4,989,723		4,996,297
Private Placement offering	13,125,000	13,125			3,946,875		3,960,000
Stock based compensation	-	-			187,394		187,394
Warrants issued to lender					1,479,189		1,479,189
Warrants issued to third party for deferred financing costs					159,066		159,066

Balance at December 31, 2007	85,976,526	$85,977	-	-	$14,849,847	$(2,347,308)	$12,588,516

Net loss	-	-	-	-	-	(4,322,893)	(4,322,893)
Exchange of Series D preferred stock	25,866,518	25,867			4,393,377		4,419,244
Stock issued for acquisition of Mako	2,802,969	2,803			1,959,275		1,962,078
Stock issued for acquisition of Flotation	1,714,286	1,714			1,421,143		1,422,857
Warrants issued for acquisition of Flotation		-			121,793		121,793
Restricted stock issued for service	1,200,000	1,200			(1,200)		-
Stock issued in private placement, net of $2,940,331 fees	57,142,857	57,143			37,002,527		37,059,670
Cashless exercise of stock options	29,339	29			(29)		-
Stock issued for exercise of warrants	2,618,129	2,618			(2,618)		-
Stock based compensation	-	-			584,009		584,009

Balance at December 31, 2008	177,350,630	$177,351	-	-	$60,328,124	$(6,670,201)	$53,835,274

See accompanying notes to consolidated financial statements.

Deep Down, Inc.
Consolidated Statement of Cash Flows
For the Years Ended December 31, 2008 and 2007

	2008	2007
Cash flows from operating activities:

Net income (loss)	$(4,322,893)	$952,509
Adjustments to reconcile net income to net cash used in operating activities:
Gain on extinguishment of debt	-	(2,000,000)
Interest income	(54,975)	-
Non-cash amortization of debt discount	1,816,847	1,780,922
Non-cash amortization of deferred financing costs	762,700	54,016
Share-based compensation	584,009	187,394
Bad debt expense	1,507,494	108,398
Depreciation and amortization	2,363,106	426,964
Loss on disposal of equipment	228,352	24,336
Deferred taxes payable	(855,708)	-
Changes in assets and liabilities:
Lease receivable	-	(863,000)
Accounts receivable	(3,087,260)	(4,388,146)
Prepaid expenses and other current assets	(493,100)	(54,310)
Inventory	(1,224,170)	-
Finished goods	-	(502,253)
Costs and estimated earnings in excess of billings on uncompleted contracts	1,482,698	-
Work in progress	(707,737)	246,278
Accounts payable and accrued liabilities	(328,788)	1,022,726
Billings in excess of costs and estimated earnings on uncompleted contracts	2,127,013	(1,970)
Net cash used in operating activities	$(202,412)	$(3,006,136)
Cash flows used in investing activities:
Cash paid for acquisition of Flotation, net of cash acquired of $235,040	(22,161,864)	-
Cash paid for acquisition of Mako, net of cash acquired of $280,841	(4,236,634)	280,841
Cash deficit acquired in ElectroWave acquisition	-	(18,974)
Cash paid for third party debt	-	(432,475)
Cash received from sale of ElectroWave receivables	-	261,068
Cash paid for final acquisition costs	-	(242,924)
Purchases of equipment	(4,803,795)	(830,965)
Restricted cash	239,145	(375,000)
Net cash used in investing activities	$(30,963,148)	$(1,358,429)
Cash flows from financing activities:
Payment for cancellation of common stock	-	(250,000)
Redemption of preferred stock	-	(250,000)
Proceeds from sale of common stock, net of expenses	37,059,670	3,960,000
Proceeds from sales-type lease	587,000	276,000
Borrowings on debt - related party	-	150,000
Payments on debt - related party	-	(150,000)
Borrowings on long-term debt	6,769,087	6,204,779
Increase in deferred financing fees	-	(442,198)
Creation of debt discount due to lender's fees	-	(180,000)
Payments of long-term debt	(12,960,953)	(2,760,258)
Net cash provided by financing activities	$31,454,804	$6,558,323
Change in cash and equivalents	289,244	2,193,758
Cash and cash equivalents, beginning of period	2,206,220	12,462
Cash and cash equivalents, end of period	$2,495,464	$2,206,220

See accompanying notes to consolidated financial statements.

Deep Down, Inc.
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2008 and 2007

	2008	2007
Supplemental schedule of noncash investing and financing activities:
Warrants issued for acquisition of Flotation	$121,793	$-
Stock issued for acquisition of Flotation	$1,422,857	$-
Stock issued for acquisition of Mako	$1,962,078	$4,996,297
Receivable from lender - Prospect Capital Corporation	$-	$5,604,000
Payable to Mako Shareholders	$-	$(2,916,667)
Non-cash increases to Mako Goodwill	$(371,728)	$-
Deferred tax adjustment to Mako Goodwill	$(1,840,563)	$-
Correction of common stock par value to paid in capital	$-	$114,750
Fixed assets purchased with capital lease	$-	$525,000
Fixed assets transferred from Inventory	$502,253	$110,181
Exchange of Series D preferred stock	$4,419,244	$-
Exchange of Series E preferred stock	$-	$3,366,778
Redemption of Series E preferred stock	$-	$4,935,463
Common stock issued for notes payable	$-	$560,000
Exchange of Series E preferred stock for subordinated debenture	$500,000	$-
Common shares issued as restricted stock	$1,200	$-
Creation of debt discount due to warrants issued to lender	$-	$1,479,189
Creation of deferred financing fee due to warrants issued to third party	$-	$159,066
Supplemental Disclosures:
Cash paid for interest	$909,027	$594,667
Cash paid for pre-payment penalties	$446,413	$-
Cash paid for taxes	$332,009	$114,970

See accompanying notes to consolidated financial statements.

Notes to Consolidated Financial Statements for the Years ended December 31, 2008 and 2007

Note 1:          Nature of Business and Summary of Significant Accounting Policies

Nature of Business
Deep Down, Inc., a Nevada corporation (“Deep Down”), is the parent company to its wholly-owned subsidiaries: Deep Down, Inc., a Delaware corporation (“Deep Down Delaware”), ElectroWave USA, Inc., a Nevada corporation (“ElectroWave”), since its acquisition effective April 2, 2007, Mako Technologies, LLC, a Nevada limited liability company (“Mako”), since its acquisition effective December 1, 2007, and Flotation Technologies, Inc., a Maine corporation (“Flotation”), since its acquisition effective May 1, 2008.

Deep Down Delaware provides installation management, engineering services, support services and storage management services for the subsea controls, umbilicals and offshore pipeline industries. Deep Down Delaware also fabricates component parts for subsea distribution systems and assemblies.

ElectroWave offers products and services in the fields of electronic monitoring and control systems for the energy, military, marine and commercial business sectors.

Mako serves the growing offshore petroleum and marine industries with technical support services and products vital to offshore petroleum production, through rentals of its remotely operated vehicles (“ROV”), topside and subsea equipment and diving support systems used in diving operations, maintenance and repair operations, offshore construction, and environmental/marine surveys.

Flotation engineers, designs and manufactures deepwater buoyancy systems using high-strength FlotecTM syntactic foam and polyurethane elastomers.  Flotation’s  product offerings include distributed buoyancy for flexible pipes and umbilicals, drilling riser buoyance modules, CoreTecTM drilling riser buoyancy modules, ROVitsTM buoyancy, Hydro-Float mooring buoys, StablemoorTM low-drag ADCP deployment solution, Quick-Loc™ cable floats, HardballTM umbilical floats, Flotec™ cable and pipeline protection, InflexTM polymer bend restrictors, and installation buoyancy of any size and depth rating.

Summary of Significant Accounting Policies

Principles of consolidation:

The consolidated financial statements include the accounts of Deep Down and its wholly-owned subsidiaries for the years ended December 31, 2008 and 2007.

All significant inter-company transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Prior period information presented in these financial statements includes reclassifications which were made to conform to the current period presentation.  These reclassifications had no effect on our previously reported net income (loss) or stockholders' equity. For example, Deep Down reclassified a portion of total depreciation expense, $1,078,027 and $285,717, into Cost of sales from Operating expenses for the years ended December 31, 2008 and 2007, respectively. The remainder of depreciation expense for each respective year is reported in the Operating expenses section of the Statements of Operations.

Notes to Consolidated Financial Statements for the Years ended December 31, 2008 and 2007

Cash and Cash Equivalents and Restricted Cash

Deep Down considers all highly liquid investments with maturities from date of purchase of three months or less to be cash equivalents. Cash and equivalents consist of cash on deposit with foreign and domestic banks and, at times, may exceed federally insured limits.

Per the terms of its secured credit agreement with Prospect Capital Corporation, Deep Down was required to keep cash on hand equal to the previous six months interest payment on the debt arising under such credit agreement. At December 31, 2007, this amount approximated $375,000 which is reflected on the balance sheet as restricted cash. When the credit agreement was paid in June 2008, this amount was released from all restrictions.

At December 31, 2008, Deep Down has restricted cash of $135,855 related to a letter of credit for a vendor. See further details at Note 14 Commitments and Contingencies.

Fair Value of Financial Instruments

The estimated fair value of Deep Down’s financial instruments is as follows at December 31, 2008:

•	Cash and equivalents, accounts receivable and accounts payable - the carrying amounts approximated fair value due to the short-term maturity of these instruments.
•	Long-term debt - the carrying value of Deep Down’s debt instruments closely approximates the fair value due to the recent date of the debt and that the line of credit portion has a LIBOR-based rate.

Accounts Receivable

Deep Down provides an allowance for doubtful accounts on trade receivables based on historical collection experience, the level of past due accounts and a specific review of each customer’s trade receivable balance with respect to their ability to make payments and expectations of future conditions that could impact the collectability of accounts receivable. When specific accounts are determined to be uncollectable, they are expensed as bad debt expense in that period. At December 31, 2008 and 2007, Deep Down estimated its allowance for doubtful accounts to be $574,975 and $139,787, respectively. Bad debt expense totaled $1,507,494 and $110,569 for the years ended December 31, 2008 and 2007, respectively.

Concentration of Credit Risk

Deep Down maintains cash balances at several banks. Accounts at the institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. Deep Down had approximately $932,000 of uninsured cash balances at December 31, 2008.

As of December 31, 2008, four of Deep Down’s customers accounted for 20%, 11%, 9% and 4% of total accounts receivable, respectively. For the year ended December 31, 2008, Deep Down’s five largest customers accounted for 20%, 7%, 7%, 4% and 3% of total revenues, respectively.

As of December 31, 2007, four of Deep Down’s customers accounted for 11%, 9%, 7% and 7% of total accounts receivable, respectively.  For the year ended December 31, 2007, Deep Down’s four largest customers accounted for 7%, 7%, 6% and 6% of total revenues, respectively.

Notes to Consolidated Financial Statements for the Years ended December 31, 2008 and 2007

Inventory and Work in Progress

Inventory is stated at lower of cost (first-in, first out) or net realizable value.

	December 31, 2008	December 31, 2007
Raw materials	$789,815	$-
Finished goods	145,928	502,253
Work in progress	288,427	-
Total Inventory	$1,224,170	$502,253

Work in progress at December 31, 2008 and 2007 not presented in inventory above, represents costs that have been incurred for time and materials that are not appropriate to be billed to customers at such date, according to the contractual terms.  Some of our billings are contingent upon satisfaction of a significant condition of sale (“milestone”), including but not limited to, FAT and customer approval. Amounts at December 31, 2008 and 2007 were $137,940 and $749,455, respectively.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the respective assets. Buildings are depreciated between 10 and 36 years, and leasehold improvements are amortized over the shorter of the assets' useful lives or lease terms. Equipment lives range from two to seven years, computers and electronic lives are generally from two to four years, and furniture and fixtures are two to seven years. Replacements and betterments are capitalized, while maintenance and repairs are expensed as incurred. It is Deep Down’s policy to include depreciation expense on assets acquired under capital leases with depreciation expense on owned assets.

Goodwill and Intangible Assets

Goodwill represents the cost in excess of the fair value of net assets acquired in business combinations. SFAS No. 142, “Goodwill and Other Intangible Assets” (SFAS 142), prescribes the process for impairment testing of goodwill on an annual basis or more often if a triggering event occurs. Goodwill is not amortized, and there were no indicators of impairment at December 31, 2008.

Deep Down evaluates the carrying value of goodwill during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include a significant adverse change in legal factors or in business or the business climate or unanticipated competition. When evaluating whether goodwill is impaired, Deep Down compares the fair value of the business to its carrying amount, including goodwill. The fair value of the reporting unit is estimated using an income, or discounted cash flow approach. If the carrying amount of the business exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount.

Deep Down’s intangible assets, net of accumulated amortization consist of $18.1 million in specifically identified intangible assets acquired in the purchase of the Flotation and Mako subsidiaries, including customer relationships, non-compete covenants, trademarks and various technology rights.  We are amortizing the intangible assets over their estimated useful lives on the straight line basis between three and forty years.

Long-Lived Assets

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," requires that Deep Down periodically review the carrying amounts of its property and equipment and its finite-lived intangible assets to determine whether current events or circumstances indicate that such carrying amounts may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If it is determined that an impairment loss has occurred, the loss is measured as the amount by which the carrying amount of the long-lived asset exceeds its fair value.

Notes to Consolidated Financial Statements for the Years ended December 31, 2008 and 2007

Lease Obligations

Deep Down leases land and buildings under non-cancellable operating leases.  Deep Down leases its Channelview, Texas, operating location for Delaware and ElectroWave from an entity owned by the CEO and his wife, a Vice President and Director, in addition to several vehicles, modular office buildings and office equipment which are also recorded as operating leases and are expensed.  Additionally, beginning in February 2009, Deep Down leases its office headquarters in Houston, Texas, under a non-cancellable operating lease. Mako leases office, warehouse and operating space in Morgan City, Louisana, under a non-cancellable operating lease. Flotation entered into a non-cancellable operating lease for warehouse facilities in Biddeford, Maine, in October 2008. Deep Down also leases a 100-ton mobile gantry crane under a capital lease, which is included with Property and Equipment on the consolidated balance sheet.

At the inception of a lease, Deep Down evaluates each agreement to determine whether the lease will be accounted for as an operating or capital lease. The term of the lease used for such an evaluation includes renewal option periods only in instances in which the exercise of the renewal option can be reasonably assured and failure to exercise such option would result in an economic penalty.

Deep Down accounts for tenant incentives received from its landlords in connection with certain of its operating leases as a deferred rent liability within lease obligations and amortizes such amounts over the relevant lease term. For leases that contain rent escalations, Deep Down records the total rent payable during the lease term, as determined above, on a straight-line basis over the term of the lease (including any “rent abatement” period beginning upon possession of the premises), and records the difference between the minimum rents paid and the straight-line rent as a lease obligation.

Revenue Recognition

Deep Down’s contract revenue is made up of customized product and service revenue.  Revenue from fabrication and sale of equipment is recognized upon transfer of title to the customer which is upon shipment or when customer-specific acceptance requirements are met. Service revenue is recognized as the service is provided.  Rental revenue is recognized pro-rata over the rental period based on daily or monthly rates.  Shipping and handling charges paid by Deep Down are included in cost of goods sold.

From time to time, Deep Down enters into large fixed price contracts which Deep Down determines that recognizing revenues for these contracts were appropriate using the percentage-of-completion method under Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts” (“SOP 81-1”), measured by the percentage of costs incurred-to-date to estimated total costs for the contract.  This method is preferred because management considers the total cost to be the best available measure of progress on the contracts.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as supplies, equipment repairs, employee travel and supervisor time. Selling, general and administrative costs are expensed as incurred.  Provisions for estimated losses on uncompleted contracts (if any) are accrued in the same period as the estimated loss is determined.  Changes in job performance, job conditions, and total contract values may result in revisions to costs and income and are recognized in the period in which the revisions are determined.  Change orders are accounted for in revenue and cost when it is probable that the costs will be recovered. In such circumstances where recovery is considered probable but the revenues cannot be reliably estimated, costs attributable to change orders are deferred pending re-negotiation of contract terms.

Costs and estimated earnings in excess of billings on uncompleted contracts arise when revenues are recorded on a percentage-of-completion basis but cannot be invoiced under the terms of the contract. Such amounts are subsequently invoiced upon satisfaction of contractual requirements or “milestones”. Billings in excess of costs and estimated earnings on uncompleted contracts arise when milestone billings are permissible under the contract, but the related costs have not yet been incurred. All contract costs are recognized currently on jobs formally approved by the customer and contracts are not shown as complete until substantially all of the anticipated costs have been incurred and the items have been shipped to the customer.

In accordance with industry practice, assets and liabilities related to costs and estimated earnings in excess of billings on uncompleted contracts, as well as billings in excess of costs and estimated earnings on uncompleted contracts, have been classified as current. The contract cycle for certain long-term contracts may extend beyond one year, thus collection of amounts related to these contracts may extend beyond one year.

Notes to Consolidated Financial Statements for the Years ended December 31, 2008 and 2007

Income Taxes

In accordance with SFAS No. 109, "Accounting for Income Taxes," the provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

During 2008, Deep Down adopted the Financial Accounting Standards Board’s (“FASB”) Financial Interpretation No. (“FIN”) 48, "Accounting for Uncertainty in Income Taxes"—an interpretation of FASB Statement No. 109. FIN 48 changes the accounting for uncertainty in income taxes by creating a new framework for how companies should recognize, measure, present, and disclose uncertain tax positions in their financial statements. Under FIN 48, Deep Down may recognize the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. FIN 48 also provides guidance on the reversal of previously recognized tax positions, balance sheet classifications, accounting for interest and penalties associated with tax positions, and income tax disclosures. See Note 12, “Income Taxes” for additional information, including the effects of adoption on Deep Down’s consolidated financial statements.

Stock-Based Compensation

Deep Down accounts for stock-based compensation issued to employees and non-employees as required by SFAS No. 123(R) “Share-Based Payment” (“SFAS No. 123(R)”). Under these provisions, Deep Down records an expense based on the fair value of the awards utilizing the Black-Scholes pricing model for options and warrants.  Additionally, Deep Down continues to use the simplified method related to employee option grants as allowed by Staff Accounting Bulletin ("SAB") 110, "Share-Based Payment".

SFAS No. 123(R) prohibits recognition of a deferred tax asset for an excess tax benefit that has not been realized. The Company will recognize a benefit from stock-based compensation in equity if an incremental tax benefit is realized by following the ordering provisions of the tax law.

Earnings (Loss) per Common Share

SFAS No. 128, "Earnings (Loss) Per Share" (“EPS”) requires earnings (loss) per share to be calculated and reported as both basic EPS and diluted EPS. Basic EPS is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted EPS is calculated by dividing net income by the weighted average number of common shares and dilutive common stock equivalents (convertible notes and interest on the notes, stock awards and stock options) outstanding during the period. Dilutive EPS reflects the potential dilution that could occur if options to purchase common stock were exercised for shares of common stock. The following is a reconciliation of the number of shares (denominator) used in the basic and diluted EPS computations:

	For the Twelve Months Ended
	December 31,
	2008	2007
Numerator:
Net income (loss)	$(4,322,893)	$952,509

Denominator:
Weighted average shares outstanding	142,906,616	73,917,190
Effect of dilutive securities	-	30,432,265
Denominator for diluted earnings per share	142,906,616	104,349,455

Basic earnings per share	$(0.03)	$0.01

Diluted earnings per share	$(0.03)	$0.01

Potentially dilutive securities representing 501,615 shares of common stock for the year ended December 31, 2008 were excluded from the computation of diluted earnings per share for this year because their effect would have been anti-dilutive.

Notes to Consolidated Financial Statements for the Years ended December 31, 2008 and 2007

Dividends

Deep Down has no formal dividend policy or obligations. Under the terms of a $2 million borrowing facility from Whitney National Bank signed on November 11, 2008, we are restricted from paying cash dividends on our common stock, though the terms do allow that we may from time to time make cash distributions to our shareholders if no default exists prior to or after giving effect to any such distribution. Deep Down intends to retain operating capital for the growth of the company operations.

Advertising costs:

Advertising and promotion costs, which totaled $412,202 and $114,209 during the year ended December 31, 2008 and 2007, respectively, are expensed as incurred.

Segment information

For the fiscal year ended December 31, 2008, the operations of Deep Down’s subsidiaries have been aggregated into a single reporting segment under the provisions of SFAS 131 “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”). We determined that the operating segments of Delaware, ElectroWave, Mako and Flotation may be aggregated into a single reporting segment because aggregation is consistent with the objective and basic principles of paragraph 17 of SFAS 131. While the operating segments have different product lines, they are very similar with regards to the five criteria for aggregation. They are all service-based operations revolving around our personnel’s expertise in the deep water industry, and any equipment is produced to a customer specified design and engineered using Deep Down personnel’s expertise, with installation as part of our service revenue to the customer. Additionally, the segments have similar customers and distribution methods, and their economic characteristics were similar with regard to their gross margin percentages for the fiscal year ended December 31, 2008.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 establishes a framework for measuring fair value under generally accepted accounting procedures and expands disclosures on fair value measurements. This statement applies under previously established valuation pronouncements and does not require the changing of any fair value measurements, though it may cause some valuation procedures to change. Under SFAS No. 157, fair value is established by the price that would be received to sell the item or the amount to be paid to transfer the liability of the asset as opposed to the price to be paid for the asset or received to transfer the liability. Further, it defines fair value as a market specific valuation as opposed to an entity specific valuation, though the statement does recognize that there may be instances when the low amount of market activity for a particular item or liability may challenge an entity’s ability to establish a market amount. In the instances that the item is restricted, this pronouncement states that the owner of the asset or liability should take into consideration what affects the restriction would have if viewed from the perspective of the buyer or assumer of the liability. This statement is effective for all assets valued in financial statements for fiscal years beginning after November 15, 2007. Deep Down adopted SFAS 157 for financial assets and liabilities in 2008 with no material impact to the consolidated financial statements but with additional required consolidated financial statement footnote disclosures. Deep Down does not anticipate the application of SFAS 157 to nonfinancial assets and nonfinancial liabilities will have a material impact on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS No. 141(R)”) and No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (“SFAS No. 160”). SFAS No. 141(R) and SFAS No. 160 are products of a joint project between the FASB and the International Accounting Standards Board.  The revised standards continue the movement toward the greater use of fair values in financial reporting. SFAS No. 141(R) will significantly change how business acquisitions are accounted for and will impact financial statements both on the acquisition date and in subsequent periods. These changes include the expensing of acquisition related costs and restructuring costs when incurred, the recognition of all assets, liabilities and noncontrolling interests at fair value during a step-acquisition, and the recognition of contingent consideration as of the acquisition date if it is more likely than not to be incurred.  SFAS No. 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity.  SFAS No. 141(R) and SFAS No. 160 are effective for both public and private companies for fiscal years beginning on or after December 15, 2008 (January 1, 2009 for companies with calendar year-ends). SFAS No. 141(R) will be applied prospectively. SFAS No. 160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of SFAS No. 160 shall be applied prospectively. Early adoption is prohibited for both standards.  Deep Down will apply the requirements of SFAS No. 141(R) to all business combinations after January 1, 2009. SFAS No. 160 will have no impact on Deep Down’s financial statements as the Company has no minority interests.

Notes to Consolidated Financial Statements for the Years ended December 31, 2008 and 2007

In December 2007, the SEC staff issued SAB 110, Share-Based Payment, which amends SAB 107, Share-Based Payment, to permit public companies, under certain circumstances, to use the simplified method in SAB 107 for employee option grants after December 31, 2007. Use of the simplified method after December 2007 is permitted only for companies whose historical data about their employees’ exercise behavior does not provide a reasonable basis for estimating the expected term of the options. Deep Down did not have stock options outstanding until 2007, thus does not have adequate historical data to determine option lives. Therefore, Deep Down will continue to use the simplified method as allowed under the provision of SAB 110.

In June 2008, EITF 07-5, “Determining whether an Instrument (or Embedded Feature) is indexed to an Entity’s Own Stock” was issued. This standard triggers liability accounting on all options and warrants exercisable at strike prices denominated in any currency other than the Company’s functional currency. This Issue is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early application is not permitted. Deep Down is currently evaluating the impact that EITF 07-5 will have on its consolidated financial position or result of operations.

In June 2008, FASB issued EITF Issue No. 08-4, “Transition Guidance for Conforming Changes to Issue No. 98-5 (“EITF No. 08-4”)”. The objective of EITF No.08-4 is to provide transition guidance for conforming changes made to EITF No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, that result from EITF No. 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments”, and SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. This Issue is effective for financial statements issued for fiscal years ending after December 15, 2008. Early application is permitted. Management is currently evaluating the impact of adoption of EITF No. 08-4.

Note 2:          Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts

The components of costs and estimated earnings in excess of billings on uncompleted contracts are summarized below:

	December 31, 2008	December 31, 2007
Costs incurred on uncompleted contracts	$2,114,714	$-
Estimated earnings	4,969,444	-
	7,084,158	-
Less: Billings to date	8,691,464	188,030
	$(1,607,306)	$(188,030)
Included in the accompanying consolidated balance sheets under the following captions:
Costs and estimated earnings in excess of billings on uncompleted contracts	707,737	-
Billings in excess of costs and estimated earnings on uncompleted contracts	(2,315,043)	(188,030)
	$(1,607,306)	$(188,030)

The asset balance of $707,737 at December 31, 2008 is related to a large contract that was completed during December 2008 except for the final documentation. This retention amount is in accordance with applicable provisions of engineering and construction contracts and became due upon completion of contractual requirements in January 2009. Deep Down has recognized approximately 90% of the related revenue based on the percentage-of-completion method. The billings in excess of costs and estimated earnings on uncompleted contracts of $2,315,043 at December 31, 2008 consists mainly of a deposit on a large job that will be completed in fiscal year 2009.

Notes to Consolidated Financial Statements for the Years ended December 31, 2008 and 2007

Note 3:          Acquisitions

Purchase of Mako Technologies, Inc.

Effective December 1, 2007, Deep Down purchased 100% of the common stock of Mako Technologies, Inc. for $11,307,000.  Pursuant to the agreement and plan of merger, two installments were paid to the Mako shareholders. The first installment of $2,916,667 in cash and 6,574,074 restricted shares of common stock of Deep Down, valued at $0.76 per share ($4,996,297), were paid on January 4, 2008. The second installment of 2,802,969 restricted shares of common stock of Deep Down, valued at $0.70 per share ($1,962,090), was issued on March 28, 2008. The final cash payment of $1,243,571 which was paid on April 11, 2008, was included in the “Payable to Mako shareholders” on the historical consolidated balance sheets at December 31, 2007. The total purchase price of $11,307,000 included $188,369 of transaction expenses.

The first payment to the shareholders of Mako was reflected on the accompanying consolidated balance sheet as of December 31, 2007 due to the certainty of payment and the intention of all the parties to complete this payment prior to fiscal year end.  The second payment of $3,205,667 was reflected as a payable to shareholders due to the timing of payments in the subsequent fiscal year. The financing with Prospect was also reflected as of December 31, 2007 since the funds were generally used to pay the shareholders of Mako. The net proceeds from Prospect of $5,604,000 are offset by the first cash payment to shareholders of Mako of $2,916,667 resulting in a balance of $2,687,333 reflected as “Receivable from Prospect,” on the consolidated balance sheet at December 31, 2007.

The acquisition of Mako was accounted for using the purchase method of accounting in accordance with SFAS 141, “Business Combinations” (“SFAS 141”) since Deep Down acquired substantially all of the assets, certain liabilities, employees, and business of Mako.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Purchase of Mako:
Cash and cash equivalents	$280,841
Accounts receivable	1,411,420
Construction in progress	279,590
Prepaid expenses	179,583
Property, plant and equipment, net	2,994,382
Intangibles	4,371,000
Goodwill	5,354,840
Total assets acquired	$14,871,656

Accounts payable and accrued expenses	904,709
Deferred tax liability	1,840,563
Long term debt	819,384
Total liabilities assumed	$3,564,656
Net assets acquired	$11,307,000

Upon finalization of final tax returns, Deep Down determined that $1,840,563 of the purchase price was to be allocated to a deferred tax liability due to the difference in the tax balance sheet and book balance sheet related to the intangible and fixed assets.

The allocation of the purchase price has been finalized upon the receipt of management’s review of final amounts and final tax returns.

Notes to Consolidated Financial Statements for the Years ended December 31, 2008 and 2007

Purchase of Flotation Technologies, Inc.

On June 5, 2008, Deep Down completed the acquisition of Flotation, pursuant to the Stock Purchase Agreement entered into on April 17, 2008. Deep Down purchased Flotation from three individual shareholder members of the same family and purchased related technology from an entity affiliated with the selling shareholders. Deep Down assumed effective control and dated the acquisition for accounting purposes on May 1, 2008. As such, the consolidated statement of operations include the operating results of Flotation from May 1, 2008 to December 31, 2008.

The acquisition of Flotation has been accounted for using the purchase method of accounting in accordance with SFAS 141 since Deep Down acquired substantially all of the assets, certain liabilities, employees, and business of Flotation.

The purchase price of Flotation was $23,941,554 and consisted of $22,100,000 cash and 1,714,286 shares of common stock valued at $0.83 per common share plus transaction costs of $296,904. In addition, warrants to purchase 200,000 shares of common stock at $0.70 per share were issued to an entity affiliated with the selling shareholders for the acquisition of the related technology. The warrants are exercisable at any time from June 3, 2009 through September 3, 2011 and include piggyback registration rights with respect to the underlying shares of common stock. Deep Down valued the warrants at $121,793 based on the Black-Scholes option pricing model. The purchase price may be adjusted upward or downward, dependant on certain working capital targets. Both parties are in preliminary negotiations concerning this adjustment and as of the current date, there has been no agreement as to the adjustment.

Deep Down sold 57,142,857 shares to accredited investors on June 5, 2008, for approximately $37,100,000 in net proceeds, at a price of $0.70 per share. Deep Down used $22,100,000 in proceeds from this private placement to fund the cash requirement of the Flotation acquisition.

Deep Down also issued 600,000 incentive common stock purchase options to employees of Flotation for their continued services with an exercise price of $1.15 per share. The employee options vest one-third of the original amount each year and may be exercised in whole or in part after vesting. Deep Down valued the options at $264,335 based on the Black-Scholes option pricing model, and will recognize the related compensation cost ratably over the requisite service period and not in the purchase price of the transaction.

The table below reflects the composition of the purchase price as noted above:

Summary of purchase price:
Cash	$22,100,000
Certain transaction costs	296,904
Fair market value of common stock	1,422,857
Fair market value of warrants issued	121,793
Total purchase price	$23,941,554

The purchase price of $23,941,554 was in exchange for all of the outstanding capital stock of Flotation. The acquisition price was allocated to the assets acquired and liabilities assumed based upon their estimated fair values with the excess being recorded in goodwill.  The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition on May 1, 2008:

Summary of net assets acquired:
Cash and cash equivalents	$235,040
Accounts receivable	2,105,519
Construction in progress	871,183
Prepaid expenses	15,904
Property, plant and equipment, net	4,907,752
Intangibles	14,797,000
Goodwill	2,141,469
Total assets acquired	$25,073,867

Accounts payable and accrued liabilities	1,132,313
Total liabilities assumed	$1,132,313
Net assets acquired	$23,941,554

Notes to Consolidated Financial Statements for the Years ended December 31, 2008 and 2007

Deep Down obtained an independent valuation of the assets and liabilities as of the purchase date of May 1, 2008. Based on the independent valuation, the fair value of the property, plant and equipment was increased by approximately $1,258,000 and will be depreciated over estimated useful lives of 3 to 40 years using the straight-line method.

Deep Down has estimated the fair value of Flotation’s identifiable intangible assets as follows:

	Estimated Fair Value	Useful Life
Trademarks	$ 2,039,000	40
Technology	11,209,000	25
Non-compete covenant	879,000	3
Customer relationship	670,000	25
	$ 14,797,000

The table below reflects the assumptions used for warrant and option grants related to Flotation during the year ended December 31, 2008:

Dividend yield	0%
Risk free interest rate	2.52% - 2.84%
Expected life of options	2-3 years
Expected volatility	51.7% - 61.3%

The allocation of the purchase price was based on preliminary unaudited estimates.  Estimates and assumptions are subject to change upon the receipt of management’s review of audited final amounts and final tax returns. This final evaluation of net assets acquired will be offset by a corresponding change in goodwill and is expected to be complete within one year of the purchase date.

Unaudited pro forma condensed combined financial statements

The unaudited pro forma combined condensed financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations that actually would have been achieved had each acquisition been consummated as of that time, nor are they intended to be a projection of future results.

The unaudited condensed combined pro forma results were as follows:

Notes to Consolidated Financial Statements for the Years ended December 31, 2008 and 2007

Unaudited Pro Forma Combined Condensed Statements of Operations
For the Year Ended December 31, 2008

	Historical
		Four Months			Combined
		April 30,	Flotation		Condensed
		2008	Pro Forma		Pro Forma
	Deep Down	Flotation	Entries		Results

Revenues	$35,769,705	$5,941,472	$-		$41,711,177
Cost of sales	21,686,033	4,005,179	-		25,691,212
Gross profit	14,083,672	1,936,293	-		16,019,965

Total operating expenses	15,575,519	968,179	302,416	(d/e)	16,846,114

Operating income (loss)	(1,491,847)	968,114	(302,416)		(826,149)

Total other expense	(3,873,418)	(57,335)	-		(3,930,753)
Income (loss) from
continuing operations	(5,365,265)	910,779	(302,416)		(4,756,902)

Benefit from (provision for) income taxes	1,042,372	-	(225,094)	(f)	817,278
Net income (loss)	$(4,322,893)	$910,779	$(527,510)		$(3,939,624)

Basic earnings (loss) per share	$(0.03)				$(0.02)
Weighted-average
shares outstanding	142,906,616				168,682,522

Diluted earnings (loss) per share	$(0.03)				$(0.02)
Weighted-average
shares outstanding	142,906,616				168,682,522

See accompanying notes to unaudited pro forma combined condensed financial statements.

The historical results of Deep Down for the year ended December 31, 2008 contain eight months of results for Flotation operations since its acquisition was effective May 1, 2008, thus the four months ending April 30, 2008 are presented as pro forma. The weighted-average shares of stock used in computing basic and diluted per share amounts give effect to the 2,802,969 Mako shares issued on March 28, 2008 and the total of 58,857,143 common shares of Deep Down issued in June 2008, of which such amount 57,142,857 were issued in connection with the Private Placement and 1,714,286 were issued to Flotation’s prior shareholders, as if all these shares were issued January 1, 2008. Taxes are calculated on the pro forma entries at Deep Down’s estimated combined effective rate of 37%.

Notes to Consolidated Financial Statements for the Years ended December 31, 2008 and 2007

Unaudited Pro Forma Combined Condensed Statement of Operations
For the Year Ended December 31, 2007

	Historical
		Mako
	Deep Down	Eleven	Flotation					Combined
	Year Ended	Months Ended	Year Ended	Mako		Flotation		Condensed
	December 31,	November 30,	December 31,	Pro Forma		Pro Forma		Pro Forma
	2007	2007	2007	Entries		Entries		Results

Revenues	$19,389,730	$5,494,388	$13,410,002	$-		$-		$38,294,120
Cost of sales	13,306,086	2,298,597	8,117,600	-		-		23,722,283
Gross profit	6,083,644	3,195,791	5,292,402	-		-		14,571,837

Total operating expenses	4,425,800	2,455,728	2,001,047	448,679	(a)	907,247	(d/e)	10,238,501

Operating income (loss)	1,657,844	740,063	3,291,355	(448,679)		(907,247)		4,333,336

Total other income (expense)	(335,662)	(65,702)	766,477	(1,059,573)	(b)	-		(694,460)
Income (loss) from continuing operations	1,322,182	674,361	4,057,832	(1,508,252)		(907,247)		3,638,876

Benefit from (provision for) income taxes	(369,673)	(319,432)	-	558,053		(1,165,716)	(f)	(1,296,768)
Net income (loss)	$952,509	$354,929	$4,057,832	$(950,199)		$(2,072,963)		$2,342,108

Basic earnings per share	$0.01							$0.02

Weighted-average shares outstanding	73,917,190						(c/g)	142,133,381

Diluted earnings per share	$0.01							$0.01

Weighted-average shares outstanding	104,349,455						(c/g)	172,565,646

See accompanying notes to unaudited pro forma combined condensed financial statements.

The Unaudited Pro Forma Combined Condensed Statements include the following pro forma assumptions and entries for Mako (net of estimated taxes at Deep Down’s estimated combined effective rate of 37%):

(a)
Amortization of the intangible assets at a rate of $40,789 per month for the eleven months ended November 30, 2007. One month is included in the historical Deep Down total for the year ended December 31, 2007.

(b)
Represents cash interest plus amortization of deferred financing costs and debt discounts for the Credit Agreement.  Interest was payable at 15.5% on the outstanding principal, and the related fees were amortized using the effective interest method over the four-year life of the loan.

(c)	A total of 9,377,043 shares were issued for the total transaction. These pro forma amounts give effect as if shares were issued January 1, 2007.

The Unaudited Pro Forma Combined Condensed Statements include the following pro forma assumptions and entries for Flotation:

(d)	Recognition of stock based compensation from employee stock options issued in connection with the acquisition of Flotation. Deep Down estimated $7,343 per month for the respective time periods.
(e)	Amortization of the intangible assets at a rate of $68,261 per month based on the remaining useful lives in the table above.
(f)
Represents estimated income tax accruals for the historical income plus all pro forma adjustments for the respective periods at Deep Down’s estimated combined effective rate of 37%. Flotation was an S-Corp, and as such did not accrue income taxes in its historical financial statements.

(g)
A total of 58,857,143 common shares of Deep Down were issued; 57,142,857 in connection with the Private Placement, and 1,714,286 to Flotation shareholders. These pro forma amounts give effect as if shares were issued January 1, 2007.

Notes to Consolidated Financial Statements for the Years ended December 31, 2008 and 2007

Note 4:          Property and Equipment

Property and equipment consisted of the following as of December 31, 2008 and 2007:

	December 31, 2008	December 31, 2007	Useful Life
Land	$461,955	$-	-
Building	3,201,301	195,305	7 - 36 years
Leasehold improvements	344,485	75,149	2 - 5 years
Furniture and fixtures	160,443	63,777	2 - 7 years
Vehicles and trailers	120,847	112,161	3 - 5 years
Equipment	3,897,475	1,809,474	2 - 10 years
Rental Equipment	4,694,681	3,144,559	7 - 10 years
Computer and office equipment	473,518	194,693	2 - 5 years
Construction in progress	2,130,068	196,157
Total	15,484,773	5,791,275
Less: Accumulated depreciation	(1,685,577)	(422,314)
Property and equipment, net	$13,799,196	$5,368,961

Depreciation expense for the years ended December 31, 2008 and 2007 was $1,314,138 and $398,611, respectively. Deep Down recorded $1,078,027 and $285,717, respectively, of the total depreciation as Cost of Sales on the accompanying statements of operations. Accumulated depreciation on equipment under capital lease is $137,500 and $62,500 at December 31, 2008 and 2007, respectively.

During the year ended December 31, 2008, we leased additional property from JUMA, LLC, a related party, and incurred $342,430 in leasehold improvements. See additional discussion in Note 13 regarding the nature of the related party.

In connection with the purchase of Flotation, Deep Down acquired land along with a building and improvements with a fair market value of approximately $3,300,000. This 3.61 acre site in Maine houses a 46,925 square foot light industrial manufacturing facility.

On June 30, 2008, Deep Down transferred equipment with a cost basis of $502,253 from inventory to its rental equipment fleet.

At December 31, 2008, construction in progress represents assets that are not ready for service or are in the construction stage. The balance includes approximately $1,509,000 for a new ROV which was completed in January 2009. Deep Down will begin depreciating these assets once they are put into use.

Note 5:          Other Assets

Other assets consisted of the following as of December 31, 2008 and 2007:

	December 31, 2008	December 31, 2007
Patents	$174,434	$5,172
Capitalized R&D	270,097	270,097
Deferred financing costs, net of amortization of $0 and $54,560	-	762,700
Lease receivable, long term		173,000
Other	13,305	545
Total other assets	$457,836	$1,211,514

See further discussion of the deferred financing costs in Note 7 under the heading Secured Credit Agreement.

Notes to Consolidated Financial Statements for the Years ended December 31, 2008 and 2007

Note 6:          Intangible Assets and Goodwill

Amounts allocated to intangible assets are amortized on a straight-line basis over their estimated useful lives. Deep Down is in the process of finalizing the valuations of certain intangible assets related to the Flotation acquisition; consequently, the initial allocations of the respective purchase price amounts are preliminary and subject to change for a period of one year following the acquisition, although management believes amounts are materially accurate as of December 31, 2008. Estimated intangible asset values, net of recognized amortization expense include the following:

		December 31, 2008			December 31, 2007
	Estimated	Gross Carrying	Accumulated	Net Carrying	Gross Carrying	Accumulated	Net Carrying
	Useful Life	Value	Amortization	Amount	Value	Amortization	Amount

Customer relationship	8-25 Years	$3,515,000	$(403,131)	$3,111,869	$2,869,000	$(11,157)	$2,857,843
Non-Compete Covenant	3-5 Years	1,334,000	(293,916)	1,040,084	458,000	(7,633)	450,367
Trademarks	25-40 Years	3,110,000	(80,393)	3,029,607	1,071,000	(9,563)	1,061,437
Technology	25 Years	11,209,000	(299,880)	10,909,120	-	-	-
Total		$19,168,000	$(1,077,320)	$18,090,680	$4,398,000	$(28,353)	$4,369,647

Estimated amortization expense for each of the five subsequent fiscal years is expected to be:

Years ended December 31,:
2009	$1,308,588
2010	1,308,588
2011	1,113,243
2012	1,008,017
2013	924,588
Thereafter	12,427,656
$18,090,680

The following table presents goodwill as of the dates indicated, as well as changes in the account during the period shown:

Amount
Carrying amount as of December 31, 2007	$10,594,144
Goodwill acquired during the year	4,430,156
Carrying amount as of December 31, 2008	$15,024,300

The increases to goodwill include the adjustment to the Mako purchase price due to the finalization of tax returns as discussed in Note 3 above. Deep Down determined that approximately $1,840,000 of the purchase price was to be allocated to a deferred tax liability due to the difference in the tax balance sheet and book balance sheet related to the intangible and fixed assets.

Notes to Consolidated Financial Statements for the Years ended December 31, 2008 and 2007

Note 7:          Long-Term Debt

At December 31, 2008 and 2007 long-term debt consisted of the following:

	December 31, 2008	December 31, 2007

Bank term loan	$1,150,000	$-
Secured credit agreement	-	12,000,000
Debt discount, net of amortization of $0 and $135,931 respectively	-	(1,703,258)
Other bank loans	15,087	916,044
Total secured credit agreements and bank debt	1,165,087	11,212,786
6% Subordinated Debenture	500,000	-
Capital lease obligation	436,300	481,209
Total long-term debt	2,101,387	11,693,995
Current portion of long-term debt	(382,912)	(995,177)
Long-term debt, net of current portion	$1,718,475	$10,698,818
Revolving Credit Line and Term Loan

On November 11, 2008, Deep Down entered into a new Credit Agreement (the “Revolver”) with Whitney National Bank (“Whitney Bank”) as lender. The Revolver provides a commitment to lend to Deep Down of the lesser of $2,000,000 and 80% of eligible receivables (generally defined as current due accounts receivables in which the lender has a first priority security interest).  All of the commitment under the Revolver is also available in commitments for the lender to issue letters of credit for the benefit of Deep Down. Outstanding amounts under the Revolver generally will bear interest at rates based on the British Bankers Association LIBOR Rate for dollar deposits with a term of one month plus an applicable rate of 2.00% to 3.00% based on the leverage ratio of Deep Down.  Accrued interest under the Revolver is payable monthly. Unused portions of the commitment generally accrue a commitment fee of 0.25% to 0.50% based on the leverage ratio of Deep Down and such fee is due and payable by Deep Down quarterly.  The Revolver has a termination date of November 11, 2010. At December 31, 2008, Deep Down has not drawn on any amounts available under the Revolver.

On December 18, 2008, Deep Down entered into an amendment to the Revolver, (the “Term Loan”) with Whitney Bank and received an advance of $1,150,000 on that date.  The Term Loan provides for a 3-year term loan with an annual interest rate of 6.5%, and monthly principal and interest payments paid in arrears of $35,246 per month beginning February 1, 2009, with a maturity of December 18, 2011 (unless accelerated by default under terms of the Revolver). Funds were used towards the purchase price of a new Super Mohawk 21 ROV for use in Deep Down's operations, which was delivered in January 2009. This Term Loan replaces the provision in the Revolver for a five-year term loan, and is subject to the terms and conditions of the Revolver.

Each of Deep Down’s subsidiaries has guaranteed the obligations of Deep Down under the Revolver and as such, Deep Down’s obligations in connection with the Revolver are secured by a first priority lien generally on all of their non real property assets. The terms of the Revolver and the related loan documents subject Deep Down to several covenants, including requirements to: provide security generally on all of Deep Down's non real property assets, cause Deep Down’s subsidiaries to provide guarantees, provide certain financial information to the lender, give inspection rights to the lender, and apply insurance and eminent domain proceeds to repayment of amounts outstanding under the Revolver.  Furthermore, the terms of the Revolver impose restrictions on the ability of Deep Down and its subsidiaries to incur further indebtedness or liens, to make investments in other businesses, to pay dividends, to engage in mergers, acquisitions or dispositions or other lines of businesses, to enter into transactions with their affiliates, to prepay other indebtedness or to make any change in their respective fiscal year or method of accounting (other than changes as required by generally accepted accounting principles in the U.S.).

Notes to Consolidated Financial Statements for the Years ended December 31, 2008 and 2007

Under the Revolver, Deep Down is required to meet certain covenants and restrictions.  The financial covenants are reportable each quarter, beginning with the quarter ending March 31, 2009.  Financial covenants include maintaining total debt to consolidated EBITDA below 2.5 to 1, consolidated EBITDA to consolidated net interest expense and principal payments on the total debt greater than 1.5 to 1, and tangible net worth in excess of $20,000,000 as each term is defined in the Credit Agreement. Other covenants include limitations on issuance of common stock, liens, transactions with affiliates, additional indebtedness and permitted investments, among others.

Secured Credit Agreement

On August 6, 2007, Deep Down entered into a $6,500,000 secured credit agreement, (the “Credit Agreement”) with Prospect Capital Corporation (“Prospect”) and received an advance of $6,000,000 on that date.  The Credit Agreement provided for a 4-year term, an annual interest rate of 15.5%, with the ability to defer up to 3.0% of interest through a PIK (paid-in-kind) feature and principal payments of $75,000 per quarter beginning September 30, 2008, with the remaining balance outstanding due August 6, 2011. Interest payments were payable monthly, in arrears, on each month-end commencing on August 31, 2007.

On December 21, 2007, Deep Down entered into an amendment to the Credit Agreement (the “Amendment”) to provide the funding for the cash portion of the purchase of Mako. The total commitment available under the Amendment was increased to $13,000,000. Amounts borrowed were $6,000,000 on the increased line for a total of $12,000,000 outstanding. Quarterly principal payments increased to $250,000 beginning September 30, 2008.

Terms of the Credit Agreement also included a detachable warrant to purchase up to 4,960,585 shares of common stock at an exercise price of $0.507 per share.  The warrant had a five-year term and became exercisable on the earlier of the two-year anniversary of the original financing, or upon payment in full of the outstanding balance. The relative fair value of the warrant was estimated to be $1,479,189 based on the Black Scholes pricing model and was recorded as a discount to the note. The assumptions used in the model included (1) expected volatility of 52.7%, (2) expected term of 3.5 years, (3) discount rate of 5% and (4) zero expected dividends.

Additionally, in connection with the initial advance in August 2007 and the additional advance under the Amendment, Deep Down pre-paid $180,000, respectively, in points to the lender which were each treated as discounts to the note.

The discounts associated with the value of the warrants and the cash-based expenses were amortized into interest expense over the life of the Credit Agreement using the effective interest rate method. A total of $1,703,258 and $135,931 of debt discount was amortized into interest expense for the years ended December 31, 2008 and 2007, respectively. The fiscal year 2008 amount included acceleration of the remaining balance due to early payoff of the debt as discussed below.

Deep Down capitalized a total of $555,314 in deferred financing costs related to the original amounts borrowed under the Credit Agreement.  Of this amount, $442,194 was paid in cash to various third parties related to the financing, and the remainder of $113,120 represents the Black Scholes valuation of warrants issued to one of these third party vendors.  The warrant is a detachable warrant to purchase up to 320,000 shares of common stock at an exercise price of $0.75 per share. The warrant has a five-year term and becomes exercisable on the earlier of the two-year anniversary of the original financing, or upon payment in full of the outstanding balance. The assumptions used in the Black Scholes model included (1) expected volatility of 52.7%, (2) expected term of 3.5 years, (3) discount rate of 5% and (4) zero expected dividends.

In connection with the second advance under the Credit Agreement on January 4, 2008, Deep Down capitalized an additional $261,946 in deferred financing costs. Of this amount, $216,000 was paid in cash to various third parties related to the financing, and the remainder of $45,946 represents the Black-Scholes valuation of warrants issued to one of these third party vendors. The detachable warrant was granted to purchase up to 118,812 shares of common stock at an exercise price of $1.01 per share.  The warrant had a five-year term and is immediately exercisable. The fair value of the warrant was estimated to be $45,946 based on the Black Scholes pricing model, using the following assumptions: (1) expected volatility of 61.3%, (2) expected term of 2.5 years, (3) discount rate of 3.2% and (4) zero expected dividends.

The deferred financing costs associated with the value of the warrants and the cash-based expenses were amortized into interest expense over the life of the Credit Agreement using the effective interest rate method.  A total of $762,700 and $54,560 of deferred financing cost was amortized into interest expense for the years ended December 31, 2008 and 2007, respectively. The fiscal year 2008 amount included acceleration due to early payoff of the debt as discussed below.

Notes to Consolidated Financial Statements for the Years ended December 31, 2008 and 2007

Cash interest paid for the years ended December 31, 2008 and 2007 was $821,500 and $377,167, respectively. Deep Down paid the full 15.5% and did not exercise the PIK feature for the monthly periods through June 2008 when the debt was paid in full, see details below. Under the Credit Agreement, Deep Down was required to meet certain covenants and restrictions as well as maintain a debt service reserve account.  As of December 31, 2007, $375,000 was classified as “Restricted cash” on the accompanying consolidated balance sheets.

On June 12, 2008, Deep Down paid $12,492,912 to Prospect to pay off the balance outstanding under the Credit Agreement and related interest and early termination fees. In connection with the early payoff, Deep Down accelerated the remaining deferred financing costs totaling $661,149 and recorded this charge as interest expense. Additionally, $1,490,955 in debt discounts were accelerated and recorded as interest expense. Early termination fees of $446,412 were recognized as a loss on early extinguishment of debt. Since the warrants issued in connection with the original Credit Agreement and the Amendment dated January 4, 2008 were detachable, there was no change to these equity instruments. On July 3, 2008, Prospect exercised their outstanding 4,960,585 warrants in a cashless exercise for a total of 2,618,129 shares of Deep Down common stock.

Other Bank Loans

In December 2008, Deep Down entered into an auto loan with thirty-six monthly payments of $454, including interest at 5.5%, beginning January 22, 2009 through December 22, 2011. The loan is collateralized by the vehicle purchased.

In January 2008, in accordance with the terms of the purchase of Mako, Deep Down paid $916,044 of notes payable plus accrued interest of $2,664. These notes were payable to various banks, with interest rates between 7.85% and 8.3% and were collateralized by Mako assets and life insurance policy.

Exchange of Series E Redeemable Exchangeable Preferred Stock to 6% Subordinated Debenture

On March 31, 2008, 500 shares of the Series E Redeemable Exchangeable Preferred Stock were exchanged into a 6% Subordinated Debenture (the “Debenture”) in an outstanding principal amount of $500,000.  The Debenture has a fixed interest rate of 6% interest per annum to be paid annually on March 31st through maturity on March 31, 2011. See the additional discussion of the terms of the Series E preferred stock at Note 8. Interest expense on the Debenture of $22,603 has been recognized and recorded as an accrued liability for the year ended December 31, 2008.

Capital lease

In February 2007, Deep Down purchased under a seller-financed capital lease, a 100-ton mobile gantry crane and related equipment.  The equipment was delivered and placed into service in March 2007.  In accordance with SFAS 13 “Accounting for Leases” as amended, the lease was capitalized and the lease obligation and related assets recognized on Deep Down’s consolidated balance sheet.  The total value of the lease payments discounted at an 11.2% interest rate, or $525,000, was capitalized.  The off-setting lease obligation is $436,300 at December 31, 2008. See Note 14 regarding the future minimum payments due on the capital lease.

Payment table

Aggregate principal maturities of long-term debt, excluding capital leases which are detailed in Note 14, were as follows for years ended December 31:

Years ended December 31,:
2009	$332,720
2010	385,747
2011	911,564
2012	35,056
$1,665,087

Notes to Consolidated Financial Statements for the Years ended December 31, 2008 and 2007

Note 8:          Preferred Stock

Series D Redeemable Convertible Preferred Stock Classified as Temporary Equity Instruments

During the first quarter of fiscal year 2008, the outstanding 5,000 shares of Series D redeemable convertible preferred stock (“Series D”) were converted into 25,866,518 shares of common stock.  The Series D had a face value and liquidation preference of $1,000 per share, no dividend preference, and were convertible into shares of common stock determined by dividing the face amount by a conversion price of $0.1933.  The Series D had been valued at inception at $4,419,244 based on the Black-Scholes fair value of the Series D.

Series E and G Classified as Liabilities

The Series E and G redeemable exchangeable preferred stock (“Series E” and “Series G”) had a face value and liquidation preference of $1,000 per share, no dividend preference, and were exchangeable at the holder’s option into 6% Subordinated Notes due three years from the date of the exchange. These shares carried voting rights equal to 690 votes per share. The Series E and G preferred stock were valued based on the discounted value of their expected future cash flows, using a discount rate of 20%.  Deep Down evaluated the Series E and G preferred stock and classified them as debt instruments from the date of issuance due to the fact that they were exchangeable at the option of the holder thereof into Notes.  The difference between the face value of the Series E and G preferred stock and the discounted book value recorded on the balance sheet, or original issue discount, was deemed to be non-cash interest expense from the date of issuance through the term of the Stock.

Deep Down was accreting this original issue discount using the effective interest rate method.  Interest expense related to the accretion of the original issue discount totaled $113,589 and $1,644,990 for the years ended December 31, 2008 and 2007, respectively.

On March 31, 2008, 500 shares of the Series E preferred stock were exchanged into a 6% Subordinated Debenture in an outstanding principal amount of $500,000.  The Series E had a face value and liquidation preference of $1,000 per share, no dividend preference, and were exchangeable at the holder’s option into a 6% debenture due three years from the date of the exchange. Upon exchange into the Debenture, Deep Down recorded $113,589 in interest expense for the accretion of the Series E up to face value. See additional discussion of the Subordinated Debenture in Note 7.

In February 2007, Deep Down redeemed 250 shares of Series E preferred stock held by its CEO at the face value of $1,000 per share for a total of $250,000.  Deep Down accreted the remaining discount of $72,799 attributable to such shares on the date of redemption as interest expense.

In May 2007, Deep Down executed a Securities Redemption Agreement with the former CFO of Deep Down to redeem 4,000 shares of Series E preferred stock at a discounted price of $500 per share for a total of $2,000,000.  The discount of $500 per share from the face value of $1,000 was accounted for as a substantial modification of debt, thereby generating a gain on extinguishment of debt which is reflected in other income.  Deep Down accreted the remaining discount of $1,017,707 attributable to such shares on the date of redemption as interest expense.

On September 13, 2007, Deep Down redeemed 2,250 shares of Series E preferred stock owned by the CEO and director, and his wife, a Vice-President and director of Deep Down.  The Series E preferred stock was redeemed for 2,250,000 shares of common stock at the closing price of $0.66 totaling $1,473,750.  Since the shareholders are related parties, no accretion interest was recorded related to the redemption.  The difference between the carrying value of the Series E shares of $1,685,463 and the common stock market value was recorded to Paid in Capital.

Additionally, in October 2007, Deep Down redeemed 1,250 shares of Series E preferred stock at the face value of $1,000 per share for a total of $1,250,000. The Series E preferred shares were redeemed for 1,213,592 shares of common stock at the closing price of $1.03.  Deep Down accreted the remaining discount of $260,520 attributable to such shares on the date of redemption and recorded it as interest expense.

All Series G preferred shares were cancelled and exchanged during the first quarter of 2007. Accordingly, there is no future discount accretion relating to the Series G preferred shares.  See “Series F and G Cancellation and Issuance of Additional Series E” below.

Notes to Consolidated Financial Statements for the Years ended December 31, 2008 and 2007

Series F and G Cancellation and Issuance of Additional Series E

On March 20, 2007, Deep Down finalized the terms of an agreement with a former non-employee director who surrendered 25,000,000 shares of common stock for $250,000 in cash. The market value of those shares was $7,250,000. Additionally, he surrendered 1,500 shares of Series F convertible preferred stock with a value of $1,325,773 and 500 shares of Series G exchangeable preferred stock with a value of $357,615 to Deep Down for cancellation in exchange for 1,250 shares of Series E exchangeable preferred stock valued at $945,563. The Series E Preferred Stock was valued based on the discounted value of its expected future cash flows, using a discount rate of 20%.  The difference between the values of the preferred shares surrendered and the newly issued shares was $737,826 which is reflected in paid in capital on the accompanying consolidated balance sheet. In addition, he also kept 500 shares of Series E exchangeable preferred stock he previously owned and agreed to tender his resignation from the Board.

On March 20, 2007, Deep Down issued 2,000 shares of Series E exchangeable preferred stock to John C. Siedhoff, then Chief Financial Officer, and director, valued at $1,512,901 for the surrender of his ownership of 1,500 shares of Series F convertible preferred stock valued at $1,325,773 and 500 shares of Series G exchangeable preferred stock valued at $357,616, which were returned to the transfer agent for cancellation.  The Series E Preferred Stock was valued based on the discounted value of its expected future cash flows, using a discount rate of 20%.  The difference between the values of the surrendered shares and the newly issued shares was $170,489 which is reflected in paid in capital on the accompanying consolidated balance sheet. Deep Down has treated this as a modification of a share-based payment in accordance with the provisions of SFAS No. 123R, “Share-Based Payments”.

Series C Preferred Stock

The Series C shares had a face value and a liquidation preference of $12.50 per share, a cumulative dividend of 7% payable at the conversion date, and were convertible into shares of common stock determined by dividing the face amount by a conversion price of $0.0625. These shares carried no voting rights.  All of the Series C shares were converted in the fourth quarter of fiscal year 2007 to 4,400,000 shares of Deep Down’s common stock.

Note 9:          Common Stock

Private Placement, fiscal year 2008

On June 5, 2008, Deep Down sold 57,142,857 shares of its common stock in a private placement to accredited investors, for $40,000,000 at a per-share price of $0.70 (the “Private Placement”). After transaction costs, Deep Down had net proceeds of $37,059,670. Dahlman Rose & Company, LLC acted as exclusive placement agent for the equity financing.

Deep Down used $22,100,000 of the net proceeds to fund the cash portion of the Flotation purchase, and used $12,492,912 to repay outstanding debt, along with early termination fees, to Prospect on June 12, 2008. Deep Down retained the remaining net proceeds for working capital purposes.

Private Placements, fiscal year 2007

On March 20, 2007, Deep Down completed the sale of 10,000,000 shares of common stock in a private placement for $1,000,000. A total of 1,025,000 shares were purchased by the CEO and director, and his wife, a Vice-President and director of Deep Down. The shares are restricted securities as defined in Rule 144 of the Securities Act of 1933 and contain a restrictive legend, which restricts the ability of the holders to sell these shares for a period of no less than six months. Funds from such private placement sale were used to redeem certain outstanding exchangeable preferred stock and for working capital.

On October 12, 2007, Deep Down closed an agreement with Ironman Energy Capital, L.P. for a private placement of 3,125,000 shares of common stock at $0.96 per share, or $3,000,000 in the aggregate, pursuant to an agreement reached on October 2, 2007 when the closing price was $1.03 per share. In connection with this private placement. Deep Down entered into registration rights agreement, under which, upon demand registration by the holder after December 31, 2008, Deep Down could be subject to liquidating damages in the amount of 1% of the proceeds for every 30 days a registration statement is not declared effective. Deep Down is currently evaluating the probability of incurring these liquidated damages as a contingent liability and not yet determined the potential impact on the financial statements.

Notes to Consolidated Financial Statements for the Years ended December 31, 2008 and 2007

Other stock issuances

On September 13, 2007, Deep Down redeemed 2,250 shares of Series E preferred stock owned by the Chief Executive Officer and director, and his wife, a Vice-President of Deep Down.  The Series E preferred shares were redeemed for 2,250,000 shares of common stock at the closing price of $0.66.

During the year ended December 31, 2007, we executed a Securities Redemption Agreement with our former chief financial officer to redeem 4,000 shares of Series E exchangeable preferred stock at a discounted price of $500 per share for a total of $2,000,000.  In October 2007, Deep Down made the final payment of $560,000 under the terms of this Securities Redemption Agreement by issuing 543,689 shares of common stock valued at the closing price of $1.03 on the same day.

Note 10:         Stock-Based Compensation

Deep Down has a stock-based compensation plan - the 2003 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (the “Plan”). Deep Down accounts for stock-based compensation expense under SFAS No. 123 (Revised 2004), “Share-Based Payment,” (“SFAS No. 123(R)”). The exercise price of the options, as well as the vesting period, is established by Deep Down’s Board of Directors. The options granted under the Plan have vesting periods that range from immediate vesting to vesting over five years, and the contract terms of the options granted are up to ten years. Under the Plan, the total number of options permitted is 15% of issued and outstanding common shares. During the year ended December 31, 2008, Deep Down granted 4,200,000 options and 1,200,000 shares of restricted stock, and cancelled 875,000 options subject to forfeitures under the Plan. Based on the shares of common stock outstanding at December 31, 2008, there were approximately 17,336,000 options available for grant under the Plan as of that date.

In December 2007, the SEC staff issued Staff Accounting Bulletin (“SAB”) 110, Share-Based Payment, which amends SAB 107, Share-Based Payment, to permit public companies, under certain circumstances, to use the simplified method in SAB 107 for employee option grants after December 31, 2007. Use of the simplified method after December 2007 is permitted only for companies whose historical data about their employees’ exercise behavior does not provide a reasonable basis for estimating the expected term of the options. Deep Down did not have stock options outstanding until fiscal year 2007, and has exercised a relatively small amount of shares, and thus does not have adequate historical data to determine option lives. Therefore, Deep Down will continue to use the simplified method as allowed under the provision of SAB 110.

Shares issued for Service

On February 14, 2008, Deep Down issued 1,200,000 restricted shares to executives and employees on February 14, 2008 which vest on February 14, 2010, provided such respective recipient remains employed with Deep Down on such date. The shares were valued at a price of $0.42 based on the closing price of common stock on that date. The shares vest on the second anniversary of the grant date, and Deep Down is amortizing the related stock-based compensation of $504,000 over the 2 year period. For the year ended December 31, 2008, Deep Down recognized a total of $220,500 in stock-based compensation related to these issued shares of restricted stock; the unamortized portion of the estimated fair value of restricted stock is $283,500 at December 31, 2008.

The following table summarizes Deep Down’s restricted stock activity for the year ended December 31, 2008. The aggregate intrinsic value is based upon the closing price of $0.16 of Deep Down’s common stock on December 31, 2008.

	Restricted Shares	Weighted- Average Grant Price	Aggregate Intrinsic Value
Outstanding at December 31, 2007	-
Grants	1,200,000	$0.42
Outstanding at December 31, 2008	1,200,000	$0.42	$-

Notes to Consolidated Financial Statements for the Years ended December 31, 2008 and 2007

Stock Option Activity During 2008

During the year ended December 31, 2008, Deep Down granted 4,200,000 options under the Plan as detailed below. On June 17, 2008, Deep Down effected a cashless exercise of 50,000 employee stock options for 29,339 net shares of common stock issued in accordance with terms of the Plan.

During the year ended December 31, 2008, Deep Down granted an aggregate of 350,000 stock options to various employees with exercise prices between $0.71 and $0.88, reflecting the respective closing price on the applicable date of grant. The fair value of such options was $114,737 based on the Black-Scholes option pricing model. Additionally, Deep Down issued 600,000 stock options to employees of Flotation in connection with that acquisition.

On February 14, 2008, Deep Down issued an aggregate of 3,000,000 stock options to Ronald E. Smith, Robert E. Chamberlain, and Eugene L. Butler, with an exercise price per share of $1.50, which was in excess of the day’s closing price of $0.42. The fair value of such options was $145,764 based on the Black-Scholes option pricing model.

Additionally, on January 22, 2008, Deep Down issued 250,000 stock options to an officer with an exercise price of $0.70, the closing price of Deep Down’s common stock on that date.  These options have since been forfeited due to the officer’s departure in May 2008.

All of the options issued during 2008 have terms for vesting at the rate of one third of the total grant annually on the anniversary of their respective grant dates. Since Deep Down does not have a sufficient trading history to determine the volatility of its own stock, it based its estimates of volatility on a representative peer group consisting of companies in the same industry, with similar market capitalizations and similar stage of development.

Stock Options Granted During 2007

During the year ended December 31, 2007, Deep Down granted 5,500,000 options under the Plan.  Deep Down issued an aggregate of 1,500,000 stock options to various consultants, of which 300,000 were issued with an exercise price of $0.30, $0.50, $0.75, $1.00, and $1.25, respectively.  Additionally, Deep Down issued an aggregate of 1,000,000 stock options to various employees with an exercise price of $0.50 and 3,000,000 stock options to an officer and director with an exercise price of $0.515.

Summary of Stock Options

Deep Down is expensing all stock options on a straight line basis over the requisite expected service periods. The total stock-based compensation expense for stock options for the years ended December 31, 2008 and 2007, respectively, was $584,009 and $187,394, respectively. The unamortized portion of the estimated fair value of outstanding stock options is $718,912 at December 31, 2008.

Notes to Consolidated Financial Statements for the Years ended December 31, 2008 and 2007

The following table summarizes Deep Down’s stock option activity for the year ended December 31, 2008. The aggregate intrinsic value is based on the closing price of $0.16 on December 31, 2008.

	Shares Underlying Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (In-The-Money)
Outstanding at December 31, 2006	-	$-
Grants	5,500,000	$0.58
Outstanding at December 31, 2007	5,500,000	$0.58
Grants	4,200,000	1.35
Exercises	(50,000)	0.50
Cancellations & Forfeitures	(1,583,333)	0.70
Outstanding at December 31, 2008	8,066,667	$0.96	2.3	$-
Exerciseable at December 31, 2008	1,720,834	$0.57	1.6	$-

The following summarizes Deep Down’s outstanding options and their respective exercise prices at December 31, 2008:

Exercise Price	Shares Underlying Options
$ 0.30 - 0.49	100,000
$ 0.50 - 0.69	3,716,667
$ 0.70 - 0.99	450,000
$ 1.00 - 1.29	800,000
$ 1.30 - 1.50	3,000,000
8,066,667

The fair value of each stock option grant is estimated on the date of the grant using the Black-Scholes model and is based on the following key assumptions for the year ended December 31, 2008:

Dividend yield	0%
Risk free interest rate	2.64% - 2.84%
Expected life of options	3 years
Expected volatility	53.3% - 63.3%

Note 11:         Warrants

In connection with the purchase of Flotation, Deep Down issued warrants to purchase 200,000 common shares at $0.70 per share to an entity affiliated with the selling shareholders in consideration for the acquisition of related technology. The warrants are exercisable at any time from June 3, 2009 through September 3, 2011 and include piggyback registration rights with respect to the underlying shares of common stock.  Deep Down valued the warrants at $121,793 based on the Black Scholes option pricing model and included this value in the purchase price allocation relating to Flotation.

On August 6, 2007, as part of the Credit Agreement with Prospect, described above in Note 7, Deep Down issued detachable warrants to purchase up to 4,960,585 shares of common stock with an exercise price of $0.51, for a term of five years, with vesting occurring on the earlier of the second anniversary of the agreement or upon payment in full of the debt. On July 3, 2008, the holder of these warrants exercised the warrants for a total of 2,618,129 shares of Deep Down’s common stock in a cashless exercise.

Additionally, as part of the Credit Agreement with Prospect, described above in Note 7, Deep Down issued a detachable warrant to purchase up to 320,000 shares of common stock at an exercise price of $0.75, for a term of five years, with vesting occurring on the earlier of the second anniversary of the agreement or upon payment in full of the debt. In connection with the second advance under the Credit Agreement with Prospect, Deep Down granted a detachable warrant to purchase up to 118,812 shares of common stock at an exercise price of $1.01 per share.  This warrant has a five-year term and is immediately exercisable.

Notes to Consolidated Financial Statements for the Years ended December 31, 2008 and 2007

A summary of warrant transactions follows. The aggregate intrinsic value is based on the closing price of $0.16 on December 31, 2008.

	Shares Underlying Warrants	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (In-The-Money)
Outstanding at December 31, 2006	-	$-
Grants	5,399,397	0.53
Outstanding at December 31, 2007	5,399,397	0.53
Grants	200,000	0.70
Exercised	(4,960,585)	0.51
Outstanding at December 31, 2008	638,812	$0.78	4.0	$-
Exerciseable at December 31, 2008	438,812	$0.82	4.0	$-

The following summarizes Deep Down’s outstanding warrants and their respective exercise prices at December 31, 2008:

Exercise Price	Shares Underlying Warrants
$ 0.70 - 0.99	520,000
$ 1.01	118,812
638,812

The fair value of each warrant grant is estimated on the date of the grant using the Black-Scholes model and is based on the following key assumptions for the years ended December 31, 2008 and 2007:

	December 31, 2008	December 31, 2007
Dividend yield	0%	0%
Risk free interest rate	2.52%	3.18% - 5.0%
Expected life of options	2 years	2.5 - 3.5 years
Expected volatility	51.70%	52.7% - 61.3%

Note 12:         Income Taxes

The provision for income taxes on income from continuing operations is comprised of the following for the years ended December 31, 2008 and 2007.  The provision for income taxes differs from the amount computed by applying the U.S. statutory income tax rate to income from continuing operations before income taxes for the reasons set forth below for the years ended December 31, 2008 and 2007.

	December 31, 2008	December 31, 2007
Federal:
Current	$(453,602)	$402,619
Deferred	(855,703)	(75,810)
Total Federal	$(1,309,305)	$326,809
State:
Current	$266,933	$42,864
Deferred	-	-
Total State	$266,933	$42,864
Total income tax expense (benefit)	$(1,042,372)	$369,673

Notes to Consolidated Financial Statements for the Years ended December 31, 2008 and 2007

	Year ended
	December 31, 2008	December 31, 2007
Income tax expense at federal statutory rate	34.0%	34.0%
State taxes, net of federal expense	-3.3%	0.0%
Deferred financing	-7.6%	0.0%
Accretion	-2.1%	3.2%
Other, net	-1.4%	-9.2%
Total effective rate	19.6%	28.0%

Income tax benefit was $1,042,372 for the year ended December 31, 2008 compared to income tax expense of $369,673 for the previous year.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as operating loss and tax credit carry forwards.  The tax effects of the temporary differences and carry forwards are as follows at December 31, 2008 and 2007:

	December 31, 2008	December 31, 2007
Deferred tax assets:
Allowance For Bad Debt	$195,492	$47,528
Net Operating Loss	1,060,998	-
Stock Compensation	315,827	117,264
Section 263 (a) Adjustment	21,354	-
Depreciation on property and equipment	-	32,577
Charitable Contributions	54	54
Other	-	1,616
Total deferred tax assets	$1,593,725	$199,039
Deferred tax liabilities:
Depreciation on property and equipment	$(797,224)	$-
Intangible Amortization	(1,389,720)	$(5,965)
Total deferred tax liabilities	$(2,186,944)	$(5,965)
Less: valuation allowance	(315,826)	$(117,264)
Net deferred tax assets (liabilities)	$(909,045)	$75,810

Deep Down has $3,120,583 in net operating loss (“NOL”) carry forwards available to offset future or prior taxable income.  These federal NOL’s will expire in 2028. As of December 31, 2008, these NOL’s are not limited under Section 382.

Deep Down has recorded a deferred tax liability of $1,840,563 for the temporary difference arising from the intangible assets acquired in the Mako transaction.

A valuation allowance is established when it is more likely than not that some of the deferred tax assets will not be realized.  Management analyzed its current operating results and future projections and determined that a valuation allowance was needed to the extent it applied to the future benefits related to the stock based compensation.  A valuation allowance for the NOL and other deferred tax assets was not needed at December 31, 2008, based on the more likely than not threshold of the NOL’s being realized.

Note 13:         Related Party Transactions

Deep Down leases all buildings, structures, fixtures and other improvements at the Channelview, Texas location from JUMA, LLC, a company owned by Ronald E. Smith, President and CEO and a director of Deep Down and Mary L. Budrunas, a Vice President and director of Deep Down. The base rate of $15,000 per month is payable to JUMA, LLC through August 31, 2013, together with all costs of maintaining, servicing, repairing and operating the premises, including insurance, utilities and property taxes.

On March 28, 2008, Deep Down redeemed 4,500 shares of Series D preferred stock owned by Ronald Smith and Mary Budrunas.  The Series D preferred shares were redeemed for 23,279,876 shares of common stock.

Notes to Consolidated Financial Statements for the Years ended December 31, 2008 and 2007

Note 14:         Commitments and Contingencies

Litigation

Deep Down is from time to time involved in legal proceedings arising from the normal course of business. As of the date of this report, Deep Down is not currently involved in any material legal proceedings except as noted below.

Deep Down is currently in arbitration with the former stockholders of Flotation Technologies, Inc. regarding the proper calculation of the “Cash Price Adjustment” pursuant to the Stock Purchase Agreement by and between Deep Down, Flotation Technologies, Inc. and its stockholders dated April 17, 2008. Any purchase price adjustment will be allocated to the goodwill balance once the preliminary estimates are finalized within the one year time frame.

In connection with the Private Placement in June 2008, Deep Down filed an initial Registration Statement on Form S-1 on July 21, 2008 to register the shares issued. Pursuant to the Registration Rights Agreement, Deep Down was obligated to have the Registration Statement declared effective by September 3, 2008, the Required Effective Date, or the Company would be required to pay damages to the purchasers in the Private Placement for each day following the Required Effective Date, until but excluding the date the Commission declares the Registration Statement effective. The Registration statement has not been declared effective by the SEC. Deep Down has evaluated this obligation under the Registration Rights Agreement for liability treatment under FASB Statement No. 5, “Accounting for Contingencies” (“SFAS 5”) and Financial Statement Staff Position (FSP) EITF 00-19(2) “Accounting for Registration Payment Arrangements” and determined that the registration rights met the definition of a liability under the authoritative guidance and has reserved $1,212,120 in potential damages under terms of the Private Placement for the 90-day period September 4 to December 4, 2008. Deep Down obtained an opinion from legal counsel allowing removal of the related stock’s restrictive legends, which was deemed to be equivalent and thus satisfying the registration rights requirements.

Leases

Deep Down leases certain offices, facilities, equipment and vehicles under noncancelable operating and capital leases expiring at various dates through 2016.

At December 31, 2008, future minimum contractual obligations were as follows:

Years ended December 31,:	Capital Leases	Operating Leases
2009	$96,428	$738,264
2010	96,428	646,871
2011	96,428	531,033
2012	96,428	481,531
2013	96,428	384,080
Thereafter	16,072	376,131
Total minimum lease payments	$498,212	$3,157,910
Residual principal balance	105,000
Amount representing interest	(166,912)
Present value of minimum lease payments	$436,300
Less current maturities of capital lease obligations	50,192
Long-term contractal obligations	$386,108

Rent expense totaled $525,627 and $186,866 for the years ended December 31, 2008 and 2007, respectively.

Notes to Consolidated Financial Statements for the Years ended December 31, 2008 and 2007

Letters of Credit

Certain customers require us to post a bank letter of credit guarantee. These letters of credit assure our creditors that we will perform under terms of our contract and with associated vendors and subcontractors. In the event of default, the creditor may demand payment from the bank under a letter of credit. To date, there have been no significant expenses related to letters of credit for the periods reported. We were contingently liable for secured and unsecured letters of credit of $135,000 as of December 31, 2008, which is offset by restricted cash in the same amount.

In December 2008, Deep Down amended the credit agreement with Whitney Bank as more fully described in Note 7. The credit agreement provides for letters of credit, which Deep Down executed a letter of credit with a customer for $1,107,456 subsequent to December 31, 2008. See further discussion at Note 15.

Additionally, Deep Down has a letter of credit in the amount of $135,855 representing a performance guarantee that was filed with the planning office of the City of Biddeford, Maine related to improvements planned to the Flotation site. The offsetting restricted cash is reflected on the balance sheet.

Note 15:         Subsequent Events

Deep Down’s credit agreement with Whitney Bank provides for letters of credit, which Deep Down executed an irrevocable transferrable standby letter of credit with a customer for $1,107,456 on February 10, 2009. The letter of credit was executed as a guarantee of performance by Deep Down and its subsidiaries on a contract, allows partial and multiple drawings, and expires August 31, 2009 with an automatic one-year extension period unless cancelled 90 days in advance of the expiration date.

Amendment to credit agreement and new loan agreement

On March 5, 2009, Deep Down’s wholly owned subsidiary, Flotation, obtained loan proceeds in the principal amount of approximately $1,840,000 pursuant to a loan agreement Flotation and Deep Down entered into with TD Bank, N.A. (“TD Bank”) as of February 13, 2009.  This loan agreement provides a further commitment to Flotation for advancement of principal in the amount of $320,000. Loans under the loan agreement are generally secured by Flotation’s operational premises in Biddeford, Maine under a mortgage and security agreement and a collateral assignment of leases and rents.  In connection with the loan agreement, TD Bank required that Deep Down enter into a debt subordination agreement that subordinated any debt Flotation owes to Deep Down other than accounts payable between them arising in the ordinary course of business.  Furthermore, as part of the loan agreement TD Bank required a “negative pledge” that prohibits Flotation and Deep Down from granting security interests in Flotation’s personal property, other than such security interests granted in respect of Deep Down’s primary facility for borrowed money (as currently held with Whitney Bank). Deep Down is obligated to repay proceeds funded on March 5, 2009 based on a schedule of monthly installments of approximately $13,000, with an initial payment on March 13, 2009 and a final payment of all remaining outstanding and unpaid principal and accrued interest in February 2016.  However, upon advancement of any portion of the $320,000 additional principal amount available under the loan agreement, TD Bank will recalculate the monthly installments to an amount that will fully amortize the then outstanding principal balance over a 20-year amortization schedule.

In connection with such loan for Flotation, Deep Down entered into a second amendment of its existing credit facility with Whitney Bank to permit such loan and the security and other arrangements relating to Flotation’s loan agreement.  The terms of the second amendment also included a guarantor’s consent and agreement, to be signed by each of Deep Down’s subsidiaries as guarantors of the obligations of Deep Down under such existing credit facility, that Whitney Bank required as a condition to the effectiveness of the second amendment. Additionally, Whitney Bank required that Deep Down International Holdings, LLC, a Nevada limited liability company and wholly owned subsidiary of Deep Down formed in February 2009, enter into joinder agreements for the guaranty and security agreement arrangements generally required of Deep Down’s subsidiaries under the existing credit facility. Deep Down International Holdings, LLC currently has no material assets or operations.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Deep Down, Inc., Houston, Texas

We have audited the accompanying consolidated balance sheets of Deep Down, Inc. (the “Company”), as of December 31, 2007 and 2006 and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2007. We have also audited the accompanying statements of operations, changes stockholders’ deficit and cash flows for the period from inception (June 29, 2006) through December 31, 2006 (Successor), and for the 324 day period from January 1, 2006 to November 20, 2006 (Predecessor).  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Deep Down is not required to have, nor were we engaged to perform an audit of internal control over financial reporting.  Our audits included the consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Deep Down’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Deep Down, Inc. as of December 31, 2007 and 2006, and the results of its operations and cash flows for the periods described, in conformity with U.S. generally accepted accounting principles.

/s/ MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

March 31, 2008
Except for Note 14 which is dated March 30, 2009

Deep Down, Inc.
Consolidated Balance Sheets

	December 31, 2007	December 31, 2006
Assets
Cash and equivalents	$2,206,220	$12,462
Restricted cash	375,000	-
Accounts receivable, net of allowance of $139,787 and $81,809	7,190,466	1,264,228
Prepaid expenses and other current assets	312,058	156,975
Inventory	502,253	-
Lease receivable, short term	414,000	-
Work in progress	945,612	916,485
Receivable from Prospect, net	2,687,333	-
Total current assets	14,632,942	2,350,150
Property and equipment, net	5,172,804	845,200
Other assets, net of accumulated amortization of $54,560 and $0	1,109,152	-
Lease receivable, long term	173,000	-
Intangibles, net	4,369,647	-
Goodwill	10,594,144	6,934,213
Total assets	$36,051,689	$10,129,563

Liabilities and Stockholders' Equity (Deficit)
Accounts payable and accrued liabilities	$3,569,826	$816,490
Deferred revenue	188,030	190,000
Payable to Mako Shareholders	3,205,667	-
Current portion of long-term debt	995,177	410,731
Total current liabilities	7,958,700	1,417,221
Long-term debt, net of accumulated discount of $1,703,258 and $0	10,698,818	757,617
Series E redeemable exchangeable preferred stock, face value and liquidation preference of $1,000 per share, no dividend preference, authorized 10,000,000 aggregate shares of all series of Preferred stock
500 and 5,000 issued and outstanding, respectively	386,411	3,486,376
Series G redeemable exchangeable preferred stock, face value and liquidation preference of $1,000 per share, no dividend preference, authorized 10,000,000 aggregate shares of all series of Preferred stock
-0- and 1,000 issued and outstanding, respectively	-	697,275
Total liabilities	19,043,929	6,358,489

Temporary equity:
Series D redeemable convertible preferred stock, $0.01 par value, face value and liquidation preference of $1,000 per share, no dividend preference, authorized 10,000,000 aggregate shares of all series of Preferred stock 5,000 issued and outstanding	4,419,244	4,419,244
Series F redeemable convertible preferred stock, $0.01 par value, face value and liquidation preference of $1,000 per share, no dividend preference, authorized 10,000,000 aggregate of all series of Preferred stock -0- and 3,000 issued and outstanding, respectively	-	2,651,547
Total temporary equity	4,419,244	7,070,791

Stockholders' equity (deficit):
Series C convertible preferred stock, $0.001 par value, 7% cumulative dividend, authorized 10,000,000 aggregate shares of all series of Preferred stock
-0- and 22,000 shares issued and outstanding, respectively	-	22
Common stock, $0.001 par value, 490,000,000 shares authorized, 85,976,526
and 82,870,171 shares issued and outstanding, respectively	85,977	82,870
Paid in capital	14,849,847	(82,792)
Accumulated deficit	(2,347,308)	(3,299,817)
Total stockholders' equity (deficit)	12,588,516	(3,299,717)
Total liabilities and stockholders' equity	$36,051,689	$10,129,563

Deep Down, Inc.
Consolidated Statements of Operations

	Successor	Successor	Predecessor
	Company	Company	Company

	Year Ended December 31, 2007	Period since inception, June 29, 2006 to December 31, 2006 (1)	For the 324-Day Period from January 1, 2006 to November 20, 2006

Revenues
Contract revenue	$15,652,848	$978,047	$7,843,102
Rental revenue	3,736,882	-	-
Total revenues	19,389,730	978,047	7,843,102

Cost of sales	13,020,369	565,700	4,589,699

Gross profit	6,369,361	412,347	3,253,403

Operating expenses:
Selling, general & administrative	4,284,553	3,600,627	2,115,947
Depreciation	426,964	27,161	139,307

Total operating expenses	4,711,517	3,627,788	2,255,254

Operating income (loss)	1,657,844	(3,215,441)	998,149

Other income (expense):
Gain on debt extinguishment	2,000,000	-	-
Interest income	94,487	-	-
Interest expense	(2,430,149)	(62,126)	(141,130)

Total other income (expense)	(335,662)	(62,126)	(141,130)

Income (loss) from continuing operations	1,322,182	(3,277,567)	857,019
Income tax provision	(369,673)	(22,250)	-
Net income (loss)	$952,509	$(3,299,817)	$857,019

Basic earnings (loss) per share	$0.01	$(0.04)
Weighted average common shares outstanding	73,917,190	76,701,659

Diluted earnings (loss) per share	$0.01	$(0.04)
Weighted average common shares outstanding	104,349,455	76,701,569

(1) Consistent with the provisions of FAS 141 regarding Business Combinations, this column contains the operating results of SubSea Acquisition Corporation ("Subsea") since its inception on June 29, 2006, plus the operating results of Deep Down, Inc. from November 21, 2006, its acquisition date by Subsea.

Deep Down, Inc. and Subsea subsequently completed a parent subsidiary merger with its parent assuming the name Deep Down, Inc.

See accompanying notes to financial statements.

Deep Down, Inc.
Statements of Changes in Stockholders' Equity

					Additional
	Common Stock		Series C Preferred Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2005 (Predecessor)	1,000	$201,000	-	$-	$37,430	$693,951	$932,381
Contribution to capital - Juma gain	-				191,766		191,766
Distribution of capital - Juma	-					(492,406)	(492,406)
Distributions of capital						(557,502)	(557,502)
Net income						857,019	857,019

Balance November 21, 2006(Predecessor)	1,000	201,000	-	-	229,196	501,062	931,258

Purchase accounting	(1,000)	(201,000)			(229,196)	(501,062)	(931,258)
Purchase by Subsea	9,999,999	100					100
Exchange shares by DDI	(9,999,999)						-
Exchange adjustment	75,000,000	749,900			(749,900)		-
Reclassification of par value (a)		(675,000)			675,000		-

Balance at June 29, 2006 (inception) (Successor)	75,000,000	75,000	-	-	(74,900)	-	100

Reverse merger with MediQuip	7,870,171	7,870	22,000	22	(7,892)	-	-
Net loss	-	-	-	-	-	(3,299,817)	(3,299,817)

Balance at December 31, 2006 (Successor)	82,870,171	82,870	22,000	22	(82,792)	(3,299,817)	(3,299,717)

Net income	-	-	-	-	-	952,509	952,509
Shares repurchased	(25,000,000)	(25,000)			(225,000)		(250,000)
Redemption of Preferred	3,463,592	3,464			3,840,314		3,843,778
Redemption of Preferred C	4,400,000	4,400	(22,000)	(22)	(4,378)		-
Stock issued for debt payment	543,689	544			559,456		560,000
Stock issued for acquisition of a business	6,574,074	6,574			4,989,723		4,996,297
Private Placement offering	13,125,000	13,125			3,946,875		3,960,000
Stock based compensation	-	-			187,394		187,394
Debt discount					1,638,255		1,638,255

Balance at December 31, 2007 (Successor)	85,976,526	$85,977	-	$-	$14,849,847	$(2,347,308)	$12,588,516

(a) Shares were stated at par value of $0.01 in error. The correct par value of $0.001 has been reclassified with offset to additional paid-in capital.

See accompanying notes to financial statements.

Deep Down, Inc.
Consolidated Statements of Cash Flows

	Successor	Successor	Predecessor
	Company	Company	Company

	Year Ended December 31, 2007	Period since inception, June 29, 2006 to December 31, 2006	For the 324-Day Period from January 1, 2006 to November 20, 2006
Cash flows from operating activities:

Net income (loss)	$952,509	$(3,299,817)	$857,019
Adjustments to reconcile net income to net cash used in
operating activities:
Gain on extinguishment of debt	(2,000,000)
Non-cash amortization of debt discount	1,780,922	48,179	-
Non-cash amortization of deferred financing costs	54,016	-	-
Share-based compensation	187,394	3,340,792	-
Allowance for doubtful accounts	108,398	-	75,880
Depreciation and amortization	426,964	27,163	139,307
Gain on disposal of equipment	24,336	-	-
Changes in assets and liabilities:
Lease receivable	(863,000)	-	-
Accounts receivable	(4,388,146)	(251,001)	(166,724)
Prepaid expenses and other current assets	(54,310)	23,335	34,469
Inventory	(502,253)	-	238
Work in progress	246,278	(90,326)	(826,159)
Accounts payable and accrued liabilities	1,022,726	145,433	255,243
Deferred revenue	(1,970)	-	190,000
Net cash used in operating activities	$(3,006,136)	$(56,242)	$559,273
Cash flows used in investing activities:
Cash acquired in acquisiion of a business	261,867	101,497	-
Cash paid for third party debt	(432,475)	-	-
Cash received from sale of ElectroWave receivables	261,068	-	-
Cash paid for final acquisition costs	(242,924)	-	-
Purchases of equipment	(830,965)	-	(360,978)
Proceeds from sale of land and building	-	-	78,419
Restricted cash	(375,000)	-	-
Net cash used in investing activities	$(1,358,429)	$101,497	$(282,559)
Cash flows from financing activities:
Payment for cancellation of common stock	(250,000)	-	-
Distributions of capital	-	-	(557,502)
Redemption of preferred stock	(250,000)	-	-
Proceeds from sale of common stock, net of expenses	3,960,000	-	-
Proceeds from sales-type lease	276,000	-	-
Borrowings on debt - related party	150,000	-	-
Payments on debt - related party	(150,000)	-	-
Borrowings on long-term debt	6,204,779	-	512,212
Payments of long-term debt	(2,760,258)	(32,893)	(212,091)
Borrowings on line of credit	-	-	950,004
Payments on line of credit	-	-	(1,000,004)
Deferred financing fees	(442,198)	-	-
Prepaid points	(180,000)	-	-
Net cash provided by financing activities	$6,558,323	$(32,893)	$(307,381)
Change in cash and equivalents	2,193,758	12,362	(30,667)
Cash and cash equivalents, beginning of period	12,462	100	132,264
Cash and cash equivalents, end of period	$2,206,220	$12,462	$101,597

See accompanying notes to financial statements.

Deep Down, Inc.
Consolidated Statements of Cash Flows

	Successor	Successor	Predecessor
	Company	Company	Company

	Year Ended December 31, 2007	Period since inception, June 29, 2006 to December 31, 2006	For the 324-Day Period from January 1, 2006 to November 20, 2006
Supplemental schedule of noncash investing
and financing activities:
Stock issued for acquisition of Mako	$4,996,297	$-	$-
Receivable from lender - Prospect Capital Corporation	$5,604,000	$-	$-
Payable to Mako Shareholders	$(2,916,667)	$-	$-
Acquisition of a business - Electrowave	$(190,381)	$-	$-
Exchange of receivables for acquisition of a business	$280,680	$-	$-
Correction of common stock par value to paid in capital	$114,750	$-	$-
Fixed assets purchased with capital lease	$525,000	$-	$-
Transfer work in progress to fixed assets	$110,181	$-	$-
Exchange of Series E preferred stock	$3,366,778	$-	$-
Redemption of Series E preferred stock	$4,935,463	$-	$-
Common stock issued for notes payable	$560,000	$-	$-
Creation of debt discount due to warrants issued to lender	$1,479,189	$-	$-
Creation of deferred financing fee due to warrants issued to third party	$159,066	$-	$-
Supplemental Disclosures:
Cash paid for interest	$594,667	$-	$-
Cash paid for taxes	$114,970	$-	$-

See accompanying notes to financial statements.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Note 1:                      Nature of Business and Summary of Significant Accounting Policies

Nature of Business

Deep Down, Inc. (“Deep Down Nevada”), a Nevada corporation, is the parent company to its wholly owned subsidiaries: Deep Down, Inc. (“Deep Down Delaware”) a Delaware corporation, ElectroWave USA, Inc., a Texas corporation, (“ElectroWave”), and Mako Technologies, LLC (“Mako”).

•
Deep Down Delaware provides installation management, engineering services, support services and storage management services for the subsea controls, umbilicals and pipeline industries offshore. Deep Down Delaware also fabricates component parts for subsea distribution systems and assemblies.

•	ElectroWave offers products and services in the fields of electronic monitoring and control systems for the energy, military, and commercial business sectors.
•
Mako serves the growing offshore petroleum and marine industries with technical support services, and products vital to offshore petroleum production, through rentals of its remotely operated vehicles (“ROV’s”) , topside and subsea equipment, and diving support systems used in diving operations, maintenance and repair operations, offshore construction, and environmental/marine surveys.

On June 29, 2006, Subsea Acquisition Corporation (“Subsea”) was formed with the intent to acquire service providers to the offshore industry, and designers and manufacturers of subsea equipment, surface equipment and offshore rig equipment that are used by major integrated, large independent and foreign national oil and gas companies in offshore areas throughout the world. On November 21, 2006, Subsea acquired Deep Down, Inc., a Delaware corporation founded in 1997. Under the terms of this transaction, all of Deep Down, Inc.’s shareholders transferred ownership of all of Deep Down, Inc.’s common stock to Subsea in exchange for 5,000 shares of Subsea’s Series D Preferred Stock and 5,000 shares of Subsea’s Series E Preferred Stock resulting in Deep Down, Inc. becoming a wholly owned subsidiary of Subsea. On the same day, Subsea then merged with Deep Down, with the surviving company operating as Deep Down Inc. The purchase price was based on the fair value of the Series D and E Preferred stock of $7,865,471.

Consistent with the provisions of SFAS 141 “Business Combinations,” the successor company’s financial statements contain the operating results of Subsea since its inception on June 29, 2006, plus the operating results of Deep Down, Inc. from November 21, 2006, (its acquisition date by Subsea.) The predecessor company’s financial statements are presented in accordance with Rule 310(a) of Regulation S-B, and contain the operating results of Deep Down, Inc. from January 1, 2006 to November 20, 2006. Per Rule 405 of Regulation C, the term “predecessor” means a person the major portion of the business and assets of which another person acquired in a single succession, or in a series of related successions in each of which the acquiring person acquired the major portion of the business and assets of the acquired person.

On April 2, 2007, Deep Down purchased all of the assets and certain liabilities of ElectroWave USA, Inc. a Texas corporation for $171,407.  Deep Down formed a wholly-owned subsidiary, ElectroWave USA, Inc. (“ElectroWave”), a Nevada corporation, to complete the acquisition.

On December 1, 2007, Deep Down purchased 100% of the common stock of Mako Technologies, Inc., a Louisiana corporation for a total purchase price of $11,307,000, including transaction fees of $188,369.  Deep Down formed a wholly-owned subsidiary, Mako, LLC (“Mako”), a Nevada limited liability corporation, to complete the acquisition. See further discussion in Note 3 “Business Combinations”.

Summary of Significant Accounting Policies

Principles of consolidation:

The consolidated financial statements include the accounts of Deep Down Nevada and its wholly-owned subsidiaries for the year ended December 31, 2007 and the period from inception June 29, 2006 to December 31, 2006.

All significant inter-company transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Segments

For the fiscal year ended December 31, 2007, the operations of Deep Down’s subsidiaries have been aggregated into a single reporting segment under the provisions of SFAS 131 “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”). We determined that the operating segments of Delaware, ElectroWave, and Mako (as of their respective acquisition dates) may be aggregated into a single reporting segment because aggregation is consistent with the objective and basic principles of paragraph 17 of SFAS 131. While the operating segments have different product lines, they are very similar with regards to the five criteria for aggregation. They are all service-based operations revolving around our personnel’s expertise in the deep water industry, and any equipment is produced to a customer specified design and engineered using Deep Down personnel’s expertise, with installation as part of our service revenue to the customer. Additionally, the segments have similar customers and distribution methods, and their economic characteristics were similar with regard to their gross margin percentages for the fiscal year ended December 31, 2007.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Cash and Equivalents and Restricted Cash

Deep Down considers all highly liquid investments with maturities from date of purchase of three months or less to be cash equivalents. Cash and equivalents consist of cash on deposit with foreign and domestic banks and, at times, may exceed federally insured limits.

Per the terms of its secured credit agreement, Deep Down is required to keep cash on hand equal to the previous six months interest payment on the debt arising under such credit agreement. At December 31, 2007, this amount approximated $375,000 which is reflected on the balance sheet as restricted cash.

Fair Value of Financial Instruments

The estimated fair value of Deep Down’s financial instruments is as follows at December 31, 2007:

•	Cash and equivalents, accounts receivable and accounts payable - The carrying amounts approximated fair value due to the short-term maturity of these instruments.
•	Preferred Stock - Series D, E, F and G – The carrying amounts approximate the fair value
•
Long-term debt - The fair value closely approximates the carrying value of Deep Down’s debt instruments due to the short time the debt has been outstanding and that similar debt was issued under an Amendment to the Credit Agreement dated December 21, 2007.  See discussion of the terms at Note 6.

Accounts Receivable

Deep Down provides an allowance for doubtful accounts on trade receivables based on historical collection experience and a specific review of each customer’s trade receivable balance. When specific accounts are determined to be uncollectable, they are expensed to bad debt expense in that period. Until August 2007, Deep Down had factored some of its receivables with a bank.  See further discussion in Note 4.  At December 31, 2007 and 2006, Deep Down estimated its allowance for doubtful accounts to be $139,787 and $81,809, respectively.

Concentration of Credit Risk

Deep Down maintains cash balances at several banks. Accounts at the institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. Deep Down had approximately $2.6 million of uninsured cash balances at December 31, 2007.

As of December 31, 2007, four of Deep Down’s customers accounted for 11%, 9%, 7% and 7% of total accounts receivable, respectively. For the year ended December 31, 2007, Deep Down’s four largest customers accounted for 7%, 7%, 6% and 6% of total revenues, respectively.  For the period from inception June 29, 2006 to December 31, 2006, Deep Down’s four largest customers accounted for 16%, 14%, 13% and 11% of total revenues, respectively.

Inventory and Work in Progress

Inventory is stated at lower of cost (first-in, first out) or net realizable value.  Inventory consists of an A-frame that is being marketed to customers requiring off-shore launching or overboarding activities. Work in Progress is made up primarily unbilled amounts of labor and third party material costs that are in process but not yet billed to a customer. Amounts at December 31, 2007 and 2006 were $945,612 and $916,485, respectively.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the respective assets. Buildings are amortized over 36 years, and leasehold improvements are amortized over the shorter of the assets' useful lives or lease terms. Equipment lives range from two to seven years, computers and electronic lives are from two to three years, and furniture and fixtures are two to seven years.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Replacements and betterments are capitalized, while maintenance and repairs are expensed as incurred. It is Deep Down’s policy to include amortization expense on assets acquired under capital leases with depreciation expense on owned assets.

Goodwill and Intangible Assets

Goodwill represents the cost in excess of the fair value of net assets acquired in business combinations. Statement of financial accounting standards (SFAS) No. 142, “Goodwill and Other Intangible Assets” (SFAS 142), prescribes the process for impairment testing of goodwill on an annual basis or more often if a triggering event occurs. Goodwill is not amortized, and there were no indicators of impairment at December 31, 2007.

Deep Down evaluates the carrying value of goodwill during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include a significant adverse change in legal factors or in business or the business climate or unanticipated competition. When evaluating whether goodwill is impaired, Deep Down compares the fair value of the business to its carrying amount, including goodwill. The fair value of the reporting unit is estimated using an income, or discounted cash flow approach. If the carrying amount of the business exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount.

Deep Down’s intangible assets consist of assets acquired in the purchase of the Mako subsidiary, specifically customer list, a non-compete covenant and trademarks related to Mako’s ROVs.  Deep Down is amortizing the intangible assets over their useful lives ranging from 5 to 25 years on the straight line basis

Long-Lived Assets

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," requires that Deep Down periodically review the carrying amounts of its property and equipment and its finite-lived intangible assets to determine whether current events or circumstances indicate that such carrying amounts may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If it is determined that an impairment loss has occurred, the loss is measured as the amount by which the carrying amount of the long-lived asset exceeds its fair value.

Lease Obligations

Deep Down leases land and buildings under noncancelable operating leases.  Deep Down leases its corporate headquarters from an entity owned by the CEO and his wife, a vice president and director.  in addition to several vehicles, modular office buildings and office equipment which are also recorded as operating leases and are expensed.  Deep Down also leases a 100-ton mobile gantry crane under a capital lease, which is included with Equipment on the consolidated balance sheet.

At the inception of the lease, Deep Down evaluates each agreement to determine whether the lease will be accounted for as an operating or capital lease. The term of the lease used for this evaluation includes renewal option periods only in instances in which the exercise of the renewal option can be reasonably assured and failure to exercise such option would result in an economic penalty.

Revenue Recognition

Deep Down’s contract revenue is made up of customized product and service revenue.  Revenue from fabrication and sale of equipment is recognized upon transfer of title to the customer which is upon shipment or when customer-specific acceptance requirements are met. Service revenue is recognized as the service is provided.  Rental revenue is recognized pro-rata over the period the rental occurs based on daily or monthly rates.  Shipping and handling charges paid by Deep Down are included in cost of goods sold.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Income Taxes

Deep Down has adopted the provisions of SFAS No. 109, “Accounting for Income Taxes" which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Stock Based Compensation

Effective with its inception, June 29, 2006, Deep Down accounts for stock-based compensation issued to employees and non-employees as required by SFAS No. 123(R) “Accounting for Stock Based Compensation” (“SFAS No. 123(R)”). Under these provisions, Deep Down records expense based on the fair value of the awards utilizing the Black-Scholes pricing model for options and warrants.

Earnings per Common Share

SFAS No. 128, Earnings Per Share (“EPS”) requires earnings per share to be computed and reported as both basic EPS and diluted EPS. Basic EPS is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted EPS is computed by dividing net income by the weighted average number of common shares and dilutive common stock equivalents (convertible notes and interest on the notes, stock awards and stock options) outstanding during the period. Dilutive EPS reflects the potential dilution that could occur if options to purchase common stock were exercised for shares of common stock. Deep Down had no dilutive securities as of December 31, 2006. The following is a reconciliation of the number of shares (denominator) used in the basic and diluted EPS computations:

		From Inception
	Year Ended	June 26, 2006 to
	December 31, 2007	December 31, 2006
Numerator for basic and diluted earnings per share:
Net income (loss)	$952,509	$(3,299,817)

Denominator for basic earnings per share:
Weighted average shares outstanding (basic)	73,917,190	76,701,659

Denominator for diluted earnings per share:
Weighted average shares outstanding (basic)	73,917,190	76,701,659
Effect of dilutive securities	30,432,265	-
Weighted average shares outstanding (diluted)	104,349,455	76,701,659

Dividends

Deep Down has no formal dividend policy or obligations. Our loan documents have a restrictive provision whereby dividends are not permitted to be paid on the Company’s common stock.

Reclassifications:

Certain amounts have been reclassified to be consistent with the presentation for all periods, with no effect on the net loss or stockholders’ equity.

Advertising costs:

Advertising and promotion costs, which totaled approximately $58,303 and $0 during the twelve months ended December 31, 2007 and the period from inception June 29, 2006 to December 31, 2006, respectively, are expensed as incurred.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48) – an interpretation of FASB Statement No. 109, Accounting for Income Taxes (“SFAS No. 109”) (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with SFAS No. 109 and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a return. Guidance is also provided on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.  Deep Down adopted the provisions of FIN 48 in 2007 and no material uncertain tax positions were identified.  Thus, the adoption of FIN 48 did not have an impact on Deep Down’s financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 establishes a framework for measuring fair value under generally accepted accounting procedures and expands disclosures on fair value measurements. This statement applies under previously established valuation pronouncements and does not require the changing of any fair value measurements, though it may cause some valuation procedures to change. Under SFAS No. 157, fair value is established by the price that would be received to sell the item or the amount to be paid to transfer the liability of the asset as opposed to the price to be paid for the asset or received to transfer the liability. Further, it defines fair value as a market specific valuation as opposed to an entity specific valuation, though the statement does recognize that there may be instances when the low amount of market activity for a particular item or liability may challenge an entity’s ability to establish a market amount. In the instances that the item is restricted, this pronouncement states that the owner of the asset or liability should take into consideration what affects the restriction would have if viewed from the perspective of the buyer or assumer of the liability. This statement is effective for all assets valued in financial statements for fiscal years beginning after November 15, 2007. Deep Down is currently evaluating the impact of SFAS No. 157 on its financial position and result of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”), which provides companies with an option to report selected financial assets and liabilities at fair value.  SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities.  SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007 with early adoption allowed.  Deep Down has not yet determined the impact, if any, that adopting this standard might have on its financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS No. 141(R)”) and No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (“SFAS No. 160”). SFAS No. 141(R) and SFAS No. 160 are products of a joint project between the FASB and the International Accounting Standards Board.  The revised standards continue the movement toward the greater use of fair values in financial reporting. SFAS No. 141(R) will significantly change how business acquisitions are accounted for and will impact financial statements both on the acquisition date and in subsequent periods. These changes include the expensing of acquisition related costs and restructuring costs when incurred, the recognition of all assets, liabilities and noncontrolling interests at fair value during a step-acquisition, and the recognition of contingent consideration as of the acquisition date if it is more likely than not to be incurred.  SFAS No. 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity.  SFAS No. 141(R) and SFAS No. 160 are effective for both public and private companies for fiscal years beginning on or after December 15, 2008 (January 1, 2009 for companies with calendar year-ends). SFAS No. 141(R) will be applied prospectively. SFAS No. 160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of SFAS No. 160 shall be applied prospectively. Early adoption is prohibited for both standards.  Deep Down is currently evaluating the effects of these pronouncements on its financial position and results of operations.

In December 2007, the SEC staff issued Staff Accounting Bulletin (“SAB”) 110, Share-Based Payment, which amends SAB 107, Share-Based Payment, to permit public companies, under certain circumstances, to use the simplified method in SAB 107 for employee option grants after December 31, 2007. Use of the simplified method after December 2007 is permitted only for companies whose historical data about their employees’ exercise behavior does not provide a reasonable basis for estimating the expected term of the options. Deep Down did not have stock options outstanding until fiscal 2007, and has not exercised any shares, thus does not have adequate historical data to determine option lives. Therefore, Deep Down will continue to use the simplified method as allowed under the provision of SAB 110.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Note 2:                      Lease receivable

On May 18, 2007, Deep Down entered into a sales lease agreement with an unrelated third party. The leased equipment includes an a-frame, winching system, and hydraulic power unit, all constructed by Deep Down. The term of the lease is two years, and includes a purchase option for $35,000 at the conclusion of this term. Monthly rental payments, in the amount of $34,500 are due beginning May, 2007 through April 2009.  The lease has been accounted for as a sales-type lease under the rules of FASB No. 13, Accounting for Leases.

		Principal	Unearned income
Minimum lease payments receivable	$828,000
Estimated residual value of leased property	35,000
	863,000	$863,000	$(113,000)
Less: Unearned interest income	(113,000)
Net investment in sales-type leases	750,000
Net payments received	(217,975)	(276,000)	58,025
Lease balance December 31, 2007	$532,025	$587,000	$(54,975)
Current portion		$414,000	$(54,975)
Long-term portion		$173,000

Note 3:                      Business Combinations

Purchase of Mako Technologies, Inc.

Effective December 1, 2007, Deep Down purchased 100% of the common stock of Mako, Technologies Inc., a Louisiana corporation. Deep Down formed a wholly owned subsidiary, Mako Technologies, LLC, (“Mako”) a Nevada limited liability corporation, to complete the acquisition. Headquartered in Morgan City, Louisiana, Mako serves the growing offshore petroleum and marine industries with technical support services, and products vital to offshore petroleum production, through rentals of its ROV’s, topside and subsea equipment, and diving support systems used in diving operations, maintenance and repair operations, offshore construction, and environmental/marine surveys.

The acquisition of Mako has been accounted for using purchase accounting since Deep Down acquired substantially all of the assets, debts, employees, intangible contracts and business of Mako.

The purchase price in the original agreement was based on a maximum of $5.0 million in cash and 11,269,841 restricted shares of common stock of Deep Down valued at $0.76 per share, the market price of Deep Down’s common stock on December 18, 2007, the date of the press release announcing the purchase, for a value of $8.6 million for a total potential purchase price of approximately $13.6 million.  Included in the purchase price is approximately $188,369 of transaction costs incurred by Deep Down.

The first installment of $2,916,667 in cash and 6,574,074 shares of restricted common stock of Deep Down, valued at $0.76 per share was paid on January 4, 2008 and the balance of $3,205,667 made up of $1,243,578 in cash and 2,802,985 shares of restricted common stock of Deep Down valued at $0.70 will be paid by April 15, 2008. This second installment was based on verification of adjusted EBITDA amounts of Mako for the fiscal year ending December 31, 2007.   These amounts were verified and agreed upon by all the parties on March 27, 2008 and the total $3,025,667 is presented as a payable to Mako shareholders at December 31, 2007.

On December 21, 2007, Deep Down signed an amendment to its original credit agreement with Prospect Capital for an additional $6.5 million for the Mako acquisition.  On January 4, 2008, Deep Down received an additional advance of $6.0 million under its secured credit agreement (the “Credit Agreement”) with Prospect Capital Corporation (“Prospect”) to fund the cash portion of its acquisition of Mako.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

The first payment to shareholders of Mako is reflected on the accompanying consolidated balance sheet as of December 31, 2007 due to the certainty of payment, and the intention of all parties to complete this payment prior to fiscal year end. The second payment of $3,025,667 is reflected as a payable to shareholders due to the timing of payments in the subsequent fiscal year.  The financing with Prospect is also reflected as of December 31, 2007 since the funds were generally used to pay the shareholders of Mako. The net proceeds received from Prospect of $5,604,000 are offset by the first cash payment to shareholders of Mako of $2,916,667 resulting in a balance of $2,687,333 reflected as “Receivable from Prospect” on the consolidated balance sheet at December 31, 2007.

The table below reflects the breakdown of the purchase price payments:

	1st Installment	2nd Installment	Total
Common Stock Par	$6,574	$2,803	$9,377
Common Stock Paid in Capital	4,989,723	1,959,287	6,949,010
Cash	2,916,667	1,243,577	4,160,244
Amounts for Mako Shareholders	$7,912,964	$3,205,667	$11,118,631

The purchase price of $11,307,000 included approximately $188,369 of transaction expenses, plus the assumption of leases of real and personal property and ongoing accounts payable and bank loans in exchange for substantially all of the assets, including construction in progress, fixed assets and accounts receivable and the transfer of all employees. The acquisition price was allocated to the assets acquired and liabilities assumed based upon their estimated fair values with the excess being recorded in goodwill.  The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Cash and cash equivalents	$280,841
Accounts receivable	1,515,074
Construction in progress	279,590
Prepaid expenses	179,583
Property, plant and equipment	3,235,456
Intangibles	4,398,000
Goodwill	3,066,153
Total assets acquired	12,954,697

Accounts payable and accrued expenses	828,313
Long term debt	819,384
Total liabilities acquired	1,647,697
Net assets acquired	$11,307,000

Deep Down hired an independent valuation expert to provide a preliminary estimate for the fair market value of the assets purchased. As a result, part of the purchase price was allocated to specifically identified intangible assets.  The following table below summarizes the intangible assets purchased in the transaction:

	Estimated	Remaining
	Fair Value	Useful Life

Customer List	$1,071,000	8
Non-Compete Covenant	458,000	5
Trademarks	2,869,000	25
	$4,398,000

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

The allocation of the purchase price was based on preliminary estimates.  Estimates and assumptions are subject to change upon the receipt of management’s review of the final amounts and final tax returns.  This final evaluation of net assets acquired is expected to be completed no later than one year from the acquisition date and any future changes in the value of the net assets acquired will be offset by a corresponding change in goodwill.

Additionally, as part of Prospect’s requirements, Deep Down paid $918,709, as the remaining balances due on Mako’s long-term debt and accrued interest, in January 2008.

The following unaudited pro-forma combined condensed financial statements are based on the historical financial statements of Mako and Deep Down after giving effect to the acquisition of Mako. The unaudited pro-forma condensed combined statements of operations for the twelve months ended December 31, 2007 is presented as if the acquisition had taken place on January 1, 2007 by combining the historical results of Mako and Deep Down.

The unaudited pro-forma results were as follows:

Deep Down, Inc.
Unaudited Pro-forma Statements of Operations

		Historical
	Historical	Mako
	Deep Down	Eleven Months			Pro-Forma
	Year Ended	Ended			Year Ended
	December 31,	November 30,	Pro-Forma		December 31,
	2007	2007	Adjustments		2007

Revenues	$19,389,730	$5,494,388	$-		$24,884,118
Cost of sales	13,020,369	2,298,597	-		15,318,966
Gross profit	6,369,361	3,195,791	-		9,565,152
Operating expenses	4,711,517	2,455,728	311,882	(c)	7,479,127
Total other income	(335,662)	(65,705)	(1,059,573)	(d)	(1,460,940)
Income tax expense	(369,673)	(319,432)	-		(689,105)
Net income (loss)	$952,509	$354,926	$(1,371,455)		$(64,020)

Basic earnings per share	$0.01				$-
Shares used in computing basic per share amounts	73,917,190			(e)	83,276,238

Diluted earnings per share	$0.01				$-
Shares used in computing diluted per share amounts	104,349,455			(e)	113,708,503

(c)	Amortization of the intangible assets at a rate of $28,353 per month for eleven months. One month is included in the historical Deep Down total.

(d)
Represents cash interest plus amortization of deferred financing costs and debt discounts.  Interest is payable at 15.5% on the outstanding principal, and the related fees are amortized using the effective interest method over the four-year life of the loan.

(e)	A total of 9,377,059 shares were issued for the total transaction. These pro-forma amounts give effect as if shares were issued January 1, 2007.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Purchase of ElectroWave USA, Inc.

On April 2, 2007, Deep Down purchased all of the assets and certain liabilities of ElectroWave USA, Inc., a Texas corporation.  Deep Down formed a wholly owned subsidiary, ElectroWave USA, Inc. (“ElectroWave”), a Nevada corporation, to complete the acquisition. ElectroWave offers products and services in the fields of electronic monitoring and control systems for the energy, military, and commercial business sectors.

The acquisition of ElectroWave has been accounted for using purchase accounting as Deep Down acquired substantially all of the assets, debts, employees, intangible contracts and business of ElectroWave.

The purchase price of $171,407 includes the payment of bank and other debts of ElectroWave totaling $432,475, net of $261,068 received from the factoring of ElectroWave’s receivables. The purchase included the assumption of leases of real and personal property and ongoing accounts payable in exchange for substantially all of the assets, including inventory, fixed assets and accounts receivable and the transfer of all employees. The acquisition price was allocated to the assets acquired and liabilities assumed based upon their estimated fair values with the excess being recorded in goodwill.  The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Purchase Price:
Cash paid for third party debt	$432,475
Cash received from sale of ElectroWave receivables	(261,068)
Cash purchase price	$171,407

Accounts receivable	$133,587
Construction in progress	105,723
Property, plant and equipment, net	45,502
Capitalized R&D assets	270,094
Goodwill	350,854
Total assets acquired	905,760

Cash deficit	$18,974
Accrued liabilities	715,379
Total liabilities acquired	734,353
Net assets acquired	$171,407

The allocation of the purchase price was based on preliminary estimates.  Estimates and assumptions are subject to change upon the receipt of management’s review of the final amounts and final tax returns.  This final evaluation of net assets acquired is expected to be completed no later than one year from the acquisition date and any future changes in the value of the net assets acquired will be offset by a corresponding change in goodwill.

No pro-forma amounts are presented as the impact would not be material.

In addition, Deep Down may issue up to an aggregate of 460 shares of convertible preferred stock over the next two years, as an additional contingent purchase cost, if the operations of ElectroWave reach certain financial milestones based on net income for the fiscal years ending December 31, 2008 and 2009.  For the period from acquisition April 2, 2007 through December 31, 2007, ElectroWave had a net loss, so no additional consideration is due for that time frame. The contingent consideration for the fiscal years ending December 31, 2008 and 2009 is not considered in the initial purchase price allocation due to its uncertain nature.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Purchase of Deep Down, Inc. by Subsea on November 21, 2006

On November 21, 2006, Subsea acquired Deep Down, Inc., a Delaware corporation founded in 1997. Under the terms of this transaction, all of Deep Down, Inc.’s shareholders transferred ownership of all of Deep Down, Inc.’s common stock to Subsea in exchange for 5,000 shares of Subsea’s Series D Preferred Stock and 5,000 shares of Subsea’s Series E Preferred Stock resulting in Deep Down, Inc. becoming a wholly owned subsidiary of Subsea. On the same day, Subsea then merged with Deep Down, Inc., with the surviving company operating as Deep Down, Inc. The purchase price based on the fair value of the Series D and E Preferred stock was $7,865,471. This transaction was accounted for as a purchase, with Subsea being the acquirer based on the change in voting control. The acquisition price was allocated to the assets acquired and liabilities assumed based upon their estimated fair values with the excess being recorded in goodwill. The following table summarizes the estimated preliminary fair values of the assets acquired and liabilities assumed at the date of acquisition:

Cash and cash equivalents	$101,497
Accounts receivable	1,013,227
Inventory	168,672
Prepaid expenses	11,638
Construction in progress	826,159
Property, plant and equipment, net	872,363
Goodwill	7,177,137
Total assets acquired	10,170,693

Accounts payable	671,057
Accrued liabilities	432,924
Current portion of long term debt	403,057
Long term debt	798,184
Total liabilities acquired	2,305,222
Net assets acquired	$7,865,471

During fiscal 2007, Deep Down paid approximately $242,924 to the former shareholders of the Sub-chapter S corporation Deep Down, Inc. (Delaware), which represents the income taxes due on the income from the time of purchase through the filing of revised tax status as a C-Corporation, which is reflected as an adjustment to goodwill since these payments related to the original agreements. There will be no further adjustments to goodwill as the one year period of evaluation has passed, and the final tax returns have been filed.

Note 4:                      Accounts Receivable

Management has established an allowance for uncollectible accounts of $139,787 and $81,809 as of December 31, 2007 and 2006. Bad debt expense totaled $ 110,569 and $1,294 for the year ended December 31, 2007 and the period from inception June 29, 2006 to December 31, 2006, respectively.

Until August 2007, Deep Down factored certain accounts receivables with a bank. Under the terms of the arrangement, Deep Down received proceeds equal to 80% of the value of the receivable at the date of transfer. Upon collection of the receivable, the bank remits the remaining 20%, less fees and interest. Fees ranged from 0.25% to 2% depending on the age of the receivable and interest is prime plus 2%. The arrangement contained provisions that indicated Deep Down was responsible for up to 20% of end-user customer payment defaults on factored receivables.  As of December 31, 2007, all receivables under this arrangement have been collected and Deep Down no longer has a factoring program.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Note 5:                      Property and Equipment

Property and equipment consisted of the following as of December 31, 2007 and 2006:

	December 31, 2007	December 31, 2006
Building	$195,305	$46,474
Furniture and fixtures	63,777	11,806
Vehicles and trailers	112,162	66,662
Leasehold improvements	75,149	-
Rental equipment	3,144,559	-
Equipment	2,004,166	747,419
Total	5,595,118	872,361
Less: Accumulated depreciation	(422,314)	(27,161)
Property and equipment, net	$5,172,804	$845,200

In February 2007, Deep Down entered into a capital lease transaction for the lease of a 100-ton mobile gantry crane valued at $525,000, which is included with Equipment above.

Depreciation expense was $426,964 and $27,161 for the year ended December 31, 2007 and the period from inception June 29, 2006 to December 31, 2006, respectively.  Accumulated depreciation on equipment under capital lease is $62,500 at December 31, 2007.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Note 6:                      Long-Term Debt

At December 31, 2007 and 2006 long-term debt consisted of the following:

	December 31, 2007	December 31, 2006
Secured credit agreement with
quarterly principal payments of $250,000 beginning
September 30, 2008; monthly interest payments,
interest fixed at 15.5%; balance due August 2011;
secured by all assets	$12,000,000	$-

Debt discount, net of amortization of $135,931	(1,703,258)	-

Note payable to a bank, payable in monthly
installments bearing interest at 8.25% per annum,
maturing June 10, 2008, cross-collateralized
by Mako assets, paid January 2008.	289,665	-

Note payable to a bank, payable in monthly
installments bearing interest at 7.85% per annum,
maturing September 28, 2010, collateralized by Mako
life insurance policy and equipment, paid January 2008.	320,027	-

Revolving line-of-credit of $500,000 from a bank,
matured October 13, 2007 or on demand, interest rate is
at a variable rate resulting in a rate of 8.30% as of
September 30, 2007, collateralized by Mako equipment,
paid January 2008.	151,705	-

Note payable to a bank payable in monthly
installments bearing interest at 7.85% per annum,
maturing January 25, 2011, collateralized by Mako
equipment and life insurance policy, paid January 2008	154,647	-

Note payable with a bank, monthly principal and
interest payments, interest fixed at 7.5%,
paid in full August 2007	-	438,812

Note payable with a bank, monthly principal and
interest payments, interest fixed at 7.5%,
paid in full August 2007	-	729,536
Total secured credit agreement and bank debt	11,212,786	1,168,348

Capital lease of equipment, monthly lease payments,
interest imputed at 11.2%	481,209	-
Total long-term debt	11,693,995	1,168,348
Current portion of long-term debt	(995,177)	(410,731)
Long-term debt, net of current portion	$10,698,818	$757,617

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Secured credit agreement

On August 6, 2007, Deep Down entered into a $6.5 million secured Credit Agreement with Prospect, and received an advance of $6.0 million on that date. Funds were used to pay off other bank indebtedness, redeem $1,400,000 of the Series E Preferred Shares outstanding, payoff $150,000 owing to an officer, and to provide working capital to accelerate development of its corporate growth strategies. Indebtedness through the Credit Agreement is secured by all of Deep Down’s assets.

The original Credit Agreement provides for a 4-year term, an annual interest rate of 15.5%, with the ability to defer up to 3.0% of interest through a PIK (paid-in-kind) feature and principal payments of $75,000 per quarter beginning September 30,2008, with the remaining balance outstanding due August 6, 2011.  Interest payments are payable monthly, in arrears, on each month end commencing on August 31, 2007.  Interest paid through December 31, 2007 was $377,167.  Deep Down paid the full 15.5% and did not exercise the PIK feature for the monthly periods through December 2007.

On December 21, 2007, Deep Down entered into an amendment to the Credit Agreement (the “Amendment”) to provide the funding for the cash portion of the purchase of Mako. The total commitment available under the Amendment was increased to $13.0 million, and the quarterly principal payments increased to $250,000, with the dates of all payments remaining the same. The interest terms and loan covenants also remained substantially the same under the Amendment. Deep Down was advanced an additional $6.0 million on January 4, 2008 under terms of the Amendment.  As discussed in Note 3, this additional advance and the related debt discounts and deferred financing cost have been reflected as of December 31, 2007.  The revised payment terms and increase in principal and debt discount balances are reflected in the 5-year schedule of required payments below.

Terms of the Credit Agreement also include a detachable warrant to purchase up to 4,960,585 shares of common stock at an exercise price of $0.507 per share.  The warrant has a five-year term and becomes exercisable on the two-year anniversary of the original financing, August 6, 2009.  The proceeds of the debt were allocated to the warrants based on its estimated relative fair value at the measurement date of when the final agreement was signed and announced and reflected as a discount to the debt.  Although the terms of the warrant were agreed to on May 24, 2007, the measurement date for valuation was determined to be the date of closing of the Credit Agreement.  The relative fair value of the warrant was estimated to be $1,479,189 based on the Black Scholes pricing model.  The assumptions used in the model included (1) expected volatility of 52.7%, (2) expected term of 3.5 years, (3) discount rate of 5% and (4) zero expected dividends.   Provisions in the warrant agreement allow for a cashless exercise provision, not to exceed 2% of outstanding common stock at the time of exercise.

Additionally, in connection with the initial advance in August 2007, Deep Down pre-paid $180,000 in points to the lender which was treated as a discount to the note.  The discount associated with the value of the warrants and the pre-paid points are being amortized into interest expense over the life of the note agreement using the effective interest method.  A total of $135,931 has been amortized into interest expense through December 31, 2007.

In connection with the second advance in January 4, 2008, Deep Down pre-paid $180,000 in points to the lender which was treated as a discount to the note.  This addition to the debt discount is included in the 5-year payment schedule below.

In connection with the warrant, Deep Down entered into a registration rights agreement where the holder has certain demand registration rights in the future.  There are no stipulated liquidated damages in the agreement.  Deep Down evaluated the warrants and the registration rights agreement for liability treatment under SFAS 133 and EITF 00-19 and determined that the warrants and registration rights did not meet the definition of a liability under the authoritative guidance.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Under the Credit Agreement, Deep Down is required to meet certain covenants and restrictions, in addition to maintaining “key man” life insurance with respect to the CEO in the amount of at least $3.0 million.  The financial covenants are reportable each quarter, and fluctuate over defined time frames, with the initial period being the quarters ending December 31, 2007 through June 30, 2008.  Financial covenants include maintaining total debt to consolidated EBITDA below 3.5 to 1, consolidated EBITDA to consolidated net interest expense on the total debt greater than 2 to 1, free cash flow to debt service greater than 1 to 1, and EBITDA in excess of $2,000,000 (annual calculation only) as each term is defined in the Credit Agreement.  Other covenants include limitations on issuance of common stock, liens, transactions with affiliates, additional indebtedness and permitted investments, among others.  Deep Down must also maintain a debt service reserve account of $375,000 which is reflected as restricted cash on the balance sheet.  At December 31, 2007, Deep Down was in compliance with the financial covenants and restricted cash requirement, however, it has obtained life insurance for the CEO in the amount of $2.0 million so it is not in compliance with that restriction. Deep Down obtained a waiver from the lender on March 28, 2008. Deep Down is working on obtaining the additional $1.0 million required life insurance.

Deep Down capitalized a total of $555,314 in deferred financing costs related to the original amounts borrowed under the Credit Agreement.  Of this amount, $442,194 was paid in cash to various third parties related to the financing, and the remainder of $113,120 represents the Black Scholes valuation of warrants issued to one of these third party vendors.  The warrant is a detachable warrant to purchase up to 320,000 shares of common stock at an exercise price of $0.75 per share (calculated as the volume weighted average closing price of the common stock for the ten days immediately preceding the closing of the Credit Agreement which took place on August 6, 2007).  The warrant has a five-year term and becomes exercisable on the two-year anniversary of the original financing, August 6, 2009.  The assumptions used in the Black Scholes model included (1) expected volatility of 52.7%, (2) expected term of 3.5 years, (3) discount rate of 5% and (4) zero expected dividends.  The deferred financing cost is being amortized using the effective interest method over the term of the note.  A total of $54,560 of deferred financing cost was amortized into interest expense through December 31, 2007.

In connection with the second advance under the Credit Agreement on January 4, 2008, Deep Down capitalized an additional $261,941 in deferred financing costs.  Of this amount, $216,000 was paid in cash to various third parties related to the financing, and the remainder of $45,946 represents the Black Scholes valuation of warrants issued to one of these third party vendors.  The detachable warrant was granted to purchase up to 118,812 shares of common stock at an exercise price of $1.01 per share.  The warrant has a five-year term and is immediately exercisable.  The fair value of the warrant was estimated to be $45,946 based on the Black Scholes pricing model.  The assumptions used in the model included (1) expected volatility of 61.3%, (2) expected term of 2.5 years, (3) discount rate of 3.2% and (4) zero expected dividends.  Provisions in the warrant agreement allow for a cashless exercise provision, not to exceed 2% of outstanding common stock at the time of exercise.

Payment of bank loans and accounts receivable factoring arrangement

On August 7, 2007, Deep Down paid the remaining balances due on prior bank loans for a total of $936,073, including accrued interest through that date. Total principal payments on these loans for the twelve months ended December 31, 2007 were $1,168,348. Additionally, as of August 2007, Deep Down is no longer factoring accounts receivable with this bank. As of December 31, 2007, all receivables under this arrangement have been collected.

Payment of shareholder payable

During the second quarter of fiscal 2007, Deep Down executed a Securities Redemption Agreement (the “Agreement”) with the former CFO of Deep Down to redeem 4,000 shares of Series E exchangeable preferred stock at a discounted price of $500 per share for a total of $2,000,000.  The discount of $500 per share from the face value of $1,000 was accounted for as a substantial modification of debt, thereby generating a gain on extinguishment of debt which is reflected as other income on the income statement.  Deep Down accreted the remaining discount of $1,102,385 attributable to such shares on the date of redemption.  On August 16, 2007, Deep Down made the initial payment of $1,400,000 under the terms of the securities redemption agreement, and 2 payments of $20,000 each were made during August and September 2007.  The final balance due of $560,000 was paid with 543,689 shares of common stock on valued at the closing market price on October 2, 2007.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Payment of subsidiary debt

As part of the net assets acquired in the purchase of Mako, Deep Down assumed notes payable in the amount of approximately $916,044 plus accrued interest. Deep Down paid the remaining balances due for a total of $918,709, including accrued interest, in January 2008; the principal balance of these notes is included in the current portion of long-term debt on the accompanying consolidated balance sheet.

Payment table

The table below includes the additional advance of $6.0 million under the Amendment to the Credit Agreement in January 2008, plus the related debt discount of approximately $180,000 in lenders’ fees related to that additional advance. Aggregate principal maturities of long-term debt were as follows for years ended December 31:

Years ended December 31,	Principal	Unamortized Debt Discount	Total
2008	$1,416,044	$(465,776)	$950,268
2009	1,000,000	(468,291)	531,709
2010	1,000,000	(461,413)	538,587
2011	9,500,000	(307,778)	9,192,222
	$12,916,044	$(1,703,258)	$11,212,786
Capital lease

In February 2007, Deep Down purchased under a seller-financed capital lease, a 100-ton mobile gantry crane and related equipment.  The equipment was delivered and placed into service in March 2007.  In accordance with Financial Accounting Standards Board SFAS 13 “Accounting for Leases” as amended, the lease was capitalized and the lease obligation and related assets recognized on Deep Down’s consolidated balance sheet.  The total value of the lease payments discounted at an 11.2% interest rate, or $525,000, was capitalized.  The off-setting lease obligation is $481,209 at December 31, 2007.

Note 7:                      Stock Options and Warrants

Adoption of FAS 123(R)

Effective April 21, 2005, the Financial Accounting Standards Board (“FASB”) issued SFAS 123(R), which is a revision of SFAS 123. SFAS 123(R) supersedes APB 25 and amends Statement of Accounting Standards No. 95, “Statement of Cash Flows”. Generally, the approach in SFAS 123(R) is similar to the approach described in SFAS 123. However, SFAS123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in Deep Down’s Statement of Operations based on their fair values.  Deep Down adopted the provisions of SFAS 123(R) in the first quarter of 2007.  As Deep Down had no outstanding stock options at December 31, 2006, the initial adoption of SFAS 123(R) had no impact to Deep Down.

Stock Options Granted During 2007

Deep Down has a stock based compensation plan - the 2003 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (the “Plan”). The exercise price of the options, as well as the vesting period, is established by Deep Down’s board of directors. The options granted under the Plan have vesting periods that range from immediate vesting to vesting over five years, and lives of the options granted are up to ten years. Under the Plan the total number of options permitted is 15% of issued and outstanding common shares. During the year ended December 31, 2007, Deep Down granted 5,500,000 options under the Plan.  Deep Down issued an aggregate of 1,500,000 stock options to various consultants, of which 300,000 were issued with an exercise price of $0.30, $0.50, $0.75, $1.00, and $1.25, respectively.  Additionally, Deep Down issued an aggregate of 1,000,000 stock options to various employees with an exercise price of $0.50 and 3,000,000 stock options to an officer and director with an exercise price of $0.515.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Since Deep Down does not have a sufficient trading history to determine the volatility of its own stock, it based its estimates of volatility on a representative peer group consisting of companies in the similar industry, with similar market capitalizations and similar stage of development.  Deep Down is expensing all stock options on a straight line basis over their respective expected service periods.  Total stock based compensation expense for the year ended December 31, 2007 was $187,394.  Deep Down had no stock based grants prior to fiscal 2007.

The unamortized portion of the estimated fair value of these stock options is $636,656 at December 31, 2007. Based on the common shares outstanding at December 31, 2007, there are 7,396,000 available for grant under the Plan as of that date.

Summary of Stock Options

A summary of stock option transactions follows:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (In-The-Money) Options
Outstanding at December 31, 2006	-	$-
Grants	5,500,000	$0.58
Outstanding at December 31, 2007	5,500,000	$0.58	3.2	$2,292,000
Exercisable at December 31, 2007	562,500	$0.76	4.3	$156,375

The following summarizes Deep Down’s outstanding options and their respective exercise prices at December 31, 2007:

Exercise Price	Number of Shares
$0.30	300,000
$0.50 - 0.52	4,300,000
$0.75	300,000
$1.00	300,000
$1.25	300,000
5,500,000

The fair value of each stock option grant is estimated on the date of the grant using the Black-Scholes model and is based on the following key assumptions for the year ended December 31, 2007:

Dividend yield	0%
Risk free interest rate	5%
Expected life of options	3 - 4 years
Expected volatility	53% - 55%

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Summary of Warrants:

On August 6, 2007, as part of the secured Credit Agreement described in Note 6, Deep Down issued 4,960,585 warrants to its creditor.  All warrants were issued with an exercise price of $0.507, expire in five years (or earlier in the event of termination) and vest on the second anniversary of the agreement.  The aggregate relative fair value of such warrants (excluding estimated forfeitures) was approximately $1,479,189 based on the Black-Scholes option pricing model using the following estimates:  5% risk free rate, 52.7% volatility, and an expected life of 3.5 years.

Deep Down issued warrants to a third party related to the financing.  The warrant is a detachable warrant to purchase up to 320,000 shares of common stock at an exercise price of $0.75 per share (calculated as the volume weighted average closing price of the common stock for the ten days immediately preceding the closing of the Prospect financing which took place on August 6, 2007).  The warrant has a five-year term and becomes exercisable on the two-year anniversary of the financing, August 6, 2009.  The assumptions used in the Black Scholes model included (1) expected volatility of 52.7%, (2) expected term of 3.5 years, (3) discount rate of 5% and (4) zero expected dividends.

Related to the secured Credit Agreement Amendment and second advance described in Note 6, Deep Down issued warrants to a third party related to the financing.  The warrant is a detachable warrant to purchase up to 118,812 shares of common stock at an exercise price of $1.01 per share.  The warrant has a five-year term and is immediately exercisable.  The assumptions used in the Black Scholes model included (1) expected volatility of 61.3%, (2) expected term of 2.5 years, (3) discount rate of 3.18% and (4) zero expected dividends.

A summary of warrant transactions follows:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (In-The-Money) Options
Outstanding at December 31, 2006	-	$-
Grants	5,399,397	$0.53
Outstanding at December 31, 2007	5,399,397	$0.53	4.6	$2,405,075
Exercisable at December 31, 2007	-			$-

The following summarizes Deep Down’s outstanding warrants and their respective exercise prices at December 31, 2007:

Exercise Price	Number of Shares
$0.51	4,960,585
$0.75	320,000
$1.01	118,812
5,399,397

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Note 8:                      Preferred Stock

Series E and G Classified as Liabilities

The Series E and G redeemable exchangeable preferred stock have a face value and liquidation preference of $1,000 per share, no dividend preference, and are exchangeable at the holder’s option into 6% Subordinated Notes due three years from the date of the exchange. These shares carry voting rights equal to 690 votes per share. The Series E and G preferred stock were valued based on the discounted value of their expected future cash flows (using a discount rate of 20%).  Deep Down evaluated the Series E and G preferred stock and has classified them as debt instruments from the date of issuance due to the fact that they are exchangeable at the option of the holder thereof into Notes.  The difference between the face value of the Series E and G preferred stock and the discounted book value recorded on the balance sheet, or original issue discount, is deemed to be non-cash interest expense from the date of issuance through the term of the Stock.

Deep Down has been accreting this original issue discount using the effective interest method.  Interest expense related to the accretion of the original issue discount totaled approximately $1,644,990 and $40,149 for the year ended December 31, 2007 and 2006 respectively. This total includes the accelerated accretion of approximately $1,017,707 to accrete to face value 4,000 shares plus approximately $72,799 to accrete to face value 250 shares, plus approximately $260,520 to accrete to face value 1,250 shares, respectively, of Series E preferred stock that were redeemed during the year ended December 31, 2007, as further detailed below.

In February 2007, Deep Down redeemed 250 shares of Series E redeemable, exchangeable preferred stock held by its CEO at the face value of $1,000 per share for a total of $250,000.  Deep Down accreted the remaining discount of $72,799 attributable to such shares on the date of redemption as interest expense.

In May 2007, Deep Down executed a Securities Redemption Agreement (the “Agreement”) with a stockholder (the former CFO of Deep Down) to redeem 4,000 shares of Series E redeemable, exchangeable preferred stock at a discounted price of $500 per share for a total of $2,000,000.  The discount of $500 per share from the face value of $1,000 was accounted for as a substantial modification of debt, thereby generating a gain on extinguishment of debt which is reflected in other income.  Deep Down accreted the remaining discount of $1,017,707 attributable to such shares on the date of redemption as interest expense.  The shareholder placed all 4,000 shares into an escrow account as of the execution of this agreement. Terms of the payment to the shareholder are: 2,800 shares at $500 for a total of $1,400,000 paid in August 2007, with the remaining shares to being redeemed monthly beginning August 31, 2007 at a rate of 40 shares at $500 per share, or $20,000 per month.  The final balance outstanding of $560,000 was paid with 543,689 shares of common stock in October 2007.

On September 13, 2007, Deep Down redeemed 2,250 shares owned by the CEO and director, and his wife, a Vice-President and director of Deep Down.  The Series E preferred shares were redeemed for 2,250,000 shares of common stock at the closing price of $0.66 totaling $1,473,750.  Since the shareholders are related parties, no accretion interest was recorded related to the redemption.  The difference between the carrying value of the Series E shares of $1,685,463 and the common stock market value was recorded to Paid in Capital.

Additionally, in October 2007, Deep Down redeemed 1,250 shares of Series E redeemable, exchangeable preferred stock at the face value of $1,000 per share for a total of $1,250,000. The Series E preferred shares were redeemed for 1,213,592 shares of common stock at the closing price of $1.03.  Deep Down accreted the remaining discount of $260,520 attributable to such shares on the date of redemption and recorded it as interest expense.

All Series G preferred shares were cancelled and exchanged during the first quarter of 2007. Accordingly, there is no future discount accretion relating to the Series G preferred shares.  See “Series F and G Cancellation and Issuance of Additional Series E” below.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

The unamortized discounts related to the Series E and Series G preferred stock were as follows:

	December 31, 2007	December 31, 2006
Series E preferred stock - face value at $1,000 per share	$500,000	$5,000,000
Less unamortized discount	(113,589)	(1,513,624)
Balance net of unamortized discount	386,411	3,486,376

Series G preferred stock - face value at $1,000 per share	-	1,000,000
Less unamortized discount	-	(302,725)
Balance net of unamortized discount	-	697,275
	$386,411	$4,183,651

A summary of Series E and Series G preferred stock transactions follows:

	Series E	Series G
Outstanding at December 31, 2006	5,000	1,000
Shares issued	3,250	-
Shares redeemed	(7,750)	(1,000)
Outstanding at December 31, 2007	500	-

Series F and G Cancellation and Issuance of Additional Series E

On March 20, 2007, Deep Down finalized the terms of an agreement with a former non-employee director who surrendered 25,000,000 shares of common stock for $250,000 in cash. The market value of those shares was $7,250,000. Additionally, he surrendered 1,500 shares of Series F convertible preferred stock with a value of $1,325,773 and 500 shares of Series G exchangeable preferred stock with a value of $357,615 to Deep Down for cancellation in exchange for 1,250 shares of Series E exchangeable preferred stock valued at $945,563. The Series E Preferred Stock was valued based on the discounted value of its expected future cash flows (using a discount rate of 20%).  The difference between the values of the preferred shares surrendered and the newly issued was $737,826 which is reflected in paid in capital on the accompanying consolidated balance sheet. In addition, he also kept 500 shares of Series E exchangeable preferred stock he previously owned and agreed to tender his resignation from the Board.

On March 20, 2007, Deep Down issued 2,000 shares of Series E exchangeable preferred stock to John C. Siedhoff, then Chief Financial Officer, and director, valued at $1,512,901 for the surrender of his ownership of 1,500 shares of Series F convertible preferred stock valued at $1,325,773 and 500 shares of Series G exchangeable preferred stock valued at $357,616, which were returned to the transfer agent for cancellation.  The Series E Preferred Stock was valued based on the discounted value of its expected future cash flows (using a discount rate of 20%).  The difference between the values of the surrendered shares and the newly issued was $170,489 which is reflected in paid in capital on the accompanying consolidated balance sheet. Deep Down has treated this as a modification of a share-based payment in accordance with the provisions of SFAS No. 123R, “Share-Based Payments”.

Series D and F Classified as Temporary Equity

The Series D redeemable convertible preferred stock have a face value and liquidation preference of $1,000 per share, no dividend preference, and are convertible into shares of common stock determined by dividing the face amount by a conversion price of $0.1933.  These shares carry voting rights equal to one vote for every share of common stock into which the preferred stock is convertible.  These shares are redeemable at their face value on an annual basis within 120 days after each calendar year-end beginning with the year ending December 31, 2007 based on an amount equal to 15.625% of annual net income.  In the event that a holder declines redemption, such amounts are reallocated to the other preferred stock holders that have elected to redeem.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

The Series F preferred stock has the same terms as described above, with the exception of the amount of redemption is equal to 9.375% of annual net income.

Deep Down evaluated the Series D and F preferred stock for liability or equity presentation and determined that the instruments were more appropriately classified as temporary equity due to the conditional redemption feature.

On March 28, 2008, holders of the Series D preferred stock converted 5,000 of the outstanding shares into 25,866,518 shares of common stock.

Series C Preferred Stock

On April 22, 2005, MediQuip issued 22,000 Series C convertible preferred stock which remained after the reverse merger. The Series C shares had a face value and a liquidation preference of $12.50 per share, a cumulative dividend of 7% payable at the conversion date, and were convertible into shares of common stock determined by dividing the face amount by a conversion price of $0.0625. These shares carried no voting rights.  All of the Series C shares were converted in the fourth quarter of fiscal 2007 to 4,400,000 shares of Deep Down’s common stock.

Note 9:                      Common Stock

Private Placements

On March 20, 2007, Deep Down completed the sale of 10,000,000 shares of common stock in a private placement for $1,000,000. A total of 1,025,000 shares were purchased by the CEO and director, and his wife, a Vice-President and director of Deep Down. The shares are restricted securities as defined in Rule 144 of the Securities Act of 1933 and contain a restrictive legend, which restricts the ability of the holders to sell these shares for a period of no less than six months. Funds from such private placement sale were used to redeem certain outstanding exchangeable preferred stock and for working capital.

On October 12, 2007, Deep Down closed an agreement with Ironman Energy Capital, L.P. for a private placement of 3,125,000 shares of common stock at $0.96 per share, or $3,000,000 in the aggregate, pursuant to an agreement reached on October 2, 2007 when the closing price was $1.03 per share.

In connection with this private placement, the Deep Down entered into registration rights agreement, under which, upon demand registration by the holder after December 31, 2008, Deep Down could be subject to liquidating damages in the amount of 1% of the proceeds for every 30 days a registration statement is not declared effective. Deep Down is currently evaluating the probability of incurring these liquidated damages as a contingent liability and not yet determined the potential impact on the financial statements.

Other stock issuances

On September 13, 2007, Deep Down redeemed 2,250 shares of Series E preferred stock owned by the Chief Executive Officer and director, and his wife, a Vice-President of Deep Down.  The Series E preferred shares were redeemed for 2,250,000 shares of common stock at the closing price of $0.66.

On October 2, 2007, Deep Down made the final payment of $560,000 under the terms of a securities redemption and shareholder payable agreement by issuing 543,689 shares of common stock valued at the closing price of $1.03 on the same day.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Note 10:                      Income Taxes

Prior to the reverse merger, Deep Down was a Subchapter S entity and the tax attributes flowed through to the individual owners. Thus any prior net operating losses will not be available to be utilized to offset future taxable income.

Income tax expense for the year ended December 31, 2007 and period from inception June 29, 2006 to December 31, 2007 totaled $ 369,673 and $22,250, respectively.

A reconciliation of the differences between the effective and statutory income tax rates are as follows for the year ended December 31, 2007 and the period from inception June 29, 2006 to December 31, 2006:

			From Inception
	Year Ended	Tax	June 26, 2006 to	Tax
	December 31, 2007	Rate	December 31, 2006	Rate

Federal statutory rates	$449,540	34%	$(1,121,938)	34%
Stock based compensation	69,335	5%	1,135,869	-35%
Goodwill	(189,829)	-14%	-	0%
Other	40,627	3%	8,319	0%
Effective rate	$369,673	28%	$22,250	-1%

Net deferred tax assets at December 31, 2007 totaled $75,823 and consisted primarily of deferred tax assets related to timing differences associated with the recognition of debt discount and deferred financing costs.  Deferred tax assets are included in other long-term assets in the accompanying consolidated balance sheet.  Deferred tax assets at December 31, 2007 and 2006 are not material.

A valuation allowance is established when it is more likely than not that some of the deferred tax assets will not be realized.  Management analyzed its current operating results and future projections and determined that a valuation allowance was not needed at December 31, 2007.

Note 11:                       Related party transactions

Deep Down borrowed $150,000 from an officer, with no stated interest, due on demand, as of June 30, 2007 which was used for working capital purposes.  Deep Down paid the loan balance in full during the third quarter of 2007.

On September 13, 2007, Deep Down redeemed 2,250 shares of Series E preferred stock owned by the Chief Executive Officer and director, and his wife, a Vice-President of Deep Down.  The Series E preferred shares were redeemed for 2,250,000 shares of common stock at the closing price of $0.655.  See further discussion under Note 8.

We lease all buildings, structures, fixtures and other improvements from JUMA, LLC, a limited liability company owned by Ronald E. Smith, CEO and director of Deep Down, Inc., and Mary L. Budrunas, a vice-president and a director of Deep Down, Inc. The base rate of $11,000 per month is payable to JUMA through September 1, 2011, together with all costs of maintaining, servicing, repairing and operating the premises, including insurance, utilities and property taxes.

Deep Down paid approximately $82,000 to JUMA for costs associated with the preparation of the additional land recently purchased by JUMA for Deep Down’s operations.  The costs were associated with permitting, land clearing and preparation.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Note 12:                       Commitments and Contingencies

Litigation

Deep Down is from time to time involved in legal proceedings arising from the normal course of business. As of the date of this report, Deep Down is not currently involved in any legal proceedings.

Capital Lease

In February 2007, Deep Down purchased under a seller-financed capital lease, a 100-ton mobile gantry crane and related equipment.  The equipment was delivered and placed into service in March, 2007.  In accordance with Financial Accounting Standards Board SFAS 13 “Accounting for Leases” as amended, the lease was capitalized and the lease obligation and related assets recognized on Deep Down’s consolidated balance sheet.  The total value of the lease payments discounted at an 11.2% interest rate, or $525,000, was capitalized.  The off-setting lease obligation is $481,209 at December 31, 2007.

Operating Leases

Deep Down leases land and buildings under two noncancelable operating leases and is responsible for the related maintenance, insurance and property taxes. One of these leases is with a company that is wholly owned by one of our officer’s, who is also a Director, of Deep Down. This lease calls for 60 monthly payments of $11,000 and began as of September, 2006.

Deep Down also leases several trucks under a 36 month noncancelable operating lease with a third party.  Monthly payments of $7,657 began in April 2007. Additionally, Deep Down leases 2 modular office buildings from a third party under noncancelable operating leases.  The initial term of each lease is two years with three extensions of 1 year each available.  The leases began in April and July 2007, respectively, and have monthly payments of $1,849 and $1,518, respectively. Deep Down was required to pay for site preparations, installation and city permits for the buildings, which have been recorded as leasehold improvements and are being depreciated over the two-year initial lease terms.

Mako leases office space under a five year operating lease which began in June 2006 and terminates on May 31, 2011, at $7,300 per month. Mako may renew this lease for two additional terms of five years upon the expiration of the initial term. Should this option be exercised, the base monthly rental shall be increased or decreased by the Consumer Price Index net change as of the starting date of any renewal term. Basic rent expense charged to operations for the month ended December 31, 2007 was $7,300.

At December 31, 2007, future minimum lease obligations were as follows:

Years ended December 31,:	Capital	Operating
2008	$96,428	$403,684
2009	96,428	333,974
2010	96,428	234,915
2011	96,428	124,500
2012	96,428	-
Thereafter	112,501	-
Total minimum lease payments	594,641	$1,097,073
Residual principal balance	105,000
Amount representing interest	(218,432)
Present value of minimum lease payments	481,209
Less current maturities of capital lease obligations	44,909
Long-term capital lease obligations	$436,300

Rent expense totaled $186,866 and $69,856 for the year ended December 31, 2007 and the period from inception June 29, 2006 to December 31, 2006, respectively.

Note 13:                      Subsequent Events

Redemption of Series D Preferred Stock

The Series D preferred stock have a face value and a liquidation preference of $1,000 per share, and are convertible into shares of common stock determined by dividing the face amount by a conversion price of $0.1933. These shares carried no voting rights.  In January and March 2008, Deep Down converted all 5,000 of the Series D shares to 25,866,518 shares of Deep Down’s common stock. The CEO and director, and his wife, a vice president and director, converted 4,500 of the 5,000 shares of Series D Preferred Stock.

Stock based compensation

During the first quarter of 2008, Deep Down issued stock options and shares of restricted stock to certain executives and employees. In conjunction with his employment on January 22, 2008, Michael Teal, the Corporate Controller, was issued 250,000 options at a vesting price of $0.70.  All of the shares underlying the stock options granted were Incentive Stock Options as defined by the Internal Revenue Code. One third of the options will vest on January 22, 2008, 2009 and 2010, and will expire on January 22, 2013.  Deep Down estimated that the aggregate fair value of such stock options totaled $74,900 based on the Black-Scholes option pricing model using the following estimates:  2.64% risk free rate, 61.3% volatility, expected life of 3 years and zero dividends.

Additionally, on February 14, 2009, Deep Down issued a total of 3.0 million options to certain executives, with a vesting price of $1.50. The closing stock price on that day was $0.42.  One third of the options will vest on February 14, 2008, 2009 and 2010, and will expire on February 14, 2013.  Deep Down estimated that the aggregate fair value of such stock options was $145,764 based on the Black-Scholes option pricing model using the following key assumptions of:   2.81% risk free rate, 61.3% volatility, expected life of 3 years and zero dividends.

Deep Down issued a total of 1.2 million shares of restricted stock to certain executives and employees on February 14, 2008. These shares become exercisable on the two year anniversary of the grant, February 14, 2010. The shares were valued at the closing stock price on that day of $0.42, and Deep Down valued the shares at $504,000 which will be amortized over the two year period until the shares are fully vested.

Note 14:                      Predecessor Company Financial Statements

Basis of Presentation

Deep Down has presented the supplemental audited predecessor company financial statements for Deep Down, Inc., a Delaware corporation ("Deep Down Delaware") for the period from January 1, 2006 through November 20, 2006, in accordance with Rule 310(a) of Regulation S-B.  Per Rule 405 of Regulation C, the definition of a predecessor is a person the major portion of the business and assets of which another person acquired in a single succession, or in a series of related successions in each of which the acquiring person acquired the major portion of the business and assets of the acquired person. On June 29, 2006, Subsea was formed by three shareholders with the intent to acquire offshore energy service providers. On November 21, 2006, Subsea acquired Deep Down Delaware, a Sub chapter S corporation founded in 1997. Under the terms of this transaction, all of Deep Down Delaware’s shareholders transferred ownership of all of Deep Down Delaware’s common stock to Subsea in exchange for 5,000 shares of Subsea’s Series D preferred stock and 5,000 shares of Subsea’s Series E preferred stock resulting in Deep Down Delaware becoming a wholly-owned subsidiary of Subsea. On the same day, Subsea then merged with Deep Down Delaware, with the surviving company operating as Deep Down Delaware. Each share of common stock of Subsea was converted into 3,333.33 shares of common stock of Deep Down Delaware; and each share of preferred stock of Subsea was converted into one share of the identical series of preferred stock of Deep Down Delaware. This transaction was accounted for as a purchase, with Subsea being the accounting acquirer based on a change in voting control. Consistent with the provisions of SFAS 141 “Business Combinations,” the successor company’s financial statements contain the operating results of Subsea since its inception on June 29, 2006, plus the operating results of Deep Down Delaware from November 21, 2006 (its acquisition date by Subsea).

Significant Accounting Policies

See Note 1 for a description of significant accounting policies followed by the predecessor entity.

Concentrations

Deep Down Delaware maintained cash balances with several banks. Accounts at each institution were insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At November 20, 2006, Deep Down Delaware had uninsured cash balances approximating $1,597.

For the period from January 1, 2006 to November 20, 2006, Deep Down Delaware’s four largest customers accounted for 16%, 12%, 10% and 5% of total revenues.

Sale-Leaseback

In September 2006, Deep Down Delaware sold to and leased back from JUMA, LLC its building and land that serves as its primary operating facilities. Under the terms of the agreement, consideration received was in the form of $492,406 of cash and $686,463 of debt assumed, totaling $1,178,869. The consideration or sales price, net of related expenses, exceeded the net book value of the land and buildings by $191,766. This amount was recorded as a contribution to capital on Deep Down Delaware’s balance sheet due to the related party nature (See Related Party Footnote Note 11) of the transaction. The related lease calls for 60 monthly payments of $11,000. The lessee is responsible for maintenance, insurance and property taxes.

Capital Resources and Liquidity

Management of Deep Down Delaware established an allowance for uncollectible accounts of $80,515 as of November 20, 2006. Bad debt expense totaled $75,880 for the period from January 1, 2006 to November 20, 2006.  Depreciation expense on fixed assets totaled $139,307, and cash totaling $360,978 was used for purchase of fixed assets.

During the period from January 1, 2006 to November 20, 2006, Deep Down Delaware entered into a new loan agreement with a bank and received gross proceeds of $496,800. Such proceeds were used for working capital and to repay existing debt balances.  Deep Down Delaware was required to make monthly principal and interest payments with a fixed interest rate of 7.5%; with the final payment due in September, 2008. A total of $212,091 was paid as principal payments on all outstanding long-term debt during the period.

Additionally, during that same period, Deep Down Delaware amended its line of credit agreement with a bank. Under the terms of the amended agreement, Deep Down Delaware was permitted to borrow up a maximum of the lesser of either: 80% of Deep Down Delaware’s third party receivables or $1,000,000. The line of credit was due on demand or at its maturity date of June 22, 2007. Outstanding balances accrued interest at a rate of prime (8.25% at September 30, 2006) plus 1%. During the period, Deep Down Delaware borrowed $950,004 under the line of credit, and paid back the total outstanding of $1,000,004.

Distributions of $557,502 were paid to the original owners of Deep Down Delaware.

FLOTATION TECHNOLOGIES, INC.

FINANCIAL STATEMENTS

March 31, 2008 – Three Month Interim Period
Balance Sheet * Statement of Operations * Stockholder Equity *Statement of Cash Flow

December 31, 2007 – Annual Period
Balance Sheet * Stockholder Equity

March 31, 2007 – Three Month Interim Period

Statement of Operations * Statement of Cash Flow

 Accountants’ Review Report-March 31, 2008 Financial Statements
Accountants’ Audited Information-December 31, 2007 Financial Statements
 Accountants’ Compilation Report-March 31, 2007 Financial Statements

Bruzgo & Kremer, LLC

BRUZGO & KREMER, LLC

225 Commercial Street, Suite 500
P.O. Box 4892
Portland, Maine  04112

Telephone (207)-874-7700
Fax (207)-874-7701
ACCOUNTANTS’ REVIEW REPORT

Stockholder
Flotation Technologies, Inc.

We have reviewed the balance sheet of Flotation Technologies, Inc., as of the three month Interim period ended March 31, 2008 and the related statement of operations, changes in stockholders’ equity, and cash flow for the three months ended March 31, 2008, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Flotation Technologies, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

The Company’s financial statements for the year ended December 31, 2007 were audited by us, and we expressed an unqualified opinion on them in our report dated April 20, 2008. We have not performed any auditing procedures on the financial statements since April 20, 2008.

The March 31, 2007 statement of operations and the statement of cash flow for the three month Interim period then ended were compiled by us in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the March 31, 2007 financial statements presented and, accordingly, do not express an opinion or any other form of assurance on them.

The Company has elected not to present a March 31, 2007 balance sheet or related footnote disclosures. The Company has also elected not to present the December 31, 2007 statement of operations or cash flow previously audited by us, in this financial statement presentation.  Presentations of these statements and any related disclosures are required by generally accepted accounting principles. If the omitted financial statements or disclosures were included in this financial statement presentation, they might influence the user’s conclusions about the Company’s financial position, results of operations, and cash flows. Accordingly, the March 31, 2007 and December 31, 2007 partial financial statements presented here, for comparative purposes with the reviewed March 31, 2008 financial statements, are not designed for those who are not informed about such matters.

/s/ Bruzgo & Kremer, LLC

Portland, Maine
June 30, 2008

FINANCIAL STATEMENTS – CERTIFIED BUSINESS VALUATIONS – TAX AND ESTATE COMPLIANCE

FLOTATION TECHNOLOGIES, INC.

Balance Sheets

Interim Period Three Months Ended March 31, 2008 and Annual Period December 31, 2007

ASSETS

	Reviewed	Audited
	3-31-08	12-31-07
Current assets
Cash	$852,444	$1,197,451
Trade accounts receivable	2,704,565	2,303,411
Inventories	807,551	1,278,212
Prepaid expenses	22,225	20,602

Total current assets	4,386,785	4,799,676

Property, plant and equipment, at cost
Land, buildings, and improvements	3,088,565	3,044,565
Machinery and equipment	1,471,608	1,430,433
Office furniture and fixtures	81,102	81,102
	4,641,275	4,556,100
Less accumulated depreciation	(988,301)	(877,722)

Net property, plant and equipment	3,652,974	3,678,378
Other assets
Intangible assets, net of amortization	21,050	21,415

Total assets	$8,060,809	$8,499,469

See accompanying notes and accountants’ review report.

LIABILITIES AND STOCKHOLDERS’ EQUITY

	Reviewed	Audited
	3-31-08	12-31-07
Current liabilities
Bank lines of credit	$-	$-
Current portion of long-term debt	52,700	66,000
Accounts payable	1,340,550	878,576
Customer deposits	63,593	1,530,959
Accrued expenses	111,104	312,937
Due to stockholders	631,719	651,446

Total current liabilities	2,199,666	3,439,918

Long-term debt, excluding current portion	1,697,763	1,697,497

Total liabilities	3,897,429	5,137,415

Stockholders’ equity
Common stock, no par value; authorized 1,000 shares,
issued and outstanding 1,000 shares	200	200
Retained earnings	4,163,180	3,361,854
Total stockholders’ equity	4,163,380	3,362,054

Total liabilities and stockholders' equity	$8,060,809	$8,499,469

See accompanying notes and accountants’ review report.

FLOTATION TECHNOLOGIES, INC.

Statement of Operations

Interim Periods - Three Months Ended March 31, 2008 and March 31, 2007

	Reviewed	Unaudited
	3-31-08	3-31-07

Revenues	$4,877,108	$1,021,611

Cost of goods sold	3,377,955	649,929

Gross profit	1,499,153	371,682

General and administrative expenses	662,959	511,554

Income (loss) from operations	836,194	(139,872)

Other income (expense)
Other income, interest & exchange rate	2,119	7,336
Interest expense	(36,987)	(9,227)

Net other income (expense)	(34,868)	(1,891)

Net income (loss)	$801,326	$(141,763)

See accompanying notes and accountants’ review report.

FLOTATION TECHNOLOGIES, INC.

Statement of Changes in Stockholders’ Equity

Interim Period Three Months Ended March 31, 2008 and Annual Period December 31, 2007

	Common Stock	Retained Earnings	Total Stockholders' Equity

Balances, December 31, 2006	$200	$1,269,747	$1,269,947

Net income for 2007	-	4,057,832	4,057,832

Distributions	-	(1,965,725)	(1,965,725)

Balances, December 31, 2007	$200	$3,361,854	$3,362,054

Net income for 2008, 1/1 to 3/31	-	801,326	801,326

Distributions	-	-	-

Balance, March 31, 2008, Interim	$200	$4,163,180	$4,163,380

See accompanying notes and accountants’ review report.

FLOTATION TECHNOLOGIES, INC.
Statements of Cash Flows

Interim Period - Three Months Ended March 31, 2008 and March 31, 2007
(Three Month Cash Flow From Prior Annual Year Ended December 31, 2007 and 2006)

	Reviewed	Unaudited
	3-31-08	3-31-07
Cash flows from operating activities
Net income (loss)	$801,326	$(141,763)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	110,944	79,637
Decrease (increase) in:
Accounts receivable	(401,154)	475,131
Inventory	470,661	(340,039)
Prepaid expenses	(1,623)	(25,574)
Increase (decrease) in:
Accounts payable	461,974	129,517
Accrued expenses and other	(201,833)	21,015
Customer deposits	(1,467,366)	690,195
Net cash provided (used) by operating activities	(227,071)	888,119

Cash flows from investing activities
Acquisition of equipment and plant improvements	(85,176)	(512,452)
Other investing activities	-	-

Net cash provided (used) by investing activities	(85,176)	(512,452)

Cash flows from financing activities
Net borrowings (repayments) on lines of credit	-	-
Borrowings, long term bank debt	-	142,768
Receipt (repayment) of stockholder advances	(19,727)	-
Distributions to stockholders	-	(45,000)
Payments on long-term debt, bank and related party	(13,033)	(16,803)

Net cash provided (used) by financing activities	(32,760)	80,965

Net increase (decrease) in cash	(345,007)	456,632

Cash, beginning of period(01/01/08-01/01/07)	1,197,451	747,744

Cash, end of period	$852,444	$1,204,376
Supplemental disclosure of cash flow information
Interest paid	$36,987	$9,227

See accompanying notes and accountants’ review report.

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

Interim Period Three Months Ended March 31, 2008 and Annual Period December 31, 2007

Nature of Business

Flotation Technologies, Inc. is a world leader in the engineering, design and manufacturing of deepwater buoyancy systems using high-strength FlotecTM syntactic foams and polyurethane elastomers. Focused on the offshore oil, oceanographic, seismic and government markets, Flotation Technologies delivers world-class buoyancy products for a host of marine applications such as: distributed buoyancy for flexible pipes and umbilicals, drilling riser buoyancy modules, ROV buoyancy, QuickLocTM cable floats, FLOTECTTM cable and pipeline protection, InflexTM polymer bend restrictors and installation buoyancy of any size and depth rating.

1.     Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company's financial instruments:

The carrying amounts of cash, accounts receivables, other current assets, accounts payable, accrued liabilities and current portion and non-current portion of notes payable approximate fair value because of the short maturity of those instruments.

Cash

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has never experienced any losses in such accounts and management believes the Company is not exposed to any significant risk on bank deposit accounts.

See accountants’ review report.

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

Interim Period Three Months Ended March 31, 2008 and Annual Period December 31, 2007

1.     Summary of Significant Accounting Policies (Continued)

Accounts Receivable - Recognition of Bad Debts

The Company considers all accounts to be fully collectible; accordingly, no allowance for doubtful accounts is provided. If any amount becomes uncollectible, it will be charged to operations when that determination is made.

Customer Credit Policy

Credit is extended to customers in the normal course of business after management performs appropriate credit evaluation.

Inventory

Inventories are stated at cost. Costs of raw materials and supplies are determined on a current cost basis. Cost of finished goods and work in process inventory is determined by accumulating raw material costs and adding supplies and labor costs using a standard burden rate.

Property, Plant and Equipment

Property, plant and equipment is recorded at cost and depreciated over estimated useful lives using both straight-line and accelerated methods. Small tools and certain computer equipment are expensed when purchased due to rapid wear and short estimated useful life.

Useful lives are estimated as follows:

Category	Years
Plants	25
Plant Improvements & Equipment	10
Office Fixtures & Equipment	3 to 7

Intangible Assets

Intangible assets consist of loan costs and are stated at cost and are amortized on the straight-line method over the life of the loan, which is the estimated useful life.

See accountants’ review report.

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

Interim Period Three Months Ended March 31, 2008 and Annual Period December 31, 2007

1.     Summary of Significant Accounting Policies (Concluded)

Income Taxes

The Company and the stockholders have elected to be taxed under the provisions of Subchapter “S” of the Internal Revenue Code. Income, losses, and other tax attributes are passed through to the stockholder and taxed at the personal level. Cash distributions are made to stockholders to pay for personal income tax liabilities, federal and state, incurred from the allocation of Company taxable income.

2.     Inventory

	Reviewed	Audited
Inventory consists of the following:	3-31-08	12-31-07

Raw materials	$341,621	$390,294
Work in process	321,691	827,554
Finished goods	144,239	60,364

	$807,551	$1,278,212

3.      Intangibles

	Reviewed	Audited
The following is a summary of intagible assets:	3-31-08	12-31-07

Loan costs	$21,902	$21,902
Less accumulated amortization	(852)	(487)

	$21,050	$21,415

Amortization expense	$365	$2,087

See accountants’ review report.

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

Interim Period Three Months Ended March 31, 2008 and Annual Period December 31, 2007

4.	Debt

The Company had a $750,000 working capital line of credit secured by substantially all the assets of the Company.  The Company had a $450,000 equipment line of credit secured by the equipment acquired. The interest rate for both credit lines approximated Wall Street Prime less 0.50%. The working capital line is up for renewal June 30, 2008. The equipment line can be termed out over a four year fixed period on June 30th of the fiscal year. There was no balance on the equipment line and none on the working capital line as of March 31, 2008. Both credit lines were guaranteed by the stockholders and secured by Company assets. The rate as of March 31, 2008 was 7.25%.

Long-term debt consists of the following:

	Reviewed	Audited

Bank Debt	3-31-08	12-31-07

Note payable to bank, monthly installments of $13,287,
interest at 7%. Amortization on 20 year schedule.
Collateralized by substantially all assets
of the Company; guaranteed by stockholders.	$1,667,831	$1,674,785

Related Party Debt

Note payable to stockholder at fixed 7% rate, due in
monthly installments of $1,360, including interest;
final payment due January 2011; uncollateralized.	40,155	43,900

Note payable to stockholder at fixed 7.5% rate, due in
monthly installments of $550, including interest;
final payment is due September 2011; uncollateralized.	21,017	21,852

Note payable to stockholders’ relative, interest at prime
rate plus 1% per annum payable biannually; principal
due in monthly installments of $500; uncollateralized.	21,460	22,960

Less current portion	(52,700)	(66,000)

Long-term debt, excluding current portion	$1,697,763	$1,697,497

See accountants’ review report.

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

Interim Period Three Months Ended March 31, 2008 and Annual Period December 31, 2007

4.     Debt-continued

All aforementioned long term debt, bank and related party, was paid off in full on June 5, 2008 due to the acquisition of Company Stock. See Footnote 9. Thus, there is no disclosure of the scheduled maturities for the next five years on the long term debt.

5.     Employee Retirement Plan

The Company has a salary deferral plan covering all employees who meet certain age and service requirements. The Company is required to contribute two percent (2%) of all eligible employee compensation under this plan. Company contributions for the interim period March 31, 2008 amounted to $8,863. Company contributions for the year ended December 31, 2007 amounted to $29,208.

6.     Advertising Costs

Costs relating to advertising are expensed as incurred.  Advertising costs for the interim period March 31, 2008 amounted to $40,613. Advertising costs for the year ended December 31, 2007 amounted to $61,356.

7.    Sale, Purchase and Rental of Building

On November 1, 2006 the Company executed an agreement to purchase a new facility located at20 Morin Street, Biddeford. The purchase price was $1,980,000 and the closing was August 23, 2007. On December 15, 2006, the Company executed an agreement to sell its current production facility at 432 Elm Street, Biddeford for $1,400,000. The closing date was April 24, 2007.  Proceeds from the sale were dedicated to the purchase and improvement of the new facility, pursuant to a real estate exchange contract.

The Company gained occupancy of the Morin Street facility on December 1, 2006 pursuant to a short term net lease arrangement which required monthly rent payments of $16,398. The lease expired upon the purchase on August 23, 2007.

8.     Joint Venture

In 2006, the Company became a 50% member in Lankhorst Flotec Offshore, LLC.  The LLC purpose is to share marketing costs in the promotion of joint products with another member.  Since inception of the venture no material assets or liabilities existed in the LLC and all costs were expensed and no investment in the LLC was recognized for financial statement purposes.

See accountants’ review report.

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

Interim Period Three Months Ended March 31, 2008 and Annual Period December 31, 2007

9.     Subsequent Events

Sale of Company:

On April 17, 2008, Deep Down Inc. announced it had executed a stock purchase agreement with the then Company shareholders to purchase all the outstanding stock of the Company. The purchase price approximated $23 million. The purchase was completed on June 5, 2008 and the Company is a wholly owned subsidiary of Deep Down, Inc. as of the date of this report. A portion of the sale proceeds received were used to pay off all Company long term debt, bank and related party, and any current liabilities due to stockholder at closing.

Liquidation of Joint Venture:

On February 28, 2008 the Company and its joint venture member cancelled and liquidated Lankhorst Flotec Offshore LLC. See Footnote 8.

See accountants’ review report.

FLOTATION TECHNOLOGIES, INC.

FINANCIAL STATEMENTS

AND

SUPPLEMENTARY INFORMATION

December 31, 2007 and December 31, 2006
With Independent Auditors’ Report

Bruzgo & Kremer, LLC

BRUZGO & KREMER, LLC

225 Commercial Street, Suite 500
P.O. Box 4892
Portland, Maine  04112

Telephone (207)-874-7700
Fax (207)-874-7701

INDEPENDENT AUDITORS’ REPORT

Stockholder
Flotation Technologies, Inc.
Biddeford, ME 04005

We have audited the accompanying balance sheet of Flotation Technologies, Inc., a Maine corporation, as of December 31, 2006, and the related statements of operations, changes in stockholders’ equity, and cash flow for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion of these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flotation Technologies, Inc. as of December 31, 2006, and the results of its operations and its cash flow for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included in the accompanying Schedule 1) Cost of Goods Sold, and 2) General and Administrative Expenses is presented for additional analysis purposes and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material aspects in relation to the basic financial statements taken as a whole.

The financial statements for the year ended December 31, 2007 were audited by us, and we expressed an unqualified opinion on them in our report dated April 20, 2008. In addition, the supplementary information for the year ended December 31, 2007, contained in Schedules 1) and 2), was subjected to the auditing procedures applied in the audit of the basic financial statements, and our report stated that it was fairly stated in all material respects to the basic financial statements taken as a whole. We have not performed any auditing procedures on either the financial statements or on the supplementary information since April 20, 2008.

/s/ Bruzgo & Kremer, LLC

Portland, Maine
June 16, 2008

FINANCIAL STATEMENTS – CERTIFIED BUSINESS VALUATIONS – TAX AND ESTATE COMPLIANCE

FLOTATION TECHNOLOGIES, INC.

Balance Sheets

December 31, 2007 and December 31, 2006

ASSETS

	2007	2006
Current assets
Cash	$1,197,451	$747,744
Trade accounts receivable	2,303,411	1,319,724
Inventories	1,278,212	274,818
Prepaid expenses	20,602	20,302
Total current assets	4,799,676	2,362,588

Property, plant and equipment, at cost
Land, buildings, and improvements	3,044,565	799,312
Machinery and equipment	1,430,433	651,935
Office furniture and fixtures	81,102	73,866
	4,556,100	1,525,113
Less accumulated depreciation	(877,722)	(731,433)
Net property, plant and equipment	3,678,378	793,680

Other assets
Intangible assets, net of amortization	21,415	1,600

Total assets	$8,499,469	$3,157,868

See accompanying notes and independent auditors' report.

LIABILITIES AND STOCKHOLDERS’ EQUITY

	2007	2006
Current liabilities
Bank lines of credit	$-	$-
Current portion of long-term debt	66,000	90,602
Accounts payable	878,576	256,246
Customer deposits	1,530,959	1,025,700
Accrued expenses	312,937	67,197
Due to stockholders	651,446	10,337
Total current liabilities	3,439,918	1,450,082

Long-term debt, excluding current portion	1,697,497	437,839

Total liabilities	5,137,415	1,887,921

Stockholders’ equity
Common stock, no par value; authorized 1,000 shares,
issued and outstanding 1,000 shares	200	200
Retained earnings	3,361,854	1,269,747

Total stockholders’ equity	3,362,054	1,269,947

Total liabilities and stockholders' equity	$8,499,469	$3,157,868

See accompanying notes and independent auditors' report.

FLOTATION TECHNOLOGIES, INC.

Statements of Operations

December 31, 2007 and December 31, 2006

	2007	2006

Revenues	$13,410,002	$6,379,575

Cost of goods sold	8,117,600	3,699,075

Gross profit	5,292,402	2,680,500

General and administrative expenses	2,001,047	1,635,752

Income from operations	3,291,355	1,044,748

Other income (expense)
Other income, interest & exchange rate	40,401	43,292
Interest expense	(65,039)	(50,316)
Gain on plant sale	791,115	-
Net other income (expense)	766,477	(7,024)
Net income	$4,057,832	$1,037,724

See accompanying notes and independent auditors' report.

FLOTATION TECHNOLOGIES, INC.

Statement of Changes in Stockholders’ Equity

December 31, 2007 and December 31, 2006

	Common Stock	Retained Earnings	Total Stockholders’ Equity

Balances, December 31, 2005 - Compiled	$200	$352,288	$352,488

Net income for 2006	-	1,037,724	1,037,724

Distributions	-	(120,265)	(120,265)

Balances, December 31, 2006 - Audited	$200	$1,269,747	$1,269,947

Net income for 2007	-	4,057,832	4,057,832

Distributions	-	(1,965,725)	(1,965,725)

Balance, December 31, 2007 - Audited	$200	$3,361,854	$3,362,054

See accompanying notes and independent auditors' report.

FLOTATION TECHNOLOGIES, INC.

Statements of Cash Flows

December 31, 2007 and December 31, 2006

	2007	2006
Cash flows from operating activities
Net income	$4,057,832	$1,037,724
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	322,130	72,365
Book gain on plant sale	(791,115)	-
Decrease (increase) in:
Accounts receivable	(983,687)	(769,280)
Inventory	(1,003,394)	(463)
Prepaid expenses	(300)	(8,919)
Increase (decrease) in:
Accounts payable	622,330	26,694
Accrued expenses and other	245,740	18,729
Customer deposits	505,259	892,170

Net cash provided (used) by operating activities	2,974,795	1,269,020

Cash flows from investing activities
Intangibles acquired	(21,902)	-
Acquisition of new plant, related improvements & equipment	(3,805,236)	(184,207)
Sale of plant, proceeds	1,391,610	-

Net cash provided (used) by investing activities	(2,435,528)	(184,207)
Cash flows from financing activities
Net borrowings (repayments) on lines of credit	-	(223,570)
Borrowings, long term bank debt	1,885,387	-
Receipt (repayment) of stockholder advance	(10,337)	2,101
Distributions to stockholders	(1,314,279)	(120,265)
Payments on long-term debt, bank and related party	(650,331)	(78,642)
Net cash provided (used) by financing activities	(89,560)	(420,376)

Net increase (decrease) in cash	449,707	664,437

Cash, beginning of year	747,744	83,307

Cash, end of year	$1,197,451	$747,744

Supplemental disclosure of cash flow information
Interest paid	$65,039	$50,316
Schedule of non-cash financing activity
Accrued shareholder distributions	$651,446	$-

See accompanying notes and independent auditors' report.

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

December 31, 2007 and December 31, 2006

Nature of Business

Flotation Technologies, Inc. is a world leader in the engineering, design and manufacturing of deepwater buoyancy systems using high-strength FlotecTM syntactic foams and polyurethane elastomers. Focused on the offshore oil, oceanographic, seismic and government markets, Flotation Technologies delivers world-class buoyancy products for a host of marine applications such as: distributed buoyancy for flexible pipes and umbilicals, drilling riser buoyancy modules, ROV buoyancy, QuickLocTM cable floats, FLOTECTTM cable and pipeline protection, InflexTM polymer bend restrictors and installation buoyancy of any size and depth rating.

1.     Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company's financial instruments:

The carrying amounts of cash, accounts receivables, other current assets, accounts payable, accrued liabilities and current portion and non-current portion of notes payable approximate fair value because of the short maturity of those instruments.

Cash

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has never experienced any losses in such accounts and management believes the Company is not exposed to any significant risk on bank deposit accounts.

See independent auditors' report.

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

December 31, 2007 and December 31, 2006

1.     Summary of Significant Accounting Policies (Continued)

Accounts Receivable - Recognition of Bad Debts

The Company considers all accounts to be fully collectible; accordingly, no allowance for doubtful accounts is provided. If any amount becomes uncollectible, it will be charged to operations when that determination is made.

Customer Credit Policy

Credit is extended to customers in the normal course of business after management performs a credit evaluation.

Inventory

Inventories are stated at cost. Costs of raw materials and supplies are determined on current cost. Cost of finished goods and work in process inventory is determined by accumulating raw material costs and adding supplies and labor costs using an estimated burden rate.

Property, Plant and Equipment

Property, plant and equipment is recorded at cost and depreciated over estimated useful lives using both straight-line and accelerated methods. Small tools and certain computer equipment are expensed when purchased due to rapid wear and short estimated useful life.

Useful lives are estimated as follows:

Category	Years
Plants	25
Plant Improvements & Equipment	10
Office Fixtures & Equipment	3 to 7

Intangible Assets

Intangible assets consist of loan costs and are stated at cost and are amortized on the straight-line method over the life of the loan, which is the estimated useful life.

See independent auditors' report.

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

December 31, 2007 and December 31, 2006

1.     Summary of Significant Accounting Policies (Concluded)

Income Taxes

The Company and the stockholders have elected to be taxed under the provisions of Subchapter “S” of the Internal Revenue Code. Income, losses, and other tax attributes are passed through to the stockholder and taxed at the personal level. Cash distributions are made to stockholders to pay for personal income tax liabilities, federal and state, incurred from the allocation of Company taxable income.

2.     Inventory

Inventory consists of the following:	2007	2006

Raw materials	$390,294	$160,361
Work in process	827,554	45,773
Finished goods	60,364	68,684
	$1,278,212	$274,818

3.     Intangibles

The following is a summary of intangible assets:	2007	2006

Loan costs	$21,902	$3,597
Licenses/trademark	-0-	16,000
	21,902	19,597
Less accumulated amortization	(487)	(17,997)
	$21,415	$1,600
Amortization expense	$2,087	$3,220

Trademark/license intangibles were fully amortized in year 2007.

See independent auditors' report.

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

December 31, 2007 and December 31, 2006

4.	Debt

The Company has a $750,000 working capital line of credit secured by substantially all the assets of the Company.  The Company has a $450,000 in 2007 and a $411,000 in 2006 equipment line of credit secured by the equipment acquired. The interest rate for both credit lines approximates Wall Street Prime less 0.50%. The working capital line is up for renewal June 30, 2008. The equipment line can be termed out over a four year fixed period on June 30th of the fiscal year. There is no balance outstanding on the equipment line and the working capital line as of December 31, 2007 and 2006. Both credit lines are guaranteed by the stockholders and secured by Company assets. The rate was 7.25% as of 2007 and 8.5% as of 2006.

Long-term debt consists of the following:

Bank Debt	2007	2006

Note payable to bank, monthly installments of $13,287,
interest at 7%. Amortization on 20 year schedule.
Collateralized by substantially all assets
of the Company; guaranteed by stockholders.	$1,674,785	$398,186

Equipment notes (2), paid off before term in 2007.	-	18,020

Related Party Debt

Note payable to stockholder at fixed 7% rate, due in
monthly installments of $1,360, including interest;
final payment due January 2011; uncollateralized.	43,900	56,658

Note payable to stockholder at fixed 7.5% rate, due in
monthly installments of $550, including interest;
final payment is due September 2011; uncollateralized.	21,852	26,617

Note payable to stockholders’ relative, interest at prime rate plus 1% per annum payable biannually; principal
due in monthly installments of $500; uncollateralized.	22,960	28,960

Less current portion	66,000	90,602

Long-term debt, excluding current portion	$1,697,497	$437,839

See independent auditors' report.

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

December 31, 2007 and December 31, 2006

4.     Debt (Concluded)

Maturities expected on existing bank and shareholder long-term debt for the next five years are as follows:

2008	$66,000
2009	71,300
2010	76,000
2011	64,400
2012	55,900

5.     Employee Retirement Plan

The Company has a salary deferral plan covering all employees who meet certain age and service requirements. The Company is required to contribute two percent (2%) of all eligible employee compensation under this plan. The salary deferral plan required a contribution of $29,208 for 2007 and $26,195 for 2006.

6.     Advertising Costs

Costs relating to advertising are expensed as incurred. The Company incurred advertising and related costs amounting to $61,356 in 2007 and $10,997 in 2006.

7.     Sale, Purchase and Rental of Building

On November 1, 2006 the Company executed an agreement to purchase a new facility located at 20 Morin Street, Biddeford. The purchase price was $1,980,000 and the closing was August 23, 2007. On December 15, 2006, the Company executed an agreement to sell the production facility at 432 Elm Street, Biddeford for $1,400,000. The closing date was April 24, 2007.  Proceeds from the sale were dedicated to the purchase and improvement of the new facility, pursuant to a real estate exchange contract.

The Company gained occupancy of the Morin Street facility on December 1, 2006 pursuant to a short-term net lease arrangement, which required monthly rent payments of $16,398. The lease expired upon the purchase on August 23, 2007.

8.    Joint Venture

In 2006, the Company became a 50% member in Lankhorst Flotec Offshore, LLC.  The LLC purpose is to share marketing costs in the promotion of joint products with another member.  In year 2006 and 2007, no material assets or liabilities exist in the LLC. All costs have been expensed and no investment in the LLC is recognized for financial statement purposes.

See independent auditors' report.

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

December 31, 2007 and December 31, 2006

9.     Subsequent Events

Sale of Company:

On April 17, 2008, Deep Down Inc. announced it executed a stock purchase agreement with the then Company shareholders to purchase all the outstanding stock of the Company. The purchase  approximated $23 million. The purchase was completed on June 5, 2008 and the Company is  a wholly owned subsidiary of Deep Down, Inc. as of the date of this report.

Liquidation of Joint Venture:

On February 28, 2008 the Company and its joint venture member cancelled and liquidated Lankhorst  Flotec Offshore LLC. See Footnote 8.

See independent auditors' report.

Schedule 1
FLOTATION TECHNOLOGIES, INC.

Cost of Goods Sold

December 31, 2007 and December 31, 2006

	2007	2006

Direct materials	$3,891,841	$1,866,264
Indirect material	1,048,627	324,430
Direct labor	1,372,030	793,138
Workers compensation, employee health insurance	126,521	69,125
Freight	449,886	152,206
Outside services/engineering	324,189	167,583
Commissions	35,574	19,884
Depreciation	274,212	64,833
Plant insurance	48,514	27,130
Repairs, maintenance and small tools	355,927	141,174
Utilities	98,139	73,308
Rent, Plant	92,140	-

Total cost of goods sold	$8,117,600	$3,699,075

See independent auditors' report.

Schedule 2
FLOTATION TECHNOLOGIES, INC.

General and Administrative Expenses

December 31, 2007 and December 31, 2006

	2007	2006

Officers’ compensation	$244,579	$203,531
Administrative and sales payroll	807,789	648,206
Advertising	61,356	10,997
Trade shows	36,501	39,537
Depreciation	45,831	4,312
Amortization	2,087	3,220
Dues and licenses	709	4,814
Worker’s compensation, employee health insurance	74,674	63,852
Supplies, postage and break room costs	89,074	57,934
Real estate and property taxes	15,997	16,168
Equipment rental	32,474	9,451
Telephone	17,374	15,687
Education, travel and vehicle	148,279	129,178
Research and development	184,313	202,556
Employee retirement plan	29,208	26,195
Data base and computer operations	48,225	69,016
Professional services	65,572	40,123
Morin Street rental, repairs, and utilities	48,823	39,425
Lankhorst Flotec Offshore marketing costs	37,661	42,198
Other Expenses	10,521	9,352
Total general and administrative expenses	$2,001,047	$1,635,752

See independent auditors' report.

MAKO TECHNOLOGIES, INC.

Audited Financial Statements

For the Nine Months Ended September 30, 2007 and
the Year Ended December 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Mako Technologies, Inc.
Morgan City, Louisiana

We have audited the accompanying consolidated balance sheets of Mako Technologies, Inc. ("the "Company") as of September 30, 2007 and December 31, 2006 and the related statements of operations, stockholders’ equity, and cash flows for the period and year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mako Technology, Inc. as of September 30, 2007 and December 31, 2006, and the results of operations and cash flows for the period and year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Malone & Bailey, PC
www.malone-bailey,com
Houston, TX

March 17, 2008

MAKO TECHNOLOGIES, INC.

Balance Sheets

	September 30,	December 31,
	2007	2006
ASSETS

CURRENT ASSETS
Cash	$183,065	$487,773
Accounts receivable (less allowance of $47,643 and $24,221)	1,540,452	1,140,557
Other receivables	7,950	-
Prepaid expenses and other current assets	222,539	123,510
Work in progress	234,745	252,991
Total current assets	2,188,751	2,004,831

PROPERTY, PLANT, AND EQUIPMENT, NET	2,074,014	2,084,989

OTHER ASSETS
Deposits	545	545

TOTAL ASSETS	$4,263,310	$4,090,365

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$648,305	$338,086
Accounts payable - related party	141,905	193,214
Accrued expenses	84,221	339,056
Notes payable and current maturities	605,158	597,066
Total current liabilities	1,479,589	1,467,422

LONG-TERM LIABILITIES
Long-term debt, net of current maturities	285,367	340,355
Deferred tax liability	492,950	443,286
Total long-term liabilities	778,317	783,641

STOCKHOLDERS' EQUITY
Common stock, no par value; 10,000 shares
authorized, 200 issued and outstanding	3,000	3,000
Retained earnings	2,002,404	1,836,302
Total stockholders' equity	2,005,404	1,839,302

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,263,310	$4,090,365

See accompanying notes to financial statements.

MAKO TECHNOLOGIES, INC.

Statements of Operations
For the Nine Months Ended September 30, 2007, and the Year Ended December 31, 2006

	September 30,	December 31,
	2007	2006

REVENUE
Service revenue	$3,001,561	$3,798,045
Rental revenue	960,347	2,300,380
Sales revenue	329,354	316,554
Total revenue	4,291,262	6,414,979

EXPENSES
Cost of services, rentals, and sales	1,833,323	2,413,551
Operating expenses	1,245,259	1,572,106
Depreciation expense	351,439	342,980
Executive compensation	416,563	307,481
Total expenses	3,846,584	4,636,118

Net income from operations	444,678	1,778,861

OTHER INCOME (EXPENSE)
Litigation settlement	7,950	-
Gain (loss) on sale of equipment	(14,609)	21,255
Interest expense	(49,041)	(53,020)
Total other income (expense)	(55,700)	(31,765)

Net income before provision for income tax expense	388,978	1,747,096

PROVISION FOR INCOME TAX EXPENSE
Income tax expense - deferred	49,664	182,030
Income tax expense - current	173,212	489,792
Total provision for income tax expense	222,876	671,822

NET INCOME	$166,102	$1,075,274

EARNINGS PER SHARE	$830.51	$5,376.37

SHARES USED IN COMPUTING PER SHARE AMOUNTS	200	200

See accompanying notes to financial statements.

MAKO TECHNOLOGIES, INC.

Statements of Changes in Stockholders’ Equity
For the Nine Months Ended September 30, 2007, and the Year Ended December 31, 2006

	Common	Retained
	Stock	Earnings

BALANCE, December 31, 2005	$3,000	$761,028

Net income	-	1,075,274

BALANCE, December 31, 2006	3,000	1,836,302

Net income	-	166,102

BALANCE, September 30, 2007	$3,000	$2,002,404

See accompanying notes to financial statements.

MAKO TECHNOLOGIES, INC.

Statements of Cash Flows
For the Nine Months Ended September 30, 2007, and the Year Ended December 31, 2006

	September 30,	December 31,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$166,102	$1,075,274

Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation	351,439	342,980
(Gain)/loss on sale of equipment	14,609	(21,255)
Deferred taxes	49,664	182,030
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(399,895)	255,851
Increase in other receivables	(7,950)	-
Increase in prepaid expenses and other current assets	(99,029)	(75,890)
Decrease in work in progress	18,246	31,391
Increase in other assets	-	(105)
Increase (decrease) in accounts payable	310,219	(236,181)
Increase (decrease) in accounts payable - related party	(51,309)	46,579
Increase (decrease) in accrued expenses	(254,835)	250,336
	(68,841)	775,736
Net cash provided by operating activities	97,261	1,851,010

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of equipment	1,009	27,785
Purchase of property, plant and equipment	(356,082)	(1,239,654)
Net cash used by investing activities	(355,073)	(1,211,869)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt	1,054,724	1,051,149
Repayment of debt	(1,101,620)	(1,336,247)
Net cash used by financing activities	(46,896)	(285,098)

Net increase (decrease) in cash	(304,708)	354,043

CASH at beginning of period	487,773	133,730

CASH at end of period	$183,065	$487,773

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID DURING THE YEAR FOR:
Interest	$49,041	$53,020
Income tax	$334,739	$246,553

See accompanying notes to financial statements.

MAKO TECHNOLOGIES, INC.

Notes to Financial Statements

NOTE 1          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

Mako Technologies, Inc. ("Mako") was incorporated under the laws of the State of Louisiana, as Hydraquip of Morgan City, Inc. on February 22, 1994. We changed our name to Mako Technologies, Inc. as of July 19, 2001. Mako’s fiscal year end is December 31.

Mako’s business is concentrated in the oil and gas industry providing the offshore industry with commercial diving equipment. Mako stores and maintains remotely operated vehicles ("ROV"s), ROV tooling, diving, and related equipment for rental to the offshore industry. Mako transacts business through subcontractors dealing with both major oil and gas companies and local independent oil and gas companies.

Use of Estimates

In preparing the financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of operations. Actual results could differ from those estimates.

Cash Equivalents

Mako considers all highly liquid instruments with maturities of three months or less to be cash equivalents.

Allowance for Uncollectible Accounts

Mako provides for estimated losses on accounts receivable based on prior bad debt experience and a review of existing receivables. Based on these factors, Mako has established an allowance for uncollectible accounts of $47,643 and $24,221 as of September 30, 2007 and December 31, 2006, respectively.

Property, Plant and Equipment

Property, plant, and equipment are stated at cost. Expenditures for major renewals and betterments are capitalized while minor replacements, maintenance, and repairs, which do not improve or extend the useful life of such assets, are charged to operations as incurred. When assets are sold, retired, or disposed of, their cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of operations.

MAKO TECHNOLOGIES, INC.

Notes to Financial Statements

NOTE 1          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, Plant, and Equipment (continued)

Depreciation is computed using the straight-line method over the useful lives of the assets, which are as follows:

Estimated
useful
Asset Category	life years

Equipment	3 - 7
Vehicles	5
Furniture, fixtures and leasehold improvements	5 - 7

Property, plant, and equipment consist of the following:

	September 30, 2007	December 31, 2006

Equipment	$113,241	$92,950
Equipment - Rental	3,310,413	3,038,515
Vehicles	71,698	71,698
Furniture and fixtures	97,049	80,424
Leasehold improvements	63,373	63,373
	3,655,774	3,346,960
Less: accumulated depreciation	(1,581,760)	(1,261,971)
	$2,074,014	$2,084,989

Revenue Recognition

We recognize equipment rental revenue on a straight-line basis. Our rental contract periods are daily, weekly, or monthly. Revenues from the sale of rental equipment and new equipment are recognized at the time of delivery to, or pick up by, the customer and when collectability is reasonably assured. Sales of contractor supplies are also recognized at the time of delivery to, or pick up by, the customer. Service revenue is recognized as the service is provided.

MAKO TECHNOLOGIES, INC.

Notes to Financial Statements

NOTE 1          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Mako has adopted the provisions of SFAS No. 109, “Accounting for Income Taxes” which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Recently Issued Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertain Tax Positions” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” It prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. Mako does not expect the adoption of FIN 48 to have a significant impact on Mako’s results of operations, financial position, or cash flow.

NOTE 2          NOTES PAYABLE

	September 30,	December 31,
	2007	2006

Note payable to MidSouth Bank, payable in monthly
installments bearing interest at 7.75% per annum,
maturing February 12, 2007, collateralized by insurance
policies.	$-	$41,607

Note payable to Regions Bank, payable in monthly
installments bearing interest at 8.25% per annum,
maturing June 10, 2008, cross-collateralized.	228,514	-

	$228,514	$41,607

MAKO TECHNOLOGIES, INC.

Notes to Financial Statements

NOTE 3         LONG-TERM DEBT

	September 30,	December 31,
	2007	2006

Note payable to Regions Bank, payable in monthly
installments bearing interest at 7.85% per annum,
maturing September 28, 2010, collateralized by life
insurance policy and equipment.	$350,985	$457,746

Revolving line-of-credit of $500,000 from Regions Bank,
maturing October 13, 2007 or on demand, interest rate is
at a variable rate resulting in a rate of 8.30% as of
September 30, 2007, collateralized by new equipment.	131,893	438,068

Note payable to Regions Bank payable in monthly
installments bearing interest at 7.85% per annum,
maturing January 25, 2011, collateralized by equipment
and life insurance policy.	179,133	-

	662,011	895,814

Less: current portion	(376,644)	(555,459)
Long-term portion	$285,367	$340,355

Maturities of long-term debt are as follows:

2007	$191,297	$555,459
2008	249,586	126,945
2009	168,350	137,277
2010	52,778	76,133

	$662,011	$895,814

On January 26, 2007, Mako borrowed $439,163 from Regions Bank at a 7.85% interest rate. The loan is due on January 25, 2011. Mako intends to use a portion of the proceeds to pay $438,068 of 7.82% short term notes, and accordingly that amount has been classified as short-term debt at December 31, 2006.

NOTE 4          INCOME TAXES

Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Temporary differences giving rise to the deferred tax liability consist of the excess of depreciation for tax purposes over the amount for financial reporting purposes.

MAKO TECHNOLOGIES, INC.

Notes to Financial Statements

NOTE 4          INCOME TAXES (CONTINUED)

Mako has available at September 30, 2007 and December 31, 2006, $47,643 and $24,221, respectively, of allowance for uncollectible accounts adjustment that may be applied against future taxable income.

The components of the provision for income taxes from continuing operations for the nine months ended September 30, 2007 and the year ended December 31, 2006 are as follows:

	September 30,	December 31,
	2007	2006
Current

Federal	$169,052	$480,567
State	4,160	9,225
	173,212	489,792
Deferred	49,664	182,030

Total	$222,876	$671,822

Amounts for deferred tax assets and liabilities are as follows:

	September 30,	December 31,
	2007	2006
Deferred tax asset relating to:

Allowance for uncollectible accounts receivable	$16,199	$8,235

Deferred tax liability relating to:
Property and equipment, net	(509,149)	(451,521)

Net deferred tax liability	$(492,950)	$(443,286)

MAKO TECHNOLOGIES, INC.

Notes to Financial Statements

NOTE 5          RELATED PARTY TRANSACTIONS

Rental payments of $40,995 and $15,155 were paid to the Jacob Marcell (majority shareholder and president) and Thaddeus Marcell Jr. Partnership (common owned company) for the use of equipment for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively. Payments of $1,217,717 and $1,139,903 were made to Div Tech Supply, Inc. (a company owned by Jacob Marcell) for providing shared employee services for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively. Amounts paid to Div Tech Supply, Inc. in excess of the actual payroll costs have been reclassified into executive compensation and were $98,671 and $96,483 for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively.

Mako made payments of $68,074 to Mako Deepwater, Inc., an affiliated entity, for the purchase of equipment and supplies for the nine months ended September 30, 2007. Payments of $2,400 were made to Mako Properties, LLC, an affiliated entity of Mako, for the rental of two apartments for ROV personnel for the nine months ended September 30, 2007. Mako purchased apartment furniture for $6,300 and rental equipment for $10,000 from the majority shareholder and president during the nine months ended September 30, 2007.

Ocean Specialists, Inc. is a 15% shareholder and is paid to provide the marketing, advertising, and corporate planning for Mako. Payments of $29,458 and $14,400 were made to Ocean Specialists, Inc. for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively.

Mako has advanced funds to officers, but included these amounts in officer compensation. Expenses paid on behalf of the majority shareholder and president for the nine months ended September 30, 2007 and the year ended December 31, 2006 were $223,688 and $68,890, respectively.

MAKO TECHNOLOGIES, INC.

Notes to Financial Statements

NOTE 6          COMMITMENTS AND CONTINGENCIES

Litigation

Mako was sued by Torch Liquidating Trust seeking to recover alleged preferential payments made by the debtor, Torch Offshore, Inc., to Mako. Subsequent to the date of this report, a settlement was reached whereby the Torch Liquidating Trust has agreed to accept $10,000 in full and complete settlement of its claim. Torch Liquidating Trust currently holds a maritime lien claim of $17,950 which will be reduced by the aforementioned settlement with a net distribution to Mako of $7,950. The settlement distribution is shown on the balance sheet as “Other receivables.”

Rent of Principal Office

Mako leases office space under a five year operating lease which commenced in June 2006 and terminates on May 31, 2011, at $7,300 per month. Mako may renew this lease for two additional terms of five years upon the expiration of the initial term. Should this option be exercised, the base monthly rental shall be increased or decreased by the Consumer Price Index net change as of the starting date of any renewal term. Basic rent expense charged to operations through September 30, 2007 and during 2006 was $65,737 and $19,200, respectively. Payments made in 2006 in lieu of rental payments for leasehold improvements totaled $59,180.

Future minimum lease payments under the non-cancelable operating lease are as follows:

Year
2007	$87,600
2008	87,600
2009	87,600
2010	87,600
2011	36,500

MAKO TECHNOLOGIES, INC.

Notes to Financial Statements

NOTE 7          SUBSEQUENT EVENT

Merger with Deep Down, Inc.

Effective December 1, 2007 the shareholders of Mako entered into a purchase agreement with Deep Down, Inc., a Nevada corporation, to sell their shares of Mako for a total purchase price of $13,753,449.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the securities being registered hereby. Normal commission expenses and brokerage fees are payable individually by the Selling Shareholders. All amounts are estimated except the SEC registration fee.

	Amount
SEC registration fee	$1,280
Accounting fees and expenses	$60,000	*
Legal fees and expenses	$25,000	*
Blue Sky and related expenses	$15,000	*
Printing expenses	$-	*
Miscellaneous fees and expenses	$7,500	(1) *
Total	$108,780
_____________________________
(1) To be borne 100% by the Registrant.
* Estimated.

Item 14.  Indemnification of Directors and Officers.

The Company’s Amended and Restated Articles of Incorporation and Section 78.7502 of the Nevada Revised Statutes provide in relevant part that the Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if such person is not liable under Section 78.138 of the Nevada Revised Statutes or it is determined that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the Company, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the Company. Pursuant to the Company’s Bylaws and Section 78.751 of the Nevada Revised Statutes, any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnity has met the applicable standard of conduct.

Under the Company’s Amended and Restated Articles of Incorporation and Section 78.7502 of the Nevada Revised Statutes, where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred.

As permitted by Section 78.037 of the Nevada Revised Statutes, the Registrant's Amended and Restated Articles of Incorporation eliminate the liability of its directors and officers to the Registrant and its stockholders for damages for breach of fiduciary duty, except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes. To the extent that this provision limits the remedies of the Registrant and its stockholders to equitable remedies, it might reduce the likelihood of derivative litigation and discourage the Registrant's management or stockholders from initiating litigation against its directors or officers for breach of their fiduciary duties. Additionally, equitable remedies may not be effective in many situations.  If a stockholder's only remedy is to enjoin the completion of an action, such remedy would be ineffective if the stockholder does not become aware of a transaction or event until after it has been completed. In such a situation, it is possible that the Registrant and its stockholders would have no effective remedy against directors or officers.

The Registrant has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the Registrant, or that may arise out of their status as directors or officers of the Registrant, including liabilities under the federal and state securities laws.

The above discussion of the Nevada Revised Statutes and the Registrant's Amended and Restated Articles of Incorporation is not intended to be exhaustive and is qualified in its entirety by the Nevada Revised Statutes and such Articles.

At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. We are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

None

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description of Exhibit
1.1	Dahlman Underwriting Agreement (Exhibit 10.4 to our Quarterly Report on Form 10-Q, filed with the Commission on August 15, 2008, and incorporated herein by reference).
2.1
Agreement and Plan of Reorganization among MediQuip Holdings, Inc., Deep Down, Inc., and the majority shareholders of Deep Down, Inc. (incorporated by reference from Exhibit 2.1 to our Form 10-KSB/A filed with the Commission on May 1, 2008).

3.1
Articles of Incorporation of Deep Down, Inc. (conformed to include the amendment of the Articles of Incorporation filed with the Secretary of State of the State of Nevada on September 29, 2008) (incorporated by reference from Exhibit A to our Schedule 14C filed on August 15, 2008).

3.2	Amended and Restated ByLaws of Deep Down, Inc. (incorporated by reference from Exhibit B to our Schedule 14C filed on August 15, 2008).
3.3
Form of Certificate of Designations of Series D Redeemable Convertible Preferred Stock (incorporated herein by reference from Exhibit 3.4 to our Form 10-KSB/A filed with the Commission on May 1, 2008).

3.4
Form of Certificate of Designations of Series E Redeemable Exchangeable Preferred Stock (incorporated herein by reference from Exhibit 3.5 to our Form 10-KSB/A filed with the Commission on May 1, 2008).

3.5
Form of Certificate of Designations of Series F Redeemable Convertible Preferred Stock (incorporated herein by reference from Exhibit 3.6 to our Form 10-KSB/A filed with the Commission on May 1, 2008).

3.6
Form of Certificate of Designations of Series G Redeemable Exchangeable Preferred Stock (incorporated herein by reference from Exhibit 3.7 to our Form 10-KSB/A filed with the Commission on May 1, 2008).

4.1
Common Stock Purchase Warrant for 320,000 shares of common stock of Deep Down, Inc. issued to Dragonfly Capital Partners, LLC dated August 6, 2007 (incorporated herein by reference from Exhibit 4.2 to our Form 10-KSB filed with the Commission on April 1, 2008).

4.2
Common Stock Purchase Warrant for 118,812 shares of common stock of Deep Down, Inc. issued to Dragonfly Capital Partners, LLC dated January 4, 2008 (incorporated herein by reference from Exhibit 4.3 to our Form 10-KSB filed with the Commission on April 1, 2008).

4.3
Common Stock Purchase Warrant for 200,000 shares of common stock of Deep Down, Inc. issued to Subsea, LLC dated June 6, 2008 (incorporated herein by reference from Exhibit 4.1 to our Form 8-K/A (Amendment No. 2) filed with the Commission on June 9, 2008).

4.4
Registration Rights Agreement, dated August 6, 2007, among Deep Down, Inc. and Prospect Capital Corporation (incorporated herein by reference from Exhibit 4.4 to our Form 10-KSB/A filed with the Commission on May 1, 2008).

4.5	Private Placement Memorandum dated May 16, 2008 (incorporated herein by reference from Exhibit 20.1 to our Form 8-K/A (Amendment No. 2) filed with the Commission on June 9, 2008).
4.6
Amended and Restated Supplement No. 1 to Private Placement Memorandum, dated June 2, 2008 (incorporated herein by reference from Exhibit 4.6 to our Form S-1 Registration Statement (file no. 333-152435) filed with the Commission on July 21, 2008).

4.7
Purchase Agreement, dated June 2, 2008, among Deep Down, Inc., and the Purchasers named therein (incorporated herein by reference from Exhibit 10.1 to our Form 8-K/A (Amendment No. 2) filed with the Commission on June 9, 2008)

4.8	6% Subordinated Debenture of Deep Down, Inc. dated March 31, 2008 (incorporated herein by reference from Exhibit 4.1 to our Form 10-Q filed with the Commission on May 16, 2008)
4.9
Stock Option, Stock Warrant and Stock Award Plan (incorporated herein by reference from Exhibit 4.6 to our Form S-1 Registration Statement (file no. 333-152435) filed with the Commission on July 21, 2008)

4.10*	Certificate of Articles of Organization of Deep Down International Holdings, LLC (filed with the Secretary of State for the state of Nevada on February 3, 2009)
4.11*	Operating Agreement of Deep Down International Holdings, LLC, a Nevada limited liability company

5.1*	Opinion of Sonfield & Sonfield, counsel to the Company, as to the legality of the shares being registered
10.1
Credit Agreement, dated as of November 11, 2008, among Deep Down, Inc. as borrower and Whitney National Bank, as lender (incorporated herein by reference from Exhibit 10.1 to our Form 10-Q filed with the Commission on November 14, 2008).

10.2
First Amendment to Credit Agreement entered into as of December 18, 2008, among Deep Down, Inc. as borrower and Whitney National Bank, including the Guarantor’s Consent and Agreement as signed on behalf of ElectroWave USA, Inc., Flotation Technologies, Inc., Mako Technologies, LLC and Deep Down, Inc. (incorporated herein by reference from Exhibit 10.1 to our Form 8-K filed with the Commission on December 19, 2008).

10.3
Second Amendment to Credit Agreement entered into as of February 13, 2009, among Deep Down, Inc., as borrower, and Whitney National Bank, including the Guarantor’s Consent and Agreement as signed on behalf of ElectroWave USA, Inc., Flotation Technologies, Inc., Mako Technologies, LLC and Deep Down, Inc. (incorporated herein by reference from Exhibit 10.3 to our Form 10-K filed with the Commission on March 16, 2009).

10.4
Guaranty, dated as of November 11, 2008, by ElectroWave USA, Inc., Flotation Technologies, Inc., Mako Technologies, LLC and Deep Down, Inc. for the benefit of Whitney National Bank (incorporated herein by reference from Exhibit 10.2 to our Form 10-Q filed with the Commission on November 14, 2008).

10.5
Joinder to Guaranty dated as of February 13, 2009, by Deep Down International Holdings, LLC. (incorporated herein by reference from Exhibit 10.5 to our Form 10-K filed with the Commission on March 16, 2009).

10.6
Security Agreement, dated as of November 11, 2008, among Deep Down, Inc., ElectroWave USA, Inc., Flotation Technologies, Inc., Mako Technologies, LLC and Deep Down, Inc. for the benefit of Whitney National Bank (incorporated herein by reference from Exhibit 10.3 to our Form 10-Q filed with the Commission on November 14, 2008).

10.7
Joinder to Security Agreement dated as of February 13, 2009, by Deep Down International Holdings, LLC. (incorporated herein by reference from Exhibit 10.7 to our Form 10-K filed with the Commission on March 16, 2009).

10.8
Second Amendment to Security Agreement, dated as of February 13, 2009, by Deep Down, Inc., ElectroWave USA, Inc., Flotation Technologies, Inc., Mako Technologies, LLC and Deep Down, Inc. for the benefit of Whitney National Bank (incorporated herein by reference from Exhibit 10.3 to our Form 8-K filed with the Commission on December 19, 2008).

10.9
Term Note, dated December 18, 2008, executed by Deep Down, Inc. and paid to order to Whitney National Bank (incorporated herein by reference from Exhibit 10.2 to our Form 8-K filed with the Commission on December 19, 2008).

10.10
Consulting Agreement, dated as of August 6, 2007, between Deep Down, Inc. and Strategic Capital Services, Inc. regarding the services of Robert Chamberlain (incorporated herein by reference from Exhibit 10.1 to our Form 10-KSB filed with the Commission on April 1, 2008).

10.11
Employment Agreement, dated as of August 6, 2007, between Deep Down, Inc. and Ronald E. Smith (incorporated herein by reference from Exhibit 10.2 to our Form 10-KSB filed with the Commission on April 1, 2008).

10.12
Consulting Agreement, dated effective as of August 6, 2007, between Deep Down, Inc. and Eugene L. Butler & Associates regarding the services of Eugene L. Butler (incorporated herein by reference from Exhibit 10.3 to our Form 10-KSB filed with the Commission on April 1, 2008).

10.13
Agreement and Plan of Merger among Deep Down, Inc., Mako Technologies, LLC, Mako Technologies, Inc. and the shareholders of Mako Technologies, Inc. dated December 17, 2007 (incorporated herein by reference from Exhibit 2.1 to our Form 10-KSB filed with the Commission on April 1, 2008).

10.14
Agreement and Plan of Reorganization among Deep Down, Inc., ElectroWave (USA), Inc., a Nevada corporation, ElectroWave (USA) Inc., a Texas corporation, Pinemont IV, Martin L. Kershman and Ronald W. Nance (incorporated herein by reference from Exhibit 10.10 to our Form 10-KSB/A filed with the Commission on May 1, 2008).

10.15
Lease Agreement, dated September 1, 2006, between Deep Down, Inc., a Delaware corporation, as tenant, and JUMA, L.L.C. (incorporated herein by reference from Exhibit 10.4 to our Form 10-KSB filed with the Commission on April 1, 2008).

10.16
Lease Amendment and Extension Agreement, dated as of May 1, 2008, between Deep Down, Inc. a Delaware corporation, and JUMA, L.L.C. (incorporated herein by reference from Exhibit 10.8 to our Form 10-Q filed with the Commission on August 15, 2008)

10.17
Lease Agreement dated June 1, 2006, between Mako Technologies, Inc., as Lessee and Sutton Industries, as Lessor (incorporated herein by reference from Exhibit 10.12 to our Form 10-KSB/A filed with the Commission on May 1, 2008).

10.18
Office Building Lease dated November 24, 2008, between Deep Down, Inc. and A-K-S-L 49 Beltway 8, L.P. (incorporated herein by reference from Exhibit 10.18 to our Form 10-K filed with the Commission on March 16, 2009).

10.19
Stock Purchase Agreement, dated April 17, 2008, among Deep Down, Inc., Flotation Technologies, Inc. and the selling stockholders named therein (incorporated herein by reference from Exhibit 10.1 to our Form 8-K filed with the Commission on April 21, 2008).

10.20
Employment Agreement with David A. Capotosto, dated June 5, 2008 (incorporated herein by reference from Exhibit 4.6 to our Form S-1 Registration Statement (file no. 333-152435) filed with the Commission on July 21, 2008).

10.21†
Employment Agreement with Bradley M. Parro, dated May 1, 2008 (incorporated herein by reference from Exhibit 4.6 to our Form S-1 Registration Statement (file no. 333-152435) filed with the Commission on July 21, 2008).

10.22
Loan Agreement entered into as of February 13, 2009, by and among Flotation Technologies, Inc., Deep Down, Inc., and TD Bank, N.A. (incorporated herein by reference from Exhibit 10.22 to our Form 10-K filed with the Commission on March 16, 2009).

10.23
Mortgage and Security Agreement entered into as of February 13, 2009, by Flotation Technologies, Inc. in favor of TD Bank, N.A. (incorporated herein by reference from Exhibit 10.23 to our Form 10-K filed with the Commission on March 16, 2009).

10.24
Collateral Assignment of Leases and Rents entered into as of February 13, 2009, by Flotation Technologies, Inc. in favor of TD Bank, N.A. (incorporated herein by reference from Exhibit 10.24 to our Form 10-K filed with the Commission on March 16, 2009).

10.25
Commercial Note entered into as of February 13, 2009, by Flotation Technologies, Inc. in favor of TD Bank, N.A. (incorporated herein by reference from Exhibit 10.25 to our Form 10-K filed with the Commission on March 16, 2009).

10.26
Debt Subordination Agreement entered into as of February 13, 2009, by and among Flotation Technologies, Inc., Deep Down, Inc., and TD Bank, N.A. (incorporated herein by reference from Exhibit 10.26 to our Form 10-K filed with the Commission on March 16, 2009).

10.27
Environmental Indemnity Agreement entered as of February 13, 2009 in favor of TD Bank, N.A. (incorporated herein by reference from Exhibit 10.27 to our Form 10-K filed with the Commission on March 16, 2009).

21.1*	Subsidiary list
23.1*	Consent of Malone & Bailey, PC, Independent Registered Public Accounting Firm.
23.2*	Consent of Sonfield & Sonfield (included in Exhibit 5.1).
23.3*	Consent of Malone & Bailey, PC, Independent Registered Public Accounting Firm.
23.4*	Consent of Bruzgo & Kremer, LLC, Independent Public Accounting Firm.
23.5*	Consent of Malone & Bailey, PC, Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (set forth immediately following the registrant’s signatures to this report).

* Filed or furnished herewith.

  Item 17.                  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any Prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of Prospectus filed pursuant to 424(b) that is part of this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)
Each Prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed Prospectus was deemed part of and included in this registration statement; and

(B)
Each Prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of Prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that Prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or Prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or Prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(C)
If the registrant is subject to Rule 430C, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 9th day of April 2009.

DEEP DOWN, INC.

By:	/s/ Ronald E. Smith
Ronald E. Smith, President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Eugene L. Butler
Eugene L. Butler, Chief Financial Officer
(Principal Accounting Officer)

POWER OF ATTORNEY
KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RONALD E. SMITH and EUGENE L.BUTLER, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-1/A, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signatures	Title	Date

/s/Ronald E. Smith	President, Chief Executive Officer and Director	April 9, 2009
Ronald E. Smith	(Principal Executive Officer)

/s/ Eugene L. Butler	Chief Financial Officer and Director	April 9, 2009
Eugene L. Butler	(Principal Financial Officer and Principal Accounting Officer)

/s/ Robert E. Chamberlain, Jr.	Chairman of the Board,	April 9, 2009
Robert E. Chamberlain, Jr.	Chief Acquisition Officer and Director

/s/ Mary L. Budrunas	Corporate Secretary and Director	April 9, 2009
Mary L. Budrunas

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
1.1	Dahlman Underwriting Agreement (Exhibit 10.4 to our Quarterly Report on Form 10-Q, filed with the Commission on August 15, 2008, and incorporated herein by reference).
2.1
Agreement and Plan of Reorganization among MediQuip Holdings, Inc., Deep Down, Inc., and the majority shareholders of Deep Down, Inc. (incorporated by reference from Exhibit 2.1 to our Form 10-KSB/A filed with the Commission on May 1, 2008).

3.1
Articles of Incorporation of Deep Down, Inc. (conformed to include the amendment of the Articles of Incorporation filed with the Secretary of State of the State of Nevada on September 29, 2008) (incorporated by reference from Exhibit A to our Schedule 14C filed on August 15, 2008).

3.2	Amended and Restated ByLaws of Deep Down, Inc. (incorporated by reference from Exhibit B to our Schedule 14C filed on August 15, 2008).
3.3
Form of Certificate of Designations of Series D Redeemable Convertible Preferred Stock (incorporated herein by reference from Exhibit 3.4 to our Form 10-KSB/A filed with the Commission on May 1, 2008).

3.4
Form of Certificate of Designations of Series E Redeemable Exchangeable Preferred Stock (incorporated herein by reference from Exhibit 3.5 to our Form 10-KSB/A filed with the Commission on May 1, 2008).

3.5
Form of Certificate of Designations of Series F Redeemable Convertible Preferred Stock (incorporated herein by reference from Exhibit 3.6 to our Form 10-KSB/A filed with the Commission on May 1, 2008).

3.6
Form of Certificate of Designations of Series G Redeemable Exchangeable Preferred Stock (incorporated herein by reference from Exhibit 3.7 to our Form 10-KSB/A filed with the Commission on May 1, 2008).

4.1
Common Stock Purchase Warrant for 320,000 shares of common stock of Deep Down, Inc. issued to Dragonfly Capital Partners, LLC dated August 6, 2007 (incorporated herein by reference from Exhibit 4.2 to our Form 10-KSB filed with the Commission on April 1, 2008).

4.2
Common Stock Purchase Warrant for 118,812 shares of common stock of Deep Down, Inc. issued to Dragonfly Capital Partners, LLC dated January 4, 2008 (incorporated herein by reference from Exhibit 4.3 to our Form 10-KSB filed with the Commission on April 1, 2008).

4.3
Common Stock Purchase Warrant for 200,000 shares of common stock of Deep Down, Inc. issued to Subsea, LLC dated June 6, 2008 (incorporated herein by reference from Exhibit 4.1 to our Form 8-K/A (Amendment No. 2) filed with the Commission on June 9, 2008).

4.4
Registration Rights Agreement, dated August 6, 2007, among Deep Down, Inc. and Prospect Capital Corporation (incorporated herein by reference from Exhibit 4.4 to our Form 10-KSB/A filed with the Commission on May 1, 2008).

4.5	Private Placement Memorandum dated May 16, 2008 (incorporated herein by reference from Exhibit 20.1 to our Form 8-K/A (Amendment No. 2) filed with the Commission on June 9, 2008).
4.6
Amended and Restated Supplement No. 1 to Private Placement Memorandum, dated June 2, 2008 (incorporated herein by reference from Exhibit 4.6 to our Form S-1 Registration Statement (file no. 333-152435) filed with the Commission on July 21, 2008).

4.7
Purchase Agreement, dated June 2, 2008, among Deep Down, Inc., and the Purchasers named therein (incorporated herein by reference from Exhibit 10.1 to our Form 8-K/A (Amendment No. 2) filed with the Commission on June 9, 2008)

4.8	6% Subordinated Debenture of Deep Down, Inc. dated March 31, 2008 (incorporated herein by reference from Exhibit 4.1 to our Form 10-Q filed with the Commission on May 16, 2008)
4.9
Stock Option, Stock Warrant and Stock Award Plan (incorporated herein by reference from Exhibit 4.6 to our Form S-1 Registration Statement (file no. 333-152435) filed with the Commission on July 21, 2008)

4.10*	Certificate of Articles of Organization of Deep Down International Holdings, LLC (filed with the Secretary of State for the state of Nevada on February 3, 2009)

4.11*	Operating Agreement of Deep Down International Holdings, LLC, a Nevada limited liability company
5.1*	Opinion of Sonfield & Sonfield, counsel to the Company, as to the legality of the shares being registered
10.1
Credit Agreement, dated as of November 11, 2008, among Deep Down, Inc. as borrower and Whitney National Bank, as lender (incorporated herein by reference from Exhibit 10.1 to our Form 10-Q filed with the Commission on November 14, 2008).

10.2
First Amendment to Credit Agreement entered into as of December 18, 2008, among Deep Down, Inc. as borrower and Whitney National Bank, including the Guarantor’s Consent and Agreement as signed on behalf of ElectroWave USA, Inc., Flotation Technologies, Inc., Mako Technologies, LLC and Deep Down, Inc. (incorporated herein by reference from Exhibit 10.1 to our Form 8-K filed with the Commission on December 19, 2008).

10.3
Second Amendment to Credit Agreement entered into as of February 13, 2009, among Deep Down, Inc., as borrower, and Whitney National Bank, including the Guarantor’s Consent and Agreement as signed on behalf of ElectroWave USA, Inc., Flotation Technologies, Inc., Mako Technologies, LLC and Deep Down, Inc. (incorporated herein by reference from Exhibit 10.3 to our Form 10-K filed with the Commission on March 16, 2009).

10.4
Guaranty, dated as of November 11, 2008, by ElectroWave USA, Inc., Flotation Technologies, Inc., Mako Technologies, LLC and Deep Down, Inc. for the benefit of Whitney National Bank (incorporated herein by reference from Exhibit 10.2 to our Form 10-Q filed with the Commission on November 14, 2008).

10.5
Joinder to Guaranty dated as of February 13, 2009, by Deep Down International Holdings, LLC. (incorporated herein by reference from Exhibit 10.5 to our Form 10-K filed with the Commission on March 16, 2009).

10.6
Security Agreement, dated as of November 11, 2008, among Deep Down, Inc., ElectroWave USA, Inc., Flotation Technologies, Inc., Mako Technologies, LLC and Deep Down, Inc. for the benefit of Whitney National Bank (incorporated herein by reference from Exhibit 10.3 to our Form 10-Q filed with the Commission on November 14, 2008).

10.7
Joinder to Security Agreement dated as of February 13, 2009, by Deep Down International Holdings, LLC. (incorporated herein by reference from Exhibit 10.7 to our Form 10-K filed with the Commission on March 16, 2009).

10.8
Second Amendment to Security Agreement, dated as of February 13, 2009, by Deep Down, Inc., ElectroWave USA, Inc., Flotation Technologies, Inc., Mako Technologies, LLC and Deep Down, Inc. for the benefit of Whitney National Bank (incorporated herein by reference from Exhibit 10.3 to our Form 8-K filed with the Commission on December 19, 2008).

10.9
Term Note, dated December 18, 2008, executed by Deep Down, Inc. and paid to order to Whitney National Bank (incorporated herein by reference from Exhibit 10.2 to our Form 8-K filed with the Commission on December 19, 2008).

10.10
Consulting Agreement, dated as of August 6, 2007, between Deep Down, Inc. and Strategic Capital Services, Inc. regarding the services of Robert Chamberlain (incorporated herein by reference from Exhibit 10.1 to our Form 10-KSB filed with the Commission on April 1, 2008).

10.11
Employment Agreement, dated as of August 6, 2007, between Deep Down, Inc. and Ronald E. Smith (incorporated herein by reference from Exhibit 10.2 to our Form 10-KSB filed with the Commission on April 1, 2008).

10.12
Consulting Agreement, dated effective as of August 6, 2007, between Deep Down, Inc. and Eugene L. Butler & Associates regarding the services of Eugene L. Butler (incorporated herein by reference from Exhibit 10.3 to our Form 10-KSB filed with the Commission on April 1, 2008).

10.13
Agreement and Plan of Merger among Deep Down, Inc., Mako Technologies, LLC, Mako Technologies, Inc. and the shareholders of Mako Technologies, Inc. dated December 17, 2007 (incorporated herein by reference from Exhibit 2.1 to our Form 10-KSB filed with the Commission on April 1, 2008).

10.14
Agreement and Plan of Reorganization among Deep Down, Inc., ElectroWave (USA), Inc., a Nevada corporation, ElectroWave (USA) Inc., a Texas corporation, Pinemont IV, Martin L. Kershman and Ronald W. Nance (incorporated herein by reference from Exhibit 10.10 to our Form 10-KSB/A filed with the Commission on May 1, 2008).

10.15
Lease Agreement, dated September 1, 2006, between Deep Down, Inc., a Delaware corporation, as tenant, and JUMA, L.L.C. (incorporated herein by reference from Exhibit 10.4 to our Form 10-KSB filed with the Commission on April 1, 2008).

10.16
Lease Amendment and Extension Agreement, dated as of May 1, 2008, between Deep Down, Inc. a Delaware corporation, and JUMA, L.L.C. (incorporated herein by reference from Exhibit 10.8 to our Form 10-Q filed with the Commission on August 15, 2008).

10.17
Lease Agreement dated June 1, 2006, between Mako Technologies, Inc., as Lessee and Sutton Industries, as Lessor (incorporated herein by reference from Exhibit 10.12 to our Form 10-KSB/A filed with the Commission on May 1, 2008).

10.18
Office Building Lease dated November 24, 2008, between Deep Down, Inc. and A-K-S-L 49 Beltway 8, L.P. (incorporated herein by reference from Exhibit 10.18 to our Form 10-K filed with the Commission on March 16, 2009).

10.19
Stock Purchase Agreement, dated April 17, 2008, among Deep Down, Inc., Flotation Technologies, Inc. and the selling stockholders named therein (incorporated herein by reference from Exhibit 10.1 to our Form 8-K filed with the Commission on April 21, 2008).

10.20
Employment Agreement with David A. Capotosto, dated June 5, 2008 (incorporated herein by reference from Exhibit 4.6 to our Form S-1 Registration Statement (file no. 333-152435) filed with the Commission on July 21, 2008).

10.21†
Employment Agreement with Bradley M. Parro, dated May 1, 2008 (incorporated herein by reference from Exhibit 4.6 to our Form S-1 Registration Statement (file no. 333-152435) filed with the Commission on July 21, 2008).

10.22
Loan Agreement entered into as of February 13, 2009, by and among Flotation Technologies, Inc., Deep Down, Inc., and TD Bank, N.A. (incorporated herein by reference from Exhibit 10.22 to our Form 10-K filed with the Commission on March 16, 2009).

10.23
Mortgage and Security Agreement entered into as of February 13, 2009, by Flotation Technologies, Inc. in favor of TD Bank, N.A. (incorporated herein by reference from Exhibit 10.23 to our Form 10-K filed with the Commission on March 16, 2009).

10.24
Collateral Assignment of Leases and Rents entered into as of February 13, 2009, by Flotation Technologies, Inc. in favor of TD Bank, N.A. (incorporated herein by reference from Exhibit 10.24 to our Form 10-K filed with the Commission on March 16, 2009).

10.25
Commercial Note entered into as of February 13, 2009, by Flotation Technologies, Inc. in favor of TD Bank, N.A. (incorporated herein by reference from Exhibit 10.25 to our Form 10-K filed with the Commission on March 16, 2009).

10.26
Debt Subordination Agreement entered into as of February 13, 2009, by and among Flotation Technologies, Inc., Deep Down, Inc., and TD Bank, N.A. (incorporated herein by reference from Exhibit 10.26 to our Form 10-K filed with the Commission on March 16, 2009).

10.27
Environmental Indemnity Agreement entered as of February 13, 2009 in favor of TD Bank, N.A. (incorporated herein by reference from Exhibit 10.27 to our Form 10-K filed with the Commission on March 16, 2009).

21.1*	Subsidiary list
23.1*	Consent of Malone & Bailey, PC, Independent Registered Public Accounting Firm.
23.2*	Consent of Sonfield & Sonfield (included in Exhibit 5.1).
23.3*	Consent of Malone & Bailey, PC, Independent Registered Public Accounting Firm.
23.4*	Consent of Bruzgo & Kremer, LLC, Independent Public Accounting Firm.
23.5*	Consent of Malone & Bailey, PC, Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (set forth immediately following the registrant’s signatures to this report).

* Filed or furnished herewith.